                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration File No.: 333-64551


THE INFORMATION CONTAINED HEREIN IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS IS AN OFFER TO SELL THESE SECURITIES NOR IS IT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED MAY 13, 1999
           PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MARCH 25, 1999)


                                  $616,668,000
                                (APPROXIMATELY)

                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION V,
                                   DEPOSITOR

                 PAINE WEBBER REAL ESTATE SECURITIES INC. and
                     MERRILL LYNCH MORTGAGE CAPITAL INC.,
                             MORTGAGE LOAN SELLERS

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1

                               ----------------


[sidebar]
You should carefully consider the risk factors beginning on page S-22 of this Prospectus Supplement and on page 14 of the accompanying Prospectus.

Payments on the mortgage loans backing these securities represent the sole source of payment on these securities. These securities do not represent an interest in or an obligation of the Depositor or any of its affiliates.

Neither these securities nor the underlying Mortgage Loans are insured or guaranteed by the Depositor, either Underwriter, any governmental agency or any other person.

This Prospectus Supplement and the accompanying Prospectus relate only to the Offered Certificates. The Private Certificates are not offered by this document.
[end sidebar]

                                   THE TRUST:


o The Trust will primarily consist of a pool of conventional fixed rate, monthly pay mortgage loans.

o The Mortgage Loans are primarily secured by first priority liens on fee simple or leasehold interests in multifamily, retail, office, hospitality, industrial, credit tenant, health-care related, mixed use, mobile home park and self storage properties.

o Multifamily, retail, office, hospitality and industrial, properties will represent security for a material concentration of the Mortgage Loans included in the Trust.

THE CERTIFICATES:

o The Offered Certificates consist of the six Classes of pass-through Certificates described in the table below. The Offered Certificates are the only securities offered pursuant to this Prospectus Supplement and the accompanying Prospectus.

o Seven additional Classes of "Private Certificates" are also being issued by the Trust. The Private Certificates are not offered by this Prospectus Supplement.

o The Private Certificates are subordinate to the Offered Certificates, and each Class of Offered Certificates (other than the Class A Certificates and the Class X Certificates) is subordinate to each other Class of Offered Certificates that has an earlier alphabetical designation.

--------------------------------------------------------------------------------

                     Initial Class Certificate
                        Balance or Notional
                              Amount            Pass-Through
       Class                  (+/-5%)               Rate
-------------------------------------------------------------
Class A-1 .........      $  153,627,000               %
-------------------------------------------------------------
Class A-2 .........      $  357,327,000               %
-------------------------------------------------------------
Class X ...........      $  704,764,603(1)             (2)
-------------------------------------------------------------
Class B ...........      $   35,238,000               %(3)
-------------------------------------------------------------
Class C ...........      $   37,000,000               %(3)
-------------------------------------------------------------
Class D ...........      $   33,476,000               %(3)
-------------------------------------------------------------



                                                                         Anticipated
                                                                           Ratings
                         Assumed Final          Rated Final      ---------------------------
       Class         Distribution Date(4)   Distribution Date(5)  Moody's(6)   Fitch IBCA(7)
--------------------------------------------------------------------------------------------
Class A-1 .........   December 15, 2007    June 15, 2032              Aaa     AAA
--------------------------------------------------------------------------------------------
Class A-2 .........    April 15, 2009      June 15, 2032              Aaa     AAA
--------------------------------------------------------------------------------------------
Class X ...........   October 15, 2023     June 15, 2032              Aaa     AAA
--------------------------------------------------------------------------------------------
Class B ...........     May 15, 2009       June 15, 2032              Aa2     AA
--------------------------------------------------------------------------------------------
Class C ...........     June 15, 2009      June 15, 2032              A2      A
--------------------------------------------------------------------------------------------
Class D ...........   December 15, 2009    June 15, 2032             Baa2     BBB
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(footnotes to table appear on page S-2)



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE, ADEQUATE OR COMPLETE.

     We expect that PaineWebber Mortgage Acceptance Corporation V will sell the Offered Certificates to PaineWebber Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") on or about June 7, 1999 and that the Underwriters will sell the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
                               ----------------
PAINEWEBBER INCORPORATED                       MERRILL LYNCH & CO.
                               ----------------
                                       , 1999

SOUTH
DAKOTA
1 property
$2,228,908
0.32% of
total

WASHINGTON
2 properties
$11,047,648
1.57% of total

CALIFORNIA
13 properties
$51,491,340
7.31% of total

NEVADA
2 properties
$15,736,629
2.23% of
total

ARIZONA
7 properties
$28,086,100
3.99% of
total

NEW MEXICO
1 property
$9,170,484
1.30% of
total


COLORADO
1 property
$2,099,147
0.30% of
total


TEXAS
19 properties
$90,817,375
12.89% of
total


OKLAHOMA
2 properties
$2,609,089
0.37% of
total


MINNESOTA
6 properties
$27,887,748
3.96% of
total

WISCONSIN
2 properties
$ 8,387,448
1.19% of
total

ILLINOIS
8 properties
$11,968,978
1.70% of total

MICHIGAN
5 properties
$27,460,974
3.90% of total

INDIANA
2 properties
$ 6,289,120
0.89% of total

VERMONT
1 property
$ 5,962,720
0.85% of total

PENNSYLVANIA
5 properties
$14,274,883
2.03% of
total

OHIO
9 properties
$15,114,190
2.14% of
total

MARYLAND
6 properties
$83,501,308
11.85% of
total

VIRGINIA
2 properties
$ 9,944,159
1.41% of total

TENNESSEE
4 properties
$ 6,818,354
0.97% of
total

GEORGIA
10 properties
$19,924,665
2.83% of
total

LOUISIANA
3 properties
$ 3,819,487
0.54% of
total

MISSISSIPPI
2 properties
$ 4,547,719
0.65% of
total

ALABAMA
2 properties
$ 5,173,475
0.73% of
total

FLORIDA
23 properties
$55,038,335
7.81% of
total

KANSAS
1 property
$ 1,447,974
0.21% of
total

NEW
HAMPSHIRE
2 properties
$13,387,211
1.90% of
total

MASSACHUSETTS
8 properties
$ 9,093,868
1.29% of
total

CONNECTICUT
1 property
$ 2,756,214
0.39% of
total

NEW YORK
14 properties
$48,366,192
6.86% of
total

NEW JERSEY
14 properties
$52,966,816
7.52% of
total

DISTRICT OF
COLUMBIA
1 property
$ 3,819,352
0.54% of
total

NORTH
CAROLINA
8 properties
$24,173,118
3.43% of
total

SOUTH
CAROLINA
5 Properties
$20,688,973
2.94% of
total

PUERTO RICO
1 property
$ 8,664,604
1.23% of
total

(less than) 1.00% of Cut-Off Allocated Loan Amount          [        ]
1.00 - 5.99% of Cut-Off Date Allocated Loan Amount          [        ]
6.00 - 9.99% of Cut-Off Date Allocated Loan Amount          [        ]
(greater than) 9.99% of Cut-Off Date Allocated Loan Amount  [        ]

Footnotes to the Table on the Cover Page of the Prospectus Supplement

(1) The Class X Certificates are interest-only Certificates. Class X Certificateholders will not receive any principal. However, they will be entitled to receive interest that accrues on a notional amount (the "Notional Amount") equal to the aggregate of the Stated Principal Balances of the Mortgage Loans determined as described herein from time to time.

(2) The Class X Pass-Through Rate with respect to any Distribution Date shall be equal to the excess, if any, of (i) the weighted average for such Distribution Date of the Mortgage Rates of the Mortgage Loans net of the related servicing fee rate, over (ii) the weighted average of the Pass-Through Rates of the other Classes of Certificates for such Distribution Date, as more fully described herein.

(3) The Pass-Through Rate of each Class of the Class B, Class C and Class D Certificates for any Distribution Date will equal the lesser of (i) the indicated fixed rate per annum for such Class and (ii) the weighted average for such Distribution Date of the Mortgage Rates of the Mortgage Loans, net of the related servicing fee rate, as more fully described in "Description of the Certificates--General" herein.

(4) The Assumed Final Distribution Dates set forth above have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein.

(5) The Rated Final Distribution Date is the first Distribution Date after the 36th month following the end of the amortization term of the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

(6)   Moody's Investors Service, Inc. ("Moody's").

(7)   Fitch IBCA, Inc. ("Fitch IBCA").


             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     In this Prospectus Supplement, the terms "Depositor", "we", "us" and "our" refer to PaineWebber Mortgage Acceptance Corporation V.

     We tell you about the Offered Certificates in two separate documents that progressively provide more detail. These documents are:

     o the Prospectus, which provides general information, some of which may not apply to a particular series of Certificates, including your series; and

     o this Prospectus Supplement, which describes the specific terms of your series of Certificates.

     IF WE DESCRIBE TERMS OF THE OFFERED CERTIFICATES DIFFERENTLY IN THIS PROSPECTUS SUPPLEMENT THAN WE DO IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT RATHER THAN ON THE MORE GENERAL INFORMATION IN THE PROSPECTUS. HOWEVER, YOU SHOULD CAREFULLY REVIEW THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TOGETHER, BECAUSE NEITHER ONE BY ITSELF PROVIDES COMPLETE INFORMATION ABOUT THE OFFERED CERTIFICATES.

     This Prospectus Supplement and the Prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this Prospectus Supplement and the Prospectus identify the pages where these cross-referenced sections are located.

     THE PHOTOGRAPHS OF THE MORTGAGED PROPERTIES INCLUDED IN THIS PROSPECTUS SUPPLEMENT ARE NOT REPRESENTATIVE OF ALL OF THE MORTGAGED PROPERTIES OR OF ANY PARTICULAR TYPE OF MORTGAGED PROPERTY.

     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this Prospectus Supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control, that could cause actual results to differ materially from what we think they will be. Any forward-looking statements in this Prospectus Supplement speak only as of the date of this Prospectus Supplement. We do not assume any responsibility to update or review any forward-looking statement contained in this Prospectus Supplement to reflect any change in our expectation with respect to the subject of such forward-looking statement or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.

     In this Prospectus Supplement and the Prospectus we use capitalized terms to refer to many concepts which are referenced under the caption "Index of Significant Definitions" beginning on page S-127 in this Prospectus Supplement and under the caption "Index of Principal Definitions" beginning on page 14 in the Prospectus.

                               TABLE OF CONTENTS




                                              PAGE
                                             ------
SUMMARY OF STRUCTURE .....................   S-4
   Overview of Series 1999-C1
      Certificates .......................   S-4
   Summary of Subordination Levels........   S-5
SUMMARY OF TERMS .........................   S-6
RISK FACTORS .............................   S-22
   Risks Relating to the Offered
      Certificates .......................   S-22
   Risks Related to the Mortgage
      Loans ..............................   S-25
DESCRIPTION OF THE
   MORTGAGE POOL .........................   S-41
   General ...............................   S-41
   Certain Terms and Conditions of
      the Mortgage Loans .................   S-42
   Additional Mortgage Loan
      Information ........................   S-51
   Ten Largest Mortgage Loans ............   S-62
   Underwritten Net Cash Flow ............   S-64
   Assessments of Property Condition         S-66
   The Mortgage Loan Sellers .............   S-66
   PWRES' Underwriting Standards .........   S-67
   MLMC's Underwriting Standards .........   S-69
   Representations and Warranties;
      Repurchases ........................   S-71
DESCRIPTION OF THE
   CERTIFICATES ..........................   S-77
   General ...............................   S-77
   Book-Entry Registration and
      Definitive Certificates ............   S-78
   Distributions .........................   S-79
   Allocation of Prepayment
      Premiums and Yield
      Maintenance Charges ................   S-86
   Subordination; Allocation of
      Collateral Support Deficit .........   S-87
   Advances ..............................   S-89
   Appraisal Reductions ..................   S-90
   Reports to Certificateholders;
      Certain Available Information ......   S-91
   Voting Rights .........................   S-96
   Termination; Retirement of
      Certificates .......................   S-96



                                              PAGE
                                             ------
   The Trustee ...........................   S-97
   Fiscal Agent ..........................   S-98
   Paying Agent, Certificate Registrar
      and Authenticating Agent ...........   S-98
YIELD AND MATURITY
   CONSIDERATIONS ........................   S-99
   Yield Considerations ..................   S-99
   Weighted Average Life .................   S-101
SERVICING OF THE
   MORTGAGE LOANS ........................   S-105
   General ...............................   S-105
   The Master Servicer ...................   S-107
   The Special Servicer ..................   S-107
   Servicing and Other Compensation
      and Payment of Expenses ............   S-108
   Maintenance of Insurance ..............   S-109
   Modifications, Waiver and
      Amendments .........................   S-110
   Realization Upon Defaulted
      Mortgage Loans .....................   S-112
   Inspections; Collection of
      Operating Information ..............   S-114
   Certain Matters Regarding the
      Master Servicer, the Special
      Servicer and the Depositor .........   S-115
   Events of Default .....................   S-116
   Rights Upon Event of Default ..........   S-117
   Amendment .............................   S-117
CERTAIN FEDERAL INCOME
   TAX CONSEQUENCES ......................   S-118
METHOD OF DISTRIBUTION ...................   S-120
LEGAL MATTERS ............................   S-121
RATINGS ..................................   S-121
LEGAL INVESTMENT
   CONSIDERATIONS ........................   S-122
ERISA CONSIDERATIONS .....................   S-122
Index of Principal Definitions ...........   S-125
Annex A-1 -- Certain Characteristics
   of the Mortgage Loans .................   A-1
Annex A-2 -- Credit Tenant Loans .........   A-2
Annex B -- Servicer Reports ..............   B
Annex C -- Interest Reserve Loans ........   C

                             SUMMARY OF STRUCTURE

     This summary highlights selected information contained in this document and does not contain all of the information that you need to consider in deciding whether to buy any Class of Offered Certificates. To understand all of the terms of the Offered Certificates, you should read this entire Prospectus Supplement and the Prospectus with care.


OVERVIEW OF SERIES 1999-C1 CERTIFICATES:


                                    INITIAL
                                   AGGREGATE                                                  WEIGHTED
              RATINGS             CERTIFICATE                                                 AVERAGE     PRINCIPAL OR
         -----------------         BALANCE OR                  PASS-THROUGH                     LIFE        NOTIONAL
         MOODY'S     FITCH          NOTIONAL          % OF         RATE       PASS-THROUGH    (APPROX.       AMOUNT
 CLASS     (1)     IBCA (2)        AMOUNT (3)         TOTAL     DESCRIPTION       RATE       YEARS) (7)    WINDOW (7)
  Senior Classes
  A-1   Aaa       AAA           $  153,627,000         21.80      Fixed            %             5.32    7/1999-12/2007
  A-2   Aaa       AAA           $  357,327,000         50.70      Fixed            %             9.27   12/2007- 4/2009
  X     Aaa       AAA           $  704,764,603(4)     N/A       Variable            (6)          9.24    7/1999-10/2023
  Subordinated Classes
  B     Aa2       AA            $   35,238,000          5.00    Fixed (5)          %             9.86    4/2009- 5/2009
  C     A2        A             $   37,000,000          5.25    Fixed (5)          %             9.94    5/2009- 6/2009
  D     Baa2      BBB           $   33,476,000          4.75    Fixed (5)          %            10.14    6/2009-12/2009
  E     Baa3      BBB-          $    8,809,000          1.25    Fixed (5)          %            10.73   12/2009-10/2010
  F     Ba2       NR (8)        $   35,238,000          5.00    Fixed (5)          %            12.52   10/2010-10/2013
  G     B2        NR (8)        $   24,666,000          3.50    Fixed (5)          %            16.08   10/2013-10/2017
  H     B3        NR (8)        $    7,400,000          1.05    Fixed (5)          %            18.86   10/2017- 6/2018
  I     NR (8)    NR (8)        $   11,983,603          1.70    Fixed (5)          %            21.29    6/2018-10/2023
  Residual Classes
  R     N/A       N/A                N/A              N/A          N/A           N/A            N/A     N/A
  LR    N/A       N/A                N/A              N/A          N/A           N/A            N/A     N/A

(1)   Moody's Investors Service, Inc. ("Moody's").

(2)   Fitch IBCA, Inc. ("Fitch IBCA")

(3)   Subject to a permitted variance of plus or minus 5%.

(4) The Class X Certificates are interest-only Certificates. Class X Certificateholders will not receive any principal. However, they will be entitled to receive interest that accrues on a notional amount (the "Notional Amount") equal to the aggregate of the Stated Principal Balances of the Mortgage Loans determined as described herein from time to time.

(5) The Pass-Through Rates of each Class of Certificates (other than Class A-1, Class A-2, Class X and the Residual Classes) with respect to any Distribution Date shall be the lesser of (i) the indicated fixed rate per annum for such Class and (ii) the weighted average, for such Distribution Date, of the Mortgage Rates of the Mortgage Loans, net of the related Servicing Fee Rate, as more fully described in "Description of the Certificates--General."

(6) The Class X Pass-Through Rate with respect to any Distribution Date shall be equal to the excess, if any, of (i) the weighted average for such Distribution Date of the Mortgage Rates of the Mortgage Loans, net of the related Servicing Fee Rate, over (ii) the weighted average, for such Distribution Date, of the Pass-Through Rates of the other Classes of Certificates, as more fully described herein in "Description of the Certificates--General." The initial Pass-Through Rate of the Class X
      Certificates will be approximately     %.

(7) The weighted average life and the period during which distributions of principal (or, for the Class X Certificates, reductions in the Notional Amount) will occur have been calculated using assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" herein and assuming that there are no extensions of Stated Maturity Dates, delinquencies, losses or prepayments (other than with respect to the ARD Loans, which are assumed to prepay on their respective Anticipated Repayment Dates).

(8)   Not Rated.

                       SUMMARY OF SUBORDINATION LEVELS:


     Credit support for certain Classes of Certificates is provided by:


     o the sequential payment of interest and principal to the Certificates in alphabetical order (other than to the Class X Certificates, which are pari passu with the Class A Certificates in respect of interest), and


     o the allocation of losses, certain shortfalls and other reductions of the assets of the Trust in reverse alphabetical order. The Notional Amount of the Class X Certificates will be reduced by distributions of principal on, and allocations of losses and other reductions of the assets of the Trust to, any other Class of Certificates.


     The following chart summarizes the protection afforded to each Class of Certificates by the initial principal amount of other Classes that are subordinated to such Class.



                                                                                              CLASS SIZE AS A
                                       PRINCIPAL AND      INITIAL            RATINGS            PERCENTAGE
 APPROXIMATE INITIAL   INTEREST-ONLY      INTEREST      CERTIFICATE    --------------------   OF INITIAL POOL
    CREDIT SUPPORT      CERTIFICATES    CERTIFICATES      BALANCE      MOODY'S   FITCH IBCA     BALANCE (1)
     27.50%                           Class A-1        $153,627,000     Aaa         AAA      21.80%
     27.50%                           Class A-2        $357,327,000     Aaa         AAA      50.70%
     22.50%                           Class B          $ 35,238,000     Aa2         AA        5.00%
     17.25%                           Class C          $ 37,000,000      A2          A        5.25%
                      Class X
     12.50%                           Class D          $ 33,476,000     Baa2        BBB       4.75%

     11.25%                           Class E          $  8,809,000     Baa3       BBB-       1.25%
                      (Aaa/AAA)
      6.25%                           Class F          $ 35,238,000     Ba2       NR (2)      5.00%

      2.75%                           Class G          $ 24,666,000      B2       NR (2)      3.50%

      1.70%                           Class H          $  7,400,000      B3       NR (2)      1.05%

      0.00%                           Class I          $ 11,983,603    NR (2)     NR (2)      1.70%

 (1) Initial Pool Balance means the aggregate of the Stated Principal Balances of the Mortgage Loans
     on the Cut-off Date.
 (2) NR=Not Rated

                                SUMMARY OF TERMS

     This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decisions. To understand all of the terms of the offering of the Offered Certificates, you should read this entire document and the accompanying Prospectus carefully.


RELEVANT PARTIES


The Depositor...............   PaineWebber Mortgage Acceptance Corporation V,
                               a Delaware corporation, as depositor (the
                               "Depositor", "we" or "us"), is forming a trust
                               (the "Trust") that will issue the Commercial
                               Mortgage Pass-Through Certificates, Series
                               1999-C1.

                               The primary assets of the Trust (the "Trust
                               Assets") are the mortgage loans (the "Mortgage Loans"), which we describe in this Prospectus Supplement under "--The Mortgage Pool" and "Description of the Mortgage Pool." We are a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. We are an affiliate of PaineWebber Incorporated, one of the Underwriters, and of Paine Webber Real Estate Securities Inc., one of the Mortgage Loan Sellers. Our address is 1285 Avenue of the Americas, New York, New York 10019. Our telephone number is (212) 713-7900.


Master Servicer.............   Banc One Mortgage Capital Markets, LLC, a
                               Delaware limited liability company, will be the master servicer of the Mortgage Loans for the Certificateholders.


Special Servicer............   Banc One Mortgage Capital Markets, LLC will be
                               the special servicer of the Mortgage Loans for the Certificateholders. We anticipate that Banc
                               One Mortgage Capital Markets, LLC will be purchasing all of the Private Certificates other than the Class R and Class LR Certificates.


Trustee.....................   LaSalle Bank National Association, a national
                               banking association, is the trustee for the Certificateholders.


Fiscal Agent................   ABN AMRO Bank N.V., a Netherlands banking
                               corporation, is the fiscal agent for the Certificateholders and the indirect corporate parent of the Trustee.


The Mortgage Loan Sellers...   We expect to purchase the Mortgage Loans from
                               Paine Webber Real Estate Securities Inc., a
                               Delaware corporation ("PWRES") and Merrill Lynch
                               Mortgage Capital Inc., a Delaware corporation
                               ("MLMC"). We refer to PWRES and MLMC as the "Mortgage Loan Sellers." PWRES is an affiliate of the Depositor and of PaineWebber Incorporated, one of the Underwriters. MLMC is an affiliate of Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated, one of the Underwriters. For more information about each of the Mortgage Loan
                               Sellers, see "Description of the Mortgage
                               Pool--The Mortgage Loan Sellers" in this
                               Prospectus Supplement.

                        % OF INITIAL
 MORTGAGE LOAN SELLER   POOL BALANCE   NUMBER OF MORTGAGE LOANS
---------------------- -------------- -------------------------
  PWRES                     66.35%               143
  MLMC                      33.65%                34

Underwriters................   PaineWebber Incorporated and Merrill Lynch,
                               Pierce, Fenner & Smith Incorporated. See "Method of Distribution" in this Prospectus Supplement.

RELEVANT DATES AND PERIODS


Closing Date................   We expect to deliver the Offered Certificates
                               on or about June 7, 1999.


Cut-off Date................   June 1, 1999, except that with respect to one
                               Mortgage Loan, the Cut-off Date is June 5, 1999.
                               All payments on any Mortgage Loan that are due on or before its Cut-off Date, whenever received, are not included in the Trust Assets.


Distribution Date...........   The 15th day of each month or, if such 15th day
                               is not a business day, the business day
                               immediately following such 15th day, commencing in July 1999.


Interest Accrual Period.....   With respect to each Distribution Date, the
                               calendar month preceding the month in which such Distribution Date occurs.


Record Date.................   With respect to each Distribution Date, the
                               last business day of the month preceding the month in which that Distribution Date occurs.


Assumed Final
 Distribution Date...........  We expect that the final distribution on each
                               Class of Offered Certificates will be made on the following dates (which we refer to as the related "Assumed Final Distribution Dates"), assuming that there are no prepayments (other than with respect to ARD Loans, which we assume will prepay on their respective Anticipated Repayment Dates), defaults, delinquencies or modifications with respect to the Mortgage Loans after June 1, 1999:




                         ASSUMED FINAL
  CLASS DESIGNATION    DISTRIBUTION DATE
--------------------- ------------------
  Class A-1 ......... December 15, 2007
  Class A-2 ......... April 15, 2009
  Class X ........... October 15, 2023
  Class B ........... May 15, 2009
  Class C ........... June 15, 2009
  Class D ........... December 15, 2009

Rated Final
 Distribution Date...........  June 15, 2032, which is the first Distribution
                               Date after the 36th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. Moody's and Fitch IBCA have indicated that their ratings of the Offered Certificates address the likelihood of timely payment of interest and ultimate payment of principal amounts due to Certificateholders on or before the Rated Final Distribution Date and not any other date.


OFFERED CERTIFICATES


General.....................   The following six classes of Commercial
                               Mortgage Pass-Through Certificates
                               (collectively, the "Offered Certificates") are being offered by this Prospectus Supplement as part of Series 1999-C1:

                                         o  Class A-1
                                         o  Class A-2
                                         o  Class X
                                         o  Class B
                                         o  Class C
                                         o  Class D

                               Series 1999-C1 will consist of a total of 13 classes, the following 7 of which are not being offered through this Prospectus Supplement and the accompanying Prospectus: Class E, Class F, Class G, Class H, Class I, Class R and Class LR (collectively, the "Private Certificates"; we refer to the Class R and Class LR Certificates as the "Residual Certificates"). We refer to the Offered Certificates and the Private Certificates collectively as the "Series 1999-C1 Certificates" or the "Certificates."

                               The Certificates will represent beneficial ownership interests in the Trust created by PaineWebber Mortgage Acceptance Corporation V. The Trust's primary assets will be 177 Mortgage Loans secured by first liens on commercial and multifamily properties.


Certificate Principal Amount or
  Notional Amount...........   Each Class of Offered Certificates will have
                               the approximate aggregate initial principal balance or notional amount set forth below, subject to a variance of plus or minus 5%:



  Class A-1 .........  $153,627,000   Principal Balance
  Class A-2 .........  $357,327,000   Principal Balance
  Class X ...........  $704,764,603   Notional Amount
  Class B ...........  $ 35,238,000   Principal Balance
  Class C ...........  $ 37,000,000   Principal Balance
  Class D ...........  $ 33,476,000   Principal Balance

                               The notional amount of the Class X Certificates will be equal to 100% of the aggregate Stated Principal Balance of the Mortgage Loans outstanding from time to time.

Pass-Through Rates..........   Your certificates will accrue interest at an
                               annual rate called a "Pass-Through Rate", which is set forth below:

  Class A-1 .........      %
  Class A-2 .........      %
  Class X ...........   The excess, if any of (i) the Weighted
                        Average Net Mortgage Rate over
                        (ii) the weighted average of the
                        Pass-Through Rates of the other
                        Certificates (other than Classes R
                        and LR), weighted on the basis of
                        their respective Certificate Balances.
  Class B ...........      %, but not in excess of the
                        Weighted Average Net Mortgage
                        Rate.
  Class C ...........      %, but not in excess of the
                        Weighted Average Net Mortgage
                        Rate.
  Class D ...........      %, but not in excess of the
                        Weighted Average Net Mortgage
                        Rate.

                               The Class X Certificates will receive interest only; they will not be entitled to distributions of principal. Interest on the Certificates will be calculated based on a 360-day year consisting of twelve 30-day months (i.e., a 30/360 basis).


                               The "Weighted Average Net Mortgage Rate" for a particular Distribution Date is the weighted average of the interest rates of the Mortgage Loans minus the related Servicing Fee Rates, weighted on the basis of the Stated Principal Balances of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date). See "Description of the Certificates--Distributions" in this Prospectus Supplement for a more precise description of how we calculate the Pass-Through Rates on the Certificates.


                               For purposes of calculating the Weighted Average Net Mortgage Rate, (1) the interest rates of the Mortgage Loans will not reflect any default interest rate or any rate increase occurring after an Anticipated Repayment Date, (2) the interest rates of the Mortgage Loans will be determined without regard to any loan modifications agreed to by the Master Servicer or the Special Servicer or resulting from the borrower's bankruptcy or insolvency and (3) if a Mortgage Loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month. See "Description of the
                               Certificates--Distributions--Priority" in this
                               Prospectus Supplement for a more precise definition of the term "Weighted Average Net Mortgage Rate."

Distributions
 A. Amount and Order of
    Distributions...........   On each Distribution Date, the Available
                               Distribution Amount (as defined below) from the Mortgage Loans, will be distributed in the following amounts and order of priority:

                               Step 1/Class A and Class X: To interest on
                               Classes A-1 and A-2 and Class X, pro rata, in accordance with their interest entitlements.


                               Step 2/Class A: To the extent of funds available for principal, as principal to Classes A-1 and A-2, in that order, until reduced to zero. If each Class of certificates other than Class A has been reduced to zero, funds available for principal will be distributed to Classes A-1 and A-2, pro rata, rather than sequentially.


                               Step 3/Class A: To reimburse Classes A-1 and
                               A-2, pro rata, for any previously unreimbursed losses on the Mortgage Loans allocable to principal that were previously borne by those classes.


                               Step 4/Class B: To Class B in this order: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, as principal to Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that Class, together with interest.


                               Step 5/Class C: To Class C in a manner analogous to the Class B allocations of Step 4.


                               Step 6/Class D: To Class D in a manner analogous to the Class B allocations of Step 4.


                               Step 7/Private Certificates: To each Class of Private Certificates (other than the Residual Certificates), in the amounts and order of priority described in "Description of the Certificates--Distributions" in this Prospectus Supplement, in each case in a manner analogous to the Class B allocations of Step 4, and then to the Residual Certificates.


                               The "Available Distribution Amount" with respect to any Distribution Date will generally be an amount equal to:

                                o the scheduled monthly payments due on the Mortgage Loans in the month in which such Distribution Date occurs and received or advanced by the Master Servicer, Trustee or Fiscal Agent with respect to such Distribution Date;

                               plus


                                o  all Balloon Payments and Insurance and
                                   Condemnation Proceeds, Liquidation Proceeds, and other voluntary and involuntary principal prepayments (excluding any Yield Maintenance Charges or Prepayment Premiums paid by borrowers in connection with such prepayment) and unscheduled collections on the Mortgage Loans, in each case to the extent actually received during the one month period ending on the related Due Date for each Mortgage Loan (the "Due Period"), together with any accompanying payments of interest;


                               minus


                                o expenses of the Trust (which include fees payable to, and may include indemnity payments reimbursable to, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent).


                               A more detailed description of the Available
                               Distribution Amount is provided herein under "Description of the
                               Certificates--Distributions--Available
                               Distribution Amount."

 B. Interest and Principal
   Entitlements.............   On each Distribution Date each Class is
                               generally entitled, subject to the priority of payments, to receive interest accrued on its Certificate Balance or Notional Amount at the applicable Pass-Through Rate during the month preceding the month in which that Distribution
                               Date occurs. We describe each Class's interest entitlement in "Description of the Certificates--
                               Distributions" in this Prospectus Supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a Distribution Date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal balance or notional amount. We call this type of shortfall a "Prepayment Interest Shortfall."


                               The amount of principal required to be
                               distributed to the Classes entitled to principal on a particular Distribution Date also can be found in "Description of the Certificates-- Distributions" in this Prospectus Supplement.

 C. Prepayment Premiums and Yield
   Maintenance Charges......   In certain circumstances, a borrower that
                               voluntarily prepays a Mortgage Loan may be required to make an additional payment intended to compensate the lender for the adverse effect that the prepayment has on the lender's anticipated yield on the related Mortgage Loan.
                               We call these additional payments "Prepayment
                               Premiums" and "Yield Maintenance Charges," and we describe the circumstances under which they must be paid under "--The Mortgage Pool" and "Description of the Mortgage Pool."


                               We describe the manner in which any Prepayment Premiums and Yield Maintenance Charges received during a particular Due Period will be allocated to the Class X Certificates, on the one hand, and to certain Classes of Certificates entitled to distributions of principal, on the other hand, in "Description of the Certificates--Distributions" in this Prospectus Supplement.

Advances of Principal and Interest
  A. General................   The Master Servicer is required to make an
                               advance (each, a "P&I Advance") of delinquent monthly mortgage loan payments, if it determines that the amount of the P&I Advance will be recoverable. P&I Advances will generally equal the delinquent portion of the monthly mortgage loan payment (less the Servicing Fee on such Mortgage Loan). The Master Servicer will not be required to advance interest in excess of a loan's regular interest rate (such as any default rate or any rate increase after an Anticipated
                               Repayment Date). The Master Servicer also is not required to advance Prepayment Premiums, Yield
                               Maintenance Charges or the portion of any Prepayment Interest Shortfalls not offset by the portion of the Servicing Fee that represents compensation to the Master Servicer.


                               The Master Servicer will not be required to advance the amount of any balloon payments. If a borrower fails to pay amounts due on the Stated Maturity Date of a Mortgage Loan, the Master Servicer will be required (subject to a determination of recoverability) on and after such date and until final liquidation of such Mortgage Loan, to advance only an amount equal to the interest and principal portion of the monthly debt service payment due on that Mortgage Loan immediately prior to the Stated Maturity Date (less the Servicing Fee on such Mortgage Loan) to the extent not received.


                               If the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make the P&I Advance. If the Trustee fails to make such P&I Advance, the Fiscal Agent will be required to make such P&I Advance. Any such obligation to make a P&I Advance will also be subject to a determination of recoverability.


                               P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Certificateholders and are not intended to guarantee or insure against losses. P&I Advances, and any other advance, which cannot be reimbursed out of collections on, or in respect of, the specific Mortgage Loans with respect to which they were made will be reimbursed directly from any other collections on the Mortgage Loans as provided in this Prospectus Supplement. The Master Servicer, the Trustee or the Fiscal Agent, as the case may be, will be entitled to interest on any advances made, such interest accruing at the rate and payable under the circumstances described herein. The accrual of interest on P&I Advances may cause losses to be borne by Certificateholders in the priority specified in this Prospectus Supplement.

                               For a more detailed discussion of advances, See "Description of the Certificates--Advances" in this Prospectus Supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Agreements--Certificate Account" in the Prospectus.

 B. Appraisal
 Reduction Events............  Certain adverse events affecting a Mortgage Loan may require the Special Servicer to obtain a new appraisal of the related Mortgaged Property. Based on the new appraisal, it may be necessary to calculate the amount of an "Appraisal Reduction." The amount required to be advanced in respect of a Mortgage Loan that has been subject to an Appraisal Reduction will be reduced so that the Master Servicer will not be required to advance interest in respect of the Appraisal Reduction (as described in this Prospectus Supplement). Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate Class or Classes of Certificates then outstanding. See "Description of the Certificates--Appraisal Reductions" in this Prospectus Supplement.


Subordination
 A. General.................   The chart below describes the manner in which
                               the rights of various Classes will be senior to the rights of other Classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which Mortgage Loan losses are allocated is depicted in ascending order.

                         Class A-1, Class A-2, Class X

                                    Class B

                                    Class C

                                    Class D

                                    Class E

                                    Class F

                                    Class G

                                    Class H

                                    Class I

                               NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                               AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE OFFERED CERTIFICATES.


                               For a more detailed description of subordination and credit enhancement, see "Summary of Structure--Summary of Subordination Levels" and "Description of the Certificates--Subordination" in this Prospectus Supplement.


 B. Shortfalls in
 Available Funds.............  The following types of shortfalls in available funds will be allocated in the same manner as Mortgage Loan losses: (i) shortfalls resulting from additional compensation (other than the Servicing Fee) which the Master Servicer or Special Servicer is entitled to receive; (ii) shortfalls resulting from interest on Advances made by the Master Servicer, the Trustee or the Fiscal Agent (to the extent not covered by Default Interest and other Penalty Charges paid by the related borrower); (iii) shortfalls resulting from extraordinary expenses of the Trust; and (iv) shortfalls resulting from a loan modification agreed to by the Master Servicer or the Special Servicer or from a reduction of a Mortgage Loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the Trust.

                               However, shortfalls in Mortgage Loan interest as a result of the timing of prepayments (net of the Servicing Fee payable on the related Distribution Date) will be allocated to each Class of Certificates, pro rata, based upon their respective interest entitlements. See "Description of the Certificates--Distributions" in this Prospectus Supplement.


THE MORTGAGE POOL


Characteristics of the Mortgage Pool
  A. General................   We provide a more complete description of the
                               Mortgage Loans and the Mortgaged Properties in the following sections of this Prospectus
                               Supplement:

                                o  "Description of the Mortgage Pool";
                                o "Risk Factors--Risks Related to the Mortgage Loans";
                                o  "Annex A-1--Certain Characteristics of the
                                    Mortgage Loans;"
                                o  "Annex A-2--Credit Tenant Loans."


                               All numerical information provided in this Prospectus Supplement with respect to the Mortgage Loans is approximate.

                               All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by the unpaid principal balance of the Mortgage Loans as of the Cut-off Date. Where a Mortgage Loan is secured by multiple Mortgaged Properties that have separately allocated loan amounts, the information on such Mortgaged Properties is presented separately based upon an allocated loan amount.

                               Statistical information on the Mortgage Loans may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date.

 B. Principal Balances......   The Trust's primary assets will consist of 177
                               Mortgage Loans with an Initial Pool Balance of
                               $704,764,603, subject to a permitted variance of plus or minus 5%. As of the Cut-off Date, the outstanding principal balances of the Mortgage
                               Loans in the Mortgage Pool ranged from $724,743 to $33,176,730 and the Mortgage Loans had an average balance of $3,981,721. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.


 C. Non-Recourse............   All of the Mortgage Loans are non-recourse
                               obligations (subject to customary exceptions described in this Prospectus Supplement). No
                               Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person except that certain Credit
                               Tenant Loans, representing 5.85% of the Initial
                               Pool Balance, are insured by residual value insurance policies and/or lease enhancement insurance policies.


 D. Fee Simple/Leasehold....   Each Mortgage Loan is secured by a first
                               mortgage lien on a fee simple estate in an income-producing property (or, in the case of one
                               Mortgage Loan, which represents approximately
                               0.54% of the Initial Pool Balance, is secured by a first mortgage lien on a leasehold estate in an income-producing property).


 E. Property Purpose........   Set forth below are the number of Mortgaged
                               Properties operated for each indicated purpose, and the approximate percentage of the Initial
                               Pool Balance represented by the related Mortgage
                               Loans that are secured by such Mortgaged
                               Properties:



                                 PERCENTAGE
                                 OF INITIAL      NUMBER OF
        PROPERTY TYPE           POOL BALANCE     PROPERTIES
----------------------------   --------------   -----------
  Multifamily ..............        31.65%           62
  Retail ...................        13.29%           30
  Office ...................        12.98%           21
  Hospitality ..............        11.44%           35
  Industrial ...............        10.04%           18
  CTL ......................         7.04%            7
  Nursing Home .............         4.66%            2
  Mixed ....................         3.20%            3
  Mobile Home Park .........         1.79%            7
  Senior Housing ...........         1.41%            3
  Health Care ..............         1.06%            1
  Self-Storage .............         0.37%            2
  Other ....................         1.07%            2
  Totals ...................       100.00%          193

 F. Property Location.......   Set forth below are the number of Mortgaged
                               Properties located in the six states with the highest concentrations of Mortgaged Properties and the approximate percentage of the Initial
                               Pool Balance represented by the related Mortgage
                               Loans that are secured by such Mortgaged
                               Properties:



                           PERCENTAGE
                           OF INITIAL      NUMBER OF
         STATE            POOL BALANCE     PROPERTIES
----------------------   --------------   -----------
  Texas ..............   12.89%                19
  Maryland ...........   11.85%                 6
  Florida ............    7.81%                23
  New Jersey .........    7.52%                14
  California .........    7.31%                13
  New York ...........    6.86%                14

                               The remaining Mortgaged Properties, representing 45.77% of the Initial Pool Balance, are located throughout 29 other states, the District of Columbia and Puerto Rico. No other state or territory has a concentration of Mortgaged Properties that represents security for more than 3.99% of the Initial Pool Balance.


 G. Other Mortgage Loan
    Features................   As of the Cut-off Date, it is expected that the
                               Mortgage Loans will have the following
                               approximate characteristics:

                               o  No scheduled payment of principal of or
                                  interest on any Mortgage Loan was thirty days or more past due, and no Mortgage Loan has been thirty days or more delinquent in the past year.

                               o 23 groups of Mortgage Loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The four largest of these groups of Mortgage Loans represent approximately 9.11%, 8.27%, 4.66% and 4.23%, respectively, of the Initial Pool Balance.

                               o  21 Mortgage Loans, representing
                                  approximately 14.02% of the Initial Pool
                                  Balance, are each secured by a Mortgaged
                                  Property that is leased in its entirety to a single tenant.

                               o All Mortgage Loans bear interest at fixed rates, although seven of the Mortgage Loans are ARD Loans (as defined below) and provide for an increase in the rate of interest following their Anticipated Repayment Dates, as described in this Prospectus Supplement.


 H. Loan Amortization.......   151 of the Mortgage Loans, representing
                               approximately 89.98% of the Initial Pool Balance, provide for one of the following:

                               o  Monthly payments based on amortization
                                  schedules significantly longer than their respective terms to maturity (144 of such Mortgage Loans, representing approximately 74.94% of the Initial Pool Balance); these Mortgage Loans will require the payment of a Balloon Payment on their respective Stated Maturity Dates unless they are prepaid earlier; or

                               o  Increases in the Mortgage Rate and/or
                                  accelerated amortization of principal that create an incentive for the related borrower to prepay any of seven of the Mortgage Loans, representing approximately 15.04% of the Initial Pool Balance (the "ARD Loans"); substantial principal payments may be made on an ARD Loan on the date (which is prior to the related Stated Maturity Date) upon which such an increase occurs (the "Anticipated Repayment Date") unless such Mortgage Loan is prepaid at an earlier date.

                               All of the remaining Mortgage Loans are fully amortizing (as described herein) through their respective Stated Maturity Dates.

 I. Prepayment Provisions...   As of the Cut-off Date, the Mortgage Loans
                               restrict voluntary principal prepayments as follows:


                               o  113 Mortgage Loans, representing
                                  approximately 54.39% of the Initial Pool
                                  Balance, contain provisions that prohibit all voluntary prepayments.


                               o  50 Mortgage Loans, representing
                                  approximately 36.52% of the Initial Pool
                                  Balance, prohibit all voluntary prepayments until a specified date (generally between four and seven months prior to the Maturity Date or Anticipated Repayment Date of the related Mortgage Loan) and without restriction thereafter.


                               o  Ten Mortgage Loans, representing
                                  approximately 5.82% of the Initial Pool
                                  Balance, contain provisions that prohibit voluntary prepayment for a period of up to generally one to five years after origination and permit voluntary prepayment at any time thereafter with the payment of a Yield Maintenance Charge until a specified date (generally up to four months prior to the Stated Maturity Date or Anticipated Repayment
                                  Date).


                               o  Three Mortgage Loans representing
                                  approximately 2.94% of the Initial Pool
                                  Balance, contain provisions that prohibit voluntary prepayment for a period of up to generally two to eight years after origination and permit voluntary prepayment at any time thereafter with the payment of a Prepayment Premium until a specified date (generally between four and seven months prior to the Stated Maturity Date or Anticipated Repayment Date of the related Mortgage Loan) and without restriction thereafter.


                               o  One Mortgage Loan, representing
                                  approximately 0.33% of the Initial Pool
                                  Balance, permits voluntary prepayments at any time with the payment of a Yield Maintenance Charge.


 J. Mortgage Loan Ranges and
   Weighted Averages........   As of the Cut-off Date, the Mortgage Pool is
                               expected to have the following additional characteristics:


  i. Mortgage Rates.........   Mortgage rates ranging from 6.260% per annum to
                               9.590% per annum, and a weighted average mortgage rate of 7.402% per annum;


  ii. Remaining Terms.......   Remaining terms to the Stated Maturity Date or
                               Anticipated Repayment Date ranging from 50 months to 292 months, and a weighted average remaining term to the Stated Maturity Date or Anticipated
                               Repayment Date of 127 months;


  iii. Remaining Amortization
     Terms..................   Remaining amortization terms ranging from 169
                               months to 360 months, and a weighted average remaining amortization term of 316 months, as described herein in "Description of the Mortgage
                               Pool--Additional Mortgage Loan Information";

  iv. Accrual Method........   173 Mortgage Loans, representing approximately
                               94.99% of the Initial Pool Balance accrue interest on an Actual/360 Basis. Four Mortgage
                               Loans, representing approximately 5.01% of the Initial Pool Balance accrue interest on a 30/360
                               Basis.


  v. Loan-to-Value Ratios...   Loan-to-value ratios ranging from approximately
                               17.67% to approximately 80.10% and a weighted average loan-to-value ratio (calculated as described in this Prospectus Supplement under "Description of the Mortgage Pool--Additional
                               Mortgage Loan Information") of approximately
                               71.03%.


  vi. Debt Service Coverage
     Ratios.................   Debt service coverage ratios range from
                               approximately 1.20 x to approximately 4.01x and the weighted average debt service coverage ratio is approximately 1.46x (calculated as described in this Prospectus Supplement under "Description of the Mortgage Pool--Additional Mortgage Loan
                               Information").


                               All loan-to-value ratios and debt service coverage ratios exclude Credit Tenant Loans.


                               We describe the Mortgage Loans in more detail in "Description of the Mortgage Pool" and in the tables in Annex A-1. Certain information relating specifically to the Credit Tenant Loans is set forth in Annex A-2. In addition, we briefly summarize the material terms of the ten largest Mortgage Loans in "Description of the Mortgage Pool--Ten Largest Mortgage Loans."


ADDITIONAL ASPECTS OF THE CERTIFICATES


Ratings.....................   The Offered Certificates will not be issued
                               unless each of the offered Classes receives the following ratings from Fitch IBCA Inc. and Moody's Investors' Service:



                                              RATINGS
                 CLASS                  (FITCH IBCA/MOODY'S)
-------------------------------------- ---------------------
  Class A-1, A-2 and Class X .........        AAA/Aaa
  Class B ............................         AA/Aa2
  Class C ............................          A/A2
  Class D ............................        BBB/Baa2

                               A rating agency may lower or withdraw a security rating at any time.

                               See "Ratings" in this Prospectus Supplement and the Prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.


Optional Termination........   On any Distribution Date on which the aggregate
                               principal balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate unpaid balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer, the Special
                               Servicer, the Certificateholder holding the largest amount of the Control-ling Class and any holder of a majority interest in the Class LR Certificates, in that order, will have the option to purchase all of the remaining Mortgage Loans (and all property acquired through exercise of remedies in respect of any Mortgage Loan), at the purchase price specified in this Prospectus Supplement.
                               Exercise of this option will terminate the Trust and retire the then-outstanding Certificates.


                               We describe optional termination in more detail in "Description of the
                               Certificates--Termination; Retirement of the
                               Certificates" in this Prospectus Supplement and "Description of the Certificates--Termination" in the Prospectus.


Denominations...............   You may hold and trade your Certificates only
                               in minimum denominations of $25,000 and multiples of $1,000 in excess thereof, with one Certificate of each Class evidencing an additional amount equal to the remainder of the certificate balance or notional amount of such Class, as applicable.


Registration, Clearance and
  Settlement................   Your Certificates will be registered in the
                               name of Cede & Co., as nominee of The Depository
                               Trust Company ("DTC"), and will not be registered in your name. You will not receive a definitive certificate representing your interest, except in very limited circumstances described in this Prospectus Supplement. As a result, you will receive distributions on your Certificates only through DTC, or through participants in DTC.


                               Transfers within DTC will be made in accordance with the usual rules and operating procedures of DTC. We describe these in "Description of the Certificates--Book-Entry Registration and
                               Definitive Certificates" in this Prospectus
                               Supplement.


                               We expect that the Offered Certificates will be delivered in book-entry form through the facilities of DTC on the Closing Date.


Certain Federal Income Tax
  Consequences..............   For federal income tax purposes, elections will
                               be made to treat the assets comprising the Trust as two separate real estate mortgage investment conduits. All of the Offered Certificates and the Class E, Class F, Class G, Class H and Class I
                               Certificates will constitute the "regular interests" in the Upper-Tier REMIC. The Class R
                               Certificates will constitute the "residual interests" in the Upper-Tier REMIC and the Class
                               LR Certificates will constitute the "residual interests" in the Lower-Tier REMIC.

                               For federal income tax purposes, the
                               Certificates (other than the Residual
                               Certificates) generally will be treated as newly originated debt instruments issued by the Upper-Tier REMIC. You will be required to include in income all interest on your

                               Certificates in accordance with the accrual
                               method of accounting, regardless of your usual method of accounting. We anticipate that the
                               Class     Certificates will be issued with
                               original issue discount ("OID"). We further
                               anticipate that the Class Certificates will be issued at a premium. We also anticipate that the
                               Class     Certificates will be issued with de
                               minimis OID for federal income tax purposes.

                               The prepayment assumption that will be used in determining the rate of accrual of OID for federal income tax purposes or whether such OID is de minimis, and that may be used to amortize premium, is 0% Constant Prepayment Rate ("CPR"); provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date. We make no representation that the Mortgage Loans will prepay at that rate or at any other rate.

                               For further information regarding the federal income tax consequences of an investment in the Offered Certificates, see "Certain Federal Income Tax Consequences" in this Prospectus Supplement and in the Prospectus.


ERISA Considerations........   Subject to the considerations discussed under
                               "ERISA Considerations" in this Prospectus
                               Supplement and in the Prospectus, the Class A-1, Class A-2 and Class X Certificates may be acquired by ERISA plans. However, ERISA plans may not acquire any other Class of Certificates. You may not use the assets of an ERISA plan to acquire any such other Class of Certificates.


                               For further information about considerations that are relevant to an investment in the Offered Certificates by employee benefit plans, see "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.


Legal Investment............   The Offered Certificates will not constitute
                               "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").


                               You should consult your legal advisors to determine whether and to what extent the Offered Certificates are a legal investment for you. See "Legal Investments" in this Prospectus Supplement.


Information Available to
  Certificateholders........   On each Distribution Date, commencing in July
                               1999, the Trustee must prepare and distribute to each Certificateholder, the Depositor, the Master
                               Servicer, the Special Servicer, each Underwriter, each Rating Agency, certain financial market publishers (which are initially expected to be Bloomberg, L.P. and Charter Research Corporation) and, if requested, any potential investors in the Certificates, a statement as to the distribution made on such date setting forth the amounts distributed to the holders of each Class of Certificates. Starting in August 1999 the Trustee must also prepare and distribute a report, based on information that it receives from the Master Servicer or Special
                               Servicer, containing certain information regarding the Mortgage Loans as of the end of the related Due Period.

                               In addition, subject to the limitations set forth in the Pooling and Servicing Agreement, the Trustee must also make available to you at its office (i) all statements delivered to holders of Offered Certificates on each Distribution Date since the Closing Date, (ii) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property and delivered to the Trustee, (iii) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements delivered to the Trustee, (iv) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or Special Servicer and delivered to the Trustee and (v) the Pooling and Servicing Agreement and any amendments thereto.

                               In addition, the Trustee must forward to you certain reports that are prepared by the Master Servicer in the form attached to this Prospectus Supplement as "Annex B."


                               In addition, you will be entitled to request copies of the annual "Operating Statement Analysis Report" and "NOI Adjustment Worksheet" with respect to the Mortgage Loans.


                               We provide more detailed information about the reports that you will receive in "Description of the Certificates--Reports to Certificateholders; Available Information."

                                 RISK FACTORS

     In deciding whether to purchase any Offered Certificates, you should consider the following risk factors as well as the risk factors that begin on page 14 of the Prospectus.

RISKS RELATING TO THE OFFERED CERTIFICATES

     The Certificates are Supported by Limited Assets. If the Available Distribution Amount is insufficient to make payments on your Certificates in accordance with the priority of payments and the subordination arrangements described in this Prospectus Supplement, no other assets will be available to you for payment of the deficiency.

     Risks Related to the Rate of Prepayment of the Mortgage Loans. The yield on your Certificates will be affected by a variety of factors, including the following:

     o the related Pass-Through Rate (and whether, except in the case of the Class A Certificates, such rate is limited by the weighted average Net Mortgage Rate of the Mortgage Loans);

     o the purchase price paid for such Certificates (and whether such price represents a premium over or discount to the principal amount represented by such Certificate);

     o the rate and timing of principal payments (including voluntary and involuntary principal prepayments and delinquent payments) and principal losses on the Mortgage Loans; and

     o the extent to which such principal payments are allocated on any Distribution Date in reduction of the Certificate Balance of the Class to which such Certificates belong.

     If you purchase your Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than your expected yield. Conversely, if you purchase your Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than your expected yield. Insofar as your initial investment in any Offered Certificate is repaid, you may not be able to reinvest such amounts in an alternative investment with a yield comparable to the yield on your Certificates.

     We cannot predict the actual rate of prepayment of principal of the Mortgage Loans. See "--Risks Relating to the Mortgage Loans Enforcement of Prepayment Restrictions" below for a more complete discussion of prepayment issues.

     The investment performance of your Certificates may vary materially and adversely from your investment expectations due to prepayments on the Mortgage Loans (whether voluntary or otherwise) being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your Certificate.

     In deciding whether to purchase any Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

     The structure of the Certificates causes the yield of certain Classes to be sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors. If you are purchasing any Class of Subordinate Certificates you will not receive any principal distributions until the Certificate Balance of each Class that is senior to your Class is reduced to zero, and if you are purchasing the Class A-2 Certificates you will not receive any principal distributions prior to the earlier to occur of (i) the date on which the Certificate Balance of the Class A-1 Certificates has been reduced to zero or
(ii) the date on which the Certificate Balance of each Class of Subordinate Certificates is reduced to zero.

     If you purchase Class X Certificates, your yield to maturity will be extremely sensitive to the rate and timing of principal payments (including prepayments) and principal losses with respect to the Mortgage Loans. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments and/or principal losses on the Mortgage Pool could result in the failure by investors in the Class X Certificates to fully recoup their initial investments. See "Yield and Maturity Considerations--Yield Sensitivity of the Class X Certificates" herein.

     Risks Related to Enforcement of Prepayment Restrictions. All of the Mortgage Loans contain provisions prohibiting voluntary prepayments for a specified amount of time after origination (the "Lockout Period") and/or allow voluntary prepayments only with the payment of an additional charge intended to compensate the lender for foregone interest (the "Yield Maintenance Charge" or the "Prepayment Premium") for a specified amount of time from origination. The requirement to pay Yield Maintenance Charges or Prepayment Premiums in connection with a prepayment is intended to result in prepayments of the Mortgage Loans occurring at a lower rate than would have been the case if the borrowers were not required to pay such additional amount. However, we cannot give you any assurance that the imposition of a Yield Maintenance Charge or a Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. For example:

     o in certain circumstances, such as markedly low interest rate environments, the terms of refinancing or sale may be so attractive that borrowers will prepay their Mortgage Loans notwithstanding the obligation to pay Yield Maintenance Charges or Prepayment Premiums,

     o Yield Maintenance Charges and Prepayment Premiums may be unenforceable under state or federal law (including federal bankruptcy law) under certain circumstances, particularly if they are required to be paid following a default,

     o certain state or federal laws (including federal bankruptcy law) may limit the amount that may be collected from a borrower.

     Even if the requirement to pay a Yield Maintenance Charge or Prepayment Premium following default is enforceable, the foreclosure proceeds received with respect to a defaulted Mortgage Loan may be insufficient to make such payment. For a description of Prepayment Premiums and Yield Maintenance Charges and related Lockout Periods, see "Description of the Mortgage Pool" herein.

     Most of the Mortgage Loans that do not permit prepayment permit the borrower to defease the Mortgage Loan with non-callable U.S. government securities as described herein. The ability to enforce defeasance provisions is subject to some of the same risks that affect prepayment, particularly to the extent that defeasance provisions may be challenged as a penalty that effectuates a restraint on alienation of real property. However, a Mortgage Loan that locks the borrower out from prepayment but permits defeasance may, under the laws of certain states, be less susceptible to legal challenges than a Mortgage Loan that locks the borrower out from prepayment and does not permit the borrower to obtain the release of the related Mortgaged Property.

     Yield Risk Associated With Changes in Concentrations. To the extent that any borrower pays down the principal of a Mortgage Loan (including Balloon Payments and prepayments on an Anticipated Repayment Date), the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers or geographic location.

     Potential Liability to the Trust Relating to Environmental Conditions. A "Phase I" environmental site assessment was performed at each Mortgaged Property generally during the 12-month period prior to the date of origination of the related Mortgage Loan. In certain cases, the environmental consultant identified a condition or circumstance:

     o which was remediated or for which an escrow for remediation costs has been established and/or

     o for which an entity other than the related borrower is responsible for remediation or the cost of such remediation and/or

     o for which the consultant recommended an operations and maintenance plan or periodic monitoring of the subject properties and/or nearby properties, which recommendations were required to be implemented in a manner consistent with industry-wide practices.

     "Phase II" testing was performed with respect to 14 Mortgaged Properties, representing approximately 9.46% of the Initial Pool Balance and with respect to 13 of such Mortgaged Properties the environmental consultant concluded as a result of such testing that either no further action or no further remediation was necessary. With respect to one Mortgaged Property, with a Cut-off Date Balance of approximately $409,085, representing approximately 0.06% of the Initial Pool Balance, the "Phase II" testing discovered evidence of a leak in the piping related to an underground storage tank, which is planned to be removed from the related site. The borrower has escrowed an amount, as determined by the environmental consultant, that is sufficient to cover the costs of such remediation.

     Federal law requires owners of multifamily housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the related hazards to pregnant women and young children. Property owners may be liable for tenant injuries from such exposure under federal and state laws that impose affirmative discovery and remediation obligations on owners of multifamily housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily properties. In these cases, the borrowers have either implemented operations and maintenance programs or have removed or are in the process of removing the lead-based paint.

     The Pooling and Servicing Agreement requires the Special Servicer to obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. This restriction may delay enforcement of the security for the related Mortgage Note and will interfere with the ability of the Master Servicer or Special Servicer to foreclose on a Mortgaged Property if a satisfactory environmental site assessment is not obtained (or required remedial action is not taken). This prohibition is meant to decrease the likelihood that the Trust will become liable for an environmental condition at any Mortgaged Property. However, we cannot assure you that the requirements of the Pooling and Servicing Agreement will completely protect the assets of the Trust from liability for an environmental condition. See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" herein and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the Prospectus.

     Certain Tax Considerations Related to Foreclosure. If the Trust were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the REO Property. Any "net income from foreclosure property" arising from such operation and management, other than qualifying "rents from real property" (as defined in Section 856(d) of the Code), will subject the Trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%) and in certain circumstances may subject the Trust to a "prohibited transaction" tax on such income at a rate of 100%. Any such tax will reduce net proceeds available for distribution to you and to other Certificateholders. The Trust will generally be permitted to receive such taxable "net income from foreclosure property" if the Special Servicer determines that the net after-tax recovery to the Trust would be greater than it would be if such REO Property were leased to a third party at a fixed rental so as to produce qualifying "rents from real property" or if such property could not reasonably be so leased.

     Risks Relating to Lack of Certificateholder Control Over Trust. Your Certificates generally do not entitle you to vote, except with respect to required consents to certain amendments to the Pooling and Servicing Agreement and, in certain cases, with respect to votes to replace parties to the Pooling and Servicing Agreement. Generally, you have only very limited rights to participate in decisions with respect to the administration of the Trust because the Pooling and Servicing Agreement provides that decisions are generally made by the Master Servicer, the Trustee or the Special Servicer, as applicable.

     Any decision made by one of those parties in respect of the Trust, even if made in the best interests of the Certificateholders (as determined by such party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular Class or Classes of Offered Certificates and may negatively affect the interests of such holders.

     Certain Conflicts of Interest. Although it is not a condition to settlement of the Offered Certificates, the Master Servicer, the Special Servicer or one or more of their respective affiliates is expected to purchase all of the Class E, Class F, Class G, Class H and Class I Certificates and to be the initial Directing Certificateholder. In such event, the Master Servicer and/or Special Servicer may be subject to a conflict of interest because it would have an economic interest in the Trust that is distinct from that of holders of other Classes of Certificates. However, the Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to service Mortgage Loans in accordance with specified objective standards and without regard to ownership of any Certificates by the Master Servicer, the Special Servicer or any affiliate of either. See "Servicing of the Mortgage Loans--General" herein.

     Each of the Underwriters is affiliated with one of the Mortgage Loan Sellers and may be subject to certain conflicts of interest arising from the related Mortgage Loan Seller's desire to consummate a sale of its Mortgage Loans to the Trust.

     Sequential Pay and Subordination of Subordinate Offered Certificates. The sequential pay and subordination features governing the priority of distributions to Certificateholders may result in delays in the payment of interest and/or principal to any subordinated Class of Certificates or to the reduction of the related Certificate Balance (and a corresponding reduction in the Notional Amount of the Class X Certificates) in connection with the allocation of a Collateral Support Deficit which may remain unreimbursed. Any such delay or reduction will adversely effect the yield to maturity of such Class of Certificates. See "Description of the Certificates--Distributions--Priority" and "--Subordination; Allocation of Collateral Support Deficit" herein.

     Risks Associated with Year 2000. The change of date on January 1, 2000 may have a disruptive effect on the ability of computerized systems relied on by the Master Servicer, the Special Servicer and the Trustee to perform basic functions. Such disruptions could affect the following functions, among others:


     o processing information with respect to the Mortgage Loans and the Certificates;

     o    collecting payments on the Mortgage Loans;

     o    remitting payments to Certificateholders; and

     o    servicing the Mortgage Loans.

     You could be adversely affected if the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully Year 2000 capable before January 1, 2000. The Master Servicer, the Special Servicer and the Trustee have made certain representations in the Pooling and Servicing Agreement with respect to the steps that they are taking to address the Year 2000 problem. See "Description of the Certificates--The Trustee" and "Servicing of the Mortgage Loans--Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor."


RISKS RELATED TO THE MORTGAGE LOANS

     Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, or by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates.

     Each Mortgage Loan generally is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan (other than a default resulting from fraud or other willful misconduct of the borrower, waste and environmental matters), recourse generally may be had only against the specific properties and other assets that have been pledged to secure such Mortgage Loan. See "Certain Characteristics of the Mortgage Loans." Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the income from, and the value of, the related Mortgage Property. Balloon Loans and ARD Loans are subject to additional risks described below in "--Risks Associated with Balloon Payments and ARD Loans." We have not undertaken any evaluation of the significance of the provisions of any of the Mortgage Loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, you should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, pledged to secure a Mortgage Loan.

     Repayment of the Mortgage Loans Depends on the Successful Operation of the Mortgaged Properties. The Mortgaged Properties consist entirely of income producing real estate. Lending on the security of commercial and multifamily properties is generally viewed as riskier than lending on the security of single-family residential real estate. This is because commercial and multifamily real estate lending typically involves larger loans than single-family lending and because repayment is dependent on the successful operation of the related real estate project.

     The ability of a Mortgaged Property to generate sufficient net operating income to pay debt service on the related Mortgage Loan may be adversely affected by a number of factors, including:

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the proximity and attractiveness of competing properties;

     o    new construction in the same real estate market as the property;

     o    the adequacy of the property's management and maintenance;

     o    an increase in operating expenses for the property;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or replaced.

     Other factors that may adversely affect the ability of a Mortgaged Property to generate net cash flow are more general in nature, such as:

     o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

     o    demographic factors;

     o    customer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net cash flow generated by a Mortgaged Property will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rate at which new rentals occur;

     o    the percentage of total property expenses in relation to revenues; and

     o the ratio of fixed operating expenses to those that vary with revenues.

     Mortgaged Properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as health-care facilities and hotel properties, can be expected to have more volatile cash flows than Mortgaged Properties with longer-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net cash flow of such Mortgaged Properties with short-term revenue sources than on Mortgaged Properties with more stable sources of revenue and may lead to higher rates of delinquency or defaults than would be experienced by such other properties.

     Risks Associated with Balloon Loans and ARD Loans. 144 of the Mortgage Loans, representing approximately 74.94% of the Initial Pool Balance, do not fully amortize over their stated terms to maturity and will have substantial payments of principal ("Balloon Payments") due on their Stated Maturity Dates unless they are prepaid before that date. In addition, seven of the Mortgage Loans, representing in the aggregate approximately 15.04% of the Initial Pool Balance, have Anticipated Repayment Dates and will have a substantial scheduled principal balance as of such date.

     If a loan requires the borrower to make a significant principal payment at maturity (or on the Anticipated Repayment Date), the borrower will typically be able to repay the loan only if it can refinance the loan or sell the related Mortgage Property at a price sufficient to permit it to pay the Mortgage Loan in full. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described herein affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including:

     o    the level of available mortgage rates; and

     o the availability of credit for properties of the applicable type generally.

     Management. Each Mortgaged Property (other than certain Credit Tenant Properties) is managed by a property manager (which in many cases is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project (other than a Credit Tenant Property) is largely dependent on the performance and viability of the related property manager. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing rental rates, and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

     We cannot give you any assurance regarding the performance of any property manager or operator that is currently in place or that may be put in place upon the expiration or termination of current management agreements or following any default or foreclosure under a Mortgage Loan. In addition, the property managers generally are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. We cannot assure you that the property managers will always be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout their respective terms.

     Tenant Concentration Entails Risk. In those cases where a Mortgaged Property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of such a tenant can have a significant effect on the net cash flow generated by such Mortgaged Property. If any major tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of such Mortgaged Property will be substantially more severe than would otherwise be the case with respect to a property occupied by a larger number of tenants.

     19 of the Mortgaged Properties (excluding Credit Tenant Loans), representing security for approximately 6.98% of the Initial Pool Balance, are each leased to a single tenant. 12 other Mortgaged Properties (excluding Credit Tenant Properties), representing security for approximately 4.20% of the Initial Pool Balance, each have at least one tenant that occupies 50% or more of the net rentable area at the Mortgaged Property.

     In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any such property and that particular business or industry declines.

     These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a Mortgaged Property which could, in turn, result in the inability of such borrower to make required payments on its Mortgage Loan.

     Tenant Bankruptcy Entails Special Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular Mortgaged Property may adversely affect the income produced by such property.

     Under the federal Bankruptcy Code, a tenant has the option of assuming or rejecting an unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

     Such a bankruptcy or insolvency of a tenant could result in a substantial delay in receipt by the landlord of the amount of its claim, as well as a substantial delay in the ability of the landlord to relet the tenant's space. In addition, depending on the assets of the bankrupt tenant, the full amount of the landlord's claim for breach of the lease may never be ultimately paid.

     Certain Additional Risks Relating to Tenants. The Mortgaged Properties will be affected by the expiration of leases and the ability of the respective borrowers to renew such leases or relet the related space on comparable terms. Most of the Mortgaged Properties are in whole or in part occupied under leases that expire during the respective terms of the related Mortgage Loans. Moreover, if a tenant at any Mortgaged Property defaults in its lease obligations, or if a tenant attempts to use a foreclosure by a lender to avoid paying above-market rental payments notwithstanding its obligation to attorn to the lender, the borrower or a foreclosing lender may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, potentially including costs incurred in renovating and reletting the property.

     We cannot give you any assurance that tenants will renew leases upon expiration (or, in the case of such renewal, whether the renewal rent will be equal to the rent previously paid) or, in the case of a commercial tenant, that it will continue to operate throughout the term of its lease. A borrower would be adversely affected if its tenants were unable to pay rent or if the borrower could not rent space on favorable terms or at all. We cannot give you any assurances as to whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

     Certain Risks Relating to Ground Leases. One Mortgage Loan, representing approximately 0.54% of the Initial Pool Balance, is secured by a leasehold interest and not by the underlying fee estate in the related real property (i.e. the borrower rents the related real property and does not own it).

     Upon the bankruptcy of a landlord or a tenant under a ground lease, the bankrupt entity has the right to assume (that is, continue) or reject (that is, terminate) the ground lease. A tenant under a ground lease that has already commenced and that has been rejected by the bankrupt ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease and may retain its rights under the lease that are appurtenant to the real property. However, the tenant will generally not be entitled to enforce other rights, such as any obligation of the ground lessor to provide services required under the ground lease or to enter into a new ground lease.

     If a bankrupt tenant under a ground lease rejects the ground lease, the holder of a mortgage secured by the leasehold interest would have the right to succeed to the ground lessee's position under the ground lease only if the ground lessor had specifically granted such right to the ground lessee. Pursuant to a tripartite agreement among the landlord, the ground lessee and the original lender of the Mortgage Loan that is secured by a ground lease, the mortgagee has been granted the right to succeed to the ground lessee's interest upon such termination. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee, the Master Servicer or Special Servicer may be unable to enforce the bankrupt ground lessee's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as having been terminated. In such circumstances, the ground lease could be terminated and the leasehold estate extinguished notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Geographic Concentration Entails Risk. A concentration of Mortgaged Properties in a particular state, region or locale increases the exposure of the Mortgage Pool to adverse conditions in that state, region or locale that may reduce the income and foreclosure value of such Mortgaged Properties. Such adverse conditions may include:

     o general economic or demographic conditions in the state, region or locale;

     o adverse developments affecting an industry that is concentrated in the state or region;

     o    real estate market conditions in the state or region;

     o    state or local government regulations;

     o natural disasters, such as earthquakes, floods, tornadoes and hurricanes, which may not be fully covered by insurance; and

     o    other factors that are beyond the control of the related borrower.

     Certain states or geographic regions may be more severely affected by such factors than other states or regions, and to the extent that there is a concentration of Mortgaged Properties or borrowers in any state or region, the impact on the Trust may be more significant than would be the case if the Mortgaged Properties were more geographically diversified.

     19 Mortgaged Properties, representing security for approximately 12.89% of the Initial Pool Balance, are located in Texas. Six Mortgaged Properties, representing security for approximately 11.85% of the Initial Pool Balance, are located in Maryland. Fourteen Mortgaged Properties, representing security for approximately 7.52% of the Initial Pool Balance, are located in New Jersey. 23 Mortgaged Properties, representing security for approximately 7.81% of the Initial Pool Balance, are located in Florida. Thirteen Mortgaged Properties, representing security for approximately 7.31% of the Initial Pool Balance, are located in California. 14 Mortgaged Properties, representing security for approximately 6.86% of the Initial Pool Balance, are located in New York. No other state represents more than 3.99% of the Initial Pool Balance.

     Loan Concentration Entails Risk. In general, the inclusion in a mortgage pool of one or more loans with outstanding principal balances that are substantially larger than the average principal balance of the mortgage loans in that pool can result in more severe losses, relative to the size of the pool, than would be the case if the aggregate balance of the mortgage loans in the pool was more evenly distributed. Several of the Mortgage Loans have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance of the Mortgage Loans.

     The largest Mortgage Loan has a Cut-off Date Balance of approximately $33,176,730 and represents approximately 4.71% of the Initial Pool Balance. The average Cut-off Date Balance of the Mortgage Loans is approximately $3,981,721.


     The ten largest Mortgage Loans have an aggregate Cut-off Date Balance of approximately $163,467,488 and represent, in the aggregate, approximately 23.19% of the Initial Pool Balance. See the table entitled "Ten Largest Mortgage Loans" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein.

     Equity Investments by Affiliates of PWRES. An affiliate of PWRES owns approximately 66.70% of the equity in the borrower with respect to one Credit Tenant Loan, with a Cut-off Date Balance of approximately $7,911,959, representing approximately 1.12% of the Initial Pool Balance. Loans to affiliates of the lender may generate conflicts of interest.

     Risks Associated with Related Borrowers and Managers. Certain groups of Mortgage Loans consist of non-cross-collateralized and non-cross-defaulted Mortgage Loans that have been made to the same borrower or to separate borrowers with common principals.

     o One such group consists of three Mortgage Loans (the "Julio Group") secured by office and mixed-use office/retail properties in Maryland that have been made to borrowers with the same principals and that have an aggregate Cut-off Date Balance of approximately $64,172,743, representing approximately 9.11% of the Initial Pool Balance.

     o Three such groups consist, in the aggregate, of ten Mortgage Loans (collectively, the "Flagship Group") that have been made to borrowers with three overlapping principals and represent, in the aggregate, with an aggregate Cut-off Date Balance of approximately $58,297,174, representing approximately 8.27% of the Initial Pool Balance.

     o One such group consists of two Mortgage Loans (the "Gold Group"),with an aggregate Cut-off

          Date Balance of approximately $32,840,000, representing approximately 4.66% of the Initial Pool Balance, which are secured by nursing homes in northern New Jersey and have been made to borrowers with the same principal.

     o One such group consists of three Mortgage Loans (the "Associated Group") secured by multifamily properties in Arizona, Michigan and Ohio that have been made to borrowers with the same principal and that have an aggregate Cut-off Date Balance of approximately $29,808,000, representing approximately 4.23% of the Initial Pool Balance.

     No other group of Mortgage Loans that has been made to the same borrower or to related borrowers constitutes more than 3.00% of the Initial Pool Balance.

     If a mortgage pool has a high concentration of loans to related borrowers, the financial difficulties of such a borrower could have a greater impact on the mortgage pool than it would if the borrower and its affiliates represented a smaller proportion of the mortgage pool.

     Mortgaged Properties that are owned by a group of related borrowers are likely to have common management. To the extent that Mortgaged Properties owned by a group of related borrowers have common property management, any financial or other difficulties experienced by the property manager would have a greater impact on the Mortgaged Properties than would be the case if the properties did not have common management.

     In addition, a financial failure or bankruptcy filing involving an affiliate of a group of affiliated borrowers, such as a common general partner or the owner of a common general partner, would have a greater impact on the Mortgage Pool than a financial failure or bankruptcy filing involving only one of several borrowers without such an affiliation. Nonetheless, the filing of a bankruptcy petition should not invalidate the first lien position held by the Trustee on the related Mortgaged Property, and the Master Servicer is required to make Advances through liquidation unless the Master Servicer determines that such Advances will not be recoverable. See "Description of the Certificates--Advances" herein.

     Limitations on Enforceability of Cross-Collateralization Arrangements. Three separate groups of Mortgage Loans (but not including the Julio Group, the Gold Group, the Flagship Group or the Associated Group), with an aggregate Cut-off Date Balance of approximately $11,186,137, representing approximately 1.59% of the Initial Pool Balance, provide for some form of cross-collateralization between the Mortgage Loans in each such group (such Mortgage Loans, collectively, the "Cross-Collateralized Mortgage Loans", and each such group, a "Cross-Collateralized Group").

     The purpose of cross-collateralization arrangements is to reduce the risk of default or ultimate loss as a result of the inability of a Mortgaged Property to generate sufficient net cash flow to pay debt service on the related Mortgage Loan. However, cross-collateralization arrangements involving more than one borrower could be challenged as a "fraudulent conveyance" by creditors of an insolvent borrower (or by the bankruptcy trustee of an insolvent borrower). Such a challenge could eliminate or reduce the benefits of cross-collateralization with respect to one or more Cross-Collateralized Groups.

     In general, a pledge or transfer may be set aside as a "fraudulent conveyance" if a court finds that the following circumstances exist:

     o Insufficient Consideration. The pledgor or transferor did not receive fair consideration or reasonably equivalent value in exchange for its agreement to pledge its property for the equal benefit of the other borrower; and

     o Insolvency. The pledgor or transferor either (a) was insolvent at the time of granting the lien on its property or (b) was rendered insolvent as a result of granting the lien on its property or (c) intended to, or believed that it would, incur debts that would be beyond that person's ability to pay as such debts matured.

     Other Financing and Additional Debt. Except as described in this Prospectus Supplement, each Mortgage Loan generally prohibits the related borrower from incurring additional indebtedness without the consent of the lender. However, the Mortgage Loans generally permit the related borrowers to incur a limited amount of unsecured trade debt in the ordinary course of business. For a detailed discussion of additional debt that we summarize in this section, see "Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Additional Debt."

     Ten Mortgage Loans, representing approximately 7.66% of the Initial Pool Balance, permit the related borrower to maintain subordinate secured or unsecured financing. Certain of such subordinate debt is owed to affiliates of the related borrower. Each lender of existing subordinate debt secured by the Mortgaged Property has entered into a subordination and standstill agreement pursuant to which, among other provisions, such lender has agreed to subordinate all payments due under the related subordinate debt, including assignments of leases and rents, to the payment obligations under the related Mortgage Loan, and the subordinate lender has agreed that it will not take any action to enforce its rights under the related subordinate mortgage until the related Mortgage Loan has been paid in full, even if there is a default under the subordinate debt. Notwithstanding the foregoing, in certain circumstances the borrower may make payments on the subordinate debt while the Mortgage Loan is outstanding.

     Three Mortgage Loans, representing approximately 1.85% of the Initial Pool Balance, permit the related borrower to incur future indebtedness secured by a subordinate lien on the related Mortgaged Property. In the case of one such Mortgage Loan, with a Cut-off Date Balance of approximately $1,225,052, representing approximately 0.17% of the Initial Pool Balance, the subordinate debt may be "hard", meaning that the subordinate lender has not contractually waived its rights to enforce remedies against the borrower in the event of a default on the subordinate indebtedness.

     With respect to one Mortgage Loan, with an aggregate Cut-off Date Balance of approximately $7,438,152, representing approximately 1.06% of the Initial Pool Balance, the related borrower is permitted to sell accounts receivable, in an aggregate amount of not more than $1,200,000, in connection with the operation of its rehabilitation center. The Trustee on behalf of the Certificateholders has a first priority perfected security interest in the receivables that are sold and in the proceeds of such sale, but it has contractually subordinated its rights with respect to the receivables that are sold to the rights of the purchaser thereof. Payments received on the purchased receivables are deposited in a lockbox account that is held by European-American Bank, and funds on deposit in the lockbox are required to be released to the purchaser of the purchased receivables at the borrower's direction.

     The existence of additional debt may increase the riskiness of a Mortgage Loan for several reasons, including the following:

     o Reduced Cash Flow. Additional debt service requirements may reduce cash available for property maintenance, thereby potentially reducing the value of the Mortgaged Property.

     o Refinancing. A borrower with additional debt outstanding when a Mortgage Loan matures may have more difficulty refinancing the Mortgage Loan than it would if the borrower did not have such additional debt outstanding, and if the Mortgage Loan requires the borrower to make a significant payment of principal at maturity, the borrower could be at risk of defaulting on that payment.

     o Bankruptcy Risks. Additional debt increases the risk that the borrower could become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings delaying foreclosure on the Mortgaged Property. In addition, if the holder of additional debt becomes bankrupt or insolvent, the Trustee's ability to foreclose on the related Mortgage Loan could be delayed. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" and "--Subordinate Financing" in the Prospectus.

     Four Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $32,196,821, representing approximately 4.57% of the Initial Pool Balance, permit the owners of the related borrowers to pledge their limited partnership interests or other ownership interests in the borrower as security for mezzanine debt that was in existence as of the date of origination of the related Mortgage Loan. In addition, one Mortgage Loan, with an aggregate Cut-off Date Balance of approximately $4,894,164, representing approximately 0.69% of the Initial Pool Balance, permits the owners of the related borrowers to incur mezzanine debt in the future.

     "Mezzanine debt" is debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers.

Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower's Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to suffer by not making capital infusions to support the Mortgaged Property and may create a slightly greater risk that a borrower will default on a Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

     Upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Such transfer of equity would not trigger the "due on sale" clause under the related Mortgage Loan, as described in this Prospectus Supplement. An attempt to foreclose upon such pledged equity may cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and such borrower's ability to pay the Mortgage Loan in a timely manner.

     MLMC, or an affiliate of MLMC, is the holder of the mezzanine debt to the owners of the borrowers under three Mortgage Loans, representing approximately 2.25% of the Initial Pool Balance, and in certain cases the proceeds of such Mortgage Loans were used to satisfy such pre-existing indebtedness. With respect to two of such Mortgage Loans, representing approximately 1.77% of the Initial Pool Balance, the related loan documents provided for a portion of such Mortgage Loans to be funded subsequent to the initial funding (provided certain conditions were met) with the proceeds of the subsequent funding of the Mortgage Loan used by the borrower to repay a portion of the mezzanine debt. Such subsequent funding may create a conflict of interest with respect to the origination of such Mortgage Loans.

     No holder of mezzanine debt has a lien on, or has the power to foreclose on, any of the Mortgaged Properties or on any of the Escrow Accounts, Lockbox Accounts or Cash Collateral Accounts established under the related Mortgage Loans. The sole remedy available to the holder of mezzanine debt in the event of non-payment is to foreclose upon the equity and separate cash collateral accounts pledged to it and to terminate the related property manager.

     Recently Constructed Properties Do Not Have Operating Histories. Ten of the Mortgaged Properties (excluding Credit Tenant Properties), representing approximately 6.41% of the Initial Pool Balance, were constructed after January 1998 and consequently do not have significant operating histories. There can be no assurance that the businesses operated at such Mortgaged Properties will be successful. There can be no assurances that current occupancy levels of such Mortgaged Properties will be maintained or that full occupancy will be achieved or maintained or that as yet undiscovered physical or design problems with the recently constructed Mortgaged Properties will not adversely affect occupancy levels of any such Mortgaged Property

     Risks Particular to Multifamily Properties. 62 Mortgaged Properties, with an aggregate Cut-off Date Balance of approximately $223,046,636, representing approximately 31.65% of the Initial Pool Balance, are secured by mortgages on multifamily properties. In the case of one such Mortgage Loan, representing approximately 0.15% of the Initial Pool Balance, the Mortgaged Property is a cooperative apartment building.

     Generally, the successful operation of a multifamily property will depend on a variety of factors, some of which are beyond the borrower's control. These include:

     o    the property's reputation;
     o    the ability of management to provide adequate maintenance;
     o    the types of services it provides;
     o    the deterioration of the surrounding neighborhood;
     o    the development of competitive projects;
     o    the imposition of rent control; and
     o    changes in tax laws.

     All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under a Mortgage Loan.

     Regulatory Considerations. Certain states strictly regulate the relationship between landlords and tenants. Commonly, these laws require a written lease, good cause for eviction and disclosure of fees, and prohibit unreasonable rules and retaliatory evictions. Apartment building owners also have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. For example, some states limit the basis on which a landlord may increase rents or on which a landlord may terminate a tenancy.

     Rent Control. In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization regulations on apartment buildings. These ordinances may limit rent increases to fixed percentages which in turn may be linked to increases in the consumer price index, schedules approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, rent control or rent stabilization laws do not permit vacancy decontrol or destabilization, and therefore limit the projected future net cash flows and market value of the affected multifamily properties. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net cash flow or from the proceeds of a sale or refinancing of the related Mortgaged Property.

     Cooperative Apartment Buildings. Lending to cooperative apartment building corporations is generally similar to lending on other types of multifamily properties. However, they present some additional risks as well, including the following:

     o Adverse economic conditions, either local, regional or national, may adversely affect the ability of cooperative unit owners to make required maintenance payments to cover operating expenses and debt service, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sublet the subject apartments; and

     o To the extent that the sponsor of a conversion of an apartment building from rental status to cooperative status holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

     Section 8 Multifamily Properties. Two of the Mortgage Loans, representing approximately 0.57% of the Initial Pool Balance, are secured by multifamily properties in which the rent charged to a significant proportion of the tenants is subsidized by housing assistance payments under the Section 8 Tenant-Based Assistance Rental Voucher Program or the Section 8 Tenant-Based Assistance Rental Certificate Program (collectively, the "Program") of the United States Department of Housing and Urban Development ("HUD"). We can give you no assurance that other Mortgage Loans are not secured by Mortgaged Properties with any concentration of Section 8 tenants.

     Rent subsidy payments are made pursuant to Housing Assistance Payments Contracts ("HAP Contracts') between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each HAP Contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the Mortgaged Properties and utilize their vouchers elsewhere, and we cannot assure you that the units so vacated will be re-rented at rental rates equivalent to the subsidized rent, which may be in excess of market rental rates. The HAP Contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced or terminated if HUD or the local housing authority determines that the borrowers have breached the HAP Contracts. HUD may in the future elect, or be required by Congress, to take actions that have the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay their Mortgage Loans, and the value of their Mortgaged Properties and consequent ability to refinance the Mortgage Loans which are subject to HAP Contracts, could be adversely affected by some or all of the risks that we have described above.

     We cannot give you any assurance that the Program will be continued in its present form or that the level of assistance provided to tenants will be sufficient to assure revenues sufficient for the borrower to meet its obligations under the HAP Loans and to pay for necessary property operations.

     For a further discussion of risks particular to multifamily properties (including cooperative apartment buildings), see "Risk Factors--Risks Associated With Certain Mortgage Loans and Mortgaged Properties--Risks Particular to Multifamily Properties" in the Prospectus.

     Risks Particular to Office Properties. 21 of the Mortgaged Properties (other than Credit Tenant Loans), with an aggregate Cut-off Date Balance of approximately $91,477,215, representing approximately 12.98% of the Initial Pool Balance, are office properties.

     Significant factors determining the value of office properties include the following:

     o    the quality of the tenants in the building;

     o the physical attributes of the building in relation to competing buildings;

     o the strength and stability of the market area as a desirable business location; and

     o    tenant improvements and tenant build-out allowances.

     Negative changes in the physical plant or surroundings with respect to such features may have a significant impact on occupancy levels, tenant turnover and lease or rental income with respect to such properties. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     For a further discussion of risks particular to office properties, see "Risk Factors--Risks Associated With Certain Mortgage Loans and Mortgaged Properties--Risks Particular to Office Properties" in the Prospectus.

     Risks Particular to Hotel Properties. 35 Mortgaged Properties, with an aggregate Cut-off Date Balance of approximately $80,645,513, securing approximately 11.44% of the Initial Pool Balance, are full service, limited service and resort hotels. Certain of the hotel properties are associated with national or regional franchise chains, while others are not affiliated with any franchise chain but may have their own brand identity.

     Various factors may adversely affect the economic performance of a hotel including:

     o adverse economic or social conditions, either local, regional or national (which may limit the amount that can be charged for a room and may lead to reduced occupancy levels);

     o    the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives (to satisfy such costs, the related Mortgage Loans generally require the borrowers to fund reserves for furniture, fixtures and equipment);

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the construction of additional highways or other factors.

     In addition, because hotel rooms generally are rented for short periods of time, such types of properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. To meet competition in the hospitality industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities at higher levels than are applicable to many other property types.

     Certain hotel properties may be located in areas where the attraction is a particular business or military base. The economic success of a hotel in such an area may depend upon the continued existence of the particular business or military base.

     The performance of a hotel property that is affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     Franchise agreements for certain of the hotel properties may terminate prior to the maturity date specified for the related Mortgage Loan (the "Stated Maturity Date"), and may terminate upon foreclosure of the related Mortgage Loan in cases where the lender, the franchisor and the franchisee have not entered into an agreement permitting the lender to assume the franchise upon foreclosure of the related Mortgage Loan. Replacement franchises may require significantly higher fees than the franchise being replaced and renovations may be required to the related Mortgage Property in connection with such replacement. The transferability of franchise license agreements is restricted.


     Some states require that liquor licenses be held by a natural person and/or prohibit the transfer of liquor licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a hotel or motel, it is unlikely that the Trustee (or the Special Servicer on its behalf) or any other purchaser in the foreclosure sale would be entitled to the rights under liquor license for such property. If such is the case, it is possible that a new liquor license could not be obtained.

     For a further discussion of risks particular to hotels, see "Risk Factors--Risks Associated With Certain Mortgage Loans and Mortgaged Properties--Risks Particular to Hotel and Motel Properties" in the Prospectus.

     Risks Particular to Retail Properties. 30 Mortgaged Properties (excluding Credit Tenant Loans), with an aggregate Cut-off Date Balance of approximately $93,658,976, representing approximately 13.29% of the Initial Pool Balance, are anchored or unanchored retail properties.

     Dependence on Tenants' Operations. Mortgage Loans that are secured by liens on retail properties typically depend on the quality and success of tenants at the related property because rental payments are often linked to the performance of tenants' businesses (for example, lease provisions may require tenants to pay as rent a percentage of gross sales generated by the tenants' businesses). Such arrangements may cause the value of such properties to correlate to the performance of tenant businesses and may increase the risk that a borrower will be unable to make payments on the related Mortgage Loan if the tenants' businesses perform poorly. Therefore, the value of and successful operations of retail properties are significantly impacted by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The success of tenants at a retail property will be affected by a variety of factors, including:

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    demographics of the surrounding area;

     o    traffic patterns and access to major thoroughfares;

     o    availability of parking;

     o    customer tastes and preferences; and

     o the drawing power of other tenants (some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores are not operated at the property).

     A retail property generally must compete with comparable properties for tenants. Such competition is generally based on:

     o rent (the owner of a retail property may be required to offer a potential tenant a "free rent" period);

     o tenant improvements (the owner of a retail property may at its own expense significantly renovate and/or adapt space at the property to meet a particular tenant's needs); and

     o    the age and location of the property.

     Issues Involving Anchor Tenants. The presence or absence of an "anchor tenant" in a mall or shopping center may also be an important determinant of the success of such a property, because anchors play a key role in generating customer traffic and making the mall or center desirable for other tenants. An "anchor tenant" is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail mall or shopping center and whose operation is vital in attracting customers to the property or whose creditworthiness and lease term contribute to the strength of the underwriting with respect to that Mortgage Loan. 22 Mortgaged Properties, representing approximately 10.28% of the Initial Pool Balance, are "anchored" retail properties (excluding Credit Tenant Loans).

     The economic performance of an "anchored" retail property will be adversely affected by various factors, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent);

     o whether other tenants are entitled to terminate their leases if the anchor tenant ceases to operate at the property; or

     o the loss or impairment of an anchor tenant's ability to attract shoppers.

     Emerging Competitive Pressures. Unlike office or hotel properties, retail properties also face competition from alternative retail outlets, which are typically located outside of the local real estate market and are often characterized by lower operating costs than traditional retail properties. For example, all of the following types of retailers compete with more traditional retail properties for consumer dollars:

     o    catalogue retailers;

     o    home shopping networks;

     o    internet based "e-commerce";

     o    telemarketers; and

     o    multi-level marketers.

     For a further discussion of risks particular to retail properties, see "Risk Factors--Risks Associated With Certain Mortgage Loans and Mortgaged Properties--Risks Particular to Retail Properties" in the Prospectus.

     Certain Risks Associated with Industrial Properties. 18 Mortgaged Properties (excluding Credit Tenant Loans), with an aggregate Cut-off Date Balance of approximately $70,735,180, securing approximately 10.04% of the Initial Pool Balance, are industrial properties. 11 of such Mortgaged Properties, representing approximately 7.56% of the Initial Pool Balance, are industrial/office properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. For a further description of the risks particular to industrial properties, see "Special Considerations--Risks Associated With Certain Mortgage Loans and Mortgaged Properties--Risks Particular to Industrial Properties" in the Prospectus.

     Certain Risks Associated with Credit Tenant Loans. Seven of the Mortgage Loans (the "Credit Tenant Loans"), with an aggregate Cut-off Date Balance of approximately $49,650,540, representing approximately 7.04% of the Initial Pool Balance, are secured by Mortgages on Mortgaged Properties that are, in each case, subject to a lease (a "Credit Lease") to a tenant (each a "Credit Tenant") which possesses, or whose lease obligations are guaranteed by a guarantor (each, a "Guarantor") that possesses, a rating or internal classification of at least "BB-" or its equivalent by one or more rating agencies.

     Credit Quality of Credit Tenants and Guarantors. The payment of interest and principal on Credit Tenant Loans is dependent primarily on the payment by each Credit Tenant or related Guarantor, if any, of monthly rental payments and other payments due under the terms of the Credit Lease, and such payments may have little or no relation to market rents for such property. A downgrade in the credit rating of a Credit Tenant and/or the related Guarantor may adversely affect the rating of your Certificates. In addition, because the ability of the owner of a Credit Tenant Property to service the related Credit Tenant Loan is dependent on revenue from a single tenant, in the event of a default under a Credit Lease or the associated guarantee, as the case may be, the related borrower may not have the ability to make required payments on such Credit Tenant Loan until the premises are re-let, and this may be at market rates that are less than the rental rate under the defaulted credit lease. If a payment default on a Credit Tenant Loan occurs, the Special Servicer may be entitled to foreclosure upon or otherwise realize upon the related Credit Tenant Property to recover amounts due under the Credit Tenant Loan, and will also be entitled to pursue any available remedies against the defaulting Credit Tenant and any Guarantor.

     Factors Affecting Lease Enhancement Policy and Residual Value Policy Proceeds. With respect to five Credit Tenant Loans, representing in the aggregate approximately 3.74% of the Initial Pool Balance, which are not secured by a Bond-Type Lease (defined in "Description of the Mortgage Pool"), the Trustee generally is the beneficiary of one or more non-cancelable insurance policies ("Lease Enhancement Policies") obtained to cover certain lease termination and/or rent abatement events arising out of a casualty to, or condemnation of, a Credit Tenant Property. Each Lease Enhancement Policy is issued by either Chubb Custom Insurance Company ("Chubb") or Lexington Insurance Company ("Lexington"), a wholly owned subsidiary of American International Group, Inc. ("AIG"). As of the Cut-off Date, Chubb and Lexington each had a financial strength rating of "AAA" from Standard & Poor's Ratings Service. Each Lease Enhancement Policy provides that, in the event of a permitted termination by a Credit Tenant under a Credit Lease occurring as a result of a casualty or a condemnation, the related insurer will pay the Master Servicer on behalf of the Trustee a payment of all outstanding principal plus, subject to certain limitations, interest on the related Credit Tenant Loan. The insurer generally is not required to pay any amount due under a Credit Tenant Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due pursuant to the related loan documents. One Credit Tenant Loan not secured by a Bond-Type Lease, representing approximately 1.20% of the Initial Pool Balance, does not have the benefit of a Lease Enhancement Policy.

     With respect to three Credit Tenant Loans, representing approximately 2.82% of the Initial Pool Balance (the "Fully Amortizing Credit Tenant Loans"), the scheduled monthly rental payments from the related Credit Tenants are generally sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the related Credit Tenant Loan. One Fully Amortizing Credit Tenant Loan, with a Cut-off Date Balance of approximately $8,426,129, representing approximately 1.20% of the Initial Pool Balance, will require a principal payment on its Stated Maturity Date of approximately $570,000. This residual payment is not insured by a Residual Value Policy. Four of the Credit Tenant Loans, representing approximately 4.23% of the Initial Pool Balance (the "Balloon Payment Credit Tenant Loans"), are not fully amortizing and require the payment of a large amount at maturity (which coincides with the expiration of the primary term of the related Credit Leases). Each of the Balloon Payment Credit Tenant Loans has the benefit of residual value insurance policies (each a "Residual Value Policy") from R.V.I. American Insurance Company ("RVI") or Financial Structures Limited ("FSL"). The obligations of FSL are 100% reinsured by Royal Indemnity Company and its pooled insurance affiliates ("Royal"). As of the Cut-off Date, RVI had a financial strength rating of "A" from

Standard & Poor's Ratings Services and a claims paying ability rating of "A" from Fitch IBCA, Inc., and Royal had a financial strength rating of "AA-" from Standard & Poor's Rating Services and an insurer financial strength rating of "A1" from Moody's Investors Service, Inc. The Trustee is a named insured of each Residual Value Policy.

     You may be adversely affected by any failure by the insurer under a Lease Enhancement Policy or Residual Value Policy to pay in accordance with the terms of such policy, and any downgrade of the claims paying ability rating or insurer financial strength rating of any such insurer may adversely affect the ratings of the Certificates. See "Certain Characteristics of the Mortgage Loans--Credit Tenant Loans."

     Risks Particular to Nursing Homes and Other Health Care Facilities. Seven Mortgaged Properties, representing approximately 8.03% of the Initial Pool Balance, are nursing homes, senior housing facilities, assisted living facilities, rehabilitation facilities and recreational/health facilities (any of the foregoing, "health care-related properties").

     Regulatory Considerations. Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to many areas of operations of a facility, including:

     o    the adequacy of medical care;

     o    distribution of pharmaceuticals;

     o    rate setting;

     o    maintenance and use of equipment;

     o    personnel;

     o    operating policies and additions to facilities and services.

     In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continue licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at the related health related facility or, if applicable, bar it from participating in government reimbursement programs.

     Assisted living facilities generally do not require licensing by state or federal regulatory agencies and do not qualify for payments under the federal Medicare program or state Medicaid programs (although they are required to comply with applicable health department regulations). However, the operators thereof may be required to be licensed by a state or municipal authority to provide food service. The failure of a borrower under a Mortgage Loan secured by an assisted living facility to renew any required license could impair its ability to generate operating income

     Insurance Reimbursement. Nursing home facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare revenues are subject to a variety of risks including:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries;

     o    government funding restrictions; and

     o cost-containment measures by government payors that limit payments to health-care providers.

     In addition, there are currently under consideration various proposals for national health-care reform that could further limit payments by Medicare and Medicaid. Accordingly, there can be no assurance that payments under governmental reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the nursing home facilities that receive revenues from those sources, and consequently the ability of the Mortgaged Property to support debt service on the related Mortgage Loan, will be impaired. In addition, the continued operation of a nursing home facility subsequent to a foreclosure is dependent upon the proposed operator's satisfying all applicable legal requirements, such as possessing the required license to operate such facility and/or dispense required pharmaceuticals.

     In addition, to the extent that such facilities serve patients whose fees are reimbursed by private insurers, the operating income will be dependent on the reimbursement policies of such insurers.

     The operators of health-care related properties are likely to compete on a local and regional basis with others that operate similar facilities. Some of their competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources of financing not available to such operators. The successful operation of a nursing home or congregate care facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care.

     For a further discussion of risks particular to health-care related properties, see "Risk Factors--Risks Associated With Certain Mortgage Loans and Mortgaged Properties--Risks Particular to Health-Care-Related Properties" in the Prospectus.

     Certain Risks Associated with Self-Storage Properties. Two Mortgaged Properties, representing approximately 0.37% of the Initial Pool Balance, are secured by self-storage properties. Because of relatively low acquisition costs and break-even occupancy rates, self-storage properties are considered vulnerable to competition. Despite their relatively low acquisition costs, the particular building characteristics of such properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a self-storage property. In addition, factors that affect the success of a self-storage property include:

     o    the location and visibility of the facility;

     o    its proximity to apartment complexes or commercial users;

     o    trends of apartment tenants in the area moving to single-family homes;

     o    services provided (such as security and accessibility);

     o    the age of improvements;

     o    the appearance of the improvements; and

     o    the quality of management.

     For further description of the risks particular to self-storage properties, see "Risk Factors--Risk Associated With Certain Mortgage Loans and Mortgage Properties--Risk Particular to Warehouse, Mini-Warehouse and Self-Storage Facilities" in the Prospectus.

     Certain Risks Associated with Mobile Home Parks. Seven Mortgaged Properties, representing approximately 1.79% of the Initial Pool Balance, are secured by mobile home parks. The successful operation of a mobile home park or recreational vehicle park will generally depend upon the number of competing parks in the local market, as well as upon other factors such as:

     o    its age;

     o    its appearance;

     o    its reputation;

     o    its management; and

     o    the type of facilities and services it provides.


     Mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging (for example, staying at a seaside hotel).


     For a further description of the risks particular to mobile home parks, see "Risk Factors--Risks Associated With Certain Mortgage Loans and Mortgage Properties--Risk Particular to Mobile Home Parks and Recreational Vehicle Parks" in the Prospectus.


     Seismic Risk. 13 Mortgaged Properties, representing approximately 7.85% of the Initial Pool Balance, are located in areas classified as Class 3 or 4 seismic zones. Seismic studies have been completed for all of such Mortgaged Properties with the exception of one Mortgaged Property that secures a Mortgage Loan representing approximately 0.54% of the Initial Pool Balance.


     No Mortgaged Property has a "probable maximum loss" estimate exceeding 20%. No Mortgaged Property is insured against earthquake damage.


     Zoning Compliance. Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and for other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and setback requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and, to the extent law and ordinance insurance coverage is not in place, may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow.


     Americans With Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a Mortgaged Property does not currently comply with the ADA, the related borrower may be required to incur significant costs in order to bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. These costs could have an adverse effect on a borrower's ability to pay debt service on the related Mortgage Loan.


     Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the performance of the related Mortgaged Properties and, thus, the distributions to Certificateholders.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL


     The principal assets of the Trust will consist of conventional Mortgage Loans secured primarily by 62 multifamily properties, 21 office properties, 30 retail properties, 35 hotel/motel properties, 7 credit tenant properties, 18 industrial properties, 7 mobile home parks, 2 self-storage properties and 11 properties consisting of mixed use, nursing homes, senior housing, health care and other categories. The Initial Pool Balance is approximately $704,764,603. Each Mortgage Loan is evidenced by one or more promissory notes (a "Mortgage Note") obligating the borrower to repay a specified sum with interest and is secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that collectively create a first mortgage lien (i) with respect to 176 Mortgage Loans, representing approximately 99.46% of the Initial Pool Balance, on the fee simple interest of the borrower or another person in one or more multifamily, retail, office, hospitality, industrial, credit tenant, nursing home, mixed use, health care, mobile home park and self storage properties and (ii) with respect to one Mortgage Loan, representing approximately 0.54% of the Initial Pool Balance, on the leasehold interest of the borrower in one mobile home park property (each property enumerated in clause (i) and (ii) above, a "Mortgaged Property"). The term of the ground lease securing the Mortgage Loan referred to in clause (ii) above extends at least ten years beyond the Stated Maturity Date of such Mortgage Loan (including options to extend). All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to herein without further description are approximate percentages of the Initial Pool Balance.


     All information contained herein regarding the "Mortgage Loans as of the Cut-off Date" is based on the assumption that there will be no changes to the composition or characteristics of the Mortgage Pool prior to the Cut-off Date.


     The "Cut-off Date" is June 1, 1999, except with respect to one Mortgage Loan, representing approximately 2.11% of the Initial Pool Balance, as to which the Cut-off Date is June 5, 1999. All payments on any Mortgage Loan that are due on or before its Cut-off Date, whether or not received, are not included in the Trust Assets.


     The "Cut-off Date Balance" of any Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments due on or before such date, whether or not received. The "Initial Pool Balance" is the sum of the Cut-off Date Balances of all of the Mortgage Loans.


     On or before June 7, 1999 (the "Closing Date"), the Depositor will purchase the Mortgage Loans to be included in the Trust from the Mortgage Loan Sellers pursuant to two Mortgage Loan Purchase Agreements (each a "Mortgage Loan Purchase Agreement"), each to be dated as of June 1, 1999, and to be between the respective Mortgage Loan Seller and the Depositor.


     The Mortgage Loans were originated between November 1997 and May 1999. The Mortgage Loans sold to the Depositor by PWRES were generally underwritten in accordance with the underwriting criteria described under "--PWRES Underwriting Standards" below, and the Mortgage Loans sold to the Depositor by MLMC were generally underwritten in accordance with the underwriting criteria described under "--MLMC Underwriting Standards" below.


     The Mortgage Loans are not insured or guaranteed by the Depositor, either Underwriter, either Mortgage Loan Seller, any governmental entity or private mortgage insurer (except that lease enhancement insurance and/or residual value insurance has been obtained with respect to certain Credit Tenant Loans). The Depositor has not undertaken any evaluation of the significance of the provisions of any of the Mortgage Loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, you should consider all of the Mortgage Loans to be nonrecourse loans (subject to standard nonrecourse exceptions) as to which recourse in the case of default will be limited to the specific property and such other assets, if any, pledged to secure a Mortgage Loan.

     Cross-Collateralized Groups and Multi-Property Loans. The Mortgage Pool includes three Cross-Collateralized Groups, each of which is comprised of two or more separate mortgage loans that are cross-collateralized and cross-defaulted with each other. The Mortgage Pool also includes six Multi-Property Loans, each of which is made to a single borrower and is evidenced by one note but which is secured by more than one Mortgaged Property and contains provisions for the partial release of one or more of such Mortgaged Properties or, in the case of one such Multi-Property Loans, does not provide for any release of the related Mortgaged Properties but was underwritten on the basis of a separate allocation of Underwritten Net Cash Flow among the related Mortgaged Properties for purposes of determining compliance with debt service coverage and other tests. The Mortgage Pool also includes one Multi-Property Loan made to two borrowers and evidenced by one note that is secured by two Mortgaged Properties. Certain Cross-Collateralized Groups and Multi-Property Loans permit the release of one or more of the related Mortgaged Properties or, in the case of a Cross-Collateralized Group, termination of the applicable cross-collateralization, subject in each case to the fulfillment of one or both of the following conditions:

     o the satisfaction of certain performance criteria, such as maintenance of a minimum DSCR or a maximum LTV Ratio, specified in the related loan documents;

     o the borrower's substitution for the Mortgaged Property of non-callable U.S. Government Securities that provide for payments on or prior to each Due Date and the Stated Maturity Date (or Anticipated Repayment Date in the case of an ARD Loan) equal to 125% (and in the case of one Cross-Collateralized Group, representing approximately 0.65% of the Initial Pool Balance, 110%) of the amounts that are payable on each such date under the terms of the related Mortgage Note (in the case of a Mortgaged Property within a Cross-Collateralized Group or, in the case of a partial defeasance of a Multi-Property Loan, of the amounts payable that are allocated to the Mortgaged Property being released.)

     One Mortgage Loan secured by multiple Mortgaged Properties, identified as Loan No. ML-108 on Annex A-1, shows separate allocated loan amounts for each such Mortgaged Property in Annex A-1 nothwithstanding that such Mortgage Loan is not included in the definition of "Multi-Property Loan" owing to the absence of provisions that permit the partial release of such Mortgaged Properties and the absence of separate allocations of Net Underwritten Cash Flow to the several Mortgaged Properties.

     In this Prospectus Supplement we generally treat each Cross-Collateralized Group as if it constitutes a single Mortgage Loan, notwithstanding that it consists of separate notes secured by separate mortgages, except where the context makes it clear that we are referring to the individual mortgage loans within that group. One Cross-Collateralized Group, representing in the aggregate 0.37% of the Initial Pool Balance (identified on the Mortgage Loan Schedule as Loan No. ML-108 and ML-145, is comprised of separate Mortgage Loans with substantially different terms.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. 176 Mortgage Loans, representing approximately 97.89% of the Initial Pool Balance, provide for Monthly Payments to be due on the first day of each month with a grace period no longer than ten days. One Mortgage Loan, representing approximately 2.11% of the Initial Pool Balance, provides for Monthly Payments to be due on the fifth day of the month with a three day grace period.

     Mortgage Rates; Calculations of Interest. Each Mortgage Loan bears interest at a Mortgage Rate that is fixed for the remaining term of such Mortgage Loan (or, in the case of the ARD Loans, until the Anticipated Repayment Date). As described below, however, each ARD Loan will accrue interest after its Anticipated Repayment Date at a rate that is no more than two percentage points in excess of its Mortgage Rate prior to such Anticipated Repayment Date (except in the case of one Mortgage Loan, representing approximately 1.81% of the Initial Pool Balance, for which the Mortgage Loan documents provide that interest will accrue after the Anticipated Repayment Date at a rate equal to the greater of (i) 2% over the related Mortgage Rate and (ii) 2% over the Treasury Rate; such provision has not been waived, but we cannot give you any assurance that it may not be waived in the future). The term "Mortgage Rate" does not include (i) the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or a modification or (ii) interest on any ARD Loan after its Anticipated Repayment Date at the difference between the Initial Rate and the Revised Rate (each as defined below). See "Description of the Certificates--Distribution--Priorities." As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.260% per annum to 9.590% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.402% per annum.

     No Mortgage Loan provides for negative amortization or for the deferral of interest except for ARD Loans following their respective Anticipated Repayment Dates to the extent of the deferral of Excess Interest.

     Each Mortgage Loan will accrue interest on the basis of one of the following conventions:

     o Actual number of days elapsed during each one-month accrual period (an "Actual/360 Basis"). Mortgage Loans that accrue interest on an Actual/360 Basis are referred to in this Prospectus Supplement as "Actual/360 Mortgage Loans."

     o A 360-day year consisting of 12 30-day months (a "30/360 Basis"). Mortgage Loans that accrue interest on a 30/360 Basis are referred to in this Prospectus Supplement as "30/360 Mortgage Loans."

     Set forth below is the number of Mortgage Loans that accrue interest based on each of the foregoing conventions and the percentage of the Initial Pool Balance that such Mortgage Loans represent.



                  NUMBER OF    AGGREGATE CUT-    % OF INITIAL
ACCRUAL METHOD      LOANS     OFF DATE BALANCE   POOL BALANCE
---------------- ----------- ------------------ -------------
   Actual/360        173        $669,422,818         94.99%
   30/360              4        $ 35,341,785          5.01%
   Totals            177        $704,764,603           100%

     Lockout Periods, Yield Maintenance Charges and Prepayment Premiums. Each of the Mortgage Loans restricts voluntary prepayments in one or both of the following ways: (i) by prohibiting voluntary prepayments for a specified amount of time after origination (the "Lockout Period") and (ii)(a) allowing voluntary prepayments only with the payment of an additional charge intended to compensate the lender for foregone interest (the "Yield Maintenance Charge") for a specified amount of time from origination or, in the case of a Mortgage Loan that is also subject to a Lockout Period, after the expiration of the related Lockout Period (the "Yield Maintenance Period") or (b) by imposing fees or premiums, generally equal to a percentage of the principal balance of such Mortgage Loan that is prepaid (a "Prepayment Premium") in connection with voluntary full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or, in the case of Mortgage Loans not subject to a Yield Maintenance Period, the related Lockout Period.

     o 113 Mortgage Loans, representing approximately 54.39% of the Initial Pool Balance, contain provisions that prohibit all voluntary prepayments;


     o 50 Mortgage Loans representing in the aggregate approximately 36.52% of the Initial Pool Balance, contain provisions that prohibit all voluntary prepayments until a specified date (generally between four and seven months prior to the Stated Maturity Date or Anticipated Repayment Date of the related Mortgage Loan or, in the case of one Mortgage Loan, representing approximately 0.17% of the Initial Pool Balance, 61 months prior to the Stated Maturity Date) and without restriction thereafter.

     o Ten Mortgage Loans representing in the aggregate approximately 5.82% of the Initial Pool Balance, contain provisions that prohibit voluntary prepayment for a period of generally up to one to five years after origination and permit voluntary prepayment at any time thereafter with the payment of a Yield Maintenance Charge until generally up to four months prior to the Stated Maturity Date or the Anticipated Repayment Date and without restriction thereafter.

     o Three Mortgage Loans representing in the aggregate approximately 2.94% of the Initial Pool Balance, contain provisions that prohibit voluntary prepayment for a period of generally up to two to eight years after origination and permit voluntary prepayment thereafter with the payment of a Prepayment Premium until generally between four and seven months prior to the Stated Maturity Date or Anticipated Repayment Date and without restriction thereafter.

     o One Mortgage Loan representing in the aggregate approximately 0.33% of the Initial Pool Balance, contains provisions that permit voluntary prepayment at any time with the payment of a Yield Maintenance Charge.

     With respect to each Mortgage Loan sold to the Depositor by PWRES that provides for the payment of a Yield Maintenance Charge, the "Yield Maintenance Charge" will generally be equal to the greater of (A) 1% of the portion of the principal balance of the Mortgage Loan being prepaid, and (B) the product of
(i) a fraction the numerator of which is an amount equal to the portion of the principal balance of the Mortgage Loan being prepaid and denominator of which is the outstanding principal balance of such Mortgage Loan on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance of the Mortgage Loan as of the date of such prepayment, from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest on the Mortgage Loan (including the Balloon Payment or the prepayment expected to be made on the Anticipated Repayment Date, if applicable) determined by discounting such payments at the applicable Discount Rate.

     With respect to each Mortgage Loan sold to the Depositor by MLMC that provides for the payment of a Yield Maintenance Charge, the "Yield Maintenance Charge" will generally be equal to the greater of (i) 1% of the principal amount of the Mortgage Loan and (ii) the positive difference, if any, between
(x) the present value on the date of prepayment of all future installments which the borrower would otherwise be required to pay under the terms of the Mortgage Loan in the absence of such prepayment, including any Balloon Payment or prepayment expected to be made on the Anticipated Repayment Date, if applicable, discounted at the Discount Rate, and (y) the principal amount of the Mortgage Loan on the date of prepayment.

     The "Discount Rate" is a rate equal to (i) with respect to the Mortgage Loans sold by PWRES to the Depositor, the per annum rate calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15-"Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date of the Mortgage Loan being prepaid (or such other comparable calculation based on the United States Treasury Security set forth in such other publication), with such rate converted to a monthly equivalent, and (ii) with respect to the Mortgage Loans sold by MLMC to the Depositor, the per annum rate equal to the yield to maturity (adjusted to a "mortgage equivalent basis" pursuant to the standards and practices of the Securities Industry Association) on the date of prepayment of the United States Treasury security having the term to maturity closest to what otherwise would have been the remaining term of the related Mortgage Loan absent such prepayment.

     Please see "--Additional Mortgage Loan Information" for a more detailed description of the prepayment protections and restrictions of the Mortgage Loans.

     The Mortgage Loan documents generally do not require the payment of a Yield Maintenance Charge or Prepayment Premium in connection with an involuntary prepayment owing to a casualty to or condemnation of the related Mortgaged Property.

     The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. Unless a Mortgage Loan is relatively near its Stated Maturity Date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. You should also note that the enforceability of provisions concerning prepayment premiums and yield maintenance charges has been challenged in several states. If a borrower were to successfully challenge the imposition of Prepayment Premiums or Yield Maintenance Charges with respect to its prepayment of a Mortgage Loan, the yield to maturity of your Certificates could be affected.

     Notwithstanding the foregoing, as described under "General--ARD Loans" below, each ARD Loan will be freely prepayable in whole or in part on and after the related Anticipated Repayment Date.

     Prepayment Premiums and Yield Maintenance Charges are distributable to Certificateholders as described herein under "Description of the Certificates--Distribution--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Additional Debt. Except as described below, each borrower was generally required to satisfy all existing indebtedness encumbering the related Mortgaged Property as a condition to the funding of the related Mortgage Loan and is prohibited by the terms of the related loan documents from incurring additional indebtedness without the consent of the lender. However, the Mortgage Loans generally permit the related borrowers to incur a limited amount of unsecured trade debt in the ordinary course of business.

     However, in certain cases borrowers have been permitted to maintain additional existing financing as follows:

     o Three Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $5,358,190, representing approximately 0.76% of the Initial Pool Balance, permit the related borrower to maintain subordinate financing secured by a lien on an interest in the related Mortgaged Property that was in existence on the date of origination of the related Mortgage Loan. Each lender of such existing subordinate debt that is secured by the related Mortgaged Property has entered into a subordination and standstill agreement pursuant to which, among other provisions, such lender has agreed to subordinate all payments due under the related subordinate debt, including assignments of leases and rents, to the payment obligations under the related Mortgage Loan, and the subordinate lender has agreed that it will not take any action to enforce its rights under the related subordinate mortgage until the related Mortgage Loan has been paid in full, even if there is a default under the subordinate debt.

     o Two Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $8,960,514, representing approximately 1.27% of the Initial Pool Balance, permit the related borrowers to maintain subordinate financing that is not secured by the related Mortgaged Property and that is in an amount not in excess of $500,000 in each case. The subordinate debt is unconditionally subordinate to the related Mortgage Loan until (i) one year after the Mortgage Loan has been fully satisfied, in the case of one such Mortgage Loan, representing approximately 0.70% of the Initial Pool Balance, or (ii) the date on which the Mortgage Loan has been satisfied, in the case of one Mortgage Loan, representing in the aggregate approximately 0.57% of the Initial Pool Balance; provided, however, that in certain limited circumstances the borrower is permitted to make payments on the subordinate debt while the Mortgage Loan is outstanding. In the case of one of such Mortgage Loan the lender of the additional debt is an affiliate of the borrower.

     o With respect to one Mortgage Loan, with an aggregate Cut-off Date Balance of approximately $7,438,152, representing approximately 1.06% of the Initial Pool Balance, the related borrower is permitted to sell accounts receivable, in an aggregate amount of not more than $1,200,000, in connection with the operation of its rehabilitation center. The Trustee on behalf of the Certificateholders has a first priority perfected security interest in the receivables that are sold and in the proceeds of such sale, but it has contractually subordinated its rights with respect to the receivables that are sold to the rights of the purchaser thereof. Payments received on the purchased receivables are deposited in a lockbox account that is held by European-American Bank, and funds on deposit in the lockbox are required to be released to the purchaser of the purchased receivables at the borrower's direction.

     o Two Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $8,177,435, representing approximately 1.16% of the Initial Pool Balance, permit the related borrowers to incur future indebtedness secured by a subordinate lien on the related Mortgaged Property. In the case of one such Mortgage Loan, with a Cut-off Date Balance of approximately $1,225,052, representing approximately 0.17% of the Initial Pool Balance, the subordinate debt may be "hard", meaning that the subordinate lender has not contractually waived its rights to enforce remedies against the borrower in the event of a default on the subordinate indebtedness. In the case of one such Mortgage Loan, representing approximately 0.99% of the Initial Pool Balance, the subordinate debt will be subject to the terms of an intercreditor and subordination agreement pursuant to which, among other provisions, the subordinate lender will be required to subordinate all payments due under the related subordinate debt to the payment obligations under the related Mortgage Loan and will not be entitled to take any action to enforce its rights under the related subordinate mortgage until the related Mortgage Loan has been paid in full, even if there is a default under the subordinate debt.

     Except for the receivables financing described above, each lender of existing subordinate secured and unsecured debt has entered into subordination and standstill agreement pursuant to which, among other provisions, such lender has agreed to subordinate all payments due under the related subordinate debt, including assignments of leases and rents, to the payment obligations under the related Mortgage Loan, and the subordinate lender has agreed that it will not take any action to enforce its rights under the related subordinate mortgage until the related Mortgage Loan has been paid in full, even if there is a default under the subordinate debt. Notwithstanding the foregoing, in certain circumstances the borrower may make payments on the subordinate debt while the Mortgage Loan is outstanding.

     Four Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $32,196,821, representing approximately 4.57% of the Initial Pool Balance, permit the owners of the related borrowers to pledge their limited partnership interests or other ownership interests in the borrower as security for mezzanine debt that was in existence as of the date of origination of the related Mortgage Loan. In addition, one Mortgage Loan, with an aggregate Cut-off Date Balance of approximately $4,894,164, representing approximately 0.69% of the Initial Pool Balance, permits the owners of the related borrowers to incur mezzanine debt in the future.

     Loan Amortization. 144 Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $528,185,011, representing approximately 74.94% of the Initial Pool Balance, are "Balloon Loans". 26 Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $70,595,799, representing approximately 10.02% of the Initial Pool Balance, are "Fully Amortizing Loans". Seven of the Mortgage Loans with an aggregate Cut-off Date Balance of approximately $105,983,793 (collectively, the "ARD Loans"), representing in the aggregate approximately 15.04% of the Initial Pool Balance, are "ARD Loans." We describe the characteristics of the ARD Loans, the Balloon Loans and the Fully Amortizing Loans in the following paragraphs.

     o ARD Loans. Each ARD Loan provides that if the related borrower has not prepaid the related ARD Loan in full on or before a certain date (the "Anticipated Repayment Date"), any principal outstanding on such date shall accrue interest at an increased interest rate (the "Revised Rate") rather than at the stated Mortgage Rate (the "Initial Rate"). Generally, each Anticipated Repayment Date is not more than 120 months after the first Due Date for the related ARD Loan. The Revised Rate for each ARD Loan will generally be equal to the sum of (x) the Initial Rate plus (y) an additional rate (the "Excess Rate"), which is generally 2% per annum; provided however, that in the case of one Mortgage Loan, with a Cut-off Date Balance of approximately $12,774,267, representing approximately 1.81% of the Initial Pool Balance, the Revised Rate is the greater of (i) 2% above the Initial Rate and (ii) 2% above the Treasury Rate. After the Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the constant monthly payment required under the terms of the related loan documents and after payment of all escrows and expenses required under the related loan documents will be used to accelerate amortization of principal on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after the Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans ("Excess Interest") will be deferred and will be paid only after the outstanding principal balance of the related ARD Loan has been paid in full, and such deferred interest will accrue interest. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be repaid by the related borrowers on their respective Anticipated Repayment Dates. The failure of the related borrower to repay an ARD Loan on the Anticipated Repayment Date will not be an event of default under the terms of such Mortgage Loan.

     o Balloon Loans. Each Balloon Loan provides for monthly payments based on an amortization schedule that is significantly longer than the term to maturity of the Balloon Loan. Consequently, a large principal payment is due at the Stated Maturity Date of the Mortgage Loan. Unlike the failure to prepay an ARD Loan at its Anticipated Repayment Date, the failure to pay the Balloon Payment on the Stated Maturity Date of a Balloon Loan is an event of default on the related Mortgage Loan.

     o Fully Amortizing Loans. Each Fully Amortizing Loan provides for monthly payments based on an amortization schedule that is approximately equal to the term to maturity of the Mortgage Loan, and consequently no large payment of principal is due on the Stated Maturity Date of such a Mortgage Loan. However, in certain circumstances, a small additional payment of principal may be required to be made on the Stated Maturity Date of a Fully Amortizing Loan that accrues interest on an Actual/360 Basis.

     Credit Tenant Loans. Seven Mortgage Loans with an aggregate Cut-off Date Balance of approximately $49,650,549 representing in the aggregate approximately 7.04% of the Initial Pool Balance ("Credit Tenant Loans") are secured by Mortgaged Properties ("Credit Tenant Properties") that are, in each case, subject to a net lease obligations (a "Credit Lease") of a tenant (a "Credit Tenant") that possesses (or whose lease obligations are guaranteed by a guarantor that possesses) a rating or internal classification of at least "BB-" (or the equivalent) or higher by one or more nationally recognized statistical rating organizations. See "Risk Factors--Risks Relating to the Mortgage Loans--Credit Tenant Properties." For additional information regarding the Credit Tenant Loans, please see Annex A-2 attached to this Prospectus Supplement.

     With respect to three Credit Tenant Loans, representing approximately 2.82% of the Initial Pool Balance (the "Fully Amortizing Credit Tenant Loan"), the scheduled monthly rental payments from the related tenants are generally sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the related Credit Tenant Loan. One Fully Amortizing Credit Tenant Loan, with a Cut-off Date Balance of approximately $8,426,129, representing approximately 1.20% of the Initial Pool Balance, will require a principal payment on its Stated Maturity Date of approximately $570,000. This residual payment is not insured by a Residual Value Policy. Four of the Credit Tenant Loans, representing approximately 4.23% of the Initial Pool Balance (the "Balloon Payment Credit Tenant Loans"), are not fully amortizing and require the payment of Balloon Payments at maturity (which coincides with the expiration of the primary term of the related Credit Lease). Each of the Balloon Payment Credit Tenant Loans has the benefit of a residual value insurance policy (a "Residual Value Policy") from R.V. I. American Insurance Company ("RVI") or Financial Structures Limited ("FSL"). The obligations of FSL are 100% reinsured by Royal Indemnity Company and its pooled insurance affiliates ("Royal"). As of the Cut-off Date RVI had a financial strength rating of "A" from Standard & Poor's Rating Services and a claims paying ability rating of "A" from Fitch IBCA, and Royal had a claims paying ability rating of "AA-" from Standard & Poor's Rating Services and an insurer financial strength rating of "A1" from Moody's. The Trustee is a named insured of each Residual Value Policy.

     Each Credit Tenant is obligated under the related Credit Lease to make all Monthly Rental Payments except with respect to Balloon Payment Credit Tenant Loans, with respect to which the Balloon Payment is covered by a residual value insurance policy. The amount of the Monthly Rental Payments payable by each Credit Tenant is generally equal to or greater than the scheduled payment of all principal, interest and other amounts due each month, on the related Credit Tenant Loan, and it is expected that the monthly payments of the related borrowers will be funded from such Monthly Rental Payments, except that any Balloon Payments are to be paid by the Credit Tenants or from the proceeds of any Residual Value Insurance Policies or from the proceeds of sale or refinancing of the Credit Tenant Property. In the case of Credit Tenant Loans with debt service reserve accounts, withdrawals of funds on deposit in the debt service reserve account will be used to supplement Monthly Rental Payments in an amount necessary to fully amortize such Mortgage Loans.

     Notwithstanding the foregoing, the borrowers remain liable for all obligations under the Credit Tenant Loans (subject to the non-recourse provisions of the Credit Tenant Loans). Each mortgagor under a Credit Tenant Loan has assigned to the mortgagee of the related Credit Tenant Loan (each, a "Credit Lease Assignment"), as security for such mortgagor's obligations thereunder, such mortgagor's rights under the related Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related property (each, a "Credit Tenant Property"), including, but not limited to, an assignment of any guarantee of the Credit Tenant's obligations under the related Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the related Credit Leases.

     Each Credit Lease generally provides that the related Credit Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Tenant Property and, except in the case of five Credit Tenant Loans representing approximately 3.74% of the Initial Pool Balance, all other operating expenses incurred in connection with the operation of the related Credit Tenant Property. Generally, each Credit Tenant Loan provides that if the Credit Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement of such Credit Lease (a "Credit Lease Default"), the mortgagee may exercise rights under the related Credit Lease Assignment or loan document to require the related mortgagor either (i) to terminate such Credit Lease or (ii) not to terminate such Credit Lease and exercise any of its rights thereunder. A default under a Credit Lease will constitute a default under the related Credit Tenant Loan.

     Lease termination rights and rent abatement rights, if any, in the Credit Leases may generally be divided into three categories: (i) termination and abatement rights directly arising from certain defined casualties or condemnation ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a borrower's default relating to its obligations (other than the obligation to maintain a Lease Enhancement Policy) under the related Credit Leases to perform required maintenance, repairs or replacements with respect to the related Credit Tenant Property ("Maintenance Rights") and
(iii) termination and abatement rights arising from certain other borrower defaults under the related Credit Lease, including but not limited to remediating environmental conditions not caused by the Credit Tenant, enforcement of restrictive covenants affecting property owned directly or indirectly by the borrower in the area of the Credit Tenant Property and complying with laws regulating such Credit Tenant Property or common areas related to such Credit Tenant Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases" or "Bondable Leases") have neither Casualty nor Condemnation Rights, Maintenance Rights nor Additional Rights, and the Credit Tenants thereunder are required, at their sole expense, to maintain the related Credit Tenant Property, in good order and repair. Other Credit Leases ("Triple Net Leases") have Casualty or Condemnation Rights and may have Additional Rights. The tenants under Triple Net Leases are required, at their own expense, to maintain the related Credit Tenant Property, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases ("Double Net Leases") have Casualty or Condemnation Rights and Maintenance Rights, and may have Additional Rights. If the borrower were to default in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Credit Tenant exercised its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Certificateholders to the extent that reserves were insufficient to reimburse the Credit Tenant for certain costs of curing the default. One of the Credit Tenant Loans, with a Cut-off Date Balance of approximately $14,875,024, representing approximately 2.11% of the Initial Pool Balance are Bond-Type Leases and five of the Credit Tenant Loans with an aggregate Cut-off Date Balance of approximately $26,349,387, representing approximately 3.74% of the Initial Pool Balance are Double Net Leases. One Credit Tenant Loan, representing approximately 1.20% of the Initial Pool Balance, does not have the benefit of a Lease Enhancement policy.

     With respect to the Credit Tenant Loans secured by a non-Bond-Type Lease, the Trustee generally is the beneficiary of one or more non-cancelable insurance policies ("Lease Enhancement Policies") obtained to cover certain lease termination and/or rent abatement events arising out of a casualty to, or condemnation of, a Credit Tenant Property. Each Lease Enhancement Policy was issued by either Chubb Custom Insurance Company ("Chubb") or Lexington Insurance Company ("Lexington"). As of the Cut-off Date, Chubb and Lexington had a financial strength rating of "AAA" from Standard and Poor's Ratings Service. Each Lease Enhancement Policy provides that, in the event of a permitted termination by a Credit Tenant under a Credit Lease occurring as a result of a casualty or a condemnation, the related insurer will pay the Master Servicer on behalf of the Trustee a payment of all outstanding principal plus, subject to certain limitations, interest on the related Credit Tenant Loan. The insurer generally is not required to pay any amount due under a Credit Tenant Loan other than principal and, subject to the limitations described herein, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the related borrower is obligated to pay thereunder to reimburse the Master Servicer or the Trustee or Fiscal Agent for outstanding Servicing Advances.

     At the end of the term of the Credit Lease, the related Credit Tenant is generally obligated to surrender the Credit Tenant Property in good order and in its original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required to be performed by the related borrower. Certain of the Credit Leases give the related tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the primary term of the Credit Lease

     The related Mortgage Loan Seller's underwriting guidelines with respect to the Credit Tenant Loans are described under "--PWRES' Underwriting Standards" and "--MLMC's Underwriting Standards" herein.

     Defeasance; Releases of Mortgaged Property. 163 Mortgage Loans with an aggregate Cut-off Date Balance of approximately $640,734,145 of the Initial Pool Balance, representing in the aggregate approximately 90.91% of the Initial Pool Balance, grant the related borrower the option to obtain the release of the lien of the Mortgage on all of the related Mortgaged Property at any time commencing generally between two years and five years after the date of origination (but in no event less than two years from the Closing Date), by substituting for such Mortgaged Property, as collateral for the related Mortgage Note, U.S. Treasury Securities which provide payments on or prior to all successive scheduled payment dates after the proposed date of defeasance on which interest and principal payments are required to be made under the terms of the related Mortgage Loan (including the amount of any Balloon Payment, if applicable, and assuming that any ARD Loan is prepaid in full on its Anticipated Repayment Date) and in amounts no less than the scheduled payments due on such dates under the terms of the related Mortgage Loan. No Yield Maintenance Charge or Prepayment Premium will be due in connection with any full or partial defeasance of a Mortgage Loan.

     The partial release of Mortgaged Properties securing Multi-Property Mortgage Loans and Cross-Collateralized Groups is permitted in certain instances upon the substitution of U.S. Treasury Securities which provide for payment in amount generally equal to 125% (and in the case of one Cross-Collateralized Group representing approximately 0.63% of the Initial Pool Balance, 110% and in the case of one Mortgage Loan, representing approximately 0.57% of the Initial Pool Balance, 100%) of the payments which would have been due on the related mortgage in the case of a part of a Cross-Collateralized Group or due on the amount allocated to the released Mortgaged Property in the case of a Multi-Property Loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Except for two Mortgage Loans with an aggregate Cut-off Date Balance of approximately $21,827,406, representing in the aggregate approximately 3.10% of the Initial Pool Balance, the Mortgage Loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the Master Servicer; provided, however that, under the terms of certain of the Mortgage Loans such consent must be granted if certain conditions are met. Certain Mortgage Loans permit transfers of the Mortgaged Properties or of interests in the borrower to affiliated persons or entities and/or for estate planning and other purposes.

     Three Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $64,172,743, representing approximately 9.11% of the Initial Pool Balance, permit the related borrower, on no more than one occasion, to transfer the related Mortgaged Property to a publicly-traded "umbrella partnership real estate investment trust" (an "Up-Reit"), provided that (a) the long term unsecured debt obligations of the Up-Reit are rated "BBB" (or its equivalent) or above by one or more rating agencies, (b) the assumption documents are in all respects satisfactory to the Master Servicer, (c) the borrower and the guarantor of the Mortgage Loan remain liable for their respective obligations in respect of the Mortgage Loan and (d) such transfer does not result in the downgrade or withdrawal of the ratings assigned to the Certificates by any Rating Agency.

     The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) will be required to exercise (or waive its right to exercise) any right it may have with respect to a Mortgage Loan or Specially Serviced Mortgage Loan, as applicable, containing a "due-on-sale" or "due-on-encumbrance" clause (i) to accelerate the payments thereon, or (ii) to withhold its consent to any such sale or creation of additional liens or other encumbrances in a manner consistent with the Servicing Standard. Notwithstanding the foregoing, the Master Servicer and Special Servicer, as applicable will not be permitted to waive (i) a due-on-sale provision under a Mortgage Loan with a scheduled principal balance greater than 2% of the aggregate principal balance of the Mortgage Pool or (ii) any due-on-encumbrance provision without first confirming that such waiver will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Certificates and the Master Servicer will not be permitted to waive a due-on-encumbrance provision without the consent of the Special Servicer (except that the Special Servicer will be deemed to have consented if it does not respond to written notice requesting such consent within five business days).

     Waiver of any due-on-sale provision (or the allowance of any assumption of a Mortgage Loan) will also require notice to the Special Servicer.

     Lender/Borrower Relationships. The Mortgage Loan Sellers and their respective affiliates may maintain relationships with certain borrowers or their affiliates. Proceeds of the Mortgage Loans may, in certain limited cases, be used to pay indebtedness owed to the Mortgage Loan Sellers or their respective affiliates.

     An affiliate of PWRES owns approximately 66.70% of the equity interests in the borrower with respect to one Credit Tenant Loan, with a Cut-off Date Balance of approximately $7,911,959, representing approximately 1.12% of the Initial Pool Balance.

     Mortgaged Property Lock Box Accounts. With respect to 17 Mortgage Loans (the "Lock Box Loans") with an aggregate Cut-off Date Balance of approximately $166,973,046, representing approximately 23.69% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been, or may be, established in the name of the lender pursuant to the related loan documents. With respect to 13 of such Lock Box Loans, with an aggregate Cut-off Date Balance of approximately $144,167,984, representing approximately 20.46% of the Initial Pool Balance, the tenants or the related property manager are currently required to deposit rents directly into the related Lock Box Account. The terms of four Lock Box Loans, representing approximately 3.23% of the Initial Pool Balance, provide for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the failure of certain major tenants to renew or extend their respective leases, the failure of the related borrower to lease such premises to new tenants acceptable to the lender, the failure of the Mortgaged Property to meet certain DSCR requirements or (in the case of the ARD Loans) the failure of the borrower to prepay the related Mortgage Loan in full on the related Anticipated Repayment Date). Two of such "springing" lock boxes will require the related borrower to deposit rents directly into the related Lock Box Account. The Lock Box Accounts will not be assets of either REMIC.

ADDITIONAL MORTGAGE LOAN INFORMATION


     The following tables set forth certain specified characteristics of the Mortgage Loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Cut-off Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Cut-off Date. Mortgage Loans may be removed from the Mortgage Pool (i.e. not sold by the applicable Mortgage Loan Seller to the Depositor) as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


     As used in the following tables "LTV Ratio" for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to such date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal thereof obtained in connection with the origination or acquisition, as the case may be, of such Mortgage Loan. The LTV Ratio as of the Stated Maturity Date or Anticipated Repayment Date of any Mortgage Loan, as the case may be, described below was calculated based on the principal balance of the related Mortgage Loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the Mortgage Loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination or acquisition, as the case may be, the information set forth in the tables below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination or acquisition, as the case may be, and the current actual loan-to-value ratio of a Mortgage Loan may be higher than its LTV Ratio at origination or acquisition, as the case may be, even after taking into account amortization since origination or acquisition, as the case may be.


     As used in the following tables the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (other than a Credit Tenant Loan) is the ratio of
(i) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date.


     All amortization term statistics used in the following tables exclude five Mortgage Loans, representing 3.74% of the Initial Pool Balance, that have irregular amortization terms. All maturity and term statistics unless otherwise noted assume that ARD Loans mature on their respective Anticipated Repayment Dates.


     All LTV Ratio statistics and DSCR statistics exclude Credit Tenant Loans.


     All DSCR and LTV Ratio statistics treat Cross-Collateralized Groups and Multi-Property Loans as single Mortgage Loans.

                                PROPERTY TYPES



                                                                AGGREGATE        % OF       AVERAGE       HIGHEST
                                                  NUMBER OF      CUT-OFF       INITIAL      CUT-OFF       CUT-OFF
                                                  MORTGAGED        DATE          POOL         DATE          DATE
                      PROPERTY TYPES             PROPERTIES      BALANCE       BALANCE      BALANCE       BALANCE
                      ------------------------- ------------ --------------- ----------- ------------- -------------
Multifamily ......... Cooperative                      1      $  1,091,891        0.15%   $ 1,091,891   $ 1,091,891
                      Multifamily                     61       221,954,745       31.49      3,638,602    16,337,265
                      -------------------------       --      ------------      ------    -----------   -----------
                      SubTotal                        62       223,046,636       31.65      3,597,526    16,337,265
Retail .............. Anchored Retail                 22        72,456,652       10.28      3,293,484    12,774,267
                      Unanchored Retail                8        21,202,324        3.01      2,650,290     7,671,620
                      -------------------------       --      ------------      ------    -----------   -----------
                      SubTotal                        30        93,658,976       13.29      3,121,966    12,774,267
Office .............. Office                          19        87,553,295       12.42      4,608,068    33,176,730
                      Office/Retail                    1         3,068,825        0.44      3,068,825     3,068,825
                      Suburban Office                  1           855,095        0.12        855,095       855,095
                      -------------------------       --      ------------      ------    -----------   -----------
                      SubTotal                        21        91,477,215       12.98      4,356,058    33,176,730
Hospitality ......... Full service                     5        15,237,611        2.16      3,047,522     3,864,307
                      Limited Service                 29        63,724,233        9.04      2,197,387     5,908,372
                      Resort                           1         1,683,670        0.24      1,683,670     1,683,670
                      -------------------------       --      ------------      ------    -----------   -----------
                      SubTotal                        35        80,645,513       11.44      2,304,158     5,908,372
Industrial .......... Industrial                       7        17,455,688        2.48      2,493,670     3,819,352
                      Industrial/Office               11        53,279,492        7.56      4,843,590    11,474,466
                      -------------------------       --      ------------      ------    -----------   -----------
                      SubTotal                        18        70,735,180       10.04      3,929,732    11,474,466
CTL ................. CTL - industrial                 1         8,426,129        1.20      8,426,129     8,426,129
                      CTL - mixed Use                  1        14,875,024        2.11     14,875,024    14,875,024
                      CTL - Office                     1         4,742,905        0.67      4,742,905     4,742,905
                      CTL - retail                     4        21,606,482        3.07      5,401,620     8,664,604
                      -------------------------       --      ------------      ------    -----------   -----------
                      SubTotal                         7        49,650,540        7.04      7,092,934    14,875,024
Nursing Home ........ Nursing Home                     2        32,840,000        4.66     16,420,000    17,100,000
Mixed Use ........... Mixed Use                        3        22,567,400        3.20      7,522,467    18,478,392
Mobile Home           Mobile Home Park                 7        12,605,248        1.79      1,800,750     3,823,400
 Park ...............
Senior Housing ...... Senior Housing-Assisted          3         9,967,957        1.41      3,322,652     5,962,720
                      Living
Other ............... Other                            1         1,185,820        0.17      1,185,820     1,185,820
                      Recreational / Health            1         6,336,877        0.90      6,336,877     6,336,877
                                                      --      ------------      ------    -----------   -----------
                      Facility
                      -------------------------
                      SubTotal                         2         7,522,698        1.07      3,761,349     6,336,877
Health Care ......... Rehabilitation Facility          1         7,438,152        1.06      7,438,152     7,438,152
Self Storage ........ Self Storage                     2         2,609,089        0.37      1,304,544     1,367,592
                                                      --      ------------      ------    -----------   -----------
                      TOTAL/WTD. AVG.                193      $704,764,603      100.00%   $ 3,651,630   $33,176,730
                                                     ===      ============      ======    ===========   ===========


                                                               WEIGHTED AVERAGES
                      ---------------------------------------------------------------------------------------------------
                                                                                                              LOAN PER
                                    STATED    REMAINING   CUT-OFF    CUT-OFF                                SQ FT, UNIT,
                       MORTGAGE   REMAINING     AMORT.      DATE       DATE     REPAYMENT     OCCUPANCY       BED, KEY,
                         RATE     TERM(MO.)   TERM(MO.)   DSCR(A)     LTV(A)       LTV      PERCENTAGE(B)      OR ROOM
                      ---------- ----------- ----------- --------- ----------- ----------- --------------- --------------
Multifamily .........    6.800%      114         294        2.78x      40.44%      32.49%        100%          $64,301
                         7.359       114         339        1.31x      75.49       64.41          96            32,566
                         -----       ---         ---        ----       -----       -----         ---           -------
                         7.356       114         338        1.32x      75.31       64.26          96            32,721
Retail ..............    7.532       129         327        1.36x      70.62       55.44          97               147
                         7.550       142         322        1.55x      68.67       47.57          95                72
                         -----       ---         ---        ----       -----       -----         ---           -------
                         7.536       132         326        1.40x      70.18       53.66          96               130
Office ..............    7.047       113         344        1.49x      69.76       59.80          95                73
                         7.400       111         291        1.20x      60.17       49.35          77                78
                         7.750       115         295        1.44x      68.41       55.53         100                58
                         -----       ---         ---        ----       -----       -----         ---           -------
                         7.065       113         342        1.48x      69.42       59.41          94                73
Hospitality .........    7.462       159         262        1.63x      67.83       35.70          38            26,342
                         7.737       141         255        1.70x      67.19       38.58          68            29,842
                         7.660       111         291        3.07x      28.06       23.18          74            84,265
                         -----       ---         ---        ----       -----       -----         ---           -------
                         7.683       144         257        1.71x      66.50       37.71          62            30,317
Industrial ..........    7.739       110         313        1.41x      69.56       59.33         100                47
                         7.310       110         321        1.33x      72.16       60.71          96                70
                         -----       ---         ---        ----       -----       -----         ---           -------
                         7.416       110         319        1.35x      71.52       60.37          97                64
CTL .................    6.716       235         235          NAP        NAP         NAP         100                34
                         7.260       228         283          NAP        NAP         NAP         100                91
                         6.610       107         NAP          NAP        NAP         NAP         100               162
                         7.234       236         NAP          NAP        NAP         NAP         100               128
                         -----       ---         ---     --------   --------   ---------         ---           -------
                         7.094       221         265          NAP        NAP         NAP         100               104
Nursing Home ........    8.375       120         264        1.66x      66.47       50.40          95            91,379
Mixed Use ...........    6.842       108         350        1.46x      70.88       62.03          97               108
Mobile Home              7.099       123         233        1.90x      55.79       33.36          96            11,293
 Park ...............
Senior Housing ......    6.951       114         330        1.60x      67.21       56.17          98            71,539
Other ...............    7.520       109         289        1.25x      75.53       62.32         100                30
                         7.420       113         293        1.57x      66.01       53.26         100               225
                         -----       ---         ---     -------   ---------   ---------         ---           -------
                         7.436       112         292        1.52x      67.51       54.69         100               195
Health Care .........    8.500       115         235        2.27x      71.52       50.93          94            92,977
Self Storage ........    7.760       115         323        1.44x      74.02       63.51          87                25
                         -----       ---         ---     -------   ---------   ---------         ---           -------
                         7.402%      127         316        1.46x      71.03%      56.62%         92%          $20,324
                         =====       ===         ===     =======   =========   =========         ===           =======

                      WEIGHTED
                       AVERAGES
                      ---------
                       AVERAGE
                       PROPERTY
                         SIZE
                      ---------
Multifamily .........       17
                           235
                           ---
                           234
Retail ..............   77,729
                        62,646
                        ------
                        74,314
Office ..............  249,909
                        39,419
                        14,800
                       -------
                       240,650
Hospitality .........      121
                            91
                            20
                       -------
                            95
Industrial ..........   84,120
                       104,222
                       -------
                        99,261
CTL .................  246,046
                       163,156
                        29,362
                        65,358
                       -------
                       121,884
Nursing Home ........      180
Mixed Use ...........  169,961
Mobile Home                230
 Park ...............
Senior Housing ......       65
Other ...............   39,034
                        28,129
                       -------
                        29,848
Health Care .........       80
Self Storage ........   53,066
                       -------
                        65,718
                       =======

-------
(A) The Cut-off Date DSCR and the Cut-off Date LTV ratio shown above do not reflect seven Credit Tenant Loans representing 7.04% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios of approximately 100%.

(B) Weighted average of the occupancy percentage for the corresponding property type determined on the basis of the individual occupancy percentages set forth on Annex A-1.

                            GEOGRAPHIC DISTRIBUTION




                                                                                            WEIGHTED AVERAGES
                                                                                  --------------------------------------
                                   NUMBER OF       AGGREGATE          % OF          CUT-OFF       CUT-OFF
                                   MORTGAGED     CUT-OFF DATE     INITIAL POOL        DATE          DATE       REPAYMENT
STATE OR DISTRICT(A)              PROPERTIES        BALANCE          BALANCE        DSCR(B)        LTV(B)         LTV
------------------------------   ------------   --------------   --------------   -----------   -----------   ----------
Texas ........................         19       $ 90,817,375          12.89%          1.31x         75.19%       66.45%
Maryland .....................          6         83,501,308          11.85           1.46x         73.72        64.36
Florida ......................         23         55,038,335           7.81           1.47x         68.76        53.90
New Jersey ...................         14         52,966,816           7.52           1.55x         66.71        46.76
California ...................         13         51,491,340           7.31           1.40x         69.81        53.34
New York .....................         14         48,366,192           6.86           1.60x         67.16        53.55
Arizona ......................          7         28,086,100           3.99           1.35x         75.71        64.56
Minnesota ....................          6         27,887,748           3.96           1.88x         53.74        20.52
Michigan .....................          5         27,460,974           3.90           1.25x         75.51        65.98
North Carolina ...............          8         24,173,118           3.43           1.53x         71.55        52.53
South Carolina ...............          5         20,688,973           2.94           1.50x         71.39        49.65
Georgia ......................         10         19,924,665           2.83           1.69x         69.32        46.24
Nevada .......................          2         15,736,629           2.23           1.25x         67.86        59.51
Ohio .........................          9         15,114,190           2.14           1.26x         74.07        57.54
Pennsylvania .................          5         14,274,883           2.03           1.39x         73.71        61.30
New Hampshire ................          2         13,387,211           1.90           1.20x         70.87        65.11
Illinois .....................          8         11,968,978           1.70           1.40x         72.41        62.14
Washington ...................          2         11,047,648           1.57            169x         68.63        45.67
Virginia .....................          2          9,944,159           1.41           1.65x         67.74        55.67
New Mexico ...................          1          9,170,484           1.30           1.22x         74.56        66.43
Massachusetts ................          8          9,093,868           1.29           1.89x         59.20        39.89
Puerto Rico ..................          1          8,664,604           1.23           NAP           NAP          NAP
Wisconsin ....................          2          8,387,448           1.19           1.26x         77.81        68.91
Tennessee ....................          4          6,818,354           0.97           1.52x         65.61        37.82
Indiana ......................          2          6,289,120           0.89           1.47x         77.36        67.48
Vermont ......................          1          5,962,720           0.85           1.73x         63.70        54.92
Alabama ......................          2          5,173,475           0.73           1.31x         79.35        67.29
Mississippi ..................          2          4,547,719           0.65           1.54x         67.91        47.51
Louisiana ....................          3          3,819,487           0.54           2.00x         60.73        34.97
District Of Columbia .........          1          3,819,352           0.54           1.55x         69.44        59.40
Connecticut ..................          1          2,756,214           0.39           1.68x         72.53         3.48
Oklahoma .....................          2          2,609,089           0.37           1.44x         74.02        63.51
South Dakota .................          1          2,228,908           0.32           1.32x         68.58        48.24
Colorado .....................          1          2,099,147           0.30           1.38x         71.16        58.45
Kansas .......................          1          1,447,974           0.21           1.33x         74.26        51.70
                                       --       ------------         ------           ----      ---------        -----
TOTAL/WTD. AVG. ..............        193       $704,764,603         100.00%          1.46x         71.03%       56.62%
                                      ===       ============         ======           ====      =========        =====

----------
(A) Total number of States is 33 plus Puerto Rico and the District of Columbia.

(B) The Cut-off Date DSCR and the Cut-off Date LTV ratio shown above do not reflect seven Credit Tenant Loans representing 7.04% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios of approximately 100%.

                                  YEARS BUILT


                                                           CUMULATIVE
                                 AGGREGATE        % OF        % OF
                   NUMBER OF      CUT-OFF       INITIAL     INITIAL
RANGE OF           MORTGAGED        DATE          POOL        POOL
YEARS BUILT       PROPERTIES      BALANCE       BALANCE     BALANCE
---------------- ------------ --------------- ----------- -----------
1852 - 1899 ....        2      $  3,535,937        0.50%       0.50%
1900 - 1929 ....       17        29,306,759        4.16        4.66
1930 - 1959 ....       11        33,625,337        4.77        9.43
1960 - 1969 ....       28       103,207,139       14.64       24.08
1970 - 1979 ....       50       159,674,445       22.66       46.73
1980 - 1989 ....       39       213,996,520       30.36       77.10
1990 - 1998 ....       46       161,418,465       22.90      100.00
                       --      ------------      ------      ------
TOTAL/WTD.
 AVG. ..........      193      $704,764,603      100.00%     100.00%
                      ===      ============      ======      ======



                                                 WEIGHTED AVERAGES
                 ----------------------------------------------------------------------------------
                               STATED      REMAINING                CUT-OFF    CUT-OFF    REPAYMENT
RANGE OF          MORTGAGE   REMAINING   AMORTIZATION   SEASONING     DATE       DATE     MATURITY
YEARS BUILT         RATE     TERM(MO.)     TERM(MO.)     (MO.)(A)   DSCR(B)     LTV(B)       LTV
---------------- ---------- ----------- -------------- ----------- --------- ----------- ----------
1852 - 1899 ....    7.380%      112          292            8        1.23x      61.79%     50.50%
1900 - 1929 ....    7.142       129          321            9        1.48x      71.47      54.46
1930 - 1959 ....    7.443       127          289            6        1.86x      65.26      47.47
1960 - 1969 ....    7.100       116          323            8        1.50x      71.93      58.65
1970 - 1979 ....    7.511       134          304            8        1.47x      68.74      52.16
1980 - 1989 ....    7.432       120          337            6        1.38x      71.92      61.50
1990 - 1998 ....    7.489       137          300            6        1.42x      73.02      55.32
                    -----       ---          ---       -----------   ----       -----      -----
TOTAL/WTD.
 AVG. ..........    7.402%      127          316            7        1.46x      71.03%     56.62%
                    =====       ===          ===       ===========   ====       =====      =====

-------
(A) Number of months elapsed since the first Due Date following origination.

(B) The Cut-off Date DSCR and the Cut-off Date LTV ratio shown above do not reflect seven Credit Tenant Loans representing 7.04% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios of approximately 100%.

                         DEBT SERVICE COVERAGE RATIOS



                                                                  CUMULATIVE
       RANGE OF        NUMBER OF     AGGREGATE        % OF           % OF
     DEBT SERVICE       MORTGAGE   CUT-OFF DATE   INITIAL POOL   INITIAL POOL
    COVERAGE RATIO       LOANS        BALANCE        BALANCE        BALANCE
--------------------- ----------- -------------- -------------- --------------
CTL Loans ...........       7      $ 49,650,540        7.04%          7.04%
1.20 -- 1.29 ........      48       248,306,677       35.23          42.28
1.30 -- 1.39 ........      32       101,484,496       14.40          56.68
1.40 -- 1.49 ........      24        77,535,692       11.00          67.68
1.50 -- 1.59 ........      21        48,988,739        6.95          74.63
1.60 -- 1.69 ........      20        94,028,863       13.34          87.97
1.70 -- 1.79 ........       7        38,248,556        5.43          93.40
1.80 -- 1.89 ........       5        10,999,640        1.56          94.96
1.90 -- 1.99 ........       3         9,750,137        1.38          96.34
2.00 -- 2.49 ........       5        15,122,557        2.15          98.49
2.50 -- 2.99 ........       3         7,993,386        1.13          99.62
3.00 -- 3.49 ........       1         1,683,670        0.24          99.86
4.00 -- 4.01 ........       1           971,649        0.14         100.00
                           --      ------------      ------         ------
TOTAL/WTD.
 AVG. ...............     177      $704,764,603      100.00%        100.00%
                          ===      ============      ======         ======



                                               WEIGHTED AVERAGES
                      -------------------------------------------------------------------
       RANGE OF                     STATED    REMAINING   CUT-OFF    CUT-OFF
     DEBT SERVICE      MORTGAGE   REMAINING     AMORT       DATE       DATE     REPAYMENT
    COVERAGE RATIO       RATE     TERM(MO.)   TERM(MO.)   DSCR(A)     LTV(A)       LTV
--------------------- ---------- ----------- ----------- --------- ----------- ----------
CTL Loans ...........    7.094%      221         265     NAP       NAP            NAP
1.20 -- 1.29 ........    7.482       115         338        1.24x      75.28%     63.43%
1.30 -- 1.39 ........    7.325       113         327        1.34x      73.07      61.00
1.40 -- 1.49 ........    7.304       124         322        1.44x      72.24      56.58
1.50 -- 1.59 ........    7.500       123         285        1.55x      65.68      46.82
1.60 -- 1.69 ........    7.378       130         302        1.63x      68.10      49.55
1.70 -- 1.79 ........    7.571       119         300        1.73x      65.95      51.90
1.80 -- 1.89 ........    7.344       130         258        1.84x      64.21      42.27
1.90 -- 1.99 ........    7.464       152         323        1.94x      63.39      49.44
2.00 -- 2.49 ........    7.807       119         253        2.25x      61.90      44.76
2.50 -- 2.99 ........    6.872       147         223        2.68x      44.45      20.93
3.00 -- 3.49 ........    7.660       111         291        3.07x      28.06      23.18
4.00 -- 4.01 ........    7.050       171         171        4.01x      17.67       0.49
                         -----       ---         ---     -------   ---------      -----
TOTAL/WTD.
 AVG. ...............    7.402%      127         316        1.46x      71.03%     56.62%
                         =====       ===         ===     =======   =========      =====

----------
(A) The Cut-off Date DSCR and the Cut-off Date LTV ratio shown above do not reflect seven Credit Tenant Loans representing 7.04% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios of approximately 100%.

                       RANGE OF CUT-OFF DATE LTV RATIOS




                                                    % OF      CUMULATIVE
      RANGE OF        NUMBER OF     AGGREGATE     INITIAL        % OF
    CUT-OFF DATE       MORTGAGE   CUT-OFF DATE      POOL     INITIAL POOL
     LTV RATIOS         LOANS        BALANCE      BALANCE       BALANCE
-------------------- ----------- -------------- ----------- --------------
CTL Loans ..........       7      $ 49,650,540       7.04%        7.04%
17.67 -- 50.00 .....      13        23,268,528       3.30        10.35
50.01 -- 60.00 .....      13        50,243,801       7.13        17.48
60.01 -- 70.00 .....      38       112,969,622      16.03        33.51
70.01 -- 80.00 .....     105       467,370,592      66.32        99.82
80.01 -- 80.10 .....       1         1,261,519       0.18       100.00
                         ---      ------------     ------       ------
TOTAL/WTD.
 AVG. ..............     177      $704,764,603     100.00%      100.00%
                         ===      ============     ======       ======



                                              WEIGHTED AVERAGES
                     -------------------------------------------------------------------
      RANGE OF                     STATED    REMAINING   CUT-OFF    CUT-OFF
    CUT-OFF DATE      MORTGAGE   REMAINING     AMORT       DATE       DATE     REPAYMENT
     LTV RATIOS         RATE     TERM(MO.)   TERM(MO.)   DSCR(A)     LTV(A)       LTV
-------------------- ---------- ----------- ----------- --------- ----------- ----------
CTL Loans ..........    7.094%      221         265         NAP       NAP         NAP
17.67 -- 50.00 .....    7.402       139         226        2.18x    40.74%      19.35%
50.01 -- 60.00 .....    7.698       138         288        1.70x    57.79       37.77
60.01 -- 70.00 .....    7.528       124         296        1.49x    65.84       47.62
70.01 -- 80.00 .....    7.372       116         331        1.39x    75.19       62.66
80.01 -- 80.10 .....    7.800       118         298        1.27x    80.10       65.96
                        -----       ---         ---     -------   ---------   --------
TOTAL/WTD.
 AVG. ..............    7.402%      127         316        1.46x    71.03%      56.62%
                        =====       ===         ===     =======   =========   ========

----------
(A) The Cut-off Date DSCR and the Cut-off Date LTV ratio shown above do not reflect seven Credit Tenant Loans representing 7.04% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios of approximately 100%.

                              BALLOON LTV RATIOS




                                                      % OF      CUMULATIVE
       RANGE OF         NUMBER OF     AGGREGATE     INITIAL        % OF
       REPAYMENT         MORTGAGE   CUT-OFF DATE      POOL     INITIAL POOL
      LTV RATIOS          LOANS        BALANCE      BALANCE       BALANCE
---------------------- ----------- -------------- ----------- --------------
CTL Loans ............       7      $ 49,650,540       7.04%        7.04%
Fully Amortizing .....      23        50,735,134       7.20        14.24
  .01 -- 50.00 .......      26        73,005,481      10.36        24.60
50.01 -- 60.00 .......      39       132,031,475      18.73        43.34
60.01 -- 70.00 .......      69       343,874,964      48.79        92.13
70.01 -- 80.00 .......      13        55,467,009       7.87       100.00
                            --      ------------     ------       ------
TOTAL/WTD.
 AVG. ................     177      $704,764,603     100.00%      100.00%
                           ===      ============     ======       ======



                                                WEIGHTED AVERAGES
                       -------------------------------------------------------------------
       RANGE OF                      STATED    REMAINING   CUT-OFF    CUT-OFF
       REPAYMENT        MORTGAGE   REMAINING     AMORT       DATE       DATE     REPAYMENT
      LTV RATIOS          RATE     TERM(MO.)   TERM(MO.)     DSCR       LTV         LTV
---------------------- ---------- ----------- ----------- --------- ----------- ----------
CTL Loans ............    7.094%      221         265         NAP       NAP         NAP
Fully Amortizing .....    7.270       210         211        1.65x    61.29%       2.46%
  .01 -- 50.00 .......    7.753       120         272        1.73x    57.60       43.39
50.01 -- 60.00 .......    7.629       113         300        1.56x    68.82       55.77
60.01 -- 70.00 .......    7.279       113         345        1.36x    74.93       65.40
70.01 -- 80.00 .......    7.562        98         350        1.27x    78.67       71.24
                          -----       ---         ---     -------   ---------     -----
TOTAL/WTD.
 AVG. ................    7.402%      127         316        1.46x    71.03%      56.62%
                          =====       ===         ===     =======   =========     =====

----------
(A) The Cut-off Date DSCR and the Cut-off Date LTV ratio shown above do not reflect seven Credit Tenant Loans representing 7.04% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios of approximately 100%.



                                ORIGINAL TERMS




                                                         % OF
                            NUMBER OF     AGGREGATE     INITIAL
         ORIGINAL            MORTGAGE   CUT-OFF DATE     POOL
           TERM               LOANS        BALANCE      BALANCE
-------------------------- ----------- -------------- ----------
5 Year Balloon ...........       2      $  5,213,983      0.74%
6 to 9 Year Balloon ......      10        43,935,988      6.23
10 Year Balloon ..........     125       426,988,192     60.59
10 Year Balloon ADR.......       5        91,984,474     13.05
11 to 14 Year Balloon.....       2        19,108,000      2.71
11 to 14 Year Balloon
 ADR .....................       1        12,774,267      1.81
15 Year Balloon ..........       2         7,891,879      1.12
16 to 20 Year Balloon.....       2        17,135,011      2.43
16 to 20 Year Balloon
 ADR .....................       1         1,225,052      0.17
21 to 25 Year Balloon.....       1         7,911,959      1.12
Fully Amortizing .........      26        70,595,799     10.02
                               ---      ------------    ------
TOTAL/WTD.
 AVG. ....................     177      $704,764,603    100.00%
                               ===      ============    ======



                                                           WEIGHTED AVERAGES
                           ----------------------------------------------------------------------------------
                                         STATED      REMAINING               CUT-OFF    CUT-OFF
         ORIGINAL           MORTGAGE    REMAINING     AMORT.     SEASONING     DATE       DATE     REPAYMENT
           TERM               RATE     TERM (MO.)   TERM (MO.)    (MO.)(A)   DSCR(B)     LTV(B)       LTV
-------------------------- ---------- ------------ ------------ ----------- --------- ----------- ----------
5 Year Balloon ...........    7.963%        52          308           8        1.28x      76.03%     71.79%
6 to 9 Year Balloon ......    7.734         84          344           6        1.31x      69.66      64.10
10 Year Balloon ..........    7.509        113          317           7        1.46x      71.67      60.24
10 Year Balloon ADR.......    6.843        112          352           8        1.43x      73.66      64.51
11 to 14 Year Balloon.....    7.600        144          360           0        1.24x      77.73      66.22
11 to 14 Year Balloon
 ADR .....................    7.750        126          354           6        1.25x      70.97      61.14
15 Year Balloon ..........    7.214        173          331           7        1.98x      56.21      41.30
16 to 20 Year Balloon.....    7.232        226          283          11         NAP         NAP        NAP
16 to 20 Year Balloon
 ADR .....................    7.175        231          291           9        1.38x      74.25      30.33
21 to 25 Year Balloon.....    7.450        288            0          11         NAP         NAP        NAP
Fully Amortizing .........    7.180        212          214           9        1.65x      61.29       2.46
                              -----        ---          ---          --     -------   ---------      -----
TOTAL/WTD.
 AVG. ....................    7.402%       127          316           7        1.46x      71.03%     56.62%
                              =====        ===          ===          ==     =======   =========      =====

----------
(A) Number of months elapsed since the first Due Date following origination.

(B) The Cut-off Date DSCR and the Cut-off Date LTV ratio shown above do not reflect seven Credit Tenant Loans representing 7.04% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios of approximately 100%.

                                MORTGAGE RATES




                                     AGGREGATE                     CUMULATIVE
                       NUMBER OF      CUT-OFF          % OF           % OF
RANGE OF                MORTGAGE        DATE       INITIAL POOL   INITIAL POOL
MORTGAGE RATES           LOANS        BALANCE         BALANCE        BALANCE
--------------------- ----------- --------------- -------------- --------------
6.260--6.999.........      26      $149,262,158        21.18%         21.18%
7.000--7.124.........      22        67,695,557         9.61          30.78
7.125--7.249.........      14        61,700,696         8.75          39.54
7.250--7.374.........      19        77,216,986        10.96          50.50
7.375--7.499.........      17        60,088,429         8.53          59.02
7.500--7.624.........      23        78,620,238        11.16          70.18
7.625--7.749.........      11        28,739,009         4.08          74.26
7.750--7.874.........      16        75,800,966        10.76          85.01
7.875--7.999.........       4        11,602,986         1.65          86.66
8.000--8.124.........       6        17,317,632         2.46          89.11
8.125--8.249.........       5        11,384,420         1.62          90.73
8.250--8.374.........       5         7,406,210         1.05          91.78
8.375--8.499.........       4        40,583,067         5.76          97.54
8.500--8.624.........       2         8,162,895         1.16          98.70
8.750--8.874.........       1         1,896,954         0.27          98.97
9.125--9.249.........       1         3,819,352         0.54          99.51
9.500--9.590.........       1         3,467,048         0.49         100.00
                           --      ------------       ------         ------
TOTAL/WTD.
 AVG. ...............     177      $704,764,603       100.00%        100.00%
                          ===      ============       ======         ======



                                                 WEIGHTED AVERAGES
                      -----------------------------------------------------------------------
                                    STATED       REMAINING    CUT-OFF    CUT-OFF    REPAYMENT
RANGE OF               MORTGAGE    REMAINING   AMORTIZATION     DATE       DATE     MATURITY
MORTGAGE RATES           RATE     TERM (MO.)    TERM (MO.)    DSCR(A)     LTV(A)       LTV
--------------------- ---------- ------------ -------------- --------- ----------- ----------
6.260--6.999.........    6.694%       126          316         1.58x      69.36%     54.14%
7.000--7.124.........    7.062        119          321         1.47x      71.68      58.92
7.125--7.249.........    7.180        133          311         1.32x      74.80      59.15
7.250--7.374.........    7.297        138          318         1.38x      71.79      58.67
7.375--7.499.........    7.432        127          327         1.36x      71.86      61.72
7.500--7.624.........    7.564        126          321         1.37x      72.65      57.63
7.625--7.749.........    7.686        141          315         1.63x      68.92      48.53
7.750--7.874.........    7.783        128          331         1.32x      73.02      58.57
7.875--7.999.........    7.929        128          320         1.40x      74.63      55.02
8.000--8.124.........    8.069         99          308         1.38x      74.32      64.81
8.125--8.249.........    8.187        156          312         1.48x      63.21      41.09
8.250--8.374.........    8.318        115          319         1.44x      71.22      61.02
8.375--8.499.........    8.377        117          282         1.61x      65.80      51.68
8.500--8.624.........    8.509        115          246         2.19x      71.61      52.25
8.750--8.874.........    8.810        118          298         1.63x      54.20      45.89
9.125--9.249.........    9.200        118          298         1.55x      69.44      59.40
9.500--9.590.........    9.590         95          233         1.60x      43.89      35.52
                         -----        ---          ---         ----       -----      -----
TOTAL/WTD.
 AVG. ...............    7.402%       127          316         1.46x      71.03%     56.62%
                         =====        ===          ===         ====       =====      =====

-------
(A) The Cut-off Date DSCR and the Cut-off Date LTV ratio shown above do not reflect seven Credit Tenant Loans representing 7.04% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios of approximately 100%.

                                REMAINING TERMS




                                                              CUMULATIVE
RANGE OF           NUMBER OF     AGGREGATE        % OF           % OF
REMAINING           MORTGAGE   CUT-OFF DATE   INITIAL POOL   INITIAL POOL
TERMS (MO.)          LOANS        BALANCE        BALANCE        BALANCE
----------------- ----------- -------------- -------------- --------------
 50- 72 .........       4      $ 17,697,511        2.51%          2.51%
 73- 84 .........       5        12,324,330        1.75           4.26
 85- 96 .........       3        19,128,130        2.71           6.97
 97-108 .........      15        91,589,801       13.00          19.97
109-120 .........     115       427,382,865       60.64          80.61
121-228 .........      19        84,232,140       11.95          92.56
229-240 .........      12        36,959,570        5.24          97.81
241-292 .........       4        15,450,256        2.19         100.00
                      ---      ------------      ------         ------
TOTAL/WTD.
 AVG. ...........     177      $704,764,603      100.00%        100.00%
                      ===      ============      ======         ======



                                             WEIGHTED AVERAGES
                  -----------------------------------------------------------------------
RANGE OF                        STATED       REMAINING    CUT-OFF    CUT-OFF
REMAINING          MORTGAGE    REMAINING   AMORTIZATION     DATE       DATE     REPAYMENT
TERMS (MO.)          RATE     TERM (MO.)    TERM (MO.)    DSCR(A)     LTV(A)       LTV
----------------- ---------- ------------ -------------- --------- ----------- ----------
 50- 72 .........    7.587%        65          335         1.26x      74.83%     69.92%
 73- 84 .........    7.939         83          359         1.42x      63.10      59.08
 85- 96 .........    7.800         93          334         1.28x      70.84      64.04
 97-108 .........    7.143        107          345         1.31x      76.48      67.00
109-120 .........    7.445        114          319         1.49x      71.12      59.79
121-228 .........    7.288        169          285         1.54x      65.13      37.55
229-240 .........    7.241        232          235         1.49x      68.63       4.82
241-292 .........    7.650        280          271         1.61x      64.07       3.06
                     -----        ---          ---         ----       -----      -----
TOTAL/WTD.
 AVG. ...........    7.402%       127          316         1.46x      71.03%     56.62%
                     =====        ===          ===         ====       =====      =====

-------
(A) The Cut-off Date DSCR and the Cut-off Date LTV ratio shown above do not reflect seven Credit Tenant Loans representing 7.04% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios of approximately 100%.

                             CUT-OFF DATE BALANCES




                                                                      CUMULATIVE
                           NUMBER OF     AGGREGATE        % OF           % OF
CUT-OFF DATE                MORTGAGE   CUT-OFF DATE   INITIAL POOL   INITIAL POOL
BALANCE                      LOANS        BALANCE        BALANCE        BALANCE
------------------------- ----------- -------------- -------------- --------------
$   724,743-$   999,999         7      $  6,017,310        0.85%          0.85%
$ 1,000,000-$ 1,999,999        59        85,625,753       12.15          13.00
$ 2,000,000-$ 2,999,999        44       109,637,566       15.56          28.56
$ 3,000,000-$ 3,999,999        14        49,076,658        6.96          35.52
$ 4,000,000-$ 4,999,999        12        54,918,113        7.79          43.32
$ 5,000,000-$ 5,999,999         6        33,519,039        4.76          48.07
$ 6,000,000-$ 6,999,999         7        45,012,827        6.39          54.46
$ 7,000,000-$ 7,999,999         6        45,790,222        6.50          60.96
$ 8,000,000-$ 8,999,999         5        42,227,187        5.99          66.95
$ 9,000,000-$ 9,999,999         5        47,815,723        6.78          73.73
$10,000,000-$14,999,999         7        84,291,816       11.96          85.69
$15,000,000-$19,999,999         4        67,655,657        9.60          95.29
$30,000,000-$33,176,730         1        33,176,730        4.71         100.00
                               --      ------------      ------         ------
TOTAL/WTD.
 AVG. ...................     177      $704,764,603      100.00%        100.00%
                              ===      ============      ======         ======



                                                     WEIGHTED AVERAGES
                          -----------------------------------------------------------------------
                                        STATED       REMAINING    CUT-OFF    CUT-OFF
CUT-OFF DATE               MORTGAGE    REMAINING   AMORTIZATION     DATE       DATE     REPAYMENT
BALANCE                      RATE     TERM (MO.)    TERM (MO.)    DSCR(A)     LTV(A)       LTV
------------------------- ---------- ------------ -------------- --------- ----------- ----------
$   724,743-$   999,999      7.632%       122          289         1.84x      63.47%     51.41%
$ 1,000,000-$ 1,999,999      7.478        130          280         1.57x      66.37      44.58
$ 2,000,000-$ 2,999,999      7.410        131          300         1.51x      69.04      49.45
$ 3,000,000-$ 3,999,999      7.718        113          306         1.47x      68.76      55.90
$ 4,000,000-$ 4,999,999      7.283        129          306         1.47x      68.41      48.14
$ 5,000,000-$ 5,999,999      7.270        110          320         1.45x      70.29      59.00
$ 6,000,000-$ 6,999,999      7.348        109          342         1.39x      71.48      62.45
$ 7,000,000-$ 7,999,999      7.601        144          330         1.54x      76.26      65.01
$ 8,000,000-$ 8,999,999      7.078        159          291         1.29x      77.39      63.35
$ 9,000,000-$ 9,999,999      7.445        123          353         1.26x      77.62      67.47
$10,000,000-$14,999,999      7.484        135          344         1.25x      73.77      65.28
$15,000,000-$19,999,999      7.577        115          308         1.50x      71.60      58.95
$30,000,000-$33,176,730      6.590        112          352         1.65x      70.97      61.74
                             -----        ---          ---         ----       -----      -----
TOTAL/WTD.
 AVG. ...................    7.402%       127          316         1.46x      71.03%     56.62%
                             =====        ===          ===         ====       =====      =====

----------
(A) The Cut-off Date DSCR and the Cut-off Date LTV ratio shown above do not reflect seven Credit Tenant Loans representing 7.04% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios of approximately 100%.

                          YEARS OF SCHEDULED MATURITY
                         OR ANTICIPATED REPAYMENT DATE




                                                            CUMULATIVE
SCHEDULED        NUMBER OF     AGGREGATE        % OF           % OF
MATURITY OR       MORTGAGE   CUT-OFF DATE   INITIAL POOL   INITIAL POOL
ARD YEAR           LOANS        BALANCE        BALANCE       BALANCE
--------------- ----------- -------------- -------------- -------------
2003 ..........       2      $  5,213,983        0.74%          0.74%
2005 ..........       2        12,483,528        1.77           2.51
2006 ..........       6        17,285,411        2.45           4.96
2007 ..........       2        14,167,048        2.01           6.97
2008 ..........      95       356,307,383       50.56          57.53
2009 ..........      37       178,209,482       25.29          82.82
2011 ..........       2        19,108,000        2.71          85.53
2013 ..........      12        30,289,495        4.30          89.83
2017 ..........       1         2,259,987        0.32          90.15
2018 ..........      14        53,990,029        7.66          97.81
2019 ..........       1         3,376,028        0.48          98.29
2023 ..........       3        12,074,229        1.71         100.00
                     --      ------------       -----         ------
TOTAL/WTD.
 AVG. .........     177      $704,764,603      100.00%        100.00%
                    ===      ============      ======         ======



                                           WEIGHTED AVERAGES
                -----------------------------------------------------------------------
SCHEDULED                     STATED       REMAINING    CUT-OFF    CUT-OFF
MATURITY OR      MORTGAGE    REMAINING   AMORTIZATION     DATE       DATE     REPAYMENT
ARD YEAR           RATE     TERM (MO.)    TERM (MO.)    DSCR(A)     LTV(A)       LTV
--------------- ---------- ------------ -------------- --------- ----------- ----------
2003 ..........    7.963%        52           308        1.28x      76.03%     71.79%
2005 ..........    7.430         70           346        1.25x      74.33      69.13
2006 ..........    7.744         84           356        1.36x      65.33      60.81
2007 ..........    7.989         96           329        1.31x      70.82      63.67
2008 ..........    7.119        110           323        1.48x      72.12      61.07
2009 ..........    7.951        119           326        1.40x      71.77      60.88
2011 ..........    7.600        144           360        1.24x      77.73      66.22
2013 ..........    6.933        171           213        1.87x      54.15      11.92
2017 ..........    7.050        215           NAP         NAP         NAP        NAP
2018 ..........    7.273        230           250        1.47x      69.06       4.71
2019 ..........    8.230        246           246        1.68x      55.34       0.46
2023 ..........    7.488        289           292        1.55x      71.15       5.17
                   -----        ---           ---        ----   ---------      -----
TOTAL/WTD.
 AVG. .........    7.402%       127           316        1.46x      71.03%     56.62%
                   =====        ===           ===        ====   =========      =====

----------
(A) The Cut-off Date DSCR and the Cut-off Date LTV ratio shown above do not reflect seven Credit Tenant Loans representing 7.04% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios of approximately 100%.

     The following tables set forth (a) the categories of prepayment restrictions/penalties and the percentage of the Mortgage Pool belonging to each category, (b) prepayment restrictions/penalties grouped by original term and (c) for each date indicated in the table, (i) the aggregate unpaid principal balance and the percentage of the Initial Pool Balance expected to be outstanding and (ii) the percentage of such amounts subject to a Lockout Period, Yield Maintenance Charge or Prepayment Premium, in each case assuming no prepayments, defaults or extensions and based also upon the assumptions set forth preceding the tables appearing under "Yield and Maturity Considerations--Weighted Average Life" herein.


                      PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS





                          CURRENT    12 MO.     24 MO.     36 MO.     48 MO.     60 MO.     72 MO.     84 MO.
       PREPAYMENT          JUNE       JUNE       JUNE       JUNE       JUNE       JUNE       JUNE       JUNE
      RESTRICTION          1999       2000       2001       2002       2003       2004       2005       2006
----------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Locked Out                  99.7%      97.4%      97.4%      96.8%      92.1%      92.1%      93.8%      92.4%
Yield Maintenance            0.3        0.8        0.8        1.4        6.1        6.1        6.2        6.3
Percentage Premium
 5.00% and greater           0.0        1.8        0.0        0.0        0.0        0.0        0.0        0.0
 4.00 to 4.99%               0.0        0.0        1.8        0.0        0.0        0.0        0.0        0.0
 3.00 to 3.99%               0.0        0.0        0.0        1.8        0.0        0.0        0.0        0.0
 2.00 to 2.99%               0.0        0.0        0.0        0.0        1.8        0.0        0.0        0.0
 1.00 to 1.99%               0.0        0.0        0.0        0.0        0.0        1.8        0.0        1.3
Open                         0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
-----------------------     ----       ----       ----       ----       ----       ----       ----       ----
TOTALS                     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%
Mortgage Pool
 Balance ($ millions)    $ 704.8    $ 695.4    $ 685.1    $ 674.0    $ 662.0    $ 644.3    $ 618.7    $ 592.3
% of Initial Pool
 Balance                   100.0%      98.7%      97.2%      95.6%      93.9%      91.4%      87.8%      84.0%



                          96 MO.     108 MO.    120 MO.    132 MO.     144 MO.     156 MO.     168 MO.    180 MO.
       PREPAYMENT          JUNE       JUNE       JUNE        JUNE        JUNE        JUNE       JUNE       JUNE
      RESTRICTION          2007       2008       2009        2010        2011        2012       2013       2014
----------------------- ---------- ---------- ---------- ----------- ----------- ----------- ---------- ----------
Locked Out                  92.1%      89.1%       88.6%      100.0%      100.0%      100.0%      89.1%      97.9%
Yield Maintenance            6.6        1.6         0.0         0.0         0.0         0.0        0.0        0.0
Percentage Premium
 5.00% and greater           0.0        0.0         0.0         0.0         0.0         0.0        0.0        0.0
 4.00 to 4.99%               0.0        0.0         0.0         0.0         0.0         0.0        0.0        0.0
 3.00 to 3.99%               0.0        0.0         0.0         0.0         0.0         0.0        0.0        0.0
 2.00 to 2.99%               0.0        0.0         0.0         0.0         0.0         0.0        0.0        0.0
 1.00 to 1.99%               1.3        0.0         0.0         0.0         0.0         0.0        0.0        0.0
Open                         0.0        9.3        11.4         0.0         0.0         0.0       10.9        2.1
-----------------------     ----       ----        ----       -----       -----       -----       ----       ----
TOTALS                     100.0%     100.0%      100.0%      100.0%      100.0%      100.0%     100.0%     100.0%
Mortgage Pool
 Balance ($ millions)    $ 559.4    $ 465.4    $   97.4   $    80.8   $    58.8   $    53.1   $   46.8   $   36.0
% of Initial Pool
 Balance                    79.4%      66.0%       13.8%       11.5%        8.3%        7.5%       6.6%       5.1%

                    PREPAYMENT RESTRICTION BY ORIGINAL TERM




                                                           AGGREGATE       % OF
                                             NUMBER OF      CUT-OFF       INITIAL
                             PREPAYMENT       MORTGAGE        DATE         POOL
      ORIGINAL TERM        RESTRICTION (A)     LOANS        BALANCE       BALANCE
------------------------ ------------------ ----------- --------------- ----------
5 Year Balloon ......... LO or LO, then D         1      $  3,823,400       0.54%
                         LO, then YM              1         1,390,583       0.20
                         ------------------       -      ------------       ----
                                                  2         5,213,983       0.74
6 to 9 Year Balloon .... LO or LO, then D         8        31,452,460       4.46
                         LO, then PP              2        12,483,528       1.77
                         ------------------       -      ------------       ----
                         SubTotal                10        43,935,988       6.23
10 Year Balloon ........ LO or LO, then D       114       376,831,845      53.47
                         LO, then PP              1         8,244,785       1.17
                         LO, then YM             10        41,911,562       5.95
                         ------------------     ---      ------------      -----
                         SubTotal               125       426,988,192      60.59
10 Year Balloon ARD .... LO or LO, then D         5        91,984,474      13.05
11 to 14 Year Balloon .. LO or LO, then D         2        19,108,000       2.71
11 to 14 Year Balloon
 ARD ................... LO or LO, then D         1        12,774,267       1.81
15 Year Balloon ........ LO or LO, then D         2         7,891,879       1.12
16 to 20 Year Balloon .. LO or LO, then D         2        17,135,011       2.43
16 to 20 Year Balloon
 ARD ................... LO or LO, then D         1         1,225,052       0.17
21 to 25 Year Balloon .. LO or LO, then D         1         7,911,959       1.12
Fully Amortizing ....... LO or LO, then D        26        70,595,799      10.02
                                                ---      ------------      -----
                         TOTAL/WTD. AVG.        177      $704,764,603     100.00%
                                                ===      ============     ======



                                                     WEIGHTED AVERAGES
                         -------------------------------------------------------------------------
                                                  REMAINING                            REMAINING
                                       STATED       MONTHS    REMAINING   REMAINING   MONTHS OPEN
                          MORTGAGE    REMAINING     LOCKED      MONTHS      MONTHS      PRIOR TO
      ORIGINAL TERM         RATE     TERM (MO.)      OUT          YM          PP      MATURITY/ARD
------------------------ ---------- ------------ ----------- ----------- ----------- -------------
5 Year Balloon ......... 8.120%           53          53           0           0            0
                         7.530            50           2          48           0            0
                         -----            --          --          --           -            -
                         7.963            52          39          13           0            0
6 to 9 Year Balloon .... 7.854            89          85           0           0            4
                         7.430            70          10           0          56            4
                         -----            --          --          --          --            -
                         7.734            84          64           0          16            4
10 Year Balloon ........ 7.547           114         111           0           0            3
                         7.130           108          83           0          18            7
                         7.248           106          37          66           0            3
                         -----           ---         ---          --          --            -
                         7.509           113         103           6           0            3
10 Year Balloon ARD .... 6.843           112         111           0           0            1
11 to 14 Year Balloon .. 7.600           144         140           0           0            4
11 to 14 Year Balloon
 ARD ................... 7.750           126         119           0           0            7
15 Year Balloon ........ 7.214           173         167           0           0            6
16 to 20 Year Balloon .. 7.232           226         226           0           0            0
16 to 20 Year Balloon
 ARD ................... 7.175           231         170           0           0           61
21 to 25 Year Balloon .. 7.450           288         288           0           0            0
Fully Amortizing ....... 7.180           212         213           0           0            0
                         -----           ---         ---          --          --           --
                         7.402%          127         120           4           1            2
                         =====           ===         ===          ==          ==           ==

-------
(A)        LO=Locked Out, D=Defeasance, YM=Yield Maintenance, PP=Prepayment
           Premium.

                         PREPAYMENT PENALTY CATEGORIES




                                                                                           LOCKOUT/DEFEASAN
                                                                                                 NCE
                                                                                             TERM (MO.)/
                                                                              WEIGHTED      % OF WEIGHTED          WEIGHTED
                                               AGGREGATE          % OF         AVERAGE         AVERAGE           AVERAGE # OF
                               NUMBER OF        CUT-OFF         INITIAL        STATED      STATED REMAINING     MONTHS OPEN TO
         PREPAYMENT             MORTGAGE          DATE            POOL        REMAINING          TERM          PREPAYMENT PRIOR
      RESTRICTION (A)            LOANS          BALANCE         BALANCE      TERM (MO.)       OF LOCKOUT       TO MATURITY/ARD
---------------------------   -----------   ---------------   -----------   ------------   ----------------   -----------------
LO, or LO, then D .........       163        $640,734,144         90.91%         130        128    98.26%     2
LO, then PP ...............         3          20,728,314          2.94           85         39    45.86      5
LO, then YM ...............        11          43,302,145          6.14          104         36    34.43      3
                                  ---        ------------         -----          ---        ---    -----      -----------------
TOTAL/WTD. AVG. ...........       177        $704,764,603        100.00%         127        120    94.03%     2
                                  ===        ============        ======          ===        ===    =====      =================

----------
(A)        LO=Locked Out, D=Defeasance, YM=Yield Maintenance, PP=Prepayment
           Premium.



TEN LARGEST MORTGAGE LOANS

     Below is a brief summary of the ten largest Mortgage Loans in the Mortgage Pool. The ten largest Mortgage Loans represent, in the aggregate, less than 23.19% of the Initial Pool Balance and no single Mortgage Loan represents more than 4.71% of the Initial Pool Balance. The borrower (and, in the case of any Mortgage Loan secured by an indemnity deed of trust on a Mortgaged Property, the guarantor, under each of these Mortgage Loans is a single purpose entity.) The Cut-off Date Balance of each of such Mortgage Loans is indicated in parentheses following the name of the related Mortgaged Property.

       Hunt Valley Executive Plaza (Approx. $33,176,730). This Mortgage Loan is evidenced by a note made by the borrower and a guaranty by the parent of the borrower, which guaranty is secured by an indemnity deed of trust encumbering four office buildings totaling 517,724 net rentable square feet. It was constructed between 1967 and 1977 and was renovated in 1998. The property is located in Hunt Valley, Maryland. As of December 3, 1998, the office complex was 95.8% leased. Major tenants include PDP Group (82,716 net rentable square feet) and Eastern Savings Bank (20,830 net rentable square feet). Other tenants include Blue Cross/Blue Shield and Reynolds and Reynolds. As of May 8, 1998 the appraised value was $46,750,000, indicating a Cut-off Date LTV of 71%. The Underwritten Net Cash Flow is $4,211,009, indicating a DSCR of 1.65x.

       The Galleria (Approx. $18,478,392). This Mortgage Loan is evidenced by a note made by the borrower and a guaranty by the parent of the borrower, which guaranty is secured by an indemnity deed of trust encumbering three mixed use, office and retail buildings totaling 204,665 net rentable square feet. The buildings were constructed in 1982. The property is located in Lutherville, Maryland. As of December 3, 1998, the office complex was 97.8% leased. Major tenants include Kaiser Permanente (28,888 net rentable square feet) and Essel Enterprises (23,534 net rentable square feet). Other tenants include P.S.A. Financial and CIGNA. As of May 8, 1998 the appraised value was $25,000,000, indicating a Cut-off Date LTV of 74%. The Underwritten Net Cash Flow was $2,084,063, indicating a DSCR of 1.45x.

       Castle Hill Health Care Center (Approx. $17,100,000). The Mortgaged Property is located at 615 Twenty-third Street, Union City (Hudson County), New Jersey. The Mortgaged Property is improved by a six-story, 180-bed skilled nursing home facility, with 79,841 net rentable square feet and was built in 1992. Three area hospitals (Christ Hospital, Palisades General, and Jersey City Medical Center) are all located in the vicinity of the Mortgaged Property and refer their patients to the facility. The Mortgaged Property is served by public transportation and has easy access from the New Jersey Turnpike, the Holland Tunnel and Route 1. Additionally, there are numerous local roads in the subject's immediate area. As of March 1, 1999, the appraised value was $23,500,000, indicating a Cut-off Date LTV of 73%. The Underwritten Net Cash Flow was $2,758,102, indicating a DSCR of 1.60x. Historical occupancy for the subject is 99%, 99%, 98% and 98% for 1995, 1996, 1997 and 1998,
       respectively. The borrowing entity is Castle Hill Holding, LLC., affiliates of which also own Brookville Health Care Center, and as of the date of origination, five other long-term and residential care healthcare facilities in New Jersey and several retail and residential properties in New York and Florida.

       Forest Village (Approx. $16,337,265). The Mortgaged Property is located at 4400 Rena Road in the city of Suitland, Prince Georges County, Maryland. The Mortgaged Property is a 31.72 acre site, improved by a 410-unit garden apartment complex of three and four-story garden style apartment buildings. Additional improvements include 620 parking spaces, which provide a parking ratio of 1.5 spaces per unit. The Mortgaged Property was constructed in 1961. Individual unit amenities include frost-free refrigerators, disposals, picture windows and a patio/balcony. Approximately 12.5 acres of the site consists of recreational park area. Project amenities include an outdoor swimming pool, two tennis courts, children's playground, a wooden picnic shelter and a gazebo. As of December 31, 1998, the property was 95% leased. Prior to origination, the appraised value was $20,600,000, indicating a Cut-off Date LTV of 79%. The Underwritten Net Cash Flow was $1,588,354, indicating a DSCR of 1.21x.

       Brookville Health Care Center (Approx. $15,740,000). The Mortgaged Property is located at 155 Fortieth Street, Irvington (Essex County), New Jersey. The Mortgaged Property is improved by a 180-bed nursing home facility totaling 89,070 net rentable square feet. Five area hospitals (Irvington General, Newark Beth Israel, E. Orange General, St. Barnabas and St. James) are all located in the vicinity of the Mortgaged Property and refer patients to the facility. The improvements were originally built in 1980 as a single story building, and was gut renovated and converted to a nursing home in 1992. Public transportation and access to and from the facility is provided by an excellent network of NJ Transit buses as well as Interstate 78, the Garden State Parkway and Route 124. Additionally, there are numerous local roads in the subject's immediate area. As of March 1, 1999, the appraised value was $26,400,000, indicating a Cut-off Date LTV of 60%. The Underwritten Net Cash Flow was $2,741,226, indicating a DSCR of 1.73x. As of April 21, 1999, the property was 93% occupied. The borrowing entity is Brookville Holding, LLC affiliates of which also own Castle Hill Health Care Center and five other residential health care facilities.

       Beckman-Coulter Buildings (Approx. $14,875,024). This Credit Tenant Loan is secured by three single-tenant office/R&D buildings totaling approximately 163,156 net rentable square feet and built in 1972, 1982 and 1989, respectively. The property is located in Chaska, Minnesota. The property is leased to Beckman-Coulter, Inc. ("Beckman") under a bond-type lease that expires on June 30, 2018. As of May 1, 1999, Beckman had a long-term rating of "BB+" (stable) from Standard & Poor's, "Ba1" (negative watch) from Moody's and "BBB-" (stable) from Duff & Phelps Credit Rating Co. Beckman is engaged in the design, manufacture, distribution and servicing of analytical systems used in the diagnostic and bio-research markets.

       Pursuant to a lease modification agreement between Beckman and the borrower under this Credit Tenant Loan, Beckman is permitted to pay rent in Japanese yen for so long as the related borrower is party to one or more currency exchange swap agreements obligating one or more counterparties that satisfy certain net worth and rating requirements to pay to the lender the dollar-denominated Monthly Rental Payment on each day on which it is due under the lease. First National Bank of Chicago and Citibank, N.A are the counterparties on the currency exchange agreement. At any time that a qualifying currency exchange agreement is not then in effect, a notice of termination of any such agreement has been given or any condition precedent to the payment by a swap financial institution has not been satisfied or waived, the basic rent automatically re-converts to dollar-denominated rent and the agreement to permit Beckman to pay rent in yen becomes null and void. Beckman has agreed to indemnify the related borrower and the lender for all losses, damages and liabilities that it may incur under any currency swap relating to the obligations under the lease.

       Bay Plaza Expansion (Approx. $12,774,267). This Mortgage Loan is secured by a shopping center that consists of two one-story buildings, with a total of 56,200 net rentable square feet. The center was constructed in 1988 and is located in New York, New York. Anchor tenants are

       Staples (24,000 net rentable square feet) and Old Navy (22,200 net rentable square feet). As of July 1, 1998, the property was 100% leased. As of July 1, 1998, the appraised value was $18,000,000, indicating a Cut-off Date LTV of 71%. The Underwritten Net Cash Flow is $1,391,919, indicating a DSCR of 1.25x. The Bay Plaza Expansion is an expansion parcel for a larger shopping center (not part of the collateral) that is comprised of a total of 53 stores located on 71 acres and is anchored by Big K, Pathmark and J.C. Penney. The complex is located in the Co-op City section of the Bronx, New York City, an area bounded by Interstate 95 and the Hutchinson River Parkway.

       Timonium Corporate Park (Approx. $12,517,620). This Mortgage Loan is evidenced by a note made by the borrower and a guaranty by the parent of the borrower, which guaranty is secured by an indemnity deed of trust encumbering a ten-story elevator served office building located in Timonium, Maryland. The property was constructed in 1986 and has a total of 134,226 net rentable square feet. As of December 3, 1998, the office complex was 95.6% leased. Major tenants include Medex Associates Brooks-Shettle Matterhorne (23,059 net rentable square feet) and Clifton, Gunderson LLC (20,179 net rentable square feet). Other tenants include GBMC Agency Inc. and Metropolitan Insurance Company. As of May 8, 1998, the appraised value was $16,750,000, indicating a Cut-off Date LTV of 75%. The Underwritten Net Cash Flow is $1,284,796, indicating a DSCR of 1.32x.

       Kelsey Hayes (Approx. $11,474,466). This Mortgage Loan is secured by two industrial/office buildings located in Livonia, Michigan. The property was constructed in 1989 and has a total of 180,514 net rentable square feet. As of March 12, 1999 the property was 100% leased to Kelsey Hayes Company. As of March 25, 1999 the appraised value was $15,980,000, indicating a Cut-off Date LTV of 72%. The Underwritten Net Cash Flow is $1,216,481, indicating a DSCR of 1.23x.

       Renaissance Office Park (Approx. $10,993,724). The Mortgaged Property is located at the intersection of Eastern and Tropicana Avenues in the city of Las Vegas, Nevada. This Mortgaged Property, between Interstate 15 and U.S. Highway 95, is in an area located directly between the Las Vegas International Airport and The Strip, in an area known for medical services.

       The 15.4-acre site is improved with 21 separate single-story buildings totaling 139,651 square feet. The borrower developed the subject in two phases, with improvements completed in 1980 and 1985 respectively. The property includes 52 tenant spaces ranging from 500 to 1,800 square feet. Amenities include two artistic water fountains, outdoor courtyards and sitting areas, delivery and post office drop boxes, and desert-style landscaping throughout the site. Major tenants include the First Security Bank (17,947 net rentable square feet) and Executive Suites (10,463 net rentable square feet). As of April, 1999 the office complex was at least 91% leased. As of March 1999, the appraised value was approximately $16,200,000, including a Cut-off Date LTV of 67.9%. The Underwritten Net Cash Flow is $1,198,867, indicating a DSCR of 1.25x.


UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property other than a Credit Tenant Property is the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property, less the following: (i) operating expenses such as utilities, administrative expenses, repairs and maintenance, management fees, advertising; insurance and real estate taxes; and
(ii) capital expenditures for annual estimated replacement reserves, tenant improvements and leasing commissions. In calculating Underwritten Net Cash Flow certain non-operating items such as depreciation, amortization, partnership distributions and financing fees were not included as expenses.

     Revenue. In determining potential gross revenue for each Mortgaged Property other than a Credit Tenant Property, the Mortgage Loan Seller generally annualized the potential rent as presented in the latest available rent rolls or occupancy reports (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, health care, industrial, hospitality, office and self-storage properties (each, a "Rental Property") or used the gross revenue received over the most recent 12-month period or used gross revenue reported for 1998. In determining other income for each

Mortgaged Property, the Mortgage Loan Seller generally relied on historical operating statements, and the other income received over the most recent 12-month period ("Rolling 12 Months"). Operating statements were generally supplied by and certified by the borrower but unaudited.

     Vacancy. In determining the vacancy allowance for each Mortgaged Property other than a Credit Tenant Property (and other than as described in the next sentence), each Mortgage Loan Seller generally used the greatest of (i) the actual vacancy rate, (ii) the vacancy rate in the related sub-market, and (iii) a 5% vacancy rate except that (A) with respect to the vacancy allowance for Mortgaged Properties secured by a hotel property, (1) each Mortgage Loan Seller underwrote the lower of (a) the average occupancy for the most recent historical operating period, as shown on borrower-supplied operating statements or (b) the rolling 12-month operating statement and in each case further imposed a cap on the underwritten occupancy of between 75% and 80%, and (B) with respect to Mortgaged Properties secured by retail properties and single tenant properties, the vacancy allowance for space occupied by anchor tenants in certain anchored shopping centers and space occupied by single tenants in certain single tenant properties may have been adjusted in performing the vacancy calculation due to the length of the related leases or creditworthiness of such tenants, in accordance with the applicable Mortgage Loan Seller's underwriting standards.

     Expenses. In determining expenses for each Mortgaged Property other than a Credit Tenant Property, MLMC relied on either historical operating statements for calendar year 1998 or the Rolling 12 Months and PWRES relied on either historical operating statements or the most recent trailing twelve month period; provided, however, that if real estate tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used. In cases where historical operating statements did not, in the opinion of the Mortgage Loan Seller, reflect the true stabilized level of an expense, other data such as prior year expense levels or comparable property expenses were considered. Property management fees were generally assumed to be as follows: between 4% and 5% (on a loan-by-loan basis) of effective gross revenue. In the case of hotels, PWRES generally assumed property management fees to be 3.5% of total underwritten revenue in the case of full service hotels and 4.5% of total underwritten revenue in the case of limited service hotels. As used herein, "effective gross revenue" means underwritten rental and other income with respect to the related Mortgaged Property.

     Replacement Reserves. For commercial properties (other than Credit Tenant Properties), an annual estimate of replacement reserves is calculated in determining Underwritten Net Cash Flow. Replacement reserves were calculated in accordance with the expected useful life of the components of the related Mortgaged Property other than a Credit Tenant Property during the term of the Mortgage Loan. The useful life and cost of replacements were based upon estimates provided by professional engineers pursuant to building condition reports completed for each Mortgaged Property, subject to certain minimum underwritten replacement reserves which are described under the heading "Escrow Requirements" set forth under "PWRES' Underwriting Standards" and "MLMC's Underwriting Standards" below.

     Tenant Improvements and Leasing Commissions. For retail, office and industrial properties, an annual estimate of capital expenditures for the cost of re-tenanting a property is calculated in determining Underwritten Net Cash Flow. Such costs are commonly referred to as tenant improvements ("TIs"), which generally include items such as repainting, wall covers, window treatments, carpeting, party walls, ceiling tiles and lighting fixtures, and leasing commissions ("LCs"), which are the gross commissions paid to real estate leasing brokers for finding a new tenant (or re-signing an existing tenant to a new lease) to occupy rentable space in such property. Depending on market conditions, the amount and frequency of TIs and LCs will vary. In addition, the lease expiration schedule of a particular commercial property will determine when TIs and LCs, if any, will be required. The underwriter estimates the annual expected capital expenditure for TIs and LCs based on the Mortgaged Property's market rents, average term of lease, probability of renewal and the market cost for new versus renewal TIs as well as market leasing commissions for a new tenant lease versus a renewal of an existing tenant lease. The total costs for TIs and LCs are calculated and then averaged over the term of the loan to determine an annual estimated amount for such re-tenanting costs.

     Credit Tenant Loans. Notwithstanding the foregoing, each Monthly Payment due under a Credit Tenant Loan will generally be paid entirely from the rent due from the Credit Tenant at the related Credit Tenant Property. Generally, when calculating the DSCR for Credit Tenant Loans, PWRES did not adjust the rental income payments in the manner described herein with respect to the calculation of Underwritten Net Cash Flow. In addition, PWRES did not require the escrowing of amounts for taxes, insurance, capital items, tenant improvements or leasing commissions for Bondable Leases. PWRES did require, in many instances, the escrowing of amounts for capital reserves and insurance for Double Net Leases and Triple Net Leases.


ASSESSMENTS OF PROPERTY CONDITION

     Property Inspection. Each Mortgaged Property sold to the Depositor was inspected by either (a) a member of PWRES' professional staff or by a direct agent of PWRES, in the case of a Mortgage Loan sold by PWRES, and (b), a member of the originator's professional staff or by a third-party professional retained for such purpose by the originator, in the case of a Mortgage Loan sold by MLMC to assess the Mortgaged Property's general appearance and characteristics of the surrounding neighborhood. Additionally, each Mortgage Loan Seller has relied on inspections by third party engineers for assessments of the maintenance and structural integrity of each Mortgaged Property as described below under "--Property Condition Assessments." To the knowledge of each Mortgage Loan Seller, based solely on such third party engineering inspection, no inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised in connection with the origination of the related Mortgage Loans. Each such appraisal was in compliance with the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation.

     The purpose of each appraisal was to provide an opinion as to the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of fair market value.

     Property Condition Assessments. In connection with the origination of each Mortgage Loan, a professional engineer, licensed architect or qualified consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated whether deferred maintenance items on certain Mortgaged Properties was required and it recommended certain capital improvements for which reserves were generally established at origination. In addition, the property condition assessments provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related Mortgage Loan, which were used to establish replacement reserve requirements.

     Environmental Site Assessments. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan and "Phase II" environmental site assessments were performed with respect to certain Mortgaged Properties. See "--Representations and Warranties; Repurchases" below.

     Seismic Reports. Seismic reports have been completed for each Mortgaged Property located in areas classified as seismic zones 3 or 4 in order to determine a "probable maximum loss" estimate. No Mortgaged Property has a "probable maximum loss" estimate exceeding 20%. No Mortgaged Property is insured against loss from earthquakes.


THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are Paine Webber Real Estate Securities Inc., a Delaware corporation and Merrill Lynch Mortgage Capital Inc., a Delaware corporation.

     PWRES is a wholly-owned subsidiary of Paine Webber Group Inc. and an affiliate of the Depositor and of PaineWebber Incorporated, one of the Underwriters.

     MLMC is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the Underwriters.

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers, as described above under "--General." Each Mortgage Loan Seller originated or acquired the Mortgage Loans that it is selling to the Depositor as described above under "--General."


PWRES' UNDERWRITING STANDARDS

     General. 95 Mortgage Loans, representing approximately 48.33% of the Initial Pool Balance, were originated by PW Real Estate Investments Inc ("PWREI") and 48 Mortgage Loans sold to the Depositor by PWRES, representing approximately 18.02% of the Initial Pool Balance, were originated by eight third-party originators, none of which is affiliated with PWRES. The Mortgage Loans originated by PWREI and such third-party originators and sold by PWRES to the Depositor were generally underwritten to PWRES guidelines as set forth below; provided, however, that the underwriting standards for the Mortgage Loan which is secured by cooperative apartments was originated utilizing prudent underwriting practices for mortgage loans secured by similar mortgaged properties and may differ from the standards described below. In some instances, one or more provisions of the underwriting guidelines were waived or modified where it was determined by PWRES not to adversely affect such Mortgage Loans in any material respect.

     PWRES' underwriting process for mortgage loans incorporates a property financial analysis, a physical condition review, loan-to-value and debt service coverage tests and escrow requirements.

     Financial Analysis. In underwriting a mortgage loan, PWRES examines borrower-provided property financial statements and rent rolls. Additionally, property operating history, industry data regarding the local real estate market and an independent appraisal are reviewed. The underwriting of certain Mortgage Loans may vary from the PWRES underwriting guidelines, with respect to items such as (i) debt service coverage ratios; (ii) property occupancy, generally to the lesser of actual property occupancy and the occupancy rate of comparable properties in the local market, but in either case not to exceed 95%, and in the case of hotel properties, a maximum occupancy of 75% to 80%;
(iii) replacement reserves, the general PWRES replacement reserve guidelines, by property type, are as follows:




PROPERTY TYPE                UNDERWRITTEN REPLACEMENT RESERVES
---------------------------- --------------------------------------------------
Multifamily ................ the greater of $250 per unit or the amount set forth in the inspecting engineer's recommendation

Retail ..................... the greater of $0.15 per square foot or the amount set forth in the inspecting engineer's
                             recommendation

Office ..................... the greater of $0.20 per square foot or the amount set forth in the inspecting engineer's
                             recommendation

Mobile Home Parks .......... the greater of $50 per pad or the amount set forth in the inspecting engineer's recommendation

Hotels ..................... the greater of 3% - 5% of underwritten total departmental revenue or the amount set forth in

                             the inspecting engineer's recommendation
Industrial ................. the greater of $0.20 per square foot or the amount set forth in the inspecting engineer's
                             recommendation

Self-Storage ............... the greater of $0.20 per square foot or the amount set forth in the inspecting engineer's
                             recommendation

(iv) management fees, the general PWRES guidelines being as follows, by property type (provided, however, that for properties occupied by a single tenant, underwritten management fees may be less than what is listed below):




PROPERTY TYPE                      UNDERWRITTEN MANAGEMENT FEES
-------------                      ----------------------------
 Multifamily ..................... 5% of underwritten effective gross income
 Retail .......................... 5% of underwritten effective gross income
 Office .......................... 5% of underwritten effective gross income
 Mobile Home Parks ............... 4% of underwritten effective gross income
 Limited Service Hotels .......... 4.5% of underwritten total departmental revenue
 Full Service Hotels ............. 3.5% of underwritten total departmental revenue
 Industrial ...................... 5% of underwritten effective gross income
 Self-Storage .................... 5% of underwritten effective gross income and (v) operating expenses, assuming that operating expenses with respect to the Mortgaged Property are derived from actual historical operating expenses disclosed by the borrower and expense levels based upon published industry statistics for comparable properties.

     Physical Condition Review. An engineering study and an environmental review are prepared by qualified consultants as described in "--Property Condition Assessments" above.

     Loan-to-Value and Debt Service Coverage Tests. PWRES' financial underwriting parameters for mortgage loans are generally as follows:




                                       MAXIMUM             MINIMUM
PROPERTY TYPE                       LTV RATIO(1)           DSCR(1)
-------------                       ------------           -------
     Multifamily ...............    80%                      1.20x
     Retail ....................    75%-80%                  1.20x-1.25x
     Office ....................    75%-80%                  1.20x-1.25x
     Industrial ................    75%-80%                  1.20x-1.25x
     Self-Storage ..............    75%                      1.25x
     Mobile Home Parks .........    80%                      1.20x
     Hotels ....................    75%                      1.40x
     Bond-Type Leases ..........   100%                      1.00x
     Triple Net Leases .........   100%                      1.02x
     Double Net Leases .........   100%                      1.05x

(1) The "LTV Ratio" and "DSCR" presented above are those calculated through PWRES' underwriting process and therefore may vary from LTV Ratios and DSCRs presented elsewhere in this Prospectus Supplement.


     Escrow Requirements. For substantially all mortgage loans sold by PWRES to the Depositor, the related borrowers are required to fund various escrows for taxes, insurance, capital reserves and replacement reserves. Generally, the required escrows are as follows:

    o TAXES -- typically an initial deposit at closing and monthly escrow deposits equal to 1/12th of annual amount due are required.

    o INSURANCE -- typically an initial deposit at closing and monthly escrow deposits equal to 1/12th of annual amounts due are required.

    o CAPITAL RESERVES -- Capital reserves for deferred maintenance and environmental matters are typically based on third party reports and are generally deposited upon the funding of the mortgage loan in an amount equal to at least 125% of the estimated cost of identified required repairs or replacements.

    o REPLACEMENT RESERVES -- These accounts, which are generally required, are typically established at the amounts determined by an independent third-party engineer, based upon an on-site analysis, but generally at no less than the following amounts by property type:




PROPERTY TYPE                 REPLACEMENT RESERVES
-------------                 --------------------
 Multifamily ................ $250 per unit
 Retail ..................... $0.15 per square foot
 Industrial ................. $0.20 per square foot
 Self-Storage ............... $0.20 per square foot
 Office ..................... $0.20 per square foot
 Mobile Home Parks .......... $50 per pad
 Hotels ..................... 3% to 5% of underwritten total departmental revenue

     The replacement reserve escrow agreement generally requires monthly deposits equal to one twelfth of the annual amount.

     Credit Tenant Loans. Generally each Monthly Payment due under a Credit Tenant Loan will be paid entirely from the rent due from the Credit Tenant at the related Credit Tenant Property.

     Generally, when calculating the DSCR guidelines set forth above for Credit Tenant Loans, PWRES did not adjust the rental income payments in the manner described herein with respect to the calculation of Net Cash Flow. In addition, PWRES did not require the escrowing of amounts for taxes, insurance, capital items, tenant improvements or leasing commissions for Bondable Leases. PWRES did require, in many instances, the escrowing of amounts for capital reserves and insurance for Double Net Leases and Triple Net Leases. The actual DSCR and Loan to Value Ratios (both "leased value" and "dark value") for the Credit Tenant Loans is set forth on Annex A-2 hereto.


MLMC'S UNDERWRITING STANDARDS

     General. 26 Mortgage Loans, representing approximately 23.00% of the Initial Pool Balance, were originated by MLMC directly, five Mortgage Loans, representing approximately 6.42% of the Initial Pool Balance, were originated or purchased by WMF Capital Corp. ("WMF"), a third-party originator not affiliated with MLMC, and subsequently purchased by MLMC, and three Mortgage Loans, representing approximately 4.23% of the Initial Pool Balance, were originated by The Chase Manhattan Bank ("Chase"). The Mortgage Loans originated by MLMC were generally underwritten to MLMC guidelines. In addition, MLMC applied its general guidelines to its acquisition of the WMF Loans and Chase Loans; provided, however, that MLMC generally relied on information provided to it by WMF or Chase, as applicable, without independent investigation; and further provided, that for its acquisition of such Mortgage Loans which are secured by Credit Tenant Loans, it utilizes prudent underwriting practices for mortgage loans secured by similar mortgaged properties. In some instances, one or more provisions of the guidelines were waived or modified where it was determined by MLMC not to adversely affect the value of such Mortgage Loans in any material respect.

     Cash Flow Analysis. MLMC reviews operating statements provided by the borrower and makes adjustments in order to determine the DSCR. DSCRs are used by MLMC to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, DSCRs only measure the current, or recent, ability of a property to service mortgage debt. See "--Underwritten Net Cash Flow" above.

     Appraisal and Loan-to-Value Ratio. For each mortgaged property, MLMC obtains a current narrative appraisal. See "--Assessments of Property Condition--Appraisals" above. MLMC determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     DSCR and LTV Ratio. MLMC's underwriting standards generally require, for all mortgage loans, minimum DSCR and maximum LTV ratios for various indicated property types. MLMC's DSCR guidelines are calculated based on the Underwritten Net Cash Flow at the time of origination and MLMC's LTV Ratio guidelines are based upon appraisals obtained in connection with the origination of the related mortgage loan. Therefore, the DSCR and LTV Ratio for each Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the ratios calculated at the time of origination. Certain Mortgage Loans, as indicated on Annex A-1 hereto, may deviate from MLMC's guidelines.

     Evaluation of Borrower. MLMC evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. In addition, in general, each borrower for mortgage loans above a minimum loan amount is required to be organized as a single-purpose, bankruptcy-remote entity, and MLMC reviews the organizational documents of the borrower to verify compliance with this requirement. Finally, although mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous materials requirements and unauthorized transfer of title to the property.

     Property Inspection. MLMC causes a site inspection to be performed on each Mortgaged Property in connection with the origination of the related mortgage loan to assess its general condition. See "--Assessments of Property Condition--Property Inspection" above.

     Environmental Assessments. MLMC generally obtains a "Phase I" environmental site assessment with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended further action, MLMC determines whether the necessary remediation or testing was being undertaken in a satisfactory manner or that such remediation or testing would be adequately addressed post-closing. In some instances, MLMC requires that reserves be established to cover the estimated cost of such remediation. Generally, with respect to such mortgaged properties, the related borrowers would be required to deposit with the lender or its designee at the origination of the related mortgage loans an amount equal to approximately 125% of the licensed inspector's estimated cost of the recommended action. See "Assessments of Property Condition--Environmental Site Assessments" above.

     Engineering Assessments. MLMC causes a licensed engineer or architect to inspect the related mortgaged property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Certain of the resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of the related properties. The related borrowers generally deposited with the lender or its designee at the origination of the related mortgage loans an amount equal to approximately 125% of the licensed engineer's or architect's estimated cost of any material recommended repairs, corrections or replacements not completed by closing, to assure their completion. See "Assessment of Property Condition--Property Condition Assessments" above.

     Escrow Requirements. MLMC requires substantially all borrowers to fund various escrows for taxes and insurance, replacement reserves, and (if necessary) environmental remediation and capital expenditures in excess of available cash flow.

     Title Insurance Policy. The borrower is required to provide, and MLMC or its counsel reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land

Title Association ("ALTA") or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property in cases where a survey has been required.

     Property Insurance. The borrower is required to provide, and MLMC reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance requirements apply, flood insurance; and (5) such other coverage as MLMC may require based on the specific characteristics of the mortgaged property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Pursuant to each Mortgage Loan Purchase and Sale Agreement the applicable Mortgage Loan Seller will make certain representations and warranties to the Depositor. Each Mortgage Loan Purchase and Sale Agreement shall obligate the related Mortgage Loan Seller to cure any breach of its representations and warranties or to repurchase any Mortgage Loan sold by it as to which there exists a breach of any such representation or warranty (or a missing or defective document in the Mortgage File) that materially and adversely affects the interests of the Trust in such Mortgage Loan. Pursuant to the Pooling and Servicing Agreement, the Depositor will assign the Mortgage Loans to the Trustee for the benefit of the Certificateholders, together with the Depositor's rights and remedies against each Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement in respect of breaches of representations or warranties or missing or defective document in the Mortgage File regarding the related Mortgage Loans. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for defective Mortgage Loans. Each Mortgage Loan Seller is selling the Mortgage Loans sold by it without recourse, and, accordingly, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders.

     EACH MORTGAGE LOAN SELLER WILL MAKE REPRESENTATIONS AND WARRANTIES ONLY WITH RESPECT TO THE MORTGAGE LOANS THAT IT HAS SOLD TO THE DEPOSITOR AND SHALL HAVE NO LIABILITY FOR ANY BREACHES OF REPRESENTATIONS AND WARRANTIES BY THE OTHER MORTGAGE LOAN SELLER AND WILL HAVE NO OBLIGATION TO CURE BREACHES OF REPRESENTATIONS AND WARRANTIES MADE BY THE OTHER MORTGAGE LOAN SELLER OR TO REPURCHASE ANY MORTGAGE LOAN NOT SOLD BY IT TO THE DEPOSITOR.

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each Mortgage Loan sold by such Mortgage Loan Seller, as of the Cut-off Date, or as of such other date specifically provided in the representation and warranty, among other things, subject to exceptions disclosed in the applicable Mortgage Loan Purchase Agreement, that:

    (1) immediately prior to the sale of the Mortgage Loan to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner and holder of each Mortgage Loan, and the assignment validly transferred its ownership of the Mortgage Loan, free and clear of any and all liens, pledges and other encumbrances (other than the Mortgage Loan Seller's obligation to repurchase defective Mortgage Loans), subject to certain permitted exceptions set forth in the applicable Mortgage Loan Purchase Agreement;

    (2) no monthly payment of principal of or interest on any Mortgage Loan has been more than 30 days delinquent since origination and as of the Cut-off Date for such Mortgage Loan, no monthly payment of principal of or interest on such Mortgage Loan is 30 or more days delinquent;

    (3) there is no material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note, and to the Mortgage Loan Seller's knowledge, there is no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration;

    (4) since origination, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded, with the exception of any modification, alteration, satisfaction, cancellation, subordination or recission specifically disclosed in a written instrument that (a) was entered into prior to the Cut-off Date, (b) is being or has been recorded in the applicable public recording office if necessary to maintain the priority of the lien of the related Mortgage and related security agreements, if any, and (c) is being delivered to the Trustee or Custodian as part of the related mortgage file. No material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in each case, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage; and none of the related Mortgages contains terms which provide for or require release of any portion of the Mortgaged Property from the lien of the Mortgage in any manner which materially and adversely affects the adequacy of the security provided by the Mortgaged Property;

    (5) each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified Mortgage or any substantially similar successor provision) and any and all Prepayment Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

    (6) each Mortgage Loan requires the borrower to provide annual operating statements, rent rolls, and other information that the holder of the Mortgage Loan may reasonably request in connection with the related borrower and the related Mortgaged Property;

    (7) the proceeds of each Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

    (8) other than the ARD Loans, which may have negative amortization from and after their respective Anticipated Repayment Dates, no Mortgage Loan provides for a shared appreciation or equity participation feature, any other contingent or additional interest feature or the negative amortization of interest;

    (9) each Mortgage Loan is a whole loan. Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contributions to any borrower under a Mortgage Loan other than contributions made on or prior to the closing date;

    (10) each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with each Mortgage Loan is the legal, valid and binding obligation of the related borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

    (11) unless the related Mortgaged Property is owner occupied, the mortgage file for such Mortgage Loan contains an assignment of leases, either as a separate instrument or incorporated into the related Mortgage, which creates in favor of the holder thereof a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property. Each related assignment of Mortgage from the Mortgage Loan Seller to the Trustee and any related reassignment of assignment of leases, if any, or assignment of any other agreement executed in connection with each Mortgage Loan, from the Mortgage Loan Seller to the Trustee constitutes the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller to the Trustee except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

    (12) each Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to certain permitted liens as described in the applicable Mortgage Loan Purchase Agreement;

    (13) each related Mortgage contains customary and enforceable (subject to bankruptcy, insolvency, moratorium, redemption or other similar laws affecting creditors' rights generally or by general principles of equity) provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose (except as may be imposed by bankruptcy, insolvency, moratorium, redemption or other similar laws affecting creditors' rights generally or by general principles of equity);

    (14) as of the date of origination of each Mortgage Loan, and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, each of the related borrowers was in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business and all such licenses, permits and authorizations were valid and in full force and effect;

    (15) the Mortgage Rate (exclusive of any excess interest on an ARD Loan after the related Anticipated Repayment Date, any default interest, late charges, prepayment premiums and yield maintenance charges) of each Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; and any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to each Mortgage Loan have been complied with as of the date of origination of each Mortgage Loan;

    (16) each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold (other than transfers for estate planning purposes or other purposes where no change of control occurs) or encumbered in connection with subordinate financing (other than certain indebtedness described in the applicable Mortgage Loan Purchase Agreement) and each related Mortgage or loan agreement prohibits the pledge or encumbrance of the Mortgaged Property without the consent of the holder of the Mortgage Loan;

    (17) all amounts required to have been deposited by each borrower under the Mortgage Loan documents have been deposited. All of the Mortgage Loan Seller's interest in these amounts will be conveyed to the trust. All requirements for escrows are memorialized in one or more written agreements that are contained within the Mortgage File for such Mortgage Loan;

    (18) to the Mortgage Loan Seller's knowledge, based upon a site inspection conducted in connection with the origination of the Mortgage Loan and a review of the related engineering report, each related Mortgaged Property is free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan; the Mortgage Loan Seller has received no actual notice of (i) any proceeding pending for the total or partial condemnation of such Mortgaged Property or (ii) any damage to such Mortgaged Property that materially and adversely affects the value of such Mortgaged Property;

    (19) there are no delinquent taxes, ground rents, insurance premiums or assessments (including, without limitation, assessments payable in future installments or other similar outstanding charges, water charges or sewer rents) affecting any Mortgaged Property, or such amounts, if existing and in dispute, have been escrowed or covered by a letter of credit. For purposes of this representation, an obligation shall become "delinquent" on the date on which both of the following conditions are satisfied: (i) interest and/or penalties are due with respect to the unpaid amount and (ii) enforcement action can be taken by the related taxing authorities;

    (20) the improvements located on or forming part of each Mortgaged Property materially comply with applicable zoning and building laws, ordinances and regulations, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property;

    (21) the Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months;

    (22) the lien of each related Mortgage is a first priority lien on the fee or leasehold interest of its related borrower in the original principal amount of the related Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) and is insured by an ALTA lender's title insurance policy or its equivalent (or a binding commitment therefor), insuring the Mortgage Loan Seller, its successors and assigns in the original principal amount of the Mortgage Loan after all advances of principal have been paid, subject only to (i) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (iii) the exclusions and exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property. The premium for such policy was paid in full; such policy was issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located and is assignable to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

    (23) a Phase I Environmental Report and with respect to certain Mortgage Loans, a Phase II Environmental Report, was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report did not indicate any material non-compliance or material existence of hazardous material or, if any material non-compliance or material existence of hazardous materials was indicated in any such report, the remedial action recommended to be taken in the report has been taken, funds sufficient to cover any recommended remedial action have been escrowed by the related borrower and held by the Mortgage Loan Seller under the related Mortgage or the lessee under a Credit Tenant Loan has the obligation to remedy such condition or circumstance. To the best of the Mortgage Loan Seller's knowledge, in reliance on such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards other than as disclosed in such environmental reports, and to the best of the Mortgage Loan Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except as indicated in certain environmental reports or other documents previously provided to the Rating Agencies; the Mortgage Loan Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards. Each borrower represents and warrants that except as set forth in certain environmental reports and to the best of its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. Each borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Mortgage Loan Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorney's fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of environmental representations, warranties or covenants given by the borrower in connection with such Mortgage Loan;

    (24) each Mortgage Loan requires that the Mortgaged Property be covered by the following insurance policies naming the Mortgagee and its successors and assigns as additional insured, in an amount at least equal to the lesser of the value of the replacement cost of the mortgaged property or the principal balance of the mortgage loan, and sufficient to avoid the operation of any co-insurance provisions: (i) fire and extended perils, (ii) business interruption and (iii) comprehensive general liability insurance. All premiums on such insurance policies required to be paid as of the Cut-off Date have been paid; such insurance policies may not be terminated or cancelled without 30 days prior written notice to the insured. Each related mortgage loan obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

    (25) the Mortgage Loan is directly secured by a Mortgage on a commercial, industrial, self-storage, health-care related, hospitality, mobile home park or multifamily residential property, and either (i) substantially all of the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in such real property which, as of the origination date, was the sole security for such Mortgage Loan (unless the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (ii) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (ii)(a) and (ii)(b) shall be made on an aggregate basis; and

    (26) the mortgage file contains an appraisal of the related Mortgaged Property which appraisal is signed by a qualified appraiser, who, to the best of the Mortgage Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the borrower in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, the appraisal and appraiser both satisfy the requirements of the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

     If the applicable Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties which materially and adversely affects the Certificateholders and if such Mortgage Loan Seller cannot cure such breach within a period of 90 days following the earlier of its receipt of such notice or its discovery of the breach, then the Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase and Sale Agreement (the relevant rights under which will be assigned, together with its interests in the Mortgage Loans, by the Depositor to the Trustee) to repurchase the affected Mortgage Loan, within such 90-day period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Due Period of purchase, (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.


     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. Each Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, either Underwriter or any of its affiliates (other than the applicable Mortgage Loan Seller) will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any Mortgage Loan in the Mortgage Pool if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by the Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made. See "Description of the Agreements--Representations and Warranties; Repurchases" in the Prospectus.


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                                      S-76

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates") will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the Trust consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any REO Property; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Interest Reserve Account and the REO Account, if established; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under the Mortgage Loan Purchase and Sale Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the applicable Mortgage Loan Seller regarding the Mortgage Loans. The Certificates will consist of the following Classes (each, a "Class"): the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively herein as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates are referred to collectively herein as the "Subordinate Certificates." The Class B, Class C and Class D Certificates are referred to collectively herein as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively herein as the "Residual Certificates."

     Only the Class A, Class X, Class B, Class C and Class D Certificates are offered hereby (collectively, the "Offered Certificates"). The Class E, Class F, Class G, Class H, Class I, Class R and Class LR Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Pass-Through Rate" of each Class of Certificates (other than the Residual Certificates) is a per annum rate that has been assigned to such Class of Certificates for purposes of calculating the maximum amount of distributions allocable to interest that the holders of such Class of Certificates are entitled to receive from the cash flow on the Mortgage Loans and the other assets in the Trust; provided, however, that in the case of the Subordinate Certificates the Pass-Through Rate may not exceed the Weighted Average Net Mortgage Rate. Accordingly, on each Distribution Date each Class of Certificates (other than the Residual Certificates) shall be entitled to receive distributions of interest accrued as described herein at the Pass-Through Rate of such Class on the Certificate Balance or, in the case of the Class X Certificates, the Notional Amount thereof (as described below), in each case subject to available funds. See "--Distributions--Pass-Through Rates."

     The "Certificate Balance" of any Class of Certificates (other than the Class X and Residual Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class X and Residual Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such Class of Certificates on such Distribution Date. The Initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a variance of (plus or minus) 5%. The Class X Certificates will not have a Certificate Balance and will not entitle their holders to receive distributions of principal.

     The Class X Certificates will, however, be assigned a notional amount (the "Notional Amount") which, with respect to any date of determination will equal the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, prior to the first Distribution Date, as of the Cut-off Date for each Mortgage Loan. The Notional Amount of the Class X Certificates is used solely for purposes of describing the amounts of interest payable on the Class X Certificates and for determining the Percentage Interest of any holder of the Class X Certificates, and does not represent a right to receive any distribution allocable to principal.

     The Offered Certificates will be maintained and transferred on the book-entry records of DTC and its Participants (defined below) and issued in denominations of $25,000 initial Certificate Balance (or Notional Amount, as applicable) and integral multiples of $1,000 in excess thereof, with one Certificate of each Class evidencing an additional amount equal to the remainder of the Certificate Balance of each Class. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through DTC's Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC's procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

     Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners that are not direct or indirect participants of DTC ("Participants") but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through direct and indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its direct and indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Paying Agent, the Certificate Registrar, the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive, and transmit to Participants distributions of principal of, and interest on, the Offered Certificates. Direct and indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical Certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their direct and indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     None of the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar, the Underwriters, the Special Servicer, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions with respect to payments made by DTC to its Participants on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, direct Participants of DTC who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive Certificates. Upon surrender by DTC of the definitive Certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive Certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Paying Agent, the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer will recognize the holders of such definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records thereof, See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day, commencing in July 1999 (each, a "Distribution Date"). All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which such Distribution Date occurs. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

     The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (or subaccounts) (collectively, the "Certificate Account"), into which the Master Servicer is required to deposit, on a daily basis (and in no event later than the business day following receipt of immediately available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, Insurance and Condemnation Proceeds and Liquidation Proceeds), and from which the Master Servicer will be permitted to make withdrawals to pay certain fees and expenses of the Trust, including, without limitation, the Servicing Fee, the Special Servicer's Fee and indemnities to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor").

     The Trustee will establish and maintain an account or subaccount (the "Lower-Tier Distribution Account"), and a second account or subaccount (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Accounts") for the benefit of the Certificateholders. On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement, (which amounts may include Excess Interest to the extent not applied to payment of any other Class in accordance with the Pooling and Servicing Agreement) generally to make distributions of interest on and principal of the Certificates to the extent of the Available Distribution Amount as described herein.

     The Trustee will establish and maintain an "Interest Reserve Account" for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Trustee will be required to deposit (to the extent it receives such amounts from the Master Servicer) in respect of certain of the Mortgage Loans that accrue on the basis of actual days and a year of 360 days that are identified on the schedule of Mortgage Loans attached hereto as Annex C (collectively, the "Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance of each such Mortgage Loan, as of the Distribution Date in the month preceding the month in which such Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account. Funds held in the Interest Reserve Account will be held uninvested.

     Available Distribution Amount. The aggregate amount available for distribution to Certificate-holders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:


    (a) the total amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

     (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

     (ii) all principal prepayments, Balloon Payments, Liquidation Proceeds, Insurance and Condemnation Proceeds, in each case together with any accompanying payments of interest, and all other unscheduled recoveries, in each case received subsequent to the related Due Period;

     (iii) all amounts in the Certificate Account and the Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders (including without limitation the Servicing Fee, the Special Servicer's Fee, any other amounts payable as compensation to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, indemnities to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor and certain expenses of the Trust. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor");

     (iv)  all Yield Maintenance Charges and Prepayment Premiums;

     (v) with respect to each Interest Reserve Loan and any Distribution Date occurring in (1) each February or (2) any January in a year which is not a leap year, an amount equal to the related Withheld Amount to the extent such amount is on deposit in the Certificate Account or the Lower-Tier Distribution Account;

     (vi) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error;

    (b) if and to the extent not already included in clause (a) hereof, the total amount of all cash transferred from the REO Account to the Certificate Account for such Distribution Date, less all amounts payable or reimbursable to any Person from the Certificate Account pursuant to the Pooling and Servicing Agreement;

    (c) all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to such Distribution Date. See "Description of the Agreements--Certificate Account" in the Prospectus; and

    (d) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account on the related Servicer Remittance Date.

     The "Due Period" for each Distribution Date and each Mortgage Loan, will generally be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs; provided, however, that with respect to one Mortgage Loan, representing approximately 2.03% of the Initial Pool Balance, the Due Period will be the period commencing on the sixth day of the month preceding the month in which such Distribution Date occurs and ending on the fifth day of the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Due Period on the business day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period. For purposes of the discussion in the Prospectus, the Due Period is also the Prepayment Period (as defined in the Prospectus).

     Priority. On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount in the following order of priority:

     first, to the Class A-1, Class A-2 and Class X Certificates, pro rata (based upon their respective entitlements to interest for such Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for such Classes;

     second, (i) to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance of such Class is reduced to zero, and (ii) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A-1 Certificates on such Distribution Date) until the Certificate Balance of such Class is reduced to zero;

     third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A and Class B Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     eleventh, following reduction of the Certificate Balances of the Class A, Class B, and Class C Certificates to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B and Class C Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C and Class D Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class I Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twenty-seventh, to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full; and

     twenty-eighth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Notwithstanding the distribution priority set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (such date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata to the Class A-1 Certificates and the Class A-2 Certificates (based upon their respective Certificate Balances) without regard to the priorities set forth above.

     Pass-Through Rates. During each Interest Accrual Period, interest will accrue on the Certificate Balance (or, in the case of the Class X Certificates, on the Notional Amount) of each Class (other than the Residual Certificates), calculated as of the close of business on the Distribution Date during such Interest Accrual Period (or, in the case of the first Distribution Date, as of the Closing Date), at the Pass-Through Rate of such Class. The Pass-Through Rate applicable to each Class of Certificates for any Distribution Date will equal the rate per annum specified on the cover of this Prospectus Supplement; provided, however, that in no event will the Pass-Through Rate of any such Class (other than Class A-1 or Class A-2) exceed the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date after giving effect to distributions on such prior Distribution Date (such weighted average rate, the "Weighted Average Net Mortgage Rate").

     The Pass-Through Rate for the Class X Certificates (the "Class X Pass-Through Rate") for any Distribution Date will equal the excess, if any, of
(a) the weighted average of the applicable Net Mortgage Rates for the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the respective Cut-off Dates for such Mortgage Loans, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Residual Certificates), weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date. The Class X Pass-Through Rate for the first Distribution Date is expected to be
approximately     % per annum.

     The "Net Mortgage Rate" for each Mortgage Loan is equal to the related Mortgage Rate less the related Servicing Fee Rate.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note as of the Cut-off Date, without giving effect to any default rate or the Excess Rate applicable to the ARD Loans. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Class X Pass-Through Rate and the limit on the Pass-Through Rate for the other Classes of Certificates (other than the Class A Certificates), the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of any Default Interest or Excess Interest or any other modification to the interest rate of the Mortgage Loan subsequent to the Cut-off Date) in respect of such Mortgage

Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (i) preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year, and (ii) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note as of the Cut-off Date.

     Interest Distribution Amount. The "Interest Distribution Amount" for any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date, provided, however, that the Distributable Certificate Interest shall be reduced by such Class' pro rata share (based on accrued interest on each such Class of Certificates) of any Prepayment Interest Shortfall not covered by the Servicing Fee, as and to the extent described herein. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The "Prepayment Interest Shortfall", with respect to any Distribution Date and any Mortgage Loan as to which the related borrower has made a principal prepayment during the related Due Period (but not on a Due Date), is an amount equal to the positive difference, if any, between (a) the interest that would have been payable on such Mortgage Loan at the Net Mortgage Rate on the Due Date following the principal prepayment had such principal prepayment not been made and (b) the interest actually paid by the related borrower on such Mortgage Loan during the Due Period in which such principal prepayment occurred. Such shortfall may result because interest on a principal prepayment is paid by the related borrower only to the date of prepayment. Prepayment Interest Shortfalls with respect to each Distribution Date to the extent not offset by the portion of the Servicing Fee not applied to pay the Trustee Fee will be allocated to each Class of Certificates pro rata based on such Class' accrued interest (without taking into account the amount of Prepayment Interest Shortfalls allocated to such Class on such Distribution Date) for such Distribution Date. The amount of any Prepayment Interest Shortfall with respect to any Distribution Date shall be offset by the Master Servicer up to an amount equal to the aggregate Servicing Fees (net of that portion of the Servicing Fees that represent compensation to the Trustee) to which the Master Servicer would otherwise be entitled on such Distribution Date.

     Prepayment Interest Shortfalls shall be calculated without giving effect to any Prepayment Premiums or Yield Maintenance Charges collected from the related borrower. Any amount of Servicing Fee used to cover Prepayment Interest Shortfalls will not be reimbursable to the Master Servicer and will not be considered to be an Advance.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Scheduled Principal Distribution Amount for such Distribution Date, (b) the Unscheduled Principal Distribution Amount for such Distribution Date and (c) the Principal Shortfall for such Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Master Servicer, the Trustee, or the Fiscal Agent, as applicable, and (b) all Balloon Payments to the extent received during the related Due Period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent Balloon Payment, regardless of the timing of such late payments, except to the extent such late payments are otherwise reimbursable to the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all voluntary prepayments of principal received on the Mortgage Loans during the related Due Period; and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, to the extent that such principal portion has been identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due and giving effect to any modification of the related Mortgage Loan, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount distributed in respect of principal of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates on such preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders, as increased by Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the Due Period immediately preceding such date of determination. The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount (other than the Principal Shortfall Amount) for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, the Stated Principal Balance of such Mortgage Loan shall be zero from and after the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred (and notwithstanding that a loss may have occurred in connection with any such liquidation).

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan", "Mortgage Loans" and "Mortgage Pool" herein and in the Prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Special Servicer, in connection with the operation and management of such property, generally will be applied by the Master Servicer or the Special Servicer as if received on the predecessor Mortgage Loan.

ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES.


     On any Distribution Date, Prepayment Premiums collected during the related Due Period will be distributed by the Paying Agent to the holders of the Class A, Class B, Class C, Class D, Class E and Class X Certificates as follows: to each of the Class A, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.


     On any Distribution Date, Yield Maintenance Charges collected during the related Due Period will be distributed by the Paying Agent to the Class A, Class B, Class C, Class D, Class E and Class X Certificates as follows: to each of the Class A, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.


     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class A, Class B, Class C, Class D or Class E Certificate is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.


     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H and Class I or Residual Certificates; instead, after the Certificate Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class X Certificates.


     For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. See also "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Prepayment Premiums and Yield Maintenance Charges.


     Assumed Final Distribution Date; Rated Final Distribution Date. The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

       CLASS DESIGNATION          ASSUMED FINAL DISTRIBUTION DATE
------------------------------   ---------------------------------
  Class A-1 ..................                 December 15, 2007
  Class A-2 ..................                    April 15, 2009
  Class X ....................                  October 15, 2023
  Class B ....................                      May 15, 2009
  Class C ....................                     June 15, 2009
  Class D ....................                 December 15, 2009

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments, without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent and assuming each ARD Loan is prepaid on the Anticipated Repayment Date. Accordingly, in the event of defaults on the Mortgage Loans (or in the event each ARD Loan is not prepaid on its respective Anticipated Repayment Date), the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR; provided, however, that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust and that no losses were experienced as a result of a default on any of the Mortgage Loans.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be June 15, 2032 the first Distribution Date after the 36th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     Generally, distributions in respect of interest and principal will be made to each Class of Certificates sequentially, based on the alphabetical designations of each Class (e.g., Class C will receive all distributions to be made to it before Class D receives any distribution); provided, however, that the Class X Certificates are pari passu with the Class A Certificates with respect to interest. This is referred to as "sequential payment." On any Distribution Date, after all required distributions on the Certificates have been made, the aggregate of the principal balances of the Certificates may exceed the aggregate of the Stated Principal Balances of the Mortgage Loans (we call this excess a "Collateral Support Deficit"). On any such Distribution Date, the aggregate of the Certificate balances of the Certificates will be reduced until it equals the aggregate of the Stated Principal Balances of the Mortgage Loans on such date. Any such reduction will be allocated to the Classes of Certificates with Certificate Balances in reverse sequential order, based on the alphabetical designation of each Class (e.g., no such reduction will be made to the Certificate Balance of any Class of Certificates until the Certificate Balances of each Class of Certificates with later alphabetical designations are reduced to zero). These features are referred to as "subordination."

     Subordination is intended to enhance the likelihood of timely receipt by the holders of senior Certificates of the full amount of all interest payable in respect thereof on each Distribution Date, and the ultimate receipt by the holders thereof of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation of the entire Principal Distribution Amount for each Distribution Date to the Class A Certificates for so long as they are outstanding will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will be reduced (prior to the Cross-Over Date such allocation will be applied first to the Class A-1 Certificates until their respective Certificate Balances are reduced to zero and then to the Class A-2 Certificates). Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the Principal Distribution Amount to the Class B Certificates, the Class C Certificates and Class D Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each such Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Trustee is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates (other than the Class X Certificates) after giving effect to distributions of principal on such Distribution Date (any such deficit, a "Collateral Support Deficit"). The Trustee will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, the Trustee will be required to allocate any such Collateral Support Deficit among the Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. Because the Notional Amount of the Class X Certificates as of any date of determination is equal to the Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date, such Notional Amount will automatically be reduced by the amount of any losses realized with respect to the Mortgage Loans.

     In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, Nonrecoverable Advances made in respect thereof, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein, and the payment of interest on Advances and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements to the Trustee as described under "Description of the Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" in the Prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the Prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Trust.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as applicable, is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may be made to a Class notwithstanding that its Certificate Balance has been reduced to zero.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make an advance (a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(i) all Monthly Payments (net of the Servicing Fee), other than Balloon Payments, which were due on the Mortgage Loans during the related Due Period and delinquent as of the business day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make such required P&I Advance pursuant to the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make such required P&I Advance pursuant to the Pooling and Servicing Agreement. All P&I Advances shall be made net of the Servicing Fee.

     The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments with respect to any Distribution Date on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount allocable with respect to such Mortgage Loan for such Distribution Date. Neither the Master Servicer, the Trustee nor the Fiscal Agent will be required to make a P&I Advance for Default Interest, Yield Maintenance Charges, Prepayment Premiums, Excess Interest or the portion of any Prepayment Interest Shortfalls not offset by the portion of the Servicing Fee that represents compensation to the Master Servicer.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of such failure, the Trustee will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement.

     The Master Servicer, the Trustee or the Fiscal Agent, as the case may be, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Master Servicer, the Trustee nor the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate

Account. The Trustee and the Fiscal Agent will each be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Agreements--Certificate Account" in the Prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer, the Trustee and the Fiscal Agent, as appropriate, will be entitled to be paid first out of Default Interest and other Penalty Charges for the related Mortgage Loan and then out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate as of each related Determination Date (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement (compounded monthly). The "Prime Rate" shall be the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

     Each Distribution Date Statement delivered by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein and "Description of Certificates--Reports to Certificateholders" in the Prospectus.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction will be calculated. As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount (defined below), which will have the effect of reducing the amount of interest available to the most subordinate Class or Classes of Certificates then outstanding (i.e., first to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above.

     An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which an extension of the Stated Maturity Date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) thirty days after the uncured failure of the borrower with respect to any Balloon Loan to make the Balloon Payment thereon, (iv) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension that is the result of a modification of such Mortgage Loan by the Special Servicer) occurs as a result of a modification of the Mortgage Loan by the Special Servicer, (v) the date on which a receiver has been appointed, (vi) the date on which a borrower declares bankruptcy and (vii) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent Appraisals with respect to any Mortgage Loan, with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of such appraisal shall be paid by the Master Servicer as an Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan, with an outstanding principal balance less than $2,000,000, over (ii) the sum as of the Due Date occurring in the month of such Distribution Date of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the Mortgage Loan

(which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Trustee or the Fiscal Agent and/or for which funds have not been escrowed).

     The "Appraisal Reduction Amount" for any Distribution Date shall equal the product of (i) the applicable per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) on the Class of Certificates to which the Appraisal Reduction is allocated, and (ii) the sum of all Appraisal Reductions with respect to such Distribution Date.

     The Special Servicer will be required to receive an MAI appraisal (an "Appraisal") within 90 days after the Appraisal Reduction Event; provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (ii) of the definition of Appraisal Reduction Event the Special Servicer shall be required to make a determination as to whether to order such Appraisal on or before the 90th day after an uncured delinquency occurs in respect to a Mortgage Loan (the "Clause (ii) Appraisal Trigger Date') and shall be required to obtain any such appraisal that it has determined to order no later than the 60th day after the Clause (ii) Appraisal Trigger Date. The Appraisal shall be required to be delivered by the Special Servicer to the Master Servicer and the Trustee, and the Trustee shall deliver such Appraisal to the Paying Agent and each Holder of a Class E, Class F, Class G, Class H and Class I Certificate within 15 days of receipt by the Trustee of such Appraisal from the Special Servicer. On the first Determination Date occurring on or after the delivery of such Appraisal, the Special Servicer will be required to calculate and report to the Master Servicer, and the Master Servicer will report to the Trustee, the Appraisal Reduction to take into account such appraisal. In the event that the Special Servicer has not received such Appraisal within the timeframe described above, the amount of the Appraisal Reduction will be deemed to be an amount equal to 35% of the current Stated Principal Balance of the related Mortgage Loan until such Appraisal is received. The "Determination Date" with respect to each Distribution Date shall be the fifth Business Day preceding such Distribution Date.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event or sooner if a material event has occurred that the Special Servicer reasonably believes will positively or negatively affect the valuation of the Mortgaged Property, to order a new appraisal, the cost of which shall be a Servicing Advance. Based upon such appraisal, the Special Servicer shall redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of such Appraisal Reduction Event unless any event has occurred or circumstances arisen that could materially affect the market value of such Mortgaged Property. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer shall redetermine the amount of the Appraisal Reduction, and if appropriate under the Pooling and Servicing Agreement in accordance with the Servicing Standards, the Master Servicer, or the Trustee or Fiscal Agent shall be required to return to making Advances, on the basis of a new Appraisal and the provisions of such Mortgage Loan.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date, to each Certificateholder, the Depositor, the Master Servicer, the Special Servicer, each Underwriter, each Rating Agency and certain financial market publishers, which are initially expected to be Bloomberg, L.P. and Charter Research Corporation and, if requested, any potential investors in the Certificates:

     1. A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (A) Distributable Certificate Interest and (B) Yield Maintenance Charges and/or Prepayment Premiums; (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Determination Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property become an REO Property during the preceding Due Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period (or that were prepaid during the Related Due Period), the Loan Number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Assets as of the end of the related Due Period, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent Appraisal or valuation and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Due Period, (A) the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property sold or otherwise disposed of during the Due Related and the portion thereof included in the Available Distribution Amount for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance or Notional Amount of each Class of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Collateral Support Deficits and Certificate Deferred Interest; (x) the aggregate amount of Unscheduled Principal Distribution Amount received during the related Due Period; (xi) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date and for the next Distribution Date; (xii) the aggregate amount of the Servicing Fee, Special Servicing Fee, Workout Fee, Liquidation Fee and any other servicing or special servicing compensation retained by or paid to the Master Servicer, or the Special Servicer for the related Due Period; (xiii) the amount of Collateral Support Deficit, if any, incurred with respect to such Distribution Date and in the aggregate incurred with respect to all Distribution Dates (except to the extent reimbursed or paid); (xiv) the aggregate amount of Servicing Advances and P&I Advances outstanding which have been made by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent and the amount of interest accrued thereon; (xv) the amount of any Appraisal Reduction allocable to the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amount as of such Distribution Date; (xvi) a listing of all Mortgage Loans that have been defeased from issuance until the related Distribution Date, with the respective dates of defeasance; (xvii) all deposits and withdrawals from the Interest Reserve Account on the Master Servicer Remittance Date immediately preceding such Distribution Date; and (xviii) the aggregate amount of all Class Unpaid Interest Shortfalls for each Class; (xix) the total amount of Prepayment Interest Shortfalls, and the amount of Prepayment Interest Shortfalls allocated to each Class that are not offset by the portion of the Servicing Fee that represents compensation of the Master Servicer. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

     2. A report containing information regarding the Mortgage Loans as of the end of the related Due Period, which report shall contain substantially the categories of information regarding the Mortgage

Loans set forth in this Prospectus Supplement in the tables under the caption "Description of the Mortgage Pool--Additional Mortgage Loan Information" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus Supplement under such caption and a loan-by loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid through date, Maturity Date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums or Yield Maintenance Charges received. Such loan-by-loan listing is required to be made available electronically; provided, however, that the Trustee is required to provided Certificateholders with a written copy of such report upon request.

     Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle Bank National Association's ASAP System at (714) 282-5518 and requesting statement number
411. Additionally, certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle Bank National Association at www.lnbabs.com or their electronic bulletin board service at 714-282-3990 or such other mechanism as the Trustee may have in place from time-to-time.

     Servicer Reports. Commencing in August, 1999, the Master Servicer is required to deliver to the Trustee, the Rating Agencies and the Depositor prior to each Distribution Date, and the Trustee is to make available to each Certificateholder, each Underwriter and, if requested, any potential investor in the Certificates, on each Distribution Date:

   (i) The following two Commercial Real Estate Secondary Market and Securitization Association ("CSSA") data files:

       (a) the "CSSA Loan Periodic Update File"; and

       (b) to the extent received from the Master Servicer, the "CSSA Property Data File"; and

       (ii) The following six reports:

      (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, underwritten cash flow and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods; (i) the most current available year-to-date or trailing 12 months, (ii) the previous two full fiscal years (if made available to the Master Servicer), and (iii) the "base year" (representing the original underwriting information used as of the Cut-off Date).

      (b) "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, were delinquent 30-59 days, delinquent 60-89 days, 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

      (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Due Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.


      (d) An "Historical Loss Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the related Due Period, historically, and (ii) the amount of Collateral Support Deficits occurring during the related Due Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

      (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Assets as of the close of business on the

          Determination Date immediately preceding the respective Distribution Date (but which became an REO Property during or prior to the related Due Period), (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such determination (including any prepared internally by the Special Servicer).

      (f) A "Watch List" as of the close of business on the Determination Date immediately preceding the respective Distribution Date setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     Commencing in August, 1999, subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CSSA Reports; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. See "Annex B" to this Prospectus Supplement or the forms of Servicing Reports.

     The Master Servicer is also required to deliver to the Trustee and Special Servicer the following materials:

   (a) Annually, on or before October 30, 1999 and thereafter annually by June 30 of each year, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver or otherwise agrees to provide such information and has in fact delivered such items) for such Mortgaged Property or REO Property as of the end of the preceding calendar year; provided, however, that if and to the extent that the terms of any Mortgage Loan require the related borrower to provide operating information and rent rolls more frequently than on an annual basis, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan and an REO Property) is required to use its reasonable best efforts to obtain such information in accordance with the terms of the related loan documents and to forward them to Certificateholders promptly on request (and in no event later than the Distribution Date following receipt). The Master Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its reasonable best efforts consistent with the Servicing Standard to obtain said annual (or other periodic) operating statements and rent rolls.

   (b) Promptly upon receipt by the Master Servicer (or within twenty days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, and "NOI Adjustment Worksheet" for such Mortgaged Property (with annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full fiscal year net operating income and debt service coverage numbers used by the Master Servicer in the other reports referenced above.

     The Trustee is required to deliver a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Master Servicer to the Depositor and each Underwriter promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders, the Special Servicer, each Rating Agency and any potential investor in the Certificates.

     The Trustee, the Master Servicer and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party. None of the above reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than at least one business day after the related Determination

Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that it included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. See "Annex B" attached to this Prospectus Supplement for the forms of Servicing Reports.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1)(i), (ii) and (ix) and, to the extent necessary to fulfill its tax reporting obligations, (xiii) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement will require that the Trustee make available at its offices primarily responsible for administering the Trust, during normal business hours, for review by any holder of an Offered Certificate, originals or copies of, among other things, the following items:
(a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's Certificates delivered to the Trustee since the Closing Date as described under "Description of the Agreements--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Agreements--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property and delivered to the Trustee, (f) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent such statements and reports have been delivered to the Trustee, and (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and delivered to the Trustee. Copies of any and all of the foregoing items will be available from the Master Servicer upon request.


     Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be responsible for enforcing all provisions of the Mortgage Loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Trustee, subject to certain restrictions set forth therein, to provide the reports available to Certificateholders set forth above, as well as certain other information received by the Trustee, to any Certificateholder, each Underwriter, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or either Underwriter, that requests such reports or information; provided, however, that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

     Except as otherwise set forth herein, until such time as Definitive Certificates are issued, the foregoing information will be available to Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth herein, the Master Servicer, the Trustee, the Fiscal Agent, the Depositor, the Paying Agent and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co. as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates, and (ii) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates with Certificate Balances, each determined as of the Distribution Date immediately preceding such time. Neither the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class will be deemed to be reduced by the amount of any Appraisal Reductions allocated to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if such consent, approval or waiver would in any way increase its compensation or limit its obligations in such capacity under the Pooling and Servicing Agreement; provided, however, that such restrictions will not apply to any other exercise of the rights of the Controlling Class Certificateholders or the Directing Certificateholder, whether or not such a Certificateholder is an affiliate of the Master Servicer or Special Servicer.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust by the Master Servicer, the Special Servicer, the Controlling Class Certificateholder holding the largest Certificate Balance of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

     At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, the Master Servicer may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates. If the Master Servicer does not exercise such purchase option, then the Special Servicer, the Controlling Class Certificateholder holding the largest Certificate Balance of the Controlling Class, and the holder of the majority interest of the Class LR Certificates, in that order, may purchase all of the Mortgage Loans and REO Properties. Any such purchase of Mortgage Loans, Specially Serviced Mortgage Loans or REO Properties is required to be made at a price equal to aggregate Purchase Price of all of the Mortgage Loans, Specially Serviced Mortgaged Loans (exclusive or REO Loans) or REO Properties being purchased; provided, however, that if the Master Servicer or the Special Servicer is purchasing the Mortgage Loans the Purchase Price shall not include unreimbursed Servicing Advances or Special Servicing Advances, as the case may be. The "Purchase Price" for any REO Property is the fair market value of such REO Property (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan).

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the Mortgage Loans and other assets in the Trust (if the Trust is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Agreements--Certificate Account" in the Prospectus), will be applied generally as described above under "Distributions--Priority."

     Any optional termination by such Certificateholder, the Master Servicer, the Special Servicer, or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" herein.


THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee (the "Trustee") on behalf of the Certificateholders and will be obligated to make any Advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement; provided, however, that the Trustee will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Trustee will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. The Trustee is a subsidiary of LaSalle National Corporation, which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution (a) whose long-term senior unsecured debt (or that of its fiscal agent) is rated not less than "Aa2" by Moody's and (or such lower rating as would not result, as confirmed in writing by Moody's, in a qualification, downgrade or withdrawal of any of the then current ratings assigned by Moody's to the Certificates) and (b) whose structured finance rating (or that of its fiscal agent) or whose long-term senior unsecured debt rating (or that of its fiscal agent) is rated not less than "AA" or its equivalent by Fitch IBCA (or such lower rating as would not result, as confirmed in writing by Fitch IBCA, in a qualification, downgrade or withdrawal of any of the then current ratings assigned by Fitch IBCA to the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention: Asset Backed Securities Trust Services Group--PaineWebber Mortgage Acceptance Corporation V, Series 1999-C1.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to receive a monthly fee from the Master Servicer out of the Servicing Fee. The Trustee will be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. See "Description of the Agreements--the Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Administrative Matters" in the Prospectus.

     The Trustee has represented in the Pooling and Servicing Agreement that it will use reasonable commercial efforts to cure (by August 1999) any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems used by the Trustee in the conduct of its trust business which would materially and adversely affect its ability to perform its obligations under the Pooling and Servicing Agreement. The Trustee has further represented that it will use reasonable commercial efforts to obtain reasonable assurances from each third party vendor of licensed computer software systems used by the Trustee in the conduct of its trust business that such vendor shall use reasonable commercial efforts to cure any deficiencies with regards to the manipulation or calculation of dates beyond December 31,1999 in such systems which would materially and adversely affect the ability of the Trustee to perform its obligations under the Pooling and Servicing Agreement. However, neither the Depositor nor any affiliate of the Depositor has made any independent investigation of the computer systems of the Trustee.


FISCAL AGENT


     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as Fiscal Agent on behalf of the Certificateholders and will be obligated to make any Advance required to be made, but not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement; provided, however, that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1998, the Fiscal Agent had assets of approximately $504 billion. In the event that LaSalle National Bank shall for any reason cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.


PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT


     The Trustee will act as initial paying agent (in such capacity, the "Paying Agent"), as initial registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of definitive Certificates, if issued, and as initial authenticating agent of the Certificates (in such capacity, the "Authenticating Agent").






                  [Remainder of Page Intentionally Left Blank]

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; (iii) the aggregate amount of distributions on such Certificate; and (iv) the aggregate amount of Collateral Support Deficit amounts allocated to the Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this Prospectus Supplement; provided, however, that in no event will the Pass-Through Rate of any such Class (other than Class A-1 or Class A-2) exceed the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any changes thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date). Certain of the Mortgage Loans have a Net Mortgage Rate which may be less than the Pass-Through Rate of a Class of Certificates. However, the shortfall between the Net Mortgage Rate of such Mortgage Loans and the Pass-Through Rates of the Certificates is expected to be covered at all times during the life of the Offered Certificates by the amount of interest payments on the higher rate Mortgage Loans in the Mortgage Pool, which bear interest at Mortgage Rates (and with corresponding Net Mortgage Rates) greater than the Mortgage Rate for such Mortgage Loans. However, in the very unlikely event that substantially all of the higher rate Mortgage Loans pay off or are otherwise liquidated before the Certificates are retired, it is possible that the Pass-Through Rate could be adjusted downward to avoid a mismatch between such rate and the Net Mortgage Rate of such Mortgage Loans.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extensions of Maturity Dates by the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). In addition, although the borrower under an ARD Loan may have certain incentives to prepay the Mortgage Loan on the related Anticipated Repayment Date, there can be no assurance that the borrower under an ARD Loan will be able to prepay such Mortgage Loan on the related Anticipated Repayment Date. The failure of the related borrower to prepay its ARD Loan on the related Anticipated Repayment Date will not be an event of default under the terms of such Mortgage Loan. See "Risk Factors--Risks Associated with Balloon Payments and ARD Loans" herein.

     Prepayments and, assuming the respective Maturity Dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their Stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans-- Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" herein and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on such Certificates. If you bought your Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to you that is lower than the anticipated yield and, if you bought your Certificates at a premium you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to you that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments distributed on your Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by you during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans or shortfalls or losses otherwise resulting in the reduction of the assets of the Trust. Losses and other shortfalls on the Mortgage Loans will generally be borne by the holders of the Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of such Class of Certificates. In the event of the reduction of the Certificate Balances of all such Classes of Certificates to zero, such losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, Prepayment Premiums or Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield Considerations" in the Prospectus. The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the Mortgage Loans voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Periods or Prepayment Premium Periods, although the enforceability of such provisions is, in many states, subject to certain equitable principles even outside of the bankruptcy context. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices.

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates-- Distributions--Priority" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.


WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of such an Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the Stated Maturity Date or Anticipated Repayment Date of the Mortgage Loan. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period and/or Yield Maintenance Period. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables have been prepared on the basis of the following assumptions, among others: (i) scheduled monthly payments of principal and/or interest on the Mortgage Loans, in each case prior to any prepayment of the Mortgage Loan, will be timely received (with no defaults) and will be distributed on the 15th day of each month commencing in July, 1999; (ii) the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the Stated Maturity Date of such Mortgage Loan; (iii) except with respect to certain Mortgage Loans, for which the scheduled debt service changes from time to time, the monthly principal and interest payment due for each Mortgage Loan on the first Due Date following the related Cut-off Date will continue to be due on each Due Date until the Stated Maturity Date or Anticipated Maturity Date of such Mortgage Loan; (iv) any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable Lockout and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables; (v) the Mortgage Loan Seller will not be required to repurchase any Mortgage Loan, and none of the Master Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the Trust; (vi) no Yield Maintenance Charges or Prepayment Premiums are included in any allocations or calculations; (vii) any principal prepayments received on the Mortgage Loans are prepayments in full; (viii) the Closing Date is June 7, 1999; and (ix) each ARD Loan prepays on its Anticipated Repayment Date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates may mature earlier or later than the Assumed Final Distribution Date. It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Based on these assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class X Certificates) and set forth the percentage of the initial Certificate Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPRs.

PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES AT THE
                                RESPECTIVE CPRS




                   DATE                        0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ----------
Initial Percentage .......................         100          100          100          100          100
June  15, 2000 ...........................          94           94           94           94           94
June  15, 2001 ...........................          87           87           87           86           86
June  15, 2002 ...........................          80           79           79           78           78
June  15, 2003 ...........................          72           71           71           70           70
June  15, 2004 ...........................          61           60           59           58           57
June  15, 2005 ...........................          44           44           44           44           44
June  15, 2006 ...........................          27           27           27           27           27
June  15, 2007 ...........................           5            5            5            5            5
June  15, 2008 ...........................           0            0            0            0            0
June  15, 2009 ...........................           0            0            0            0            0
June  15, 2010 ...........................           0            0            0            0            0
Weighted Average Life (Years)(A) .........        5.32         5.29         5.26         5.24         5.21
Estimated First Principal ................     7/15/99      7/15/99      7/15/99      7/15/99      7/15/99
Estimated Maturity .......................    12/15/07     12/15/07     12/15/07     12/15/07     11/15/07

----------
(A) The weighted average life of the Class A-1 Certificates is determined by
    (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-1 Certificates.


PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES AT THE
                                RESPECTIVE CPRS




                   DATE                         0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------------   -----------   -----------   -----------   -----------   -----------
Initial Percentage .......................         100           100           100           100           100
June  15, 2000 ...........................         100           100           100           100           100
June  15, 2001 ...........................         100           100           100           100           100
June  15, 2002 ...........................         100           100           100           100           100
June  15, 2003 ...........................         100           100           100           100           100
June  15, 2004 ...........................         100           100           100           100           100
June  15, 2005 ...........................         100           100           100           100           100
June  15, 2006 ...........................         100           100           100           100           100
June  15, 2007 ...........................         100           100           100           100           100
June  15, 2008 ...........................          76            76            76            76            76
June  15, 2009 ...........................           0             0             0             0             0
June  15, 2010 ...........................           0             0             0             0             0
Weighted Average Life (Years)(A) .........        9.27          9.27          9.26          9.26          9.26
Estimated First Principal ................    12/15/07      12/15/07      12/15/07      12/15/07      11/15/07
Estimated Maturity .......................     4/15/09       4/15/09       4/15/09       4/15/09       4/15/09

----------
(A) The weighted average life of the Class A-2 Certificates is determined by
    (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-2 Certificates.

PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES AT THE
                                RESPECTIVE CPRS




                   DATE                        0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ----------
Initial Percentage .......................        100          100          100          100          100
June  15, 2000 ...........................        100          100          100          100          100
June  15, 2001 ...........................        100          100          100          100          100
June  15, 2002 ...........................        100          100          100          100          100
June  15, 2003 ...........................        100          100          100          100          100
June  15, 2004 ...........................        100          100          100          100          100
June  15, 2005 ...........................        100          100          100          100          100
June  15, 2006 ...........................        100          100          100          100          100
June  15, 2007 ...........................        100          100          100          100          100
June  15, 2008 ...........................        100          100          100          100          100
June  15, 2009 ...........................          0            0            0            0            0
June  15, 2010 ...........................          0            0            0            0            0
Weighted Average Life (Years)(A) .........       9.86         9.86         9.86         9.86         9.86
Estimated First Principal ................    4/15/09      4/15/09      4/15/09      4/15/09      4/15/09
Estimated Maturity .......................    5/15/09      5/15/09      4/15/09      4/15/09      4/15/09

----------
(A) The weighted average life of the Class B Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class B Certificates.


PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES AT THE
                                RESPECTIVE CPRS




                   DATE                        0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ----------
Initial Percentage .......................        100          100          100          100          100
June  15, 2000 ...........................        100          100          100          100          100
June  15, 2001 ...........................        100          100          100          100          100
June  15, 2002 ...........................        100          100          100          100          100
June  15, 2003 ...........................        100          100          100          100          100
June  15, 2004 ...........................        100          100          100          100          100
June  15, 2005 ...........................        100          100          100          100          100
June  15, 2006 ...........................        100          100          100          100          100
June  15, 2007 ...........................        100          100          100          100          100
June  15, 2008 ...........................        100          100          100          100          100
June  15, 2009 ...........................          0            0            0            0            0
June  15, 2010 ...........................          0            0            0            0            0
Weighted Average Life (Years)(A) .........       9.94         9.94         9.94         9.94         9.94
Estimated First Principal ................    5/15/09      5/15/09      4/15/09      4/15/09      4/15/09
Estimated Maturity .......................    6/15/09      6/15/09      6/15/09      6/15/09      5/15/09

----------
(A) The weighted average life of the Class C Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class C Certificates.

PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES AT THE
                                RESPECTIVE CPRS




                   DATE                        0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ----------
Initial Percentage .......................         100          100          100          100          100
June  15, 2000 ...........................         100          100          100          100          100
June  15, 2001 ...........................         100          100          100          100          100
June  15, 2002 ...........................         100          100          100          100          100
June  15, 2003 ...........................         100          100          100          100          100
June  15, 2004 ...........................         100          100          100          100          100
June  15, 2005 ...........................         100          100          100          100          100
June  15, 2006 ...........................         100          100          100          100          100
June  15, 2007 ...........................         100          100          100          100          100
June  15, 2008 ...........................         100          100          100          100          100
June  15, 2009 ...........................          28           28           28           28           28
June  15, 2010 ...........................           0            0            0            0            0
Weighted Average Life (Years)(A) .........       10.14        10.14        10.14        10.14        10.14
Estimated First Principal ................     6/15/09      6/15/09      6/15/09      6/15/09      6/15/09
Estimated Maturity .......................    12/15/09     12/15/09     12/15/09     12/15/09     12/15/09

----------
(A) The weighted average life of the Class D Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class D Certificates.






                  [Remainder of Page Intentionally Left Blank]

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the Prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information herein supersedes any contrary information set forth in the Prospectus. See "Description of the Agreements" in the Prospectus.


     Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible. The Master Servicer will initially perform primary servicing for all of the Mortgage Loans except for three of the Mortgage Loans to be sold by MLMC to the Depositor, with an aggregate Cut-off Date Balance of approximately $29,808,000, representing approximately 4.23% of the Initial Pool Balance, for which Chase will be the primary servicer.

     Each of the Master Servicer and the Special Servicer will diligently service and administer the respective Mortgage Loans for which each is responsible on behalf of the Trustee for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable business judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, (i) services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, commercial, and multifamily mortgage lenders servicing their own mortgage loans or (ii) services and administers commercial, multifamily and manufactured housing mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, whichever standard is higher, and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, notwithstanding: (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower or any other party to the Pooling and Servicing Agreement;
(B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Master Servicer's obligation to make Advances; (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction and (E) owning or managing any other mortgage loans or mortgaged properties for third parties (the foregoing, collectively referred to as the "Servicing Standard"). Each of the Master Servicer and Special Servicer has full power and authority, acting alone, to do or cause to be done any and all things in connection with the servicing and administration of the Mortgage Loans which it may deem necessary or desirable, subject only to the Servicing Standard and the terms of the Pooling and Servicing Agreement and the respective Mortgage Loans.

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing of the entire Mortgage Pool. With respect to any Mortgage Loan (each a "Specially Serviced Mortgage Loan"):

     (i) as to which a payment default has occurred at its Maturity Date (or, with respect to a Monthly Payment which is a Balloon Payment, as to which the Balloon Payment is over 30 days past due), or, if the Stated Maturity Date has been extended, at its extended maturity,

     (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent,

     (iii) as to which the Master Servicer determines that a payment default has occurred or is imminent and is not likely to be cured by the related borrower within 60 days,

     (iv) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for such a proceeding (provided that if such appointment, decree or order is stayed or discharged, or such consent revoked within 60 days such Mortgage Loan shall not be considered a Specially Serviced Mortgage Loan during such period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due,

     (v) as to which the Master Servicer shall have received actual notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, or

     (vi) as to which a default has occurred, of which the Master Servicer has actual notice (other than a failure by the related borrower to pay principal or interest), which materially and adversely affects the interests of the Certificateholders and which remains unremediated for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified, 60 days), the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans". The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes current and remains current for three consecutive monthly payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below) and the Rating Agencies. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of the all of the Certificateholders. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the all of the Certificateholders.

     The "Directing Certificateholder" will be Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class

Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding (other than the Residual Certificates) that has a Certificate Balance at least equal to the lesser of
(a) 1% of the Initial Pool Balance and (b) 25% of the initial Certificate Balance of such Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of any Class other than Classes E, F, G, H and I shall be deemed to be reduced by the amount of any Appraisal Reductions allocated to such Class.

     The Controlling Class as of the Closing Date will be the Class I Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would (a) require or cause it to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of the Pooling and Servicing Agreement, including its obligation to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose it, the Master Servicer, the Depositor, the Mortgage Loan Sellers, the Trust, the Trustee, the Fiscal Agent or their officers, members, managers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of its or the Master Servicer's responsibilities under the Pooling and Servicing Agreement or cause or direct it to act in a manner contrary to the Servicing Standard.


THE MASTER SERVICER

     Banc One Mortgage Capital Markets, LLC ("BOMCM") or an affiliate thereof will act as the master servicer (the "Master Servicer") pursuant to the Pooling and Servicing Agreement. BOMCM is a Delaware limited liability company. BOMCM manages a servicing portfolio of commercial and multifamily loans with an aggregate principal balance, as of March 31, 1999, of approximately $26.8 billion, the collateral for which is located in 49 states, Puerto Rico, the District of Columbia, Mexico and the Caribbean. BOMCM's servicing operations are located at 1717 Main Street, Dallas, Texas 75201. The Master Servicer will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer is authorized to employ agents to directly service certain of the Mortgage Loans as long as they are not Specially Serviced Mortgage Loans, as described above under "--General", the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer's principal offices are located at 1717 Main Street, Dallas, Texas 75201.

     The information concerning the Master Servicer set forth herein has been provided by the Master Servicer, and none of the Mortgage Loan Sellers, the Depositor, the Trustee, the Fiscal Agent or either Underwriter makes any representation or warranty as to the accuracy thereof.


THE SPECIAL SERVICER

     BOMCM or an affiliate thereof will act as the special servicer (the "Special Servicer") pursuant to the Pooling and Servicing Agreement. As of March 31, 1999, BOMCM served as the named Special Servicer on 63 securitized transactions encompassing 14,853 loans, with an aggregate principal balance of approximately $41 billion. For further information about BOMCM, please see "--The Master Servicer" above.

     The information concerning the Special Servicer set forth herein has been provided by the Special Servicer, and none of the Mortgage Loan Sellers, the Depositor, the Trustee, the Fiscal Agent or either Underwriter makes any representation or warranty as to the accuracy thereof.

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling

Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

     We expect that the Special Servicer or its affiliates will purchase all of the Class E, Class F, Class G, Class H and Class I Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis with respect to the Mortgage Loans, from amounts received in respect of interest on each Mortgage Loan, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to 0.1085% per annum (or 0.0685% per annum with respect to the Mortgage Loans identified on Annex A-1 as ML-146, ML-147 and ML-148) computed on the basis of the Stated Principal Balance of the related Mortgage Loan, reduced by amounts required to be used to cover Prepayment Interest Shortfalls as described above in "Description of the Certificates--Distributions". The Master Servicer will be responsible for paying the Trustee Fee from the Servicing Fee. A portion of the Servicing Fee,
in an amount equal to   % per annum of the Stated Principal Balance of the
Mortgage Loans from time to time, may be irrevocably assigned to BOMCM. BOMCM may be entitled to retain such assigned portion of the Servicing Fee during the entire period that it acts as Master Servicer and following its resignation or termination as Master Servicer for any reason.

     In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (i) all assumption fees, modification fees and processing fees paid by the borrowers on Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) late payment charges and Default Interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts in clause (ii) are not needed to pay interest on Advances. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account or reserve account to the extent such interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the Certificate Account.

     A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments, and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated by the Directing Certificateholder (other than for cause, and only if such Directing Certificateholder is not an affiliate of the Master Servicer), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or partial payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the Liquidation Proceeds (defined below). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds (defined below) received in connection with the repurchase of any Mortgage Loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Master Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of all assumption fees, modification fees and extension fees on or with respect to Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges and Default Interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such amounts are not needed to pay interest on Advances. "Liquidation Proceeds" means cash (other than insurance and condemnation proceeds and revenues from REO Properties) received or paid by the Master Servicer in connection with (i) the full or partial liquidation of a Mortgage Loan, Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, (ii) the realization upon any deficiency judgment obtained against a borrower; and (iii) any sale of a defaulted Mortgage Loan or REO Property less related expenses. Neither the Master Servicer or the Special Servicer shall be entitled to receive Excess Interest with respect to any ARD Loan.

     Although the Master Servicer and the Special Servicer are each required to service and administer the Mortgage Pool in accordance with the Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

     As and to the extent described herein under "Description of the Certificates--Advances," the Master Servicer will be entitled to receive interest on Advances, such interest to be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Master Servicer will be responsible for all fees of any of its primary servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" herein and "Description of the Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.


MAINTENANCE OF INSURANCE

     The Master Servicer will use its reasonable best efforts consistent with the Servicing Standard to cause each borrower to maintain, to the extent required by the terms of the related Mortgage Note, all insurance coverage required under the related Mortgage (to the extent that the Trustee has an insurable interest), or, if the related borrower does not maintain such coverage and such insurance coverage is available at commercially reasonable rates, consistent with the Servicing Standard, the Master Servicer will maintain the insurance coverage, provided, however, that if the Master Servicer obtains such insurance coverage, the related insurance policy will include a replacement cost endorsement providing for no deduction for depreciation but, in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise permitted in the related Mortgage Loan documents. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and such flood insurance has been made available), the Master Servicer will use its reasonable best efforts consistent with the Servicing Standard to cause each borrower to maintain (to the extent required by the related Mortgage Loan), and if the borrower does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard), a flood insurance policy in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, but only to the extent that the related Mortgage Loan permits the lender to require such coverage and maintaining such coverage is consistent with the Servicing Standard.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (i) an amount necessary to avoid the application of any co-insurance clause and (ii) the full replacement cost of the improvements on such REO Property. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans and REO Properties. Any losses incurred with respect to Mortgage Loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. With respect to any Mortgage Loan documents that require or permit that earthquake insurance be maintained, the Directing Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties and, upon such request, the Master Servicer or Special Servicer, as applicable, will use its reasonable best efforts consistent with the Servicing Standard to enforce such obligations consistent with the terms of the related Loan Documents; provided, however, that the Directing Certificateholder may not make such request with respect to Mortgaged Properties with respect to which earthquake insurance was not maintained at origination unless there is a material adverse change in the facts and circumstances relating to the Mortgaged Property. A decrease in the NOI or Appraised Value of the related Mortgaged Property in excess of 10% since the Cut-off Date shall constitute such a material adverse change. With respect to any Mortgage Loan (i) that does not require or permit the related lender to require that earthquake insurance be maintained or (ii) that the Master Servicer or Special Servicer, as applicable, has been unable to enforce the provisions of the preceding sentence, the Directing Certificateholder may request that earthquake insurance be secured by the Master Servicer or Special Servicer, as applicable, at the expense of the Directing Certificateholder. Any cost of maintaining any such required insurance or other earthquake insurance obtained by the Special Servicer shall be paid out of a segregated custodial account (or subaccount) created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     Such costs may be recovered by the Master Servicer from reimbursements received from the borrower or, if the borrower does not pay such amounts, as Servicing Advances as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     The Special Servicer may agree to extend the Stated Maturity Date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided, however, that, no such extension entered into by the

Special Servicer shall extend the Stated Maturity Date beyond the earlier of
(i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the expiration of such leasehold estate; and provided further that, if such extension would extend the Stated Maturity Date of a Mortgage Loan for more than twelve months from and after the original Maturity Date of such Mortgage Loan, the Special Servicer may only enter into such extension if it provides the Trustee with the opinion of counsel described in the next sentence. Except as otherwise set forth in this paragraph, the Special Servicer (or in certain circumstances the Master Servicer) may not waive, modify or amend any provision of a Mortgage Loan which is not in default or as to which default is not reasonably foreseeable except for (i) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (ii) any waiver, modification or amendment that would not be a "significant modification" of the Mortgage Loan, within the meaning of Treasury Regulations Section 1.860G-2(b) and as to which the Special Servicer has provided the Trustee with an opinion of counsel that such waiver, modification or amendment will not constitute such a "significant modification."

     If, but only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan, with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will use its reasonable best efforts consistent with the servicing standard set forth in the Pooling and Servicing Agreement to the extent possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date.

     The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

     (i) extend the Stated Maturity Date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date ten years prior to the expiration of such leasehold;

     (ii) reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any Class of Certificates (other than the Class X Certificates); or

     (iii) provide for the deferral of interest unless (A) interest accrues thereon, generally, at the related Mortgage Rate and (B) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of such Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes (such deferred interest, "Mortgage Deferred Interest").

     The Master Servicer may, consistent with the Servicing Standards, modify or amend the terms of any Mortgage Loan, without the consent of the Special Servicer in order to (i) cure any ambiguity therein, (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error (iii) waive defaults with respect to minor covenants (other than financial covenants), including with respect to late financial statements, to the extent such waiver will not have any material adverse effect on the rights or interests of the Certificateholder or any Class, (iv) release parcels of a Mortgaged Property to the extent that any such release will not have any material adverse affect on the rights or interests of the Certificateholders of any Class, if each Rating Agency has been notified by the

Master Servicer of its intent to permit such release and each Rating Agency has provided written notice that such release will not result in the withdrawal, qualification or downgrade of its then current rating of any Class of Certificates (provided that releases as to which Mortgage Loan documents expressly require the borrower thereunder to make such releases upon the satisfaction of certain conditions shall be made as required in the Mortgage Loan documents), (v) make any other modifications, waivers or amendments which the Master Servicer determined, in accordance with the Servicing Standards, are of routine nature and will not have a material adverse affect on the rights or interests of the Certificateholders of any Class, and provided that such modification or amendment would not be a "significant modification" of the Mortgage Loan, within the meaning of Treasury Regulations Section 1.860G-2(b), and provided further that the proposed modification or amendment will not cause
(x) either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Upper-Tier REMIC or the Lower-Tier REMIC to be subject to any tax under the REMIC Provisions.

     Notwithstanding anything to the contrary herein, with respect to any Mortgage Loan the outstanding principal balance of which exceeds the lesser of $15,000,000 or 5% of the outstanding aggregate balance of all Mortgage Loans in the Trust, to the extent the related Loan Documents require the related borrower to obtain the consent or approval of the related mortgagee, the Master Servicer or the Special Servicer, as applicable, will not (a) consent to the removal or replacement of any property manager or (b) consent to or approve of any transfer of equity of (or equivalent ownership interests in) the related borrower or of any equity owner of the borrower that is itself required to be a special purpose entity if, during the term of such Mortgage Loan, in excess of 49% of such equity (or equivalent) will have been transferred to any other party, in either case unless notice thereof shall have been given to each Rating Agency and each Rating Agency shall have confirmed in writing that such action will not, by itself, result in the downgrade, withdrawal or reduction of its then-current rating of any outstanding Class of Certificates.

     The Special Servicer or the Master Servicer, as the case may be, will notify each other, the Rating Agencies, the Trustee and the Directing Certificateholder of any modification, waiver or amendment of any term of any Mortgage Loan and must deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee may at any time, consistent with the Servicing Standard, institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property. The Special Servicer may not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid by the Master Servicer as a Servicing Advance) and either:

     (i) such report indicates that (a) the Mortgaged Property is in material compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the

   Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the Prospectus.

     The Pooling and Servicing Agreement grants to the Master Servicer and the Special Servicer a right of first refusal to purchase from the Trust at the Purchase Price any defaulted Mortgage Loan as provided in the Pooling and Servicing Agreement. In addition, the Special Servicer may offer to sell any such defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust longer than such period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, will retain, at the expense of the Trust, an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Trust to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool--Net Income from Foreclosure Property" in the Prospectus.

     To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon and (iii) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest thereon) incurred with respect to such Mortgage Loan, then the Trust will realize a loss in the amount of such shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on any such Advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to make a Servicing Advance of its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) the Master Servicer determines that such Servicing Advance, together with interest accrued thereon at the Advance Rate, will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will perform (at its own expense), or will cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a scheduled principal balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2000; provided, however, that if the Master Servicer has a reasonable basis to believe that (i) the DSCR with respect to any Mortgage Loan has decreased by 25% or more from the DSCR as of the Cut-off Date or (ii) the DSCR with respect to any Mortgaged Property (other than a Mortgaged Property securing a Credit Tenant Loan) has decreased to 1.05x or less, the Master Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the reasonable cost of which inspection shall be at the expense of the Trust); provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the reasonable cost of which inspection shall be at the expense of the Trust). The Special Servicer or the Master Servicer, as applicable, will prepare a written report of each such inspection describing the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any waste committed thereon. The Master Servicer and the Special Servicer will deliver a copy of each such report prepared by the Master Servicer and Special Servicer to each other, each Rating Agency and the Trustee. The Special Servicer will have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer. The Special Servicer may, upon notice to the Master Servicer, perform or cause to be performed (at its own expense) the inspections otherwise required to be performed by the Master Servicer under certain circumstances specified in the Pooling and Servicing Agreement.

     With respect to each Mortgage Loan that requires the borrower to deliver such statements, the Special Servicer or the Master Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) in the case of the Master Servicer or the Special Servicer, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates or (b) a determination that such obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any of its other activities. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement, and each Rating Agency has affirmed that the succession of such successor as Master Servicer or Special Servicer will not result in the downgrade, qualification or withdrawal of the rating assigned by either Rating Agency to any Class of Certificates.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any director, officer, member, manager, employee or agent of any of them will be under any liability to the Trust or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any director, officer, member, manager, employee or agent of any of them will be entitled to indemnification by the related Trust against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of reckless disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account therefor.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to a fidelity bond or errors and omissions policy (or their equivalent) so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

     The Master Servicer and the Special Servicer have represented that, with respect to those computer systems identified as being mission critical for the performance of the servicing functions described herein, they are committed to modifying their respective existing systems to the extent required to cause them, when used for the purpose for which it was intended, to be capable of accurately processing, proving and receiving date data from, into and between the twentieth and twenty-first centuries, and will correctly create, store, process and output information related to or including dates on or after December 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, assuming that all other products, including hardware and software, when used in combination with the product or service in question, properly exchange date data. However, neither the Depositor nor any affiliate of the Depositor has made any independent investigation of the computer systems of the Master Servicer and the Special Servicer.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation, (i) any failure by the Master Servicer to make any remittance required to be made by the Master Servicer on the day and by the time such remittance is required to be made under the terms of the Pooling and Servicing Agreement; (ii) any failure by the Special Servicer to deposit into the REO Account within one business day of the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (15 days in the case of a failure to pay the premium for any insurance policy required to be maintained) after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided however, that the Master Servicer shall pay interest on any amount not timely remitted; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and (vi) the Trustee shall have received notice from either Rating Agency that the continuation of the Master Servicer or Special Servicer in such respective capacity, as the case may be, has resulted, or would result, in and of itself, in a downgrading, qualification (it being understood that the possible downgrading of any Class or the placing of any Class on "negative" credit watch shall constitute a qualification) or withdrawal of the then-current rating on any Class of Certificates that are rated by such Rating Agency if the Master Servicer or Special Servicer, as the case may be, is not replaced, or the Trustee has knowledge that the Master Servicer or Special Servicer, as the case may be, has been removed from either Rating Agency's list of approved servicers.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer except as described below, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements except that (a) any successor Master Servicer shall not be entitled to receive the portion of the Servicing Fee that has been irrevocably assigned to BOMCM as described above and (b) BOMCM shall be entitled to retain that assigned portion of the Servicing Fee. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name (as Trustee thereunder) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

     (i) to cure any ambiguity;

     (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

     (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (B) such change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency;

     (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust, provided that the Trustee has received a satisfactory opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates and (3) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced in writing from each Rating Agency;

     (v) to modify, eliminate or add to any of its provisions to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee, as evidenced by a satisfactory opinion of counsel (at the expense of the party requesting the amendment) (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus);

     (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder; and

     (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency provided that such amendment does not adversely impact any of the Certificateholders.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed to a Certificate of any Class without the consent of the Holder of such Certificate,

     (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding;

     (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding,

     (iv) amend the amendment provisions of the Pooling and Servicing Agreement; or

     (v) amend the definition of Servicing Standard.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the expense of the parties requesting the amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment, is permitted pursuant to the terms of the Pooling and Servicing Agreement and will not result in the imposition of a tax on the REMIC constituted by the Trust or cause the Trust (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will deliver its opinion that, assuming (i) the making of appropriate elections, (ii) compliance with the provisions of the Pooling and Servicing Agreement and (iii) compliance with applicable changes in the Code, including the REMIC Provisions, for federal income tax purposes, the Trust will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (i) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (ii) the Class R and Class LR Certificates will be the sole Classes of "residual interests" in the Upper-Tier

REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date hereof. The Offered Certificates are "Regular Certificates" as defined in the Prospectus.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's
usual method of accounting. It is anticipated that the Class     Certificates
will be issued with OID for federal income tax purposes in an amount equal to the excess of the initial Certificate Balances thereof over their respective issue prices (including accrued interest). It is also anticipated that the
Class     Certificates will be issued at a premium and that the Class
Certificates will be issued with de minimus OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%; provided, however, that it is further assumed that each ARD Loan prepays on its Anticipated Repayment Date (the "Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Premium" in the Prospectus.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described herein under "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges." It is not entirely clear under the Code when the amount of Prepayment Premiums or Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of the related amounts. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that result is not entirely clear and Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. For purposes of Section 7701(a)(19)(C) of the Code, the Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" to the extent the Mortgage Loans are secured by multifamily properties and manufactured housing communities, respectively, or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used primarily for residential purposes for
 . . . persons under care" to the extent that the Mortgage Loans are secured by congregate care facilities. Mortgage Loans secured by multifamily properties and manufactured housing communities represented approximately 33.44% of the Initial Pool Balance and Mortgage Loans secured by health-care facilities represented approximately 5.72% of the Initial Pool Balance. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the Prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average of the Pass-Through Rates changes in accordance with the Prepayment Assumption) over their issue price (including accrued interest). Any "negative" amounts of OID on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decrease accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and, to the extent such negative adjustment exceeds prior income accruals, would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the Prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among PaineWebber Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters") and the Depositor, the Depositor has agree to sell to the Underwriters, and each Underwriter has severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances or Notional Amounts, as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of (plus or minus) 5%.




                                                           MERRILL LYNCH, PIERCE,
CLASS                       PAINEWEBBER INCORPORATED     FENNER & SMITH INCORPORATED
------------------------   --------------------------   ----------------------------
     Class A-1 .........
     Class A-2 .........
     Class X ...........
     Class B ...........
     Class C ...........
     Class D ...........

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor, estimated to
be approximately $          , will be      % of the initial aggregate
Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from the Cut-off Date. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositors in the form of underwriting discounts.

     PaineWebber Incorporated is an affiliate of PWRES, one of the Mortgage Loan Sellers, and of the Depositor.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated is an affiliate of MLMC, one of the Mortgage Loan Sellers.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by PaineWebber Incorporated in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which PaineWebber Incorporated acts as principal. PaineWebber Incorporated may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York and for the Underwriters by Willkie Farr & Gallagher, New York, New York. In addition, certain federal income tax matters will be passed on for the Depositor by O'Melveny & Myers LLP.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by the Rating Agencies:




CLASS                             MOODY'S     FITCH IBCA
------------------------------   ---------   -----------
  Class A-1 ..................   Aaa         AAA
  Class A-2 ..................   Aaa         AAA
  Class X ....................   Aaa         AAA
  Class B ....................   Aa2         AA
  Class C ....................   A2          A
  Class D ....................   Baa2        BBB

     A securities rating on mortgage pass-through Certificates addresses the likelihood of the timely payment of interest on the Certificates and ultimate payment of principal thereof by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the Certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood or frequency of prepayments (whether voluntary or involuntary) on the Mortgage Loans. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, payment of Excess Interest, or whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors.

     Fitch IBCA's rating of the Class X Certificates does not address the possibility that you might suffer a lower than anticipated yield or that if there is a rapid rate of principal payments (including voluntary and involuntary prepayments) or principal losses on the Mortgage Loans, you could fail to recover your initial investment.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or Fitch IBCA.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                        LEGAL INVESTMENT CONSIDERATIONS

     The Offered Certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     The Depositor makes no representation as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.


                             ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities and Keogh plans, and of collective investment funds and insurance company separate accounts and general accounts in which such plans, annuities, accounts or arrangements are invested that is subject to the fiduciary responsibility rules of ERISA, or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law and whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to PaineWebber Incorporated and Merrill Lynch & Co. (collectively, the "Underwriters") individual prohibited transaction exemptions, PTE 90-36, 55 Fed. Reg. 25,903 (June 25, 1990) and PTE 90-29, 55 Fed. Reg. 21,459 (May 24, 1990), respectively, each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1998) (collectively the "Underwriter Exemption"), which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of pass-through Certificates underwritten by the Underwriters and the servicing and operation of related asset pools, provided that certain conditions are met.

     The Underwriter Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Class A Certificates and the Class X Certificates (the "Senior Certificates") to be eligible for exemptive relief thereunder. First, the acquisition of the Senior Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by at least one of Moody's, S&P, Fitch IBCA or Duff & Phelps Credit Rating Company. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of the Underwriters, the Depositor, the Trustee, the Master Servicer, the Special Servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates and any affiliate of any such member. Fifth, the sum of all payments made to and retained by each Underwriter must represent not more than reasonable compensation for underwriting the Senior Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Senior Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by Fitch IBCA, thus satisfying the third general condition at that time. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate.

     The Underwriter Exemption also requires that the Trust meet the following requirements: (i) the Trust must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates in such other investment pools must have been rated in one of the three highest categories of S&P, Moody's, Fitch IBCA or DCR for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) Certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

     If the general conditions of the Underwriter Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Underwriter Exemption are also satisfied, it may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the holding of Senior Certificates by a Plan.

     Further, if certain specific conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Class A Certificates or Class X Certificates constitute "Certificates" for purposes of the Underwriter Exemption and (ii) the specific and general conditions and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemption, including with respect to governmental plans, any exemptive relief afforded under Similar Laws. See "ERISA Considerations" in the Prospectus. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.


     Because the characteristics of the Subordinate Offered Certificates do not meet the requirements of the Underwriter Exemption, the purchase or holding of such Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. In no event may any transfer of a Subordinate Offered Certificate or any interest therein be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of
Section 406 of ERISA and the related excise tax provisions of Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Master Servicer, the Special Servicer, the Trustee, each Underwriter, any sub-servicer and any borrower with respect to the Mortgage Loans that the purchase and holding of such Certificate or interest therein is so exempt on the basis of Prohibited Transaction Class Exemption 95-60. See "ERISA Considerations" in the Prospectus.


     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.


     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                         INDEX OF PRINCIPAL DEFINITIONS



30/360 Basis ................................                S-43
30/360 Mortgage Loans .......................                S-43
A
Actual/360 Basis ............................                S-43
ADA .........................................                S-40
Additional Rights ...........................                S-48
Advances ....................................                S-89
AIG .........................................                S-37
anchor tenant ...............................                S-36
Anticipated Repayment Date ..................          S-16, S-46
Appraisal ...................................                S-91
Appraisal Reduction .........................                S-90
Appraisal Reduction Amount ..................                S-91
Appraisal Reduction Event ...................                S-90
ARD Loans ...................................          S-16, S-46
Asset Status Report .........................               S-106
Associated Group ............................                S-30
Assumed Final Distribution Date .............                S-86
Assumed Final Distribution Dates ............                 S-7
Assumed Scheduled Payment ...................                S-85
Authenticating Agent ........................                S-98
Available Distribution Amount ...............          S-10, S-80
B
Balloon Payment Credit Tenant Loans .........          S-37, S-47
Balloon Payments ............................                S-26
Base Interest Fraction ......................                S-86
Beckman .....................................                S-63
BOMCM .......................................               S-107
Bondable Leases .............................                S-48
Bond-Type Leases ............................                S-48
C
Casualty or Condemnation Rights .............                S-48
Certificate Account .........................                S-79
Certificate Balance .........................                S-77
Certificate Registrar .......................                S-98
Certificates ................................    S-8, S-77, S-124
Chase .......................................                S-69
Chubb .......................................          S-37, S-49
Class .......................................                S-77
Class A Certificates ........................                S-77
Class X Pass-Through Rate ...................                S-83
Clause (ii) Appraisal Trigger Date ..........                S-91
Closing Date ................................           S-7, S-41
Collateral Support Deficit ..................          S-87, S-88
Comparative Financial Status Report .........                S-93
Controlling Class ...........................               S-107
Controlling Class Certificateholder .........               S-107
Corporate Trust Office ......................                S-97
Corrected Mortgage Loan .....................               S-106

CPR ..........................................    S-20, S-101
Credit Lease .................................     S-37, S-47
Credit Lease Assignment ......................           S-48
Credit Lease Default .........................           S-48
Credit Tenant ................................     S-37, S-47
Credit Tenant Loans ..........................     S-37, S-47
Credit Tenant Properties .....................           S-47
Credit Tenant Property .......................           S-48
Cross-Over Date ..............................           S-83
CSSA .........................................           S-93
Cut-off Date .................................      S-7, S-41
Cut-off Date Balance .........................           S-41
D
Debt Service Coverage Ratio ..................           S-51
Delinquent Loan Status Report ................           S-93
Depositor ....................................       S-2, S-6
Determination Date ...........................           S-91
Directing Certificateholder ..................          S-106
Discount Rate ................................           S-44
Distributable Certificate Interest ...........           S-84
Distribution Accounts ........................           S-79
Distribution Date ............................      S-7, S-79
Distribution Date Statement ..................           S-92
Double Net Leases ............................           S-48
DSCR .........................................           S-51
DTC ..........................................           S-19
Due Period ...................................     S-11, S-81
E
ERISA Plan ...................................          S-122
Events of Default ............................          S-116
Excess Interest ..............................           S-47
Excess Rate ..................................           S-46
Excluded Plan ................................          S-123
F
Final Recovery Determination .................           S-92
Fitch IBCA ...................................       S-2, S-4
Flagship Group ...............................           S-29
Form 8-K .....................................           S-51
FSL ..........................................     S-37, S-47
Fully Amortizing Credit Tenant Loans .........           S-37
Fully Amortizing Loans .......................           S-46
G
Gold Group ...................................           S-29
Guarantor ....................................           S-37
H
HAP Contracts ................................           S-33
Historical Loan Modification Report ..........           S-93
Historical Loss Report .......................           S-93
HUD ..........................................           S-33
I
Initial Pool Balance .........................           S-41

Initial Rate ................................              S-46
Interest Accrual Period .....................               S-7
Interest Distribution Amount ................              S-84
Interest Reserve Account ....................              S-80
Interest Reserve Loans ......................              S-80
IRS .........................................             S-113
J
Julio Group .................................              S-29
L
LCs .........................................              S-65
Lease Enhancement Policies ..................        S-37, S-49
Lexington ...................................        S-37, S-49
Liquidation Fee .............................             S-108
Liquidation Fee Rate ........................             S-109
Liquidation Proceeds ........................             S-109
Lock Box Accounts ...........................              S-50
Lock Box Loans ..............................              S-50
Lockout Period ..............................        S-23, S-43
Lower-Tier Distribution Account .............              S-79
Lower-Tier REMIC ............................             S-118
LTV Ratio ...................................              S-51
M
Maintenance Rights ..........................              S-48
Master Servicer .............................             S-107
Mezzanine debt ..............................              S-31
MLMC ........................................               S-6
Moody's .....................................          S-2, S-4
Mortgage ....................................              S-41
Mortgage Deferred Interest ..................             S-111
Mortgage Loan Purchase Agreement ............              S-41
Mortgage Loan Sellers .......................               S-6
Mortgage Note ...............................              S-41
Mortgage Rate ...............................        S-42, S-83
Mortgaged Property ..........................              S-41
N
Negative Adjustment .........................             S-120
Net Mortgage Rate ...........................              S-83
Nonrecoverable Advance ......................              S-89
Notional Amount .............................    S-2, S-4, S-77
O
Offered Certificates ........................         S-8, S-77
OID .........................................              S-20
Operating Statement Analysis Report .........              S-94
P
Participants ................................              S-78
Pass-Through Rate ...........................         S-9, S-77
Paying Agent ................................              S-98
Percentage Interest .........................              S-78
P&I Advance .................................        S-12, S-89
Plan ........................................             S-122
Prepayment Assumption .......................             S-119

Prepayment Interest Shortfall ...................        S-11, S-84
Prepayment Premium ..............................        S-23, S-43
Principal Distribution Amount ...................              S-84
Principal Shortfall .............................              S-85
Private Certificates ............................    S-1, S-8, S-77
Purchase Price ..................................        S-76, S-96
PWREI ...........................................              S-67
PWRES ...........................................         S-6, S-65
R
Rated Final Distribution Date ...................         S-8, S-87
Record Date .....................................              S-79
Reimbursement Rate ..............................              S-90
Related Proceeds ................................              S-89
REMIC ...........................................             S-118
REMIC Administrator .............................              S-97
REMIC Provisions ................................             S-118
Rental Property .................................              S-64
REO Account .....................................             S-110
REO Loan ........................................              S-85
REO Property ....................................             S-106
REO Status Report ...............................              S-93
Residual Certificates ...........................         S-8, S-77
Residual Value Policy ...........................        S-37, S-47
Restricted Group ................................             S-122
Rolling 12 Months ...............................              S-65
Royal ...........................................        S-37, S-47
Rules ...........................................              S-78
RVI .............................................        S-37, S-47
S
Scheduled Principal Distribution Amount .........              S-84
Senior Certificates .............................       S-77, S-122
Series 1999-C1 Certificates .....................               S-8
Servicer Remittance Date ........................              S-89
Servicing Advances ..............................              S-89
Servicing Fee ...................................             S-108
Servicing Fee Rate ..............................             S-108
Servicing Standard ..............................             S-105
Similar Law .....................................             S-122
SMMEA ...........................................       S-20, S-122
Special Servicer ................................             S-107
Special Servicing Fee ...........................             S-108
Special Servicing Fee Rate ......................             S-108
Specially Serviced Mortgage Loan ................             S-105
Stated Maturity Date ............................              S-35
Stated Principal Balance ........................              S-85
Subordinate Certificates ........................              S-77
Subordinate Offered Certificates ................              S-77
T
TIs .............................................              S-65
Triple Net Leases ...............................              S-48
Trust ...........................................               S-6

Trust Assets ......................................                  S-6
Trustee ...........................................                 S-97
U
Underwriter Exemption .............................                S-122
Underwriters ......................................    S-1, S-120, S-122
Underwriting Agreement ............................                S-120
Underwritten Net Cash Flow ........................                 S-64
Unscheduled Principal Distribution Amount .........                 S-85
Upper-Tier Distribution Account ...................                 S-79
Upper-Tier REMIC ..................................                S-118
Up-Reit ...........................................                 S-50
V
Voting Rights .....................................                 S-96
W
Watch List ........................................                 S-94
Weighted Average Net Mortgage Rate ................            S-9, S-83
Withheld Amounts ..................................                 S-80
WMF ...............................................                 S-69
Workout Fee .......................................                S-108
Workout Fee Rate ..................................                S-108
Y
                                                       S-11, S-23, S-43,
Yield Maintenance Charge ..........................                 S-44
Yield Maintenance Period ..........................                 S-43
Z
Zoning Laws .......................................                 S-40

    CONTROL
      NO.                            PROPERTY NAME                                             ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
PW - 4817       Hunt Valley Executive Plaza                              11350 McCormick Rd.
PW - 4818       The Galleria                                             1407-1447 York Road
ML-133          Castle Hill Health Care Center                           615 23rd Street
ML-129          Forest Village                                           4400 Rena Road
ML-134          Brookville Health Care Center                            155 40th Street
PW - 3825       Beckman Coulter, Inc.                                    317 and 1000 Lake Hazeltine Drive
ML-100          Bay Plaza Expansion                                      2100 Bartow Avenue
PW - 4819       Timonium Corporate Center                                9515 Deereco Road
PW - 7371       Kelsey Hayes                                             12000 and 12025 Tech Center Drive
ML-144          Renaissance Office Park                                  2215-2295 & 2301-2389 Renaissance Drive
PW - 6093       Concourse I & II Shopping Center                         820 & 827 Rector Drive
ML-146          20th & Campbell                                          2025 East Campbell Ave.
ML-127          Riverbend Apartments                                     100 River Bend Drive
ML-148          Heathermoor                                              2645 Hard Road
ML-113          Windsor Station Apartments                               3501 N Buckner Blvd.
ML-147          Clinton Place                                            42566 Clinton Place Dr.
PW - 7215       Market Center East                                       11130 Lomas Blvd.
PW - 1696       Kmart - Ponce                                            Road 591 & State Rd. #2
ML-120          Heritage Park Apartments                                 1800 West Badillo Street
ML-121          Delta Education Torstar                                  80 Northwest Boulevard
PW - 3346       INS Regional Office                                      2411 Boswell Road
ML-130          Amber Crest Apartments                                   25350 US Highway 19 North
PW - 3879       Regal Cinemas, Inc.                                      3301 Plank Road
PW - 7009       The Patriots Apartments                                  1272 South Union Road
PW - 3000       Peace Arch Factory                                       Interstate 5 & Birch Bay- Linden Road
PW - 6542       Rockport Apartments                                      8500 Nairn
ML-141          FLAG-Carriage Place Apartment                            505 Wells Fargo
ML-109          Seafield Center                                          7 Seafield Lane
PW - 4035       Hartford Plaza Shopping Center                           1201-1275 Bell Avenue
PW - 2034       330-348 East Fordham Road                                340-348 East Fordham Road
ML-139          FLAG-Wintergreen Place Apartments                        320 E. Wintergreen Road
ML-105          Harbor Bay Club                                          200 Packet Landing Rd
PW - 6543       Heatherwood Apartments                                   9001 S. Braeswood
ML-125          RCA - Landing @ Westchase                                9797 Meadowglen
ML-124          RCA-Eastchase Terrace Apartments                         9001 Meadowbrook
ML-102          Equinox Terrace                                          324 Equinox Terrace Rd
PW - 5651       Best Western Hershey                                     NE Corner of Rt. 422 & Sipe Ave
ML-112          Summit Apartments                                        444 East 4th Avenue
PW - 4747       Larpenteur Estates                                       1260-1280 W. Larpenteur Avenue
ML-142          FLAG-Citation North Apt                                  411 Highland Cross Drive
PW - 2365       Bancroft Plaza                                           Bancroft between 5th and 6th Streets
PW - 4139       Rockford Portfolio                                       2076-2082 East University Drive; 503-519 and 605-653 South
                                                                              Rockford Drive; 620-648 South River Road
PW - 4149       Manor Parkway                                            10, 12A & 12B Manor Pkwy.
PW - 3766       Park Greenwood Apartments                                SWQ of US 31 & Fry Road
ML-131          Mercer Mall Outparcel                                    US Route One
PW - 2804       Laidlaw Transit, Inc.                                    1200 S. Martin L. King Blvd.
PW - 6545       Cedar Branch Apartments                                  1217 Blalock

PW - 4151A      Emerald Hills Village MHP                                8555 Bacardi Avenue
PW - 4151B      Beaver Lake Estates MHP                                  2423 East Maryland Avenue
                --------------------------------------------------------------------------------------------------------------------
PW - 4151       Emerald Hills / Beaver Lake Estates MHP

PW - 1890       70 Jackson Drive                                         70 Jackson Drive
PW - 2005       Evans Corporate Park                                     8350 East Evans Road
PW - 4370       Hampton Inn Columbia                                     1551 Barbara Drive

PW - 2982A      Summit Bank-Collingswood                                 836-46 Haddon Avenue
PW - 2982B      Summit Bank-Madison                                      16 Waverly Place
PW - 2982C      Summit Bank-Springfield                                  175 Morris Avenue
PW - 2982D      Summit Bank-Edison                                       46 Parsonage Road
PW - 2982E      Summit Bank-Plainfield                                   335-345 East Front Street
PW - 2982F      Summit Bank-Westfield                                    173 Elm Street
                --------------------------------------------------------------------------------------------------------------------
PW - 2982       Summit Bank Portfolio

ML-103a         GEN-Devonhouse Allentown                                 1930 Bevin Drive
ML-103b         GEN-Devonhouse Catasauqua                                2 Front Street
                --------------------------------------------------------------------------------------------------------------------
ML-103          GEN-Devonhouse Allentown & Catasauqua

PW - 4923       Howard Johnson Oceanfront                                2560 North Atlantic Avenue
PW - 3441       Loft Building                                            516-530 West 25th Street
PW - 4975       Napa Olympia Mobilodge                                   244 American Canyon Road
PW - 6460       D.C. Farmers' Market                                     1309& 1325 5th Street
ML-140          FLAG-Rock Springs Apartment                              9000 Townpark
PW - 3471       Grand Place Commons                                      40020-40028 Grand River
ML-111          Sedgefield Square Apartments                             4215 Bernau Avenue
PW - 2550       Days Inn Eastgate                                        5245 West Irlo Bronson Memorial Hwy
ML-110          Olympia Ramada Inn                                       621 S. Capitol Way
PW - 3397       Executive Square Office Park                             4277-4329 Memorial Drive
PW - 3086       Comfort Inn & Suites - Orangeburg                        3671 St. Matthews Road
PW - 6024       Cleveland Clinic                                         2950 Cypress Creek Road
PW - 6544       Creekbend Apartments                                     7600 Creekbend
PW - 4047       Horton Court                                             901-933 4th Avenue
PW - 2348       Best Western University Inn                              1310 Highway 54 East
ML-106          Holiday Inn - Waveland                                   404 Highway 90
PW - 3189       Collegiate Apartments                                    485 Taylor Road
PW - 6023       29 East 61st Street                                      29 East 61st Street
PW - 4479       Airport Parkway Quality Inn                              2400 Wilkinson Boulevard
PW - 4319       Best Western La Sammana                                  817-A Ward Blvd. South
PW - 6025       Pill Box Plaza                                           1700 NW 122nd Terrace
PW - 2358       Post Haste Plaza                                         4401-4575 Sheridan Street
PW - 2064       Liberty Square Shopping Center                           6214 US Highway 98N
PW - 6329       Spring Creek Plaza                                       SWC Pershing Rd. and Monroe St.
PW - 4709       Hampton Inn- Clarksville                                 190 Holiday Road
PW - 4625       Fountain Court                                           8250-8300 College Parkway
PW - 3886       Mako Marine                                              4355 NW 128th Street
PW - 3268       Tandy - East Hanover                                     301 Route 10
PW - 4355       Best Western Regent Inn                                  123 Storrs Road
PW - 6265       Executive Resort Apartments                              1200 Holden Avenue
ML-143          FLAG-Greyfield Apartments                                10111 Bissonnet

PW - 3265A      Comfort Inn                                              N.C. Highway 24/27
PW - 3265B      Rodeway Inn                                              200 Henson Street
                --------------------------------------------------------------------------------------------------------------------
PW - 3265       Comfort Inn/Rodeway Inn

PW - 1481       Golden State Warehouse                                   41 Cook Drive
PW - 4345       Richmond Oaks Apartments                                 1768 Richmond Circle
ML-122          Plaza Village                                            498 Plaza Boulevard
PW - 3146       Econolodge - Pooler                                      500 East Highway 80
PW - 3821       Econo Lodge West                                         2355 South Beulah Boulevard
PW - 3322       216 East 49th Street                                     216 East 49th Street
PW - 4629       South Wabash                                             1130 South Wabash Avenue
PW - 2969       163 First Avenue                                         163 First Avenue
PW - 3615       Cambridge Court Apartments                               3700 Buford Highway
PW - 7098       Washington Grandview                                     12211 W. Washington Blvd.
PW - 4467       Hallmark Motor Inn                                       4500 Central Texas Expressway
PW - 2346       Mountainside Crossing                                    4221 E. Chandler Boulevard
PW - 4048       Hard Rock Cafe                                           801-825 Fourth Avenue
PW - 3185       Eckerd - Palm Beach                                      7030 Jog Road
PW - 3736       University Commons Apartments                            250 University Avenue
PW - 2233       Century Resources                                        1450 Concourse Drive
PW - 3714       Super 8 Phoenix                                          4021 North 27th Avenue
PW - 5668       9000 Professional Centre                                 9000 Southwest 87th Court
PW - 3035       Ramada Inn South                                         5624 Cagle Road

PW - 5994A      Crestmont Estates                                        3555-3575 Babbs Road
PW - 5994B      Independence Townhomes                                   1929-1939 Independence Boulevard
PW - 5994C      Residences at Independence                               1899-1907 Independence Boulevard
                --------------------------------------------------------------------------------------------------------------------
PW - 5994       Morgan Mitchell Properties

PW - 1623       Washington Place Apartments                              21-25 Howe St/7-11 Washington St.
PW - 3329       Building 210                                             210 Aspen Airport Business Center
PW - 6314       Gardens Of Sunrise                                       3550 NW 91 Lane
PW - 4008       Days Inn South                                           4220 South I-35
PW - 4112       Heritage Apartments                                      27662 Nicole Drive
PW - 4762       Comfort Inn Alexandria                                   7212 Richmond Highway
PW - 4674       1417-39 Sherwin Avenue                                   1417-39 Sherwin Avenue
PW - 3463       Superpetz Shopping Center                                1610 Sam Rittenburg Boulevard
PW - 6021       Mercede Americana Plaza                                  3842 North University Drive
PW - 4896       School House Terrace                                     437 E. Belvidere Street
PW - 3666       Comfort Inn- Byron                                       607 Chapman Road
PW - 6022       Wearnes Hollingsworth                                    1601 North Powerline Road
PW - 3901       Wheat First Union Building                               29-37 South Market Street

PW - 3563A      Vezelay Apartments (Westwood)                            2520-32 Harrison Avenue
PW - 3563B      Vezelay Apartments (Harrison)                            2215-17 Harrison Avenue
PW - 3563C      Vezelay Apartments (McHenry)                             3344-46 McHenry Avenue
PW - 3563D      Vezelay Apartments (Amberwoods)                          7803-7821 Dawn Road
                --------------------------------------------------------------------------------------------------------------------
PW - 3563       Vezelay Apartments

PW - 3709       Knight's Inn                                              2942 Lawrenceville Highway
PW - 4553       Comfort Inn Vidalia                                      1509 East First Street
PW - 7313       Woodlen Glen Apartments                                  8405 Broadway Blvd.
PW - 1586       Tuckahoe Apartments                                      88 Lake Avenue
PW - 3466       Adobe Inn                                                Dolores & 8th Street
PW - 1596       Junction Blvd.                                           37-21 Junction Blvd.
PW - 4153       Colonial Village MHP                                     2075 Rustad Lane
PW - 5025       Comfort Inn Clinton                                      103 Clinton Center Drive
PW - 3286       Blue Coral Building                                      1215 Valley Belt Road
PW - 1777       Villager Lodge-Charlotte                                 2401 Wilkinson Blvd.
PW - 6112       Hollywood 95                                             2700-2750 North 29th Avenue
PW - 6414       Harbour Oaks Apartments                                  1565 Crider Road
PW - 3686       Super 8-Baton Rouge                                      11444 Reulet Ave.

ML-108a         Park Ridge MHP                                           1751 N. Grand Ave.
ML-108b         Northbrook MHP                                           3430 N.Peoria Rd.
                --------------------------------------------------------------------------------------------------------------------
ML-108          Park Ridge & Northbrook MHP - multiple prop loan

PW - 2526       New Exchange                                             1307 West 6th Street
PW - 3076       Travelodge South                                         1274 Murfreesboro Pike
PW - 5083       Route 34 Industrial                                      1709 Route 34
PW - 4678       3501 McKinney                                            3501 McKinney
PW - 3426       Comfort Inn Abilene                                      1758 East Interstate 20
PW - 3893       Super 8 Fortuna                                          1805 Alamar Way
PW - 2443       Park 95 Offices                                          13540-13632 West 95th Street
PW - 4991       Mayfair Apartments                                       1010 Mayfair Avenue

PW - 3545A      289-291 Devonshire Street                                289-291 Devonshire Street
PW - 3545B      Shell Pointe Apartments                                  56 Longwood Avenue
                --------------------------------------------------------------------------------------------------------------------
PW - 3545       Devonshire/Longwood

PW - 3616       Exeter House Apartments                                  315 Charger Street
PW - 3968       Langtree Townhomes                                       505-659 Baylor Drive
PW - 2509       TDC Filter                                               1331 South 55th Court
PW - 3807       Burnett Highland Building                                1991 Ford Parkway
PW - 6377       May Avenue Self-Storage                                  2828 N.W. 62nd St.
PW - 3970       Millertown Center                                        Loves Creek Road & Millertown Pike
PW - 3093       77 Pennington Avenue                                     77 Pennington Avenue
PW - 3031       Corporate Square East                                    2511 East 46 Street
PW - 3687       Super 8 Hammond                                          200 Westin Oak Drive
PW - 2799       The Shops of Greenbriar                                  2925 Headland Drive

PW - 7134A      Greentree Apartments                                     1755 NE 164 Street
PW - 7134B      Keystone Apartments                                      1801 Northeast 124th Street
                --------------------------------------------------------------------------------------------------------------------
PW - 7134       GreenTree & Keystone Apartments

PW - 7133       Villa Joyosa                                             13150 Memorial Highway
PW - 3570       Super 8 Liverpool                                        7360 Oswego Road (Route 57)
PW - 3176       Quail Creek Self Storage                                 3030 West Memorial Road
ML-123          Daly Plaza                                               1883 Daly Street
PW - 4546       Cresap Knoll & Yonkers Apartments                        12914-12918 Cresap Knoll Avenue
PW - 7021       Elegante Apartments                                      1821-1851 NE 168th Street
PW - 3214       Hanna Place Office Park                                  8858 Cedar Springs Lane
PW - 4426       150 Spring Street                                        150 Spring Street
PW - 4897       Days Inn Ladson                                          119 Gateway Drive
PW - 2903       Rockland & Whitman                                       346 Union St./458 South Ave.
PW - 2495       Metro Plaza Retail Center                                2601 West Dunlap Avenue
PW - 3618       Barker House Apartments                                  261-273 Barker Street
PW - 1445       Ethan Allen Building                                     164 Highway 35 South
PW - 4309       Hearth House                                             50 Avenue A
ML-145          Fremont Park MHP                                         3501 Ridgely
PW - 4038       3680 Cascade Road                                        3680 Cascade Road
PW - 4614       Days Inn Jennings                                        2002 Port Drive
PW - 3619       Carlyle House Apartments                                 135-145 Ward Street
PW - 4371       Riverside Village Apartments                             650 Dixon Boulevard
PW - 5254       Villa Verde I                                            1300/1308 Pennsylvania Avenue
ML-114          1383 Woodward Office Bldg                                1383 Woodward
PW - 3515       Hollywood Video                                          23 West 127 Army Trail Road
PW - 1663       122-128 Cambridge Street                                 122-128 Cambridge Street
PW - 5947       Tudor House Apartments                                   1 Campus Road

                                      ZIP                                                    ORIGINAL
          CITY             STATE      CODE               PROPERTY TYPE                       BALANCE
--------------------------------------------------------------------------------------------------------
Hunt Valley                  MD      21031    Office                                        $33,400,000
Lutherville                  MD      21093    Mixed                                          18,600,000
Union City                   NJ      07087    Nursing Home                                   17,100,000
Suitland                     MD      20746    Multifamily                                    16,489,000
Irvington                    NJ      07111    Nursing Home                                   15,740,000
Chaska                       MN      55318    CTL                                            15,087,308
Bronx                        NY      10475    Retail                                         12,830,000
Timonium                     MD      21093    Office                                         12,600,000
Livonia                      MI      48150    Industrial                                     11,480,000
Las Vegas                    NV      89119    Office                                         11,000,000
San Antonio                  TX      78216    Retail                                         10,962,000
Phoenix                      AZ      85016    Multifamily                                    10,700,000
West Columbia                SC      29169    Multifamily                                     9,600,000
Columbus                     OH      43235    Multifamily                                     9,608,000
Dallas                       TX      75228    Multifamily                                     8,600,000
Clinton Township             MI      48038    Multifamily                                     9,500,000
Albuquerque                  NM      87112    Retail                                          9,175,000
Ponce                        PR      00731    CTL                                             8,820,982
West Covina                  CA      91790    Multifamily                                     8,600,000
Nashua                       NH      03063    CTL                                             8,461,733
Chula Vista                  CA      91914    Industrial                                      8,500,000
Clearwater                   FL      34623    Multifamily                                     7,700,000
Fredericksburg               VA      22407    CTL                                             7,911,959
Gastonia                     NC      28054    Multifamily                                     7,700,000
Blaine                       WA      98240    Retail                                          7,725,000
Houston                      TX      77074    Multifamily                                     7,595,000
Houston                      TX      77090    Multifamily                                     5,995,000
Westhampton Beach            NY      11978    Health Care                                     7,500,000
Hartford                     WI      53027    Retail                                          7,000,000
Bronx                        NY      10458    Retail                                          6,500,000
DeSoto                       TX      75134    Multifamily                                     5,500,000
Alameda                      CA      94502    Other                                           6,390,000
Houston                      TX      77074    Multifamily                                     6,321,000
Houston                      TX      77042    Multifamily                                     5,840,000
Ft. Worth                    TX      76120    Multifamily                                     5,840,000
Manchester Center            VT      05255    Senior Housing-Assisted Living                  6,000,000
Hershey                      PA      17033    Hospitality                                     5,950,000
Escondido                    CA      92025    Multifamily                                     5,000,000
St. Paul                     MN      55108    Multifamily                                     5,500,000
Houston                      TX      77073    Multifamily                                     3,690,000
Berkeley                     CA      94710    Industrial                                      5,100,000
Tempe                        AZ      85281    Industrial                                      5,000,000
Salem                        NH      03079    Industrial                                      5,000,000
Greenwood                    IN      46142    Multifamily                                     5,000,000
Lawrence                     NJ      08648    Retail                                          4,900,000
Las Vegas                    NV      89102    CTL                                             4,900,000
Houston                      TX      77055    Multifamily                                     4,645,000

Inver Grove Heights          MN      55075    Mobile Home Park                                2,775,000
Maplewood                    MN      55119    Mobile Home Park                                1,970,000
--------------------------------------------------------------------------------------------------------
                                                                                              4,745,000

Cranford                     NJ      07016    Industrial                                      4,400,000
Scottsdale                   AZ      85260    Industrial                                      4,350,000
Columbia                     SC      29223    Hospitality                                     4,350,000

Collingswood                 NJ      08108    Retail                                            432,000
Madison                      NJ      07940    Retail                                            289,000
Springfield                  NJ      07081    Retail                                            420,000
Edison                       NJ      08837    Retail                                            680,000
Plainfield                   NJ      07060    Retail                                            129,000
Westfield                    NJ      07090    Retail                                          2,300,000
--------------------------------------------------------------------------------------------------------
                                                                                              4,250,000

Allentown                    PA      18103    Senior Housing-Assisted Living                  3,560,000
Catasauqua                   PA      18032    Senior Housing-Assisted Living                    470,000
--------------------------------------------------------------------------------------------------------
                                                                                              4,030,000

Daytona Beach                FL      32118    Hospitality                                     3,900,000
New York                     NY      10001    Industrial                                      3,900,000
American Canyon              CA      94589    Mobile Home Park                                3,850,000
Washington D.C.              DC      20002    Industrial                                      3,825,000
Houston                      TX      77036    Multifamily                                     3,200,000
Novi                         MI      48375    Industrial                                      3,615,000
Greensboro                   NC      27407    Multifamily                                     3,200,000
Kissimmee                    FL      34746    Hospitality                                     3,500,000
Olympia                      WA      98501    Hospitality                                     3,470,000
Decatur                      GA      30032    Office                                          3,400,000
Orangeburg                   SC      29118    Hospitality                                     3,300,000
Fort Lauderdale              FL      33309    Office                                          3,170,000
Houston                      TX      77071    Multifamily                                     3,148,000
San Diego                    CA      92101    Office                                          3,100,000
Chapel Hill                  NC      27514    Hospitality                                     3,025,000
Waveland                     MS      39576    Hospitality                                     3,000,000
Montgomery                   AL      36117    Multifamily                                     2,936,000
New York                     NY      10021    Mixed                                           2,900,000
Charlotte                    NC      28208    Hospitality                                     2,900,000
Wilson                       NC      27893    Hospitality                                     2,900,000
Pembroke Pines               FL      33026    Retail                                          2,850,000
Hollywood                    FL      33021    Retail                                          2,850,000
Lakeland                     FL      33809    Retail                                          2,850,000
Decatur                      IL      62526    Retail                                          2,800,000
Clarksville                  TN      37040    Hospitality                                     2,850,000
Fort Myers                   FL      33907    Office                                          2,800,000
Opa Locka                    FL      33054    Industrial                                      2,800,000
East Hanover                 NJ      07936    CTL                                             2,904,245
Mansfield Center             CT      06250    Hospitality                                     2,800,000
Orlando                      FL      32939    Multifamily                                     2,700,000
Houston                      TX      77036    Multifamily                                     1,980,000

Albemarle                    NC      28001    Hospitality                                     1,900,000
Albemarle                    NC      28001    Hospitality                                       825,000
--------------------------------------------------------------------------------------------------------
                                                                                              2,725,000

Henrietta                    NY      14623    Industrial                                      2,560,000
Atlanta                      GA      30315    Multifamily                                     2,500,000
Morrisville                  PA      19067    Multifamily                                     2,485,000
Pooler                       GA      31322    Hospitality                                     2,500,000
Flagstaff                    AZ      86001    Hospitality                                     2,450,000
New York                     NY      10017    Office                                          2,425,000
Chicago                      IL      60605    Office                                          2,400,000
New York                     NY      10003    Multifamily                                     2,400,000
Atlanta                      GA      30329    Multifamily                                    $2,400,000
Culver City                  CA      90066    Office                                          2,300,000
Killeen                      TX      76541    Hospitality                                     2,315,000
Phoenix                      AZ      85044    Retail                                          2,300,000
San Diego                    CA      92101    Retail                                          2,300,000
Palm Beach                   FL      33406    CTL                                             2,294,655
Troy                         AL      36081    Multifamily                                     2,280,000
Rapid City                   SD      57701    Industrial                                      2,275,000
Phoenix                      AZ      85017    Hospitality                                     2,225,000
Kendall                      FL      33176    Office                                          2,175,000
Jacksonville                 FL      32216    Hospitality                                     2,200,000

Zanesville                   OH      43701    Multifamily                                       412,568
Lancaster                    OH      43130    Multifamily                                       737,862
Lancaster                    OH      43130    Multifamily                                       999,570
--------------------------------------------------------------------------------------------------------
                                                                                              2,150,000

Methuen                      MA      01844    Multifamily                                     2,150,000
Aspen                        CO      81611    Industrial                                      2,125,000
Sunrise                      FL      33351    Multifamily                                     2,100,000
Austin                       TX      78745    Hospitality                                     2,100,000
Harrison Township            MI      48045    Multifamily                                     2,050,000
Alexandria                   VA      22306    Hospitality                                     2,050,000
Chicago                      IL      60626    Multifamily                                     2,000,000
Charleston                   SC      29407    Retail                                          2,000,000
Sunrise                      FL      33321    Retail                                          1,900,000
Nazareth                     PA      18064    Multifamily                                     1,900,000
Byron                        GA      31008    Hospitality                                     1,900,000
Pompano Beach                FL      33069    Industrial                                      1,860,000
Frederick                    MD      21701    Office                                          1,810,000

Cincinnati                   OH      45211    Multifamily                                       311,000
Cincinnati                   OH      45211    Multifamily                                       403,000
Cincinnati                   OH      45225    Multifamily                                       182,000
Cincinnati                   OH      45237    Multifamily                                       929,000
--------------------------------------------------------------------------------------------------------
                                              Multifamily                                     1,825,000

Tucker                       GA      30084    Hospitality                                     1,800,000
Vidalia                      GA      30474    Hospitality                                     1,770,000
Houston                      TX      77065    Multifamily                                     1,725,000
Tuckahoe                     NY      10707    Multifamily                                     1,700,000
Carmel                       CA      93921    Hospitality                                     1,700,000
Queens                       NY      11368    Retail                                          1,700,000
Mounds View                  MN      55112    Mobile Home Park                                1,650,000
Clinton                      MS      39056    Hospitality                                     1,600,000
Brooklyn Heights             OH      44131    Industrial                                      1,600,000
Charlotte                    NC      28208    Hospitality                                     1,600,000
Hollywood                    FL      33020    Office                                          1,550,000
Marietta                     GA      30060    Multifamily                                     1,550,000
Baton Rouge                  LA      70816    Hospitality                                     1,552,000

Springfield                  IL      62704    Mobile Home Park                                1,029,180
Springfield                  IL      62702    Mobile Home Park                                  510,819
--------------------------------------------------------------------------------------------------------
                                                                                              1,540,000

Corona                       CA      92720    Office                                          1,525,000
Nashville                    TN      37217    Hospitality                                     1,520,000
Wall Township                NJ      07719    Industrial                                      1,500,000
Dallas                       TX      75204    Retail                                          1,500,000
Abilene                      TX      79601    Hospitality                                     1,500,000
Fortuna                      CA      95540    Hospitality                                     1,500,000
Lenexa                       KS      66215    Office                                          1,470,000
Madison                      WI      53714    Multifamily                                     1,440,000

Boston                       MA      02110    Office                                          1,050,000
Wareham                      MA      02558    Multifamily                                       400,000
--------------------------------------------------------------------------------------------------------
                             MA                                                               1,450,000

Revere                       MA      02151    Multifamily                                     1,450,000
Longview                     TX      75601    Multifamily                                     1,400,000
Cicero                       IL      60804    Industrial                                      1,400,000
St. Paul                     MN      55116    Office                                          1,400,000
Oklahoma City                OK      73112    Self Storage                                    1,370,000
Knoxville                    TN      37919    Retail                                          1,350,000
Passaic                      NJ      07055    Multifamily                                     1,350,000
Indianapolis                 IN      46205    Office                                          1,350,000
Hammond                      LA      70816    Hospitality                                     1,300,000
Atlanta                      GA      30344    Retail                                          1,300,000

North Miami                  FL      33162    Multifamily                                       822,000
North Miami                  FL      33162    Multifamily                                       455,000
--------------------------------------------------------------------------------------------------------
                                                                                              1,277,000

North Miami                  FL      33161    Multifamily                                     1,264,000
Liverpool                    NY      13090    Hospitality                                     1,275,000
Oklahoma City                OK      73134    Self Storage                                    1,250,000
Los Angeles                  CA      90031    Retail                                          1,238,000
Cumberland                   MD      21502    Multifamily                                     1,200,000
North Miami Beach            FL      33162    Multifamily                                     1,195,000
Knoxville                    TN      37923    Office                                          1,200,000
New York                     NY      10012    Mixed                                           1,200,000
Ladson                       SC      29456    Hospitality                                     1,200,000
Rockland/Whitman             MA      02370    Other                                           1,200,000
Phoenix                      AZ      85021    Retail                                          1,200,000
Lowell                       MA      01850    Multifamily                                     1,200,000
Eatontown                    NJ      07724    Retail                                          1,150,000
New York                     NY      10009    Multifamily                                     1,100,000
Springfield                  IL      62702    Mobile Home Park                                1,060,000
Atlanta                      GA      30331    Office                                          1,050,000
Jennings                     LA      70546    Hospitality                                     1,012,500
Revere                       MA      02151    Multifamily                                     1,000,000
Cocoa                        FL      32922    Multifamily                                       950,000
Miami Beach                  FL      33139    Multifamily                                       900,000
Bloomfield Twp               MI      48302    Office                                            860,000
Glendale Heights             IL      60139    Retail                                            850,000
Boston                       MA      02114    Retail                                            800,000
Peekskill                    NY      10566    Multifamily                                       725,000

                                                 CUMULATIVE % OF
      CUT-OFF DATE          % OF INITIAL           INITIAL POOL
         BALANCE            POOL BALANCE             BALANCE
----------------------------------------------------------------------
     $33,176,730                4.71%                  4.71%
      18,478,392                2.62%                  7.33%
      17,100,000                2.43%                  9.76%
      16,337,265                2.32%                 12.07%
      15,740,000                2.23%                 14.31%
      14,875,024                2.11%                 16.42%
      12,774,267                1.81%                 18.23%
      12,517,620                1.78%                 20.01%
      11,474,466                1.63%                 21.63%
      10,993,724                1.56%                 23.19%
      10,956,716                1.55%                 24.75%
      10,700,000                1.52%                 26.27%
       9,960,221                1.41%                 27.68%
       9,608,000                1.36%                 29.04%
       9,577,018                1.36%                 30.40%
       9,500,000                1.35%                 31.75%
       9,170,484                1.30%                 33.05%
       8,664,604                1.23%                 34.28%
       8,549,334                1.21%                 35.49%
       8,426,129                1.20%                 36.69%
       8,342,334                1.18%                 37.87%
       8,244,785                1.17%                 39.04%
       7,911,959                1.12%                 40.17%
       7,690,800                1.09%                 41.26%
       7,671,620                1.09%                 42.35%
       7,585,297                1.08%                 43.42%
       7,492,394                1.06%                 44.49%
       7,438,152                1.06%                 45.54%
       6,952,383                0.99%                 46.53%
       6,466,506                0.92%                 47.45%
       6,460,384                0.92%                 48.36%
       6,336,877                0.90%                 49.26%
       6,313,149                0.90%                 50.16%
       6,276,740                0.89%                 51.05%
       6,206,788                0.88%                 51.93%
       5,962,720                0.85%                 52.77%
       5,908,372                0.84%                 53.61%
       5,847,324                0.83%                 54.44%
       5,431,644                0.77%                 55.21%
       5,303,071                0.75%                 55.97%
       5,065,908                0.72%                 56.68%
       4,994,257                0.71%                 57.39%
       4,961,082                0.70%                 58.10%
       4,955,277                0.70%                 58.80%
       4,894,164                0.69%                 59.49%
       4,742,905                0.67%                 60.17%
       4,639,231                0.66%                 60.83%

       2,692,505
       1,911,436
----------------------------------------------------------------------
       4,603,940                0.65%                 61.48%

       4,366,567                0.62%                 62.10%
       4,317,700                0.61%                 62.71%
       4,298,205                0.61%                 63.32%

         420,773
         281,489
         409,085
         662,328
         125,647
       2,240,226
----------------------------------------------------------------------
       4,139,548                0.59%                 63.91%

       3,538,124
         467,112
----------------------------------------------------------------------
       4,005,236                0.57%                 64.48%

       3,864,307                0.55%                 65.02%
       3,849,159                0.55%                 65.57%
       3,823,400                0.54%                 66.11%
       3,819,352                0.54%                 66.66%
       3,718,448                0.53%                 67.18%
       3,594,905                0.51%                 67.69%
       3,553,408                0.50%                 68.20%
       3,467,048                0.49%                 68.69%
       3,376,028                0.48%                 69.17%
       3,363,037                0.48%                 69.65%
       3,266,101                0.46%                 70.11%
       3,168,551                0.45%                 70.56%
       3,144,090                0.45%                 71.00%
       3,068,825                0.44%                 71.44%
       2,996,108                0.43%                 71.87%
       2,967,020                0.42%                 72.29%
       2,916,251                0.41%                 72.70%
       2,898,503                0.41%                 73.11%
       2,874,821                0.41%                 73.52%
       2,871,394                0.41%                 73.93%
       2,848,903                0.40%                 74.33%
       2,825,870                0.40%                 74.73%
       2,814,502                0.40%                 75.13%
       2,798,812                0.40%                 75.53%
       2,783,596                0.39%                 75.92%
       2,779,883                0.39%                 76.32%
       2,775,250                0.39%                 76.71%
       2,769,932                0.39%                 77.10%
       2,756,214                0.39%                 77.50%
       2,694,952                0.38%                 77.88%
       2,684,394                0.38%                 78.26%

       1,837,076
         797,678
----------------------------------------------------------------------
       2,634,753                0.37%                 78.63%

       2,532,971                0.36%                 78.99%
       2,476,903                0.35%                 79.34%
       2,476,179                0.35%                 79.69%
       2,472,003                0.35%                 80.05%
       2,418,545                0.34%                 80.39%
       2,411,233                0.34%                 80.73%
       2,387,276                0.34%                 81.07%
       2,382,589                0.34%                 81.41%
      $2,354,142                0.33%                 81.74%
       2,299,035                0.33%                 82.07%
       2,297,554                0.33%                 82.39%
       2,284,081                0.32%                 82.72%
       2,261,678                0.32%                 83.04%
       2,259,987                0.32%                 83.36%
       2,257,223                0.32%                 83.68%
       2,228,908                0.32%                 84.00%
       2,204,909                0.31%                 84.31%
       2,171,862                0.31%                 84.62%
       2,155,435                0.31%                 84.92%

         412,110
         737,043
         998,461
----------------------------------------------------------------------
       2,147,615                0.30%                 85.23%

       2,124,779                0.30%                 85.53%
       2,099,147                0.30%                 85.83%
       2,097,385                0.30%                 86.12%
       2,076,262                0.29%                 86.42%
       2,036,507                0.29%                 86.71%
       2,032,201                0.29%                 87.00%
       1,985,134                0.28%                 87.28%
       1,978,183                0.28%                 87.56%
       1,896,954                0.27%                 87.83%
       1,885,096                0.27%                 88.10%
       1,864,455                0.26%                 88.36%
       1,859,056                0.26%                 88.62%
       1,797,323                0.26%                 88.88%

         303,095
         392,757
         177,374
         905,387
----------------------------------------------------------------------
       1,778,612                0.25%                 89.13%

       1,769,508                0.25%                 89.38%
       1,748,931                0.25%                 89.63%
       1,724,282                0.24%                 89.88%
       1,686,221                0.24%                 90.11%
       1,683,670                0.24%                 90.35%
       1,664,785                0.24%                 90.59%
       1,600,949                0.23%                 90.82%
       1,580,699                0.22%                 91.04%
       1,579,963                0.22%                 91.27%
       1,551,833                0.22%                 91.49%
       1,549,317                0.22%                 91.71%
       1,549,213                0.22%                 91.93%
       1,534,699                0.22%                 92.14%

       1,020,060
         506,293
----------------------------------------------------------------------
       1,526,353                0.22%                 92.36%

       1,509,717                0.21%                 92.57%
       1,502,658                0.21%                 92.79%
       1,493,109                0.21%                 93.00%
       1,486,695                0.21%                 93.21%
       1,484,278                0.21%                 93.42%
       1,478,185                0.21%                 93.63%
       1,447,974                0.21%                 93.84%
       1,435,065                0.20%                 94.04%

       1,035,276
         394,391
----------------------------------------------------------------------
       1,429,667                0.20%                 94.24%

       1,425,373                0.20%                 94.44%
       1,390,583                0.20%                 94.64%
       1,381,045                0.20%                 94.84%
       1,376,191                0.20%                 95.03%
       1,367,592                0.19%                 95.23%
       1,340,634                0.19%                 95.42%
       1,336,400                0.19%                 95.61%
       1,333,842                0.19%                 95.80%
       1,284,742                0.18%                 95.98%
       1,283,238                0.18%                 96.16%

         820,386
         454,107
----------------------------------------------------------------------
       1,274,493                0.18%                 96.34%

       1,261,519                0.18%                 96.52%
       1,254,668                0.18%                 96.70%
       1,241,497                0.18%                 96.87%
       1,225,052                0.17%                 97.05%
       1,193,977                0.17%                 97.22%
       1,192,654                0.17%                 97.39%
       1,191,466                0.17%                 97.56%
       1,190,505                0.17%                 97.72%
       1,186,264                0.17%                 97.89%
       1,185,820                0.17%                 98.06%
       1,166,607                0.17%                 98.23%
       1,166,129                0.17%                 98.39%
       1,127,096                0.16%                 98.55%
       1,091,891                0.15%                 98.71%
       1,050,607                0.15%                 98.86%
       1,043,235                0.15%                 99.00%
       1,000,046                0.14%                 99.15%
         971,649                0.14%                 99.28%
         938,630                0.13%                 99.42%
         896,991                0.13%                 99.54%
         855,095                0.12%                 99.67%
         839,752                0.12%                 99.79%
         790,450                0.11%                 99.90%
         724,743                0.10%                100.00%

     704,764,603

                                        BORROWER
                                        AFFILIATED                                                                        CROSSED
----------------------------------------------------------------------------------------------------------------------------------
PW - 4818, PW - 4819
PW - 4817, PW - 4819
ML - 134

ML - 133


PW - 4817, PW - 4818


ML - 140, ML - 141, ML - 142, ML - 143, PW - 6542, PW - 6543, PW 6544, PW - 6545
ML-147, ML-148

ML-146, ML-147
ML - 112, ML - 111
ML-146, ML-148

PW - 1481





PW - 3265A, PW - 3265B

ML - 140, ML - 141, ML - 142, ML - 143, PW - 6543, PW 6544, PW - 6545, PW - 6093
ML - 139, ML - 140, ML - 142, ML - 143, PW - 6542, PW - 6543, PW 6544, PW - 6545, PW - 6093



ML - 140, ML - 141, ML - 142, ML - 143, PW - 6542, PW - 6543, PW 6544, PW - 6545, PW - 6093

ML - 140, ML - 141, ML - 142, ML - 143, PW - 6542, PW 6544, PW - 6545, PW - 6093
ML - 124
ML - 125


ML - 113, ML - 111

ML - 139, ML - 140, ML - 141, ML - 143, PW - 6542, PW - 6543, PW 6544, PW - 6545, PW - 6093

PW - 2005




ML - 140, ML - 141, ML - 142, ML - 143, PW - 6542, PW - 6543, PW 6544, PW - 6093

PW - 4151B, PW - 4153                                                                                                  PW - 4151B
PW - 4151A, PW - 4153                                                                                                  PW - 4151A
----------------------------------------------------------------------------------------------------------------------------------



PW - 4139


PW - 2982B, PW - 2982C, PW - 2982D, PW - 2982E, PW - 2982F
PW - 2982A, PW - 2982C, PW - 2982D, PW - 2982E, PW - 2982F
PW - 2982A, PW - 2982B, PW - 2982D, PW - 2982E, PW - 2982F
PW - 2982A, PW - 2982B, PW - 2982C, PW - 2982E, PW - 2982F
PW - 2982A, PW - 2982B, PW - 2982C, PW - 2982D, PW - 2982F
PW - 2982A, PW - 2982B, PW - 2982C, PW - 2982D, PW - 2982E,
----------------------------------------------------------------------------------------------------------------------------------


ML - 103b                                                                                                               ML - 103b
ML - 103a                                                                                                               ML - 103a
----------------------------------------------------------------------------------------------------------------------------------






ML - 139, ML - 141, ML - 142, ML - 143, PW - 6542, PW - 6543, PW 6544, PW - 6545, PW - 6093

ML - 113, ML - 112




PW - 6022, PW - 6023, PW - 6025, PW - 6112
ML - 140, ML - 141, ML - 142, ML - 143, PW - 6542, PW - 6543, PW - 6545, PW - 6093
PW - 4048



PW - 6022, PW 6024, PW - 6025, PW - 6112


PW - 6022, PW - 6023, PW 6024, PW - 6112









ML - 139, ML - 140, ML - 141, ML - 142, PW - 6542, PW - 6543, PW 6544, PW - 6545, PW - 6093

PW - 3265B, PW - 7009
PW - 3265A, PW - 7009
----------------------------------------------------------------------------------------------------------------------------------


PW - 1696











PW - 4047







PW - 5994B, PW - 5994C
PW - 5994A, PW - 5994C
PW - 5994A, PW - 5994B
----------------------------------------------------------------------------------------------------------------------------------


PW - 1663










PW - 6023, PW 6024, PW - 6025, PW - 6112


PW - 3563B, PW- 3563C, PW - 3563D
PW - 3563A, PW- 3563C, PW - 3563D
PW - 3563A, PW - 3563B, PW - 3563D
PW - 3563A, PW - 3563B, PW- 3563C
----------------------------------------------------------------------------------------------------------------------------------








PW - 4151A, PW - 4151B



PW - 6022, PW - 6023, PW 6024, PW - 6025, PW - 6112

PW - 3687



----------------------------------------------------------------------------------------------------------------------------------
ML - 145                                                                                                                 ML - 145










PW - 3545B
PW - 3545A
----------------------------------------------------------------------------------------------------------------------------------


PW - 3618, PW - 3619



PW - 3176



PW - 3686


PW - 7134B, PW - 7021, PW - 7133
PW - 7134A, PW - 7021, PW - 7133
----------------------------------------------------------------------------------------------------------------------------------


PW - 7021, PW - 7134A, PW - 7134B

PW - 6377


PW - 7133, PW - 7134A, PW - 7134B





PW - 3616, PW - 3619


ML - 108a, ML - 108b                                                                                         ML - 108a, ML - 108b


PW - 3616, PW - 3618




PW - 1623

                                                                                                REM
                                                               ORIG       REM       AMORT      AMORT
   INTEREST ACCRUAL        MORTGAGE        SERVICING FEE       TERM       TERM       TERM       TERM      ORIGINATION
        METHOD               RATE             RATE(1)         (MOS.)     (MOS.)     (MOS.)     (MOS.)        DATE
---------------------------------------------------------------------------------------------------------------------------
      Actual/360             6.590%           0.10850%         120        112        360        352         9/18/98
      Actual/360             6.690            0.10850          120        112        360        352         9/18/98
      Actual/360             8.375            0.10850          120        120        264        264          5/5/99
      Actual/360             6.977            0.10850          120        108        360        348         5/15/98
      Actual/360             8.375            0.10850          120        120        264        264          5/5/99
        30/360               7.260            0.10850          239        228        294        283         6/25/98
      Actual/360             7.750            0.10850          132        126        360        354         11/6/98
      Actual/360             6.690            0.10850          120        112        360        352         9/18/98
      Actual/360             7.800            0.10850          119        118        360        359          4/1/99
      Actual/360             7.750            0.10850          120        119        360        359         4/21/99
      Actual/360             7.800            0.10850          120        119        360        359         4/15/99
      Actual/360             7.470            0.06850           96         96        360        360         5/10/99
      Actual/360             7.025            0.10850          120        105        360        345         2/26/98
      Actual/360             7.590            0.06850          144        144        360        360         5/10/99
      Actual/360             7.290            0.10850          120        103        360        343         12/5/97
      Actual/360             7.610            0.06850          144        144        360        360         5/10/99
      Actual/360             7.740            0.10850          120        119        360        359          4/9/99
        30/360               7.240            0.10850          238        229        NAP        NAP         8/12/98
      Actual/360             7.150            0.10850          120        112        360        352         9/18/98
        30/360               6.716            0.10850          246        235        240        235          6/4/98
      Actual/360             7.150            0.10850          120        110        240        230         7/13/98
      Actual/360             7.130            0.10850          120        108        360        348          5/8/98
      Actual/360             7.450            0.10850          299        288        NAP        NAP          3/4/99
      Actual/360             7.770            0.10850          120        118        360        358          3/8/99
      Actual/360             7.030            0.10850          120        111        360        351         8/24/98
      Actual/360             7.510            0.10850          120        118        360        358         3/22/99
      Actual/360             7.370            0.10850          120        108        360        348          5/1/98
      Actual/360             8.500            0.10850          120        115        240        235        12/30/98
      Actual/360             7.100            0.10850          120        111        360        351         8/21/98
      Actual/360             7.250            0.10850          180        173        360        353         10/2/98
      Actual/360             7.220            0.10850          120        108        360        348          5/8/98
      Actual/360             7.420            0.10850          120        113        300        293        10/14/98
      Actual/360             7.620            0.10850          120        118        360        358         3/22/99
      Actual/360             7.430            0.10850           84         70        360        346         3/25/98
      Actual/360             7.430            0.10850           84         70        360        346         3/25/98
      Actual/360             6.750            0.10850          120        113        360        353        10/20/98
      Actual/360             8.050            0.10850          120        113        300        293         10/2/98
      Actual/360             7.280            0.10850          120        103        360        343        12/12/97
      Actual/360             7.520            0.10850          120        113        240        233        10/19/98
      Actual/360             7.370            0.10850          120        108        360        348          5/1/98
      Actual/360             6.590            0.10850          120        112        360        352         9/17/98
      Actual/360             7.920            0.10850          120        118        360        358         3/24/99
      Actual/360             7.260            0.10850           96         85        360        349         6/19/98
      Actual/360             7.100            0.10850          120        108        360        348         5/29/98
      Actual/360             8.375            0.10850          120        118        360        358         3/30/99
      Actual/360             6.610            0.10850          116        107        NAP        NAP          9/8/98
      Actual/360             7.620            0.10850          120        118        360        358         3/22/99

                                              0.10850
                                              0.10850
---------------------------------------------------------------------------------------------------------------------------
      Actual/360             6.510                             180        171        180        171         8/21/98

      Actual/360             7.010            0.10850          120        110        360        350          7/1/98
      Actual/360             7.110            0.10850          120        110        360        350         7/31/98
      Actual/360             7.850            0.10850          240        233        240        233        10/29/98







---------------------------------------------------------------------------------------------------------------------------
      Actual/360             6.640            0.10850          179        171        180        172         9/2/98

      Actual/360                              0.10850
      Actual/360                              0.10850
---------------------------------------------------------------------------------------------------------------------------
                             7.250                             120        115        300        295        12/17/98

      Actual/360             6.490            0.10850          120        113        300        293         10/5/98
      Actual/360             7.070            0.10850          120        112        300        292         9/18/98
      Actual/360             8.120            0.10850           60         53        300        293        10/29/98
      Actual/360             9.200            0.10850          120        118        300        298         2/26/99
      Actual/360             7.094            0.10850          120        108        360        348          5/1/98
      Actual/360             7.400            0.10850          120        112        360        352         9/25/98
      Actual/360             7.190            0.10850          120        103        360        343        12/19/97
      Actual/360             9.590            0.10850          102         95        240        233         10/2/98
        30/360               8.230            0.10850          264        246        264        246        11/25/97
      Actual/360             6.950            0.10850          120        111        300        291         8/31/98
      Actual/360             7.810            0.10850          120        110        300        290         7/31/98
      Actual/360             7.950            0.10850           84         83        360        359         4/14/99
      Actual/360             7.620            0.10850          120        118        360        358         3/22/99
      Actual/360             7.400            0.10850          120        111        300        291          8/7/98
      Actual/360             6.960            0.10850          120        112        300        292          9/1/98
      Actual/360             7.500            0.10850          120        114        240        234        11/23/98
      Actual/360             7.150            0.10850          120        111        360        351          9/1/98
      Actual/360             7.600            0.10850           84         83        360        359         4/14/99
      Actual/360             7.500            0.10850          120        112        300        292         9/29/98
      Actual/360             7.510            0.10850          120        111        300        291         7/31/98
      Actual/360             8.400            0.10850           84         83        360        359         4/14/99
      Actual/360             7.640            0.10850          300        292        300        292         9/16/98
      Actual/360             7.230            0.10850          120        109        300        289         6/12/98
      Actual/360             8.150            0.10850          120        119        360        359         4/14/99
      Actual/360             6.390            0.10850          180        173        180        173         10/2/98
      Actual/360             6.260            0.10850          120        112        360        352         9/15/98
      Actual/360             7.400            0.10850          120        112        300        292         9/28/98
      Actual/360             6.750            0.10850          135        125        NAP        NAP         7/27/98
      Actual/360             7.690            0.10850          240        231        240        231         8/19/98
      Actual/360             8.050            0.10850          120        118        300        298          4/1/99
      Actual/360             7.370            0.10850          120        108        360        348          5/1/98



---------------------------------------------------------------------------------------------------------------------------
      Actual/360             7.530            0.10850          180        169        180        169          6/8/98

      Actual/360             7.120            0.10850          120        111        300        291         8/21/98
      Actual/360             7.150            0.10850          120        112        300        292         9/25/98
      Actual/360             7.500            0.10850          120        115        360        355        12/29/98
      Actual/360             7.810            0.10850          120        109        300        289          6/1/98
      Actual/360             7.660            0.10850          120        110        276        266          7/6/98
      Actual/360             7.310            0.10850          120        112        360        352         9/14/98
      Actual/360             7.600            0.10850          120        112        360        352         9/18/98
      Actual/360             7.210            0.10850          120        110        360        350         7/23/98
      Actual/360             6.920%           0.10850%         240        230        240        230         7/27/98
      Actual/360             8.180            0.10850          120        119        360        359         4/12/99
      Actual/360             7.630            0.10850          120        113        300        293        10/14/98
      Actual/360             7.410            0.10850          120        110        360        350         7/27/98
      Actual/360             7.200            0.10850          240        231        240        231          8/4/98
      Actual/360             7.050            0.10850          226        215        NAP        NAP          6/9/98
      Actual/360             6.700            0.10850          120        112        300        292          9/4/98
      Actual/360             7.180            0.10850          120        109        240        229         6/15/98
      Actual/360             7.280            0.10850          120        112        300        292         9/22/98
      Actual/360             8.300            0.10850          120        117        360        357          2/3/99
      Actual/360             7.900            0.10850          240        228        240        228         5/22/98




---------------------------------------------------------------------------------------------------------------------------
      Actual/360             8.050            0.10850          120        118        360        358          3/5/99

      Actual/360             7.070            0.10850          120        110        300        290          7/6/98
      Actual/360             7.360            0.10850          120        109        300        289         6/29/98
      Actual/360             7.610            0.10850          120        118        360        358         3/22/99
      Actual/360             7.760            0.10850          120        109        300        289          6/3/98
      Actual/360             6.660            0.10850          120        112        360        352         9/14/98
      Actual/360             7.500            0.10850          120        112        300        292          9/1/98
      Actual/360             6.700            0.10850          120        111        360        351         8/27/98
      Actual/360             6.930            0.10850          120        111        300        291         8/20/98
      Actual/360             8.810            0.10850          120        118        300        298         3/12/99
      Actual/360             7.400            0.10850          120        113        300        293        10/30/98
      Actual/360             7.780            0.10850          240        229        240        229         6/19/98
      Actual/360             7.650            0.10850           84         83        360        359         4/14/99
      Actual/360             7.360            0.10850          120        110        360        350         7/31/98





---------------------------------------------------------------------------------------------------------------------------
      Actual/360             6.890            0.10850          180        172        180        172         9/25/98

      Actual/360             7.840            0.10850          120        110        240        230         7/15/98
      Actual/360             7.480            0.10850          120        109        300        289         6/30/98
      Actual/360             8.200            0.10850          120        119        360        359         4/13/99
      Actual/360             7.090            0.10850          120        109        360        349         6/11/98
      Actual/360             7.660            0.10850          120        111        300        291          8/3/98
      Actual/360             7.010            0.10850          120        109        240        229         6/19/98
      Actual/360             6.510            0.10850          180        171        180        171         8/21/98
      Actual/360             7.750            0.10850          120        113        240        233        10/30/98
      Actual/360             7.200            0.10850          120        109        300        289         6/10/98
      Actual/360             7.540            0.10850          180        170        180        170          7/7/98
      Actual/360             8.050            0.10850           84         83        360        359         4/14/99
      Actual/360             7.650            0.10850          120        119        360        359         4/14/99
      Actual/360             8.350            0.10850          120        113        240        233        10/14/98



---------------------------------------------------------------------------------------------------------------------------
      Actual/360             7.000            0.10850          120        113        300        293        10/21/98

      Actual/360             7.420            0.10850          120        111        300        291         8/13/98
      Actual/360             7.710            0.10850          120        109        300        289         6/24/98
      Actual/360             7.520            0.10850          120        116        300        296         1/29/99
      Actual/360             7.300            0.10850          120        117        180        177         2/16/99
      Actual/360             7.700            0.10850          120        110        300        290         7/23/98
      Actual/360             7.280            0.10850          240        232        240        232          9/1/98
      Actual/360             7.050            0.10850          120        112        240        232         9/18/98
      Actual/360             8.250            0.10850          120        114        360        354         11/9/98



---------------------------------------------------------------------------------------------------------------------------
      Actual/360             7.110            0.10850          120        108        300        288         5/21/98

      Actual/360             7.050            0.10850          180        171        240        231          8/5/98
      Actual/360             7.530            0.10850           60         50        360        350         7/17/98
      Actual/360             6.760            0.10850          120        109        300        289         6/30/98
      Actual/360             7.040            0.10850          240        231        240        231         8/28/98
      Actual/360             8.360            0.10850          120        118        300        298          3/4/99
      Actual/360             7.400            0.10850          120        110        360        350         7/23/98
      Actual/360             7.390            0.10850          300        291        300        291         8/21/98
      Actual/360             7.450            0.10850          120        109        300        289         6/23/98
      Actual/360             7.960            0.10850          120        113        240        233         10/9/98
      Actual/360             7.580            0.10850          120        108        300        288         5/29/98



---------------------------------------------------------------------------------------------------------------------------
      Actual/360             7.800            0.10850          120        118        300        298         3/31/99

      Actual/360             7.800            0.10850          120        118        300        298         3/31/99
      Actual/360             7.540            0.10850          240        231        240        231         8/27/98
      Actual/360             7.100            0.10850          120        111        360        351         8/26/98
      Actual/360             7.175            0.10850          240        231        300        291         8/21/98
      Actual/360             8.100            0.10850          120        115        300        295        12/29/98
      Actual/360             7.800            0.10850          120        118        300        298         3/31/99
      Actual/360             7.630            0.10850          120        109        360        349          6/2/98
      Actual/360             7.350            0.10850          120        113        300        293         10/5/98
      Actual/360             8.150            0.10850          120        113        240        233        10/16/98
      Actual/360             7.520            0.10850          120        109        300        289         6/26/98
      Actual/360             7.260            0.10850          180        171        180        171         8/25/98
      Actual/360             7.100            0.10850          180        171        180        171          8/5/98
      Actual/360             7.310            0.10850          120        109        240        229          6/8/98
      Actual/360             6.800            0.10850          120        114        300        294        10/30/98
      Actual/360             7.000            0.10850          120        113        300        293        10/21/98
      Actual/360             7.340            0.10850          120        111        360        351         8/24/98
      Actual/360             7.600            0.10850          240        233        240        233         10/9/98
      Actual/360             7.050            0.10850          180        171        180        171          8/5/98
      Actual/360             7.450            0.10850          120        109        300        289         6/30/98
      Actual/360             8.350            0.10850          120        114        360        354         11/6/98
      Actual/360             7.750            0.10850          120        115        300        295        12/28/98
      Actual/360             7.410            0.10850          120        109        300        289         6/23/98
      Actual/360             6.970            0.10850          120        110        300        290          7/6/98
      Actual/360             8.600            0.10850          120        119        360        359          4/5/99

   ORIGINATION       FIRST PAYMENT       REPAYMENT             BALLOON/REPAYMENT
      DATE               DATE              DATE                BALANCE               AMORTIZATION
------------------------------------------------------------------------------------------------------
     9/18/98            11/1/98           10/1/08            $28,865,223               Hyperam
     9/18/98            11/1/98           10/1/08             16,118,563               Hyperam
     5/5/99             7/1/99            6/1/09              12,965,703               Balloon
     5/15/98            7/1/98            6/1/08              14,397,315               Hyperam
     5/5/99             7/1/99            6/1/09              11,934,512               Balloon
     6/25/98            8/5/98            6/5/18              5,178,669                Balloon
     11/6/98            1/1/99            12/1/09             11,004,389               Hyperam
     9/18/98            11/1/98           10/1/08             10,919,027               Hyperam
     4/1/99             6/1/99            4/1/09              10,252,514               Hyperam
     4/21/99            6/1/99            5/1/09              9,640,741                Balloon
     4/15/99            6/1/99            5/1/09              9,776,744                Balloon
     5/10/99            7/1/99            6/1/07              9,790,462                Balloon
     2/26/98            4/1/98            3/1/08              8,700,203                Balloon
     5/10/99            7/1/99            6/1/11              8,183,003                Balloon
     12/5/97            2/1/98            1/1/08              8,422,965                Balloon
     5/10/99            7/1/99            6/1/11              8,096,110                Balloon
     4/9/99             6/1/99            5/1/09              8,171,044                Balloon
     8/12/98            10/1/98           7/1/18                69,035             Fully Amortizing
     9/18/98            11/1/98           10/1/08             7,544,032                Balloon
     6/4/98             2/1/99           12/31/18              577,964             Fully Amortizing
     7/13/98            9/1/98            8/1/08              5,849,039                Balloon
     5/8/98             7/1/98            6/1/08              7,196,672                Balloon
     3/4/99             8/1/98            6/1/23              2,461,730                Balloon
     3/8/99             5/1/99            4/1/09              6,860,020                Balloon
     8/24/98            10/1/98           9/1/08              6,753,275                Balloon
     3/22/99            5/1/99            4/1/09              6,723,400                Balloon
     5/1/98             7/1/98            6/1/08              6,572,575                Balloon
    12/30/98            2/1/99            1/1/09              5,296,379                Balloon
     8/21/98            10/1/98           9/1/08              6,130,629                Balloon
     10/2/98            12/1/98           11/1/13             5,041,176                Balloon
     5/8/98             7/1/98            6/1/08              5,649,823                Balloon
    10/14/98            12/1/98           11/1/08             5,112,960                Balloon
     3/22/99            5/1/99            4/1/09              5,610,863                Balloon
     3/25/98            5/1/98            4/1/05              5,837,663                Balloon
     3/25/98            5/1/98            4/1/05              5,772,605                Balloon
    10/20/98            12/1/98           11/1/08             5,140,133                Balloon
     10/2/98            12/1/98           11/1/08             4,923,155                Balloon
    12/12/97            2/1/98            1/1/08              5,141,692                Balloon
    10/19/98            12/1/98           11/1/08             3,833,547                Balloon
     5/1/98             7/1/98            6/1/08              4,652,030                Balloon
     9/17/98            11/1/98           10/1/08             4,407,564                Balloon
     3/24/99            5/1/99            4/1/09              4,470,649                Balloon
     6/19/98            8/1/98            7/1/06              4,557,745                Balloon
     5/29/98            7/1/98            6/1/08              4,379,795                Balloon
     3/30/99            5/1/99            4/1/09              4,348,107                Balloon
     9/8/98             10/1/98           5/1/08              1,546,889                Balloon
     3/22/99            5/1/99            4/1/09              4,123,155                Balloon

                                                                67,817
                                                                48,144
------------------------------------------------------------------------------------------------------
     8/21/98            10/1/98           9/1/13               115,961             Fully Amortizing

     7/1/98             9/1/98            8/1/08              3,845,065                Balloon
     7/31/98            9/1/98            8/1/08              3,811,297                Balloon
    10/29/98            12/1/98           11/1/18              213,590             Fully Amortizing

                                                                14,643
                                                                9,796
                                                                14,236
                                                                23,049
                                                                4,373
                                                                77,959
------------------------------------------------------------------------------------------------------
     9/2/98             11/1/98           9/1/13               144,055             Fully Amortizing

                                                              2,835,500
                                                               374,350
------------------------------------------------------------------------------------------------------
    12/17/98            2/1/99            1/1/09              3,209,850                Balloon

     10/5/98            12/1/98           11/1/08             3,078,542                Balloon
     9/18/98            11/1/98           10/1/08             3,108,483                Balloon
    10/29/98            12/1/98           11/1/03             3,589,039                Balloon
     2/26/99            5/1/99            4/1/09              3,266,932                Balloon
     5/1/98             7/1/98            6/1/08              3,243,271                Balloon
     9/25/98            11/1/98           10/1/08             3,191,412                Balloon
    12/19/97            2/1/98            1/1/08              3,119,006                Balloon
     10/2/98            12/1/98           5/1/07              2,806,358                Balloon
    11/25/97            1/1/98            12/1/19               28,256             Fully Amortizing
     8/31/98            10/1/98           9/1/08              2,723,146                Balloon
     7/31/98            9/1/98            8/1/08              2,712,475                Balloon
     4/14/99            6/1/99            5/1/06              2,967,261                Balloon
     3/22/99            5/1/99            4/1/09              2,794,336                Balloon
     8/7/98             10/1/98           9/1/08              2,517,069                Balloon
     9/1/98             11/1/98           10/1/08             2,424,326                Balloon
    11/23/98            1/1/99            12/1/08             2,054,837                Balloon
     9/1/98             10/1/98           9/1/08              2,574,688                Balloon
     4/14/99            6/1/99            5/1/06              2,699,839                Balloon
     9/29/98            11/1/98           10/1/08             2,362,528                Balloon
     7/31/98            10/1/98           9/1/08              2,362,390                Balloon
     4/14/99            6/1/99            5/1/06              2,685,507                Balloon
     9/16/98            11/1/98           10/1/23              210,440             Fully Amortizing
     6/12/98            8/1/98            7/1/08              2,303,548                Balloon
     4/14/99            6/1/99            5/1/09              2,518,121                Balloon
     10/2/98            12/1/98           11/1/13               67,840             Fully Amortizing
     9/15/98            11/1/98           10/1/08             2,397,652                Balloon
     9/28/98            11/1/98           10/1/08             2,274,272                Balloon
     7/27/98            9/1/98            11/1/09               33,055             Fully Amortizing
     8/19/98            10/1/98           9/1/18               132,403             Fully Amortizing
     4/1/99             5/1/99            4/1/09              2,235,062                Balloon
     5/1/98             7/1/98            6/1/08              2,354,837                Balloon

                                                                58,109
                                                                25,232
------------------------------------------------------------------------------------------------------
     6/8/98             8/1/98            7/1/13                83,341             Fully Amortizing

     8/21/98            10/1/98           9/1/08              2,061,112                Balloon
     9/25/98            11/1/98           10/1/08             2,015,317                Balloon
    12/29/98            2/1/99            1/1/09              2,198,425                Balloon
     6/1/98             8/1/98            7/1/08              2,055,760                Balloon
     7/6/98             9/1/98            8/1/08              1,908,153                Balloon
     9/14/98            11/1/98           10/1/08             2,135,982                Balloon
     9/18/98            11/1/98           10/1/08             2,129,361                Balloon
     7/23/98            9/1/98            8/1/08              2,108,217                Balloon
     7/27/98            9/1/98            8/1/18                94,199             Fully Amortizing
     4/12/99            6/1/99            5/1/09              2,069,904                Balloon
    10/14/98            12/1/98           11/1/08             1,892,437                Balloon
     7/27/98            9/1/98            8/1/08              2,030,662                Balloon
     8/4/98             10/1/98           9/1/18                95,985             Fully Amortizing
     6/9/98             8/1/98            5/1/17               614,398                 Balloon
     9/4/98             11/1/98           10/1/08             1,812,446                Balloon
     6/15/98            8/1/98            7/1/08              1,567,817                Balloon
     9/22/98            11/1/98           10/1/08             1,800,726                Balloon
     2/3/99             4/1/99            3/1/09              1,963,823                Balloon
     5/22/98            7/1/98            6/1/18               111,279             Fully Amortizing

                                                               370,027
                                                               661,779
                                                               896,502
------------------------------------------------------------------------------------------------------
     3/5/99             5/1/99            4/1/09              1,928,308                Balloon

     7/6/98             9/1/98            8/1/08              1,728,656                Balloon
     6/29/98            8/1/98            7/1/08              1,724,321                Balloon
     3/22/99            5/1/99            4/1/09              1,863,614                Balloon
     6/3/98             8/1/98            7/1/08              1,724,331                Balloon
     9/14/98            11/1/98           10/1/08             1,775,060                Balloon
     9/1/98             11/1/98           10/1/08             1,670,062                Balloon
     8/27/98            10/1/98           9/1/08              1,733,149                Balloon
     8/20/98            10/1/98           9/1/08              1,600,858                Balloon
     3/12/99            5/1/99            4/1/09              1,606,173                Balloon
    10/30/98            12/1/98           11/1/08             1,542,658                Balloon
     6/19/98            8/1/98            7/1/18                94,110             Fully Amortizing
     4/14/99            6/1/99            5/1/06              1,732,989                Balloon
     7/31/98            9/1/98            8/1/08              1,596,032                Balloon

                                                                8,269
                                                                10,715
                                                                4,839
                                                                24,700
------------------------------------------------------------------------------------------------------
     9/25/98            11/1/98           10/1/13               48,523             Fully Amortizing

     7/15/98            9/1/98            8/1/08              1,269,041                Balloon
     6/30/98            8/1/98            7/1/08              1,441,425                Balloon
     4/13/99            6/1/99            5/1/09              1,553,151                Balloon
     6/11/98            8/1/98            7/1/08              1,489,208                Balloon
     8/3/98             10/1/98           9/1/08              1,390,973                Balloon
     6/19/98            8/1/98            7/1/08              1,164,405                Balloon
     8/21/98            10/1/98           9/1/13                40,325             Fully Amortizing
    10/30/98            12/1/98           11/1/08             1,124,183                Balloon
     6/10/98            8/1/98            7/1/08              1,292,041                Balloon
     7/7/98             9/1/98            8/1/13                48,441             Fully Amortizing
     4/14/99            6/1/99            5/1/06              1,453,059                Balloon
     4/14/99            6/1/99            5/1/09              1,377,356                Balloon
    10/14/98            12/1/98           11/1/08             1,112,966                Balloon

                                                               814,099
                                                               404,067
------------------------------------------------------------------------------------------------------
    10/21/98            12/1/98           11/1/08             1,218,167                Balloon

     8/13/98            10/1/98           9/1/08              1,238,974                Balloon
     6/24/98            8/1/98            7/1/08              1,246,266                Balloon
     1/29/99            3/1/99            2/1/09              1,221,953                Balloon
     2/16/99            4/1/99            3/1/09               717,852                 Balloon
     7/23/98            9/1/98            8/1/08              1,229,006                Balloon
     9/1/98             11/1/98           10/1/18               64,478             Fully Amortizing
     9/18/98            11/1/98           10/1/08             1,008,063                Balloon
     11/9/98            1/1/99            12/1/08             1,297,492                Balloon

                                                               845,293
                                                               322,016
------------------------------------------------------------------------------------------------------
     5/21/98            7/1/98            6/1/08              1,167,309                Balloon

     8/5/98             10/1/98           9/1/13               608,624                 Balloon
     7/17/98            9/1/98            8/1/03              1,335,267                Balloon
     6/30/98            8/1/98            7/1/08              1,115,225                Balloon
     8/28/98            10/1/98           9/1/18                56,064             Fully Amortizing
     3/4/99             5/1/99            4/1/09              1,144,009                Balloon
     7/23/98            9/1/98            8/1/08              1,191,611                Balloon
     8/21/98            10/1/98           9/1/23                91,508             Fully Amortizing
     6/23/98            8/1/98            7/1/08              1,098,408                Balloon
     10/9/98            12/1/98           11/1/08              920,024                 Balloon
     5/29/98            7/1/98            6/1/08              1,061,437                Balloon

                                                               675,583
                                                               373,954
------------------------------------------------------------------------------------------------------
     3/31/99            5/1/99            4/1/09              1,049,536                Balloon

     3/31/99            5/1/99            4/1/09              1,038,852                Balloon
     8/27/98            10/1/98           9/1/18                58,041             Fully Amortizing
     8/26/98            10/1/98           9/1/08              1,094,755                Balloon
     8/21/98            10/1/98           9/1/18               500,517                 Hyperam
    12/29/98            2/1/99            1/1/09               994,262                 Balloon
     3/31/99            5/1/99            4/1/09               982,144                 Balloon
     6/2/98             8/1/98            7/1/08              1,065,685                Balloon
     10/5/98            12/1/98           11/1/08              972,855                 Balloon
    10/16/98            12/1/98           11/1/08              854,764                 Balloon
     6/26/98            8/1/98            7/1/08               978,401                 Balloon
     8/25/98            10/1/98           9/1/13                33,995             Fully Amortizing
     8/5/98             10/1/98           9/1/13                32,949             Fully Amortizing
     6/8/98             8/1/98            7/1/08               796,211                 Balloon
    10/30/98            1/1/99            12/1/08              877,156                 Balloon
    10/21/98            12/1/98           11/1/08              838,478                 Balloon
     8/24/98            10/1/98           9/1/08               925,261                 Balloon
     10/9/98            12/1/98           11/1/18               46,677             Fully Amortizing
     8/5/98             10/1/98           9/1/13                27,190             Fully Amortizing
     6/30/98            8/1/98            7/1/08               772,954                 Balloon
     11/6/98            1/1/99            12/1/08              812,790                 Balloon
    12/28/98            2/1/99            1/1/09               694,133                 Balloon
     6/23/98            8/1/98            7/1/08               690,764                 Balloon
     7/6/98             9/1/98            8/1/08               641,242                 Balloon
     4/5/99             6/1/99            5/1/09               658,740                 Balloon

                                                    ANNUAL                                                 UNDERWRITING
                                                     DEBT             1996                1997                TOTAL
          PREPAYMENT RESTRICTIONS(2)                SERVICE            NCF                 NCF               REVENUE
---------------------------------------------------------------------------------------------------------------------------
                  L(120),O(0)                     $2,557,098       $5,092,869          $5,300,866           8,269,297
                  L(120),O(0)                     1,438,780         2,080,329           2,401,209           3,445,773
                  L(113),O(7)                     1,720,272         2,678,027       2,873,644 (1998)        9,547,523
                  L(116),O(4)                     1,313,366         1,650,389           1,710,874           3,211,111
                  L(113),O(7)                     1,583,455         2,414,037       2,179,558 (1998)        9,182,629
                  L(239),O(0)                     1,320,000                                                 1,320,000
                  L(125),O(7)                     1,115,031                                                 1,569,699
                  L(120),O(0)                      974,658          1,495,130           1,930,959           2,513,143
                  L(119),O(0)                      991,694                                                  1,446,632
                  L(116),O(4)                      956,234      1,351,227 (1997)    1,436,838 (1998)        2,432,335
                  L(120),O(0)                      946,946           280,890             669,893            1,648,220
                  L(92),O(4)                       895,155                          1,118,439 (1998)        1,820,982
               L(59),YM(57),O(4)                   815,712      1,031,805 (1997)    1,030,541 (1998)        2,217,414
                  L(140),O(4)                      813,284          1,189,515       1,082,326 (1998)        1,770,082
               L(59),YM(57),O(4)                   806,437          1,019,847           1,071,674           2,229,975
                  L(140),O(4)                      805,709           959,378         993,705 (1998)         1,609,823
                  L(120),O(0)                      788,009           62,453              501,853            1,407,244
                  L(238),O(0)                      842,161                                                   939,841
                  L(113),O(7)                      697,020           740,646             810,579            1,216,968
                  L(246),O(0)                      652,788                                                   652,788
                  L(113),O(7)                      800,015                                                  1,342,966
               L(95),1(18),O(7)                    680,552       797,671 (1997)     1,079,176 (1998)        2,137,787
                  L(299),O(0)                      609,089                                                   644,482
                  L(120),O(0)                      663,242                                                  1,266,214
                  L(120),O(0)                      618,604          1,405,416           1,257,253           1,874,060
                  L(120),O(0)                      637,888           784,327             782,067            2,166,112
                  L(113),O(7)                      633,210       742,248 (1997)      822,724 (1998)         1,652,938
                  L(116),O(4)                      788,007          2,153,758           1,646,944           8,369,652
                  L(120),O(0)                      564,507           777,791             787,478             969,504
                  L(173),O(7)                      532,098           455,219            1,334,358           1,366,344
                  L(113),O(7)                      538,016       683,702 (1997)      690,895 (1998)         1,561,694
                  L(116),O(4)                      568,012           815,377             954,802            2,675,303
                  L(120),O(0)                      536,615           381,573             513,350            1,540,532
    L(24),5(12),4(12),3(12),2(12),1(8),O(4)        534,442       692,264 (1997)      768,463 (1998)         1,661,980
    L(24),5(12),4(12),3(12),2(12),1(8),O(4)        528,485       715,770 (1997)      819,116 (1998)         1,515,113
                  L(116),O(4)                      471,671           810,747             879,521            2,179,150
                  L(113),O(7)                      553,444          1,025,679           1,005,160           2,583,320
               L(59),YM(57),O(4)                   491,897           499,781             568,968            1,058,783
                  L(116),O(4)                      532,499           735,073             704,525            1,640,431
                  L(113),O(7)                      448,182       437,607 (1997)      975,355 (1998)         1,327,624
                  L(120),O(0)                      390,455           589,716             672,278             923,175
                  L(120),O(0)                      436,917           162,956             375,111             958,851
                  L(96),O(0)                       409,713           387,264             399,719             901,995
                  L(113),O(7)                      403,219           559,046             554,143            1,192,793
                  L(116),O(4)                      452,078       695,978 (1997)      795,770 (1998)          855,452
                  L(116),O(0)                      523,739                                                   529,710
                  L(120),O(0)                      394,332           336,864             440,480            1,183,728

                                                   290,262           805,433             855,123            1,359,083
                                                   206,060           509,994             543,874             855,894
---------------------------------------------------------------------------------------------------------------------------
                  L(180),O(0)                      496,322          1,315,427           1,398,997           2,214,977

                  L(116),O(4)                      351,634           556,862             567,325            1,014,024
                  L(120),O(0)                      351,153           27,120              369,536             762,197
                  L(240),O(0)                      431,761                               610,990            1,723,424

                                                    45,558                                                   64,617
                                                    30,478                                                   43,157
                                                    44,293                                                   62,140
                                                    71,712                                                   101,990
                                                    13,604                                                   20,724
                                                   242,555                                                   338,660
---------------------------------------------------------------------------------------------------------------------------
                  L(179),O(0)                      448,199           606,903             618,958             631,249

                                                   311,662           495,253             532,990            1,422,147
                                                    41,146           65,746              131,757             473,193
---------------------------------------------------------------------------------------------------------------------------
                  L(116),O(4)                      352,808           560,999             664,747            1,895,341

                  L(120),O(0)                      315,705           699,035             840,479            2,252,847
                  L(120),O(0)                      332,865           450,085             466,366             893,975
                  L(60),O(0)                       360,259           490,707             477,595             973,807
                  L(120),O(0)                      391,497           314,513             492,286            1,098,067
               L(59),YM(57),O(4)                   305,841       266,518 (1997)      399,761 (1998)         1,179,543
                  L(113),O(7)                      300,354                                                   544,397
               L(59),YM(57),O(4)                   296,310           418,386             409,747             777,489
                  L(95),O(7)                       393,967                               751,639            2,148,093
                  L(260),O(4)                      341,384           622,492             581,068            2,164,458
                  L(120),O(0)                      287,066           120,274             359,954            1,399,329
                  L(120),O(0)                      300,672           429,916             442,954            1,362,022
                  L(80),O(4)                       277,799           459,972             338,885             587,238
                  L(120),O(0)                      267,246           185,609             202,158             932,208
                  L(113),O(7)                      272,490           326,121             418,259             558,523
                  L(113),O(7)                      255,635           571,048             757,477            1,767,305
                  L(116),O(4)                      292,425           81,150              596,875            1,643,647
                  L(120),O(0)                      237,959           340,849             342,599             392,574
                  L(80),O(4)                       245,714           206,667             119,840             709,544
                  L(113),O(7)                      257,169           347,679             378,812            1,390,495
                  L(120),O(0)                      257,395           358,651             519,684            1,184,191
                  L(80),O(4)                       260,548           305,751             317,817             615,627
                  L(300),O(0)                      255,858           117,143             401,661             667,263
                  L(113),O(7)                      246,759           375,257             360,156             585,751
                  L(120),O(0)                      250,067           313,484             341,686             532,399
                  L(180),O(0)                      295,854           640,730             560,867            1,231,623
                  L(120),O(0)                      207,100                               194,819             683,665
                  L(120),O(0)                      246,120           446,800             446,800             788,234
                  L(135),O(0)                      355,755                                                   386,170
                  L(240),O(0)                      274,596           584,731             554,854            1,175,647
                  L(120),O(0)                      251,143           327,071             339,081             561,348
                  L(113),O(7)                      226,868       251,103 (1997)      286,571 (1998)          732,886

                                                   211,748           237,192             362,200            1,034,485
                                                    91,943           117,937             171,181             349,208
---------------------------------------------------------------------------------------------------------------------------
                  L(180),O(0)                      303,691           355,129             533,381            1,383,736

                  L(120),O(0)                      219,480                                                   294,401
                  L(120),O(0)                      214,913           379,615             313,226             863,352
                  L(116),O(4)                      208,506                               327,207             724,499
                  L(120),O(0)                      227,782           422,556             418,527            1,354,578
                  L(120),O(0)                      226,846           570,556             448,067            1,341,508
                  L(120),O(0)                      199,699           177,344             202,266             465,797
                  L(120),O(0)                      203,349           262,431             263,575             605,989
                  L(120),O(0)                      195,686           66,711              263,721             353,443
                  L(240),O(0)                      $221,905         $284,467            $264,951            $759,786
                  L(120),O(0)                      205,993                                                   456,192
               L(0),Y(120),O(0)                    207,647           874,031             879,685            1,317,994
                  L(120),O(0)                      191,285                                                   362,254
                  L(233),O(7)                      217,308                               152,056             335,700
                  L(226),O(0)                      200,951                                                   220,572
                  L(120),O(0)                      188,170           136,183             209,946             340,026
               L(36),Y(84),O(0)                    214,616                                                   355,441
                  L(120),O(0)                      193,506           361,869             386,394            1,066,183
                  L(113),O(7)                      196,999           292,110             300,335             586,549
                  L(240),O(0)                      219,180           431,963             451,158            1,539,301

                                                    36,500                                                   72,732
                                                    65,279                                                   140,220
                                                    88,432                                                   181,914
---------------------------------------------------------------------------------------------------------------------------
                  L(120),O(0)                      190,211                                                   394,866

                  L(120),O(0)                      183,503           280,817             228,836             620,553
                  L(120),O(0)                      186,127           262,820             278,180             342,589
                  L(116),O(4)                      178,104           256,529             241,930             408,918
               L(12),Y(108),O(0)                   190,508           275,897             390,969             929,761
                  L(113),O(7)                      158,086           221,086             145,028             428,702
                  L(113),O(7)                      181,792           149,136             326,346            1,180,217
                  L(120),O(0)                      154,867           204,832             197,561             430,260
                  L(120),O(0)                      168,557           439,467             486,679             601,812
                  L(120),O(0)                      188,379           370,530             245,845             714,234
                  L(120),O(0)                      167,010           241,743             261,438             379,713
                  L(240),O(0)                      187,599           473,018             404,084             667,130
                  L(80),O(4)                       158,364           244,193             240,180             353,473
               L(36),Y(84),O(0)                    149,793           112,556             200,702             351,809

                                                    33,315           47,047              59,403              104,518
                                                    43,170           65,418              73,691              122,250
                                                    19,496           23,706              40,732              84,594
                                                    99,517           111,755             140,414             269,649
---------------------------------------------------------------------------------------------------------------------------
                  L(180),O(0)                      195,499           247,926             314,240             581,012

                  L(120),O(0)                      178,526           468,539             455,278             869,779
                  L(113),O(7)                      156,686                               301,154             740,366
                  L(120),O(0)                      154,785           98,032              77,665              734,435
                  L(120),O(0)                      136,957           193,925             217,196             328,985
                  L(120),O(0)                      152,884           604,405             602,252            1,200,108
                  L(116),O(4)                      158,283           169,416             238,613             309,642
                  L(180),O(0)                      172,588           290,487             333,180             622,337
                  L(120),O(0)                      157,622           332,059             305,243             683,715
                  L(120),O(0)                      138,161                                                   266,945
                  L(180),O(0)                      178,423           393,207             417,327             817,302
                  L(80),O(4)                       137,129           186,965             200,043             539,919
                  L(120),O(0)                      131,970           139,783             166,065             457,587
                  L(120),O(0)                      159,860                               355,675             796,898

                                                    88,086                                                   297,608
                                                    43,720                                                   159,600
---------------------------------------------------------------------------------------------------------------------------
                  L(116),O(4)                      131,807           281,859             263,879             457,208

                  L(120),O(0)                      134,285           136,991             199,899             523,919
                  L(120),O(0)                      137,293           278,575             237,658             843,503
                  L(120),O(0)                      133,253           109,303             198,665             268,217
                  L(120),O(0)                      164,823                                                   391,401
                  L(120),O(0)                      135,369           293,264             248,894             579,568
                  L(240),O(0)                      142,595           233,133             238,455             462,861
                  L(120),O(0)                      137,293           207,222             204,007             299,049
                  L(120),O(0)                      129,819           159,950             126,097             303,058

                                                    89,940           -7,394              88,949              222,908
                                                    34,263           54,230              48,689              116,881
---------------------------------------------------------------------------------------------------------------------------
                  L(120),O(0)                      124,203           46,836              137,638             339,789

                  L(180),O(0)                      135,425           247,915             286,474             701,860
               L(12),Y(48),O(0)                    117,813           125,399             161,080             290,223
                  L(120),O(0)                      116,179                                                   254,592
                  L(240),O(0)                      130,654                                                   247,458
                  L(120),O(0)                      130,832                               51,550              275,385
                  L(113),O(7)                      112,166                               82,437              246,635
                  L(300),O(0)                      118,560           117,016             197,087             354,757
                  L(120),O(0)                      119,190           -28,533             172,655             702,529
                  L(120),O(0)                      130,097           172,007             282,587             783,796
                  L(120),O(0)                      116,096           273,399             319,211             390,796

                                                    74,830                                                   197,442
                                                    41,420                               64,802              125,198
---------------------------------------------------------------------------------------------------------------------------
                  L(120),O(0)                      116,250                                                   322,640

                  L(120),O(0)                      115,067                               147,147             280,777
                  L(240),O(0)                      123,630           105,554             258,964             450,400
                  L(120),O(0)                      100,805           139,112             183,598             249,257
                 L(179),O(61)                      106,663           127,969             138,756             204,549
                  L(120),O(0)                      112,097           112,361             111,199             345,148
                  L(120),O(0)                      108,785                               156,516             287,316
                  L(120),O(0)                      101,972                               168,744             194,013
                  L(120),O(0)                      105,014                               176,565             257,571
                  L(120),O(0)                      121,795           193,387             219,234             803,984
                  L(120),O(0)                      106,602           122,051             140,157             227,679
                  L(180),O(0)                      131,533           174,969             173,353             255,452
                  L(180),O(0)                      130,238           187,209             218,016             476,122
                  L(120),O(0)                      109,574           121,161             116,065             200,326
                  L(120),O(0)                       91,617                                                   408,500
                  L(116),O(4)                       90,724           84,531              135,892             189,346
                  L(120),O(0)                       86,725                                                   159,403
                  L(240),O(0)                       98,624           188,564             267,859             604,712
                  L(180),O(0)                      108,195           384,489             438,968            1,180,151
                  L(113),O(7)                       83,875                                                   237,800
                  L(120),O(0)                       81,897           89,676              111,727             194,151
               L(60),YM(56),O(4)                    78,707           68,289              115,638             220,253
                  L(120),O(0)                       74,781                                                   118,845
                  L(120),O(0)                       67,667           69,770              100,850             150,332
                  L(120),O(0)                       67,513           106,518             112,184             185,250

    UNDERWRITING
        TOTAL            UNDERWRITING      UNDERWRITING        APPRAISED      APPRAISAL     CURRENT       REPAYMENT     YEAR
       EXPENSE               NCF               DSCR              VALUE          YEAR          LTV            LTV        BUILT
-------------------------------------------------------------------------------------------------------------------------------
     3,156,741            4,211,009            1.65x            $46,750,000     1998         71.0%          61.7%       1967
     1,061,830            2,084,063            1.45              25,000,000     1998          73.9          64.5        1982
     6,789,421            2,758,102            1.60              23,500,000     1999          72.8          55.2        1992
     1,622,757            1,588,354            1.21              20,600,000     1999          79.3          69.9        1961
     6,441,403            2,741,226            1.73              26,400,000     1999          59.6          45.2        1980
         0                1,320,000            1.00              15,400,000     1998          96.6          33.6        1972
      150,231             1,391,919            1.25              18,000,000     1998          71.0          61.1        1998
     1,003,625            1,284,796            1.32              16,750,000     1998          74.7          65.2        1986
       43,399             1,216,481            1.23              15,980,000     1999          71.8          64.2        1989
     1,072,629            1,198,867            1.25              16,200,000     1999          67.9          59.5        1980
      452,813             1,136,434            1.20              14,000,000     1999          78.3          69.8        1996
      729,058             1,091,924            1.22              13,450,000     1999          79.6          72.8        1989
     1,151,942            1,065,472            1.31              12,600,000     1999          79.0          69.0        1970
      748,531             1,021,551            1.26              12,700,000     1999          75.7          64.4        1989
     1,169,209            1,060,766            1.32              12,150,000     1998          78.8          69.3        1985
      629,671              980,152             1.22              11,900,000     1999          79.8          68.0        1988
      328,020              963,535             1.22              12,300,000     1999          74.6          66.4        1988
       20,300              892,691             1.06               9,500,000     1998          91.2           0.7        1993
      380,725              836,243             1.20              11,400,000     1998          75.0          66.2        1985
         0                 652,788             1.00               9,200,000     1999          91.6           6.3        1998
      310,894              972,158             1.22              10,700,000     1998          78.0          54.7        1998
     1,138,040             999,747             1.47              10,400,000     1999          79.3          69.2        1974
       20,585              623,606             1.02               8,200,000     1998          96.5          30.0        1988
      424,763              794,951             1.20               9,694,000     1999          79.3          70.8        1998
      704,533             1,052,786            1.70              10,300,000     1998          74.5          65.6        1993
     1,230,714             813,147             1.27               9,900,000     1999          76.6          67.9        1976
      862,743              790,195             1.25               9,450,000     1999          79.3          69.6        1979
     6,581,730            1,787,922            2.27              10,400,000     1998          71.5          50.9        1940
      192,605              712,415             1.26               8,900,000     1998          78.1          68.9        1990
      323,187             1,026,440            1.93              10,800,000     1998          59.9          46.7        1930
      887,627              674,067             1.25               9,300,000     1998          69.5          60.8        1983
     1,782,156             893,147             1.57               9,600,000     1998          66.0          53.3        1978
      783,280              670,252             1.25               8,100,000     1999          77.9          69.3        1979
      994,053              667,927             1.25               8,600,000     1999          73.0          67.9        1977
      854,408              660,706             1.25               8,200,000     1999          75.7          70.4        1984
     1,361,780             817,370             1.73               9,360,000     1998          63.7          54.9        1987
     1,767,307             816,013             1.47               8,000,000     1998          73.9          61.5        1978
      444,436              614,347             1.25               8,330,000     1998          70.2          61.7        1987
      831,016              739,808             1.39               8,100,000     1998          67.1          47.3        1971
      767,624              560,000             1.25               7,250,000     1999          73.1          64.2        1979
      238,887              635,406             1.63               6,800,000     1998          74.5          64.8        1920
      295,858              569,271             1.30               6,600,000     1998          75.7          67.7        1976
      320,194              490,476             1.20               7,000,000     1998          70.9          65.1        1981
      573,661              571,132             1.42               6,250,000     1998          79.3          70.1        1966
      193,124              631,582             1.40               7,450,000     1999          65.7          58.4        1980
         0                 524,205             1.00               5,210,000     1998          91.0          29.7        1997
      632,866              491,862             1.25               5,860,000     1999          79.2          70.4        1973

      513,257              826,476                                8,400,000     1998                                    1979
      347,411              495,782                                5,200,000     1998                                    1970
-------------------------------------------------------------------------------------------------------------------------------
      860,669             1,322,259            2.66              13,600,000     1998          33.9           .85

      414,850              474,182             1.35               6,900,000     1998          63.3          55.7        1963
      165,798              534,360             1.52               5,650,000     1998          76.4          67.5        1996
     1,107,202             616,223             1.43               6,469,000     1998          66.4           3.3        1997

       2,685               58,538                                   475,000     1998                                    1966
       2,041               38,816                                   375,000     1998                                    1959
       2,610               56,817                                   625,000     1998                                    1964
       3,806               92,443                                 1,050,000     1998                                    1972
       1,368               16,913                                   275,000     1998                                    1975
       10,906              314,671                                3,250,000     1998                                    1978
-------------------------------------------------------------------------------------------------------------------------------
       23,413              578,198             1.29               6,050,000     1998          68.4           2.4

      985,450              436,697                                4,450,000     1998                                    1989
      415,929              57,265                                 1,080,000     1998                                    1852
-------------------------------------------------------------------------------------------------------------------------------
     1,401,379             493,962             1.40               5,530,000     1998          72.4          58.0

     1,695,751             557,096             1.76               5,225,000     1998          74.0          58.9        1958
      343,495              479,975             1.44               6,200,000     1998          62.1          50.1        1958
      507,163              456,594             1.27               4,980,000     1998          76.8          72.1        1968
      458,076              606,311             1.55               5,500,000     1999          69.4          59.4        1971
      780,222              399,321             1.31               5,200,000     1999          71.5          62.4        1976
      116,491              380,998             1.27               4,540,000     1998          79.2          70.3        1997
      376,539              400,949             1.35               4,810,000     1998          73.9          64.8        1988
     1,517,021             631,072             1.60               7,900,000     1998          43.9          35.5        1974
     1,591,981             572,477             1.68               6,100,000     1997          55.3           0.5        1971
      725,758              520,627             1.81               5,100,000     1998          65.9          53.4        1969
      806,409              555,613             1.85               4,550,000     1998          71.8          59.6        1993
      177,910              354,046             1.27               4,000,000     1997          79.2          74.2        1986
      547,811              335,397             1.26               4,000,000     1999          78.6          69.9        1977
      199,360              326,712             1.20               5,100,000     1998          60.2          49.4        1886
     1,159,854             607,451             2.38               5,200,000     1998          57.6          46.6        1952
     1,183,637             460,010             1.57               4,570,000     1998          64.9          45.0        1968
       41,236              321,338             1.35               3,670,000     1998          79.5          70.2        1988
      303,476              380,179             1.55               5,500,000     1999          52.7          49.1        1930
      964,046              426,449             1.66               3,920,000     1998          73.3          60.3        1963
      794,005              390,185             1.52               3,900,000     1998          73.6          60.6        1995
      230,914              341,913             1.31               4,880,000     1999          58.4          55.0        1993
      214,067              408,322             1.60               3,950,000     1998          71.5           5.3        1970
      192,092              327,878             1.33               4,000,000     1998          70.4          57.6        1985
      178,342              304,598             1.22               3,740,000     1999          74.8          67.3        1978
      775,353              456,270             1.54               5,000,000     1998          55.7           1.4        1992
      259,305              343,771             1.66               4,650,000     1998          59.8          51.6        1984
      310,967              377,017             1.53               5,150,000     1998          53.9          44.2        1971
       1,201               380,658             1.07               4,700,000     1998          58.9           0.7        1993
      713,567              462,080             1.68               3,800,000     1998          72.5           3.5        1967
      191,188              342,535             1.36               3,400,000     1999          79.3          65.7        1967
      442,758              290,127             1.28               3,360,000     1999          79.9          70.1        1980

      722,135              325,760                                2,945,000     1998                                    1988
      183,210              155,595                                1,445,000     1998                                    1995
-------------------------------------------------------------------------------------------------------------------------------
      925,172              481,354             1.59               4,390,000     1998          60.0           1.9        1988

       16,016              267,109             1.22               3,300,000     1998          76.8          62.5        1979
      471,124              347,228             1.62               3,400,000     1998          72.9          59.3        1952
      458,925              265,574             1.27               3,450,000     1998          71.8          63.7        1965
      949,976              404,602             1.78               3,200,000     1998          77.3          64.2        1986
      976,449              365,059             1.61               4,000,000     1998          60.5          47.7        1990
      169,214              260,948             1.31               3,800,000     1998          63.5          56.2        1910
      278,866              280,052             1.38               3,200,000     1998          74.6          66.5        1920
       81,473              267,872             1.37               3,100,000     1998          76.9          68.0        1900
      $359,155             357,531             1.61x             $4,100,000     1998         57.4%          2.3%        1965
       90,751              317,328             1.54               3,800,000     1998          60.5          54.5        1962
      762,906              555,088             2.67               3,400,000     1998          67.6          55.7        1984
       74,000              265,016             1.39               3,000,000     1998          76.1          67.7        1997
       56,473              264,791             1.22               3,250,000     1998          69.6           3.0        1912
       1,500               217,027             1.08               2,640,000     1998          85.6          23.3        1997
       87,358              235,868             1.25               2,850,000     1998          79.2          63.6        1994
       22,663              282,437             1.32               3,250,000     1998          68.6          48.2        1998
      784,165              282,017             1.46               3,000,000     1998          73.5          60.0        1972
      263,462              265,860             1.35               3,200,000     1998          67.9          61.4        1972
     1,245,370             293,925             1.34               2,950,000     1998          73.1           3.8        1973

       24,694              45,038                                   520,000     1998                                    1998
       59,244              73,476                                   930,000     1998                                    1997
       62,967              111,447                                1,260,000     1998                                    1997
-------------------------------------------------------------------------------------------------------------------------------
      146,904              229,961             1.21               2,710,000     1998          79.2          71.2        1997

      306,033              290,521             1.58               3,000,000     1998          70.8          57.6        1966
       58,867              257,516             1.38               2,950,000     1998          71.2          58.5        1971
      151,866              242,939             1.36               3,000,000     1999          69.9          62.1        1995
      614,982              314,778             1.65               2,850,000     1998          72.9          60.5        1988
      196,867              209,808             1.33               2,800,000     1998          72.7          63.4        1987
      879,588              300,629             1.65               3,000,000     1998          67.7          55.7        1970
      190,846              223,242             1.44               2,500,000     1998          79.4          69.3        1917
      157,757              344,850             2.05               4,100,000     1998          48.2          39.0        1967
      341,299              307,759             1.63               3,500,000     1998          54.2          45.9        1981
      155,526              208,446             1.25               2,400,000     1998          78.5          64.3        1923
      405,077              262,052             1.40               2,500,000     1998          74.6           3.8        1995
       91,008              234,028             1.48               2,800,000     1999          66.4          61.9        1982
      107,863              219,991             1.47               2,800,000     1998          64.2          57.0        1920

       53,215              41,870                                   550,000     1998                                    1974
       58,394              54,234                                   650,000     1998                                    1972
       51,834              23,548                                   425,000     1998                                    1969
      124,173              124,284                                1,350,000     1998                                    1959
-------------------------------------------------------------------------------------------------------------------------------
      287,617              243,935             1.25               2,975,000     1998          59.8

      544,662              325,117             1.82               2,600,000     1998          68.1          48.8        1984
      433,097              308,269             1.97               2,380,000     1998          73.5          60.6        1996
      479,395              212,290             1.37               2,700,000     1998          63.9          57.5        1973
      129,341              191,593             1.40               2,300,000     1998          73.3          64.7        1990
      730,475              469,633             3.07               6,000,000     1998          28.1          23.2        1973
       85,835              218,469             1.38               2,600,000     1998          64.0          44.8        1965
      287,333              325,304             1.88               3,220,000     1998          49.7           1.3        1970
      452,650              231,065             1.47               2,150,000     1998          73.5          52.3        1994
       42,113              186,154             1.35               2,150,000     1998          73.5          60.1        1969
      518,869              298,433             1.67               2,315,000     1998          67.0           2.1        1958
      254,931              223,067             1.63               2,850,000     1999          54.4          51.0        1979
      236,847              199,340             1.51               1,940,000     1999          79.9          71.0        1964
      485,145              311,753             1.95               2,300,000     1998          66.7          48.4        1996

      163,726              133,883                                  845,000     1998                                    1976
       93,149              66,451                                 1,635,000     1998                                    1976
-------------------------------------------------------------------------------------------------------------------------------
      256,874              200,334             1.52               2,480,000     1998          61.5          49.1        1996

      240,197              200,742             1.49               3,220,000     1998          46.9          38.5        1979
      625,103              218,400             1.59               2,125,000     1998          70.7          58.6        1967
       80,093              165,663             1.24               2,100,000     1999          71.1          58.2        1987
      101,519              275,676             1.67               3,480,000     1998          42.7          20.6        1998
      379,441              200,127             1.48               2,070,000     1998          71.7          59.4        1995
      248,548              214,313             1.50               1,930,000     1998          76.6           3.3        1993
       86,328              182,801             1.33               1,950,000     1998          74.3          51.7        1987
      127,774              162,784             1.25               1,880,000     1998          76.3          69.0        1965

       77,280              128,905                                1,260,000     1998                                    1910
       40,169              69,732                                   600,000     1998                                    1900
-------------------------------------------------------------------------------------------------------------------------------
      117,450              198,636             1.60               1,860,000     1998          76.9          62.8        1900

      378,460              298,830             2.21               3,600,000     1998          39.6          16.9        1972
      125,804              152,826             1.30               1,880,000     1998          74.0          71.0        1984
       7,638               183,552             1.58               2,100,000     1998          65.8          53.1        1920
       76,706              156,203             1.20               1,900,000     1997          72.4           3.0        1998
       94,293              172,973             1.32               1,850,000     1999          73.9          61.8        1998
       65,770              167,614             1.49               1,800,000     1998          74.5          66.2        1996
      173,025              169,220             1.43               1,900,000     1998          70.3           4.8        1928
      434,809              199,156             1.67               1,900,000     1998          70.2          57.8        1964
      502,787              281,010             2.16               2,075,000     1998          61.9          44.3        1996
      140,132              200,994             1.73               2,600,000     1998          49.4          40.8        1974

       94,208              93,980                                 1,050,000     1999                                    1971
       58,636              54,696                                   570,000     1999                                    1974
-------------------------------------------------------------------------------------------------------------------------------
      152,845              148,676             1.28               1,620,000     1999          78.7          64.8        1971

      121,462              146,315             1.27               1,575,000     1999          80.1          66.0        1965
      234,479              215,921             1.75               1,700,000     1998          73.8           3.4        1996
       84,056              157,416             1.56               1,675,000     1998          74.1          65.4        1995
       51,208              146,906             1.38               1,650,000     1998          74.2          30.3        1986
      177,786              147,012             1.31               1,600,000     1998          74.6          62.1        1963
      135,118              138,252             1.27               1,535,000     1999          77.7          64.0        1965
       40,946              141,277             1.39               1,645,000     1998          72.4          64.8        1996
       88,160              158,193             1.51               1,750,000     1998          68.0          55.6        1920
      615,375              188,609             1.55               1,900,000     1998          62.4          45.0        1986
       83,480              133,599             1.25               1,570,000     1998          75.5          62.3        1906
       56,185              162,577             1.24               1,600,000     1998          72.9           2.1        1979
      252,031              204,302             1.57               2,600,000     1998          44.9           1.3        1970
       43,399              140,449             1.28               1,500,000     1998          75.1          53.1        1972
      149,098              254,302             2.78               2,700,000     1998          40.4          32.5        1900
       64,313              125,033             1.38               1,375,000     1998          76.4          61.0        1996
       30,095              121,545             1.40               1,400,000     1998          74.5          66.1        1998
      418,547              186,165             1.89               2,000,000     1998          50.0           2.3        1984
      703,243              433,670             4.01               5,500,000     1998          17.7           0.5        1974
       96,747              128,053             1.53               1,300,000     1998          72.2          59.5        1963
       81,615              105,286             1.29               1,200,000     1998          74.7          67.7        1936
       88,213              113,237             1.44               1,250,000     1998          68.4          55.5        1972
       4,650               106,495             1.42               1,250,000     1998          67.2          55.3        1997
       44,611              99,870              1.48               1,000,000     1998          79.0          64.1        1920
       85,055              94,252              1.40               1,000,000     1998          72.5          65.9        1920

                           LOAN PER
     SQ FT, UNITS,       SQ FT, UNIT,                                              INITIAL
      BEDS, PADS,          BED, PAD,            OCCUPANCY        OCCUPANCY         RESERVES       UNDERWRITING       RESERVES
         OR ROOM             OR ROOM            PERCENTAGE         DATE           AT CLOSING        RESERVES        COLLECTED
---------------------------------------------------------------------------------------------------------------------------------
    517,724 sq. ft.          64 PSF                96%            Dec-98           711,458            0.20             0.20
    204,665 sq. ft.          90 PSF                98%            Dec-98           464,184            0.20             0.20
        180 Beds         95,000 Per Room           98%              NAP            44,338              250             250
        410 units        39,847 Per Unit           95%            Dec-98           341,469             250             250
        180 Beds         87,444 Per Room           93%              NAP            78,014              250             250
    163,156 sq. ft.          91 PSF                100%           May-99              0               0.00             0.00
     56,200 sq. ft.         227 PSF                100%           Jul-98           91,810             0.15             none
    134,226 sq. ft.          93 PSF                96%            Dec-98           223,923            0.20             0.20
    180,514 sq. ft.          64 PSF                100%           Mar-99              0               0.20             0.20
    139,651 sq. ft.          79 PSF                91%            Apr-99           25,808             0.25             0.25
    128,819 sq. ft.          85 PSF                92%            Feb-99           140,897            0.15             0.15
        204 Units        52,451 Per Unit           96%            Mar-99              0                250             250
        419 Units        23,771 Per Unit           96%            Jan-99           10,424              260             260
        280 Units        34,314 Per Unit           93%            Mar-99              0                250             250
        399 Per Unit     24,003 Per Unit           94%            Jan-99           107,732             207             207
        202 Units        47,030 Per Unit           97%            Mar-99              0                250             250
    154,426 sq. ft.          59 PSF                88%            Mar-99           196,287            0.21             0.21
    107,400 sq. ft.          81 PSF                100%           May-99           26,108             0.25             0.25
        188 Units        45,475 Per Unit           95%            Sep-98           68,397              200             200
    246,046 sq. ft.          34 PSF                100%             NAP               0               0.00             none
     59,397 sq. ft.         141 PSF                100%           Nov-98           75,371             0.20             0.11
        350 units        23,557 Per Unit           95%            Jan-99           41,500              250             250
     49,700 sq. ft.         159 PSF                100%           May-99           358,308            0.00             0.00
        186 Units        41,369 Per Unit           93%            Feb-99           55,535              250             250
    107,595 sq. ft.          71 PSF                93%            Aug-98            5,594             0.15             0.15
        489 Units        15,520 Per Unit           95%            Feb-99           272,713             250             250
        276 units        27,146 Per Unit           98%            Mar-99           102,316             225             225
         80 Beds         92,977 Per Bed            94%            Sep-98           69,998              300             300
    149,279 sq. ft.          47 PSF                100%           Aug-98           212,144            0.15             0.15
     14,349 sq. ft.         451 PSF                100%           Feb-99           118,948            0.22             0.15
        256 units        25,236 Per Unit           99%            Mar-99           123,358             225             225
     28,129 sq. ft.         225 PSF                100%             NAP            58,070              2%               2%
        348 Units        18,151 Per Unit           95%            Feb-99           194,109             250             250
        304 Units        20,647 Per Unit           96%            Feb-99           148,835             222             222
        272 Units        22,819 Per Unit           93%            Feb-99           118,467             214             214
         74 Beds         80,577 Per Bed            100%           Aug-98           25,274              300             300
        122 Units        48,471 Per Room           50%            Dec-97           332,509            1,059            960
        128 Units        45,682 Per Unit           99%            Jan-99           37,416              252             252
        221 Units        24,619 Per Unit           96%            Jan-99           100,264             315             315
        236 units        22,471 Per Unit           96%            Mar-99           90,445              225             225
     56,003 sq. ft.          91 PSF                100%           Jun-98           21,332             0.20             0.20
    118,765 sq. ft.          42 PSF                91%            Jan-99           39,909             0.22             0.22
    120,000 sq. ft.          41 PSF                100%           Jun-98           27,720             0.20             0.20
        192 Units        25,826 Per Unit           94%            Sep-98           257,036             250             250
     38,276 sq. ft.         128 PSF                100%           Mar-99           317,805            0.15             0.15
     29,362 sq. ft.         162 PSF                100%           May-99           130,935            0.19             0.19
        236 Units        19,668 Per Unit           94%            Feb-99           52,396              250             250

        387 Units         6,981 Per Unit           100%           Dec-98            1,832              50               30
        254 Units         7,551 Per Unit           100%           Nov-98            1,808              50               30
---------------------------------------------------------------------------------------------------------------------------------
        641 Units         7,207 Per Unit                                            3,640              50               30

    162,819 sq. ft.          27 PSF                65%            Jun-98           33,177             0.20             0.14
     71,462 sq. ft.          60 PSF                98%            Dec-98           43,938             0.20             0.20
        111 Units        38,785 Per Room           64%            Dec-98           34,850              621             789

      3,884 sq. ft.         109 PSF                100%           Dec-98                              0.40
      1,728 sq. ft.         163 PSF                100%           Dec-98                              0.86
      2,100 sq. ft.         195 PSF                100%           Dec-98                              0.82
      5,984 sq. ft.         111 PSF                100%           Dec-98                              0.48
      2,130 sq. ft.          59 PSF                100%           Dec-98                              0.67
     14,569 sq. ft.         154 PSF                100%           Dec-98                              0.42
---------------------------------------------------------------------------------------------------------------------------------
     30,395 sq. ft.         137 PSF                100%           Dec-98           13,625             0.50             0.15

         56 Beds         63,181 Per Bed            95%            Oct-98           29,088              289             289
         24 Beds         19,463 Per Bed            91%            Oct-98            7,319              321             321
---------------------------------------------------------------------------------------------------------------------------------
         80 Beds         50,065 Per Bed                                                                610             610

        143 Units        27,056 Per Room           65%            Dec-98           174,363             630             776
     71,000 sq. ft.          54 PSF                95%            Dec-98           528,919            0.20             0.20
        201 Units        19,038 Per Room           99%            Oct-98            5,804              50               50
     71,139 sq. ft.          54 PSF                100%           Dec-98           45,216             0.20             0.20
        256 units        14,525 Per Unit           97%            Mar-99           70,691              200             200
     40,276 sq. ft.          89 PSF                100%           Feb-99           13,056             0.20             0.20
        124 Units        28,657 Per Unit           97%            Dec-98           132,147             250             250
        200 Units        17,356 Per Room           70%            Apr-98           25,545              537             508
        123 Rooms        27,447 Per Room           NAP              NAP            22,203              4%               4%
    157,923 sq. ft.          21 PSF                77%            Feb-99           53,296             0.31             0.31
         91 Units        35,925 Per Room           76%            Dec-98           26,847              748             626
     35,385 sq. ft.          90 PSF                100%           Mar-99           62,449             0.31             0.31
        196 Units        16,050 Per Unit           97%            Feb-99           32,240              250             250
     39,419 sq. ft.          78 PSF                77%            Nov-98           27,663             0.18             0.18
         84 Units        35,708 Per Room           77%            Dec-98           68,812             1,052            726
         93 rooms        31,903 Per Room           NAP              NAP            33,800              4%               4%
        120 Units        24,318 Per Unit           100%           Sep-98           27,185              250             225
     16,060 sq. ft.         181 PSF                91%            Mar-99           11,250             0.20             0.18
        111 Units        25,925 Per Room           65%            Jun-98           24,329              626             628
         83 Units        34,630 Per Room           70%            Dec-97           27,336              713             558
     44,824 sq. ft.          64 PSF                92%            Mar-99           69,971             0.20             0.17
     35,890 sq. ft.          79 PSF                96%            Jan-99           39,964             0.35             0.35
     85,253 sq. ft.          33 PSF                93%            Dec-98           63,645             0.23             0.23
     62,353 sq. ft.          45 PSF                94%            Feb-99           516,260            0.15             0.15
         77 Units        36,271 Per Room           84%            Dec-97           23,667              800             611
     54,921 sq. ft.          51 PSF                85%            Nov-98              0               0.20             0.20
    206,700 sq. ft.          13 PSF                100%           Sep-98           281,000            0.20             0.20
     23,000 sq. ft.         121 PSF                100%           May-99            9,450             0.19             0.19
         88 Units        31,373 Per Room           57%            Dec-97           31,237              668             499
        107 Units        25,207 Per Unit           91%            Jan-99           177,910             258             255
        144 units        18,642 Per Unit           100%           Mar-99           69,533              225             225

         80 Units        23,035 Per Room           72%            Dec-97                               647
         42 Units        19,051 Per Room           66%            Dec-97                               429
---------------------------------------------------------------------------------------------------------------------------------
        122 Units        21,663 Per Room                                           23,190              571             540

     56,382 sq. ft.          45 PSF                100%           Aug-98              0               0.20             none
        180 Units        13,775 Per Unit           97%            Oct-98           125,342             250             250
        114 Units        21,721 Per Unit           97%            Nov-98           226,483             250             250
        105 Units        23,565 Per Room           76%            Dec-98           43,440              645             457
         85 Units        28,488 Per Room           78%            Dec-98           37,138              789             719
     15,700 sq. ft.         154 PSF                100%           Oct-98           45,070             0.42             0.42
     43,778 sq. ft.          55 PSF                94%            Nov-98           21,281             0.20             0.19
         10 Units       238,409 Per Unit           100%           May-98           11,364              140             141
        100 Units        23,586 Per Unit           96%            Dec-98           162,957             431            1,090
     23,225 sq. ft.          99 PSF                100%           Jan-99           105,316            0.20             0.20
        100 Units        22,997 Per Room           62%            Jun-98           13,069              659             590
     21,320 sq. ft.         107 PSF                94%            Jun-98           21,298             0.15             0.15
     15,650 sq. ft.         145 PSF                100%           Jun-98           13,859             0.16             0.20
     10,908 sq. ft.         207 PSF                100%           May-99             125              0.19             0.19
         42 Units        53,806 Per Unit           69%            Jan-99           20,612              400             500
     40,000 sq. ft.          56 PSF                100%           Aug-98              0               0.25             0.25
         98 Units        22,522 Per Room           69%            Dec-98           37,519              544             543
     39,455 sq. ft.          55 PSF                100%           Jan-99           85,870             0.20             0.20
        133 Units        16,233 Per Room           63%            Dec-98           61,915              499             612

         12 Units        34,358 Per Unit           100%           Oct-98                               250             0.00
         30 Units        24,579 Per Unit           97%            Oct-98                               250             0.00
         30 Units        33,297 Per Unit           97%            Oct-98                               250             0.00
---------------------------------------------------------------------------------------------------------------------------------
         72 Units        29,841 Per Unit           97%            Oct-98           20,424              250             250

         96 Units        22,158 Per Unit           100%           Oct-98           42,498              250             250
     22,865 sq. ft.          92 PSF                97%            Feb-99           28,809             0.23             0.32
         48 Units        43,718 Per Unit           100%           Dec-98           28,101              250             250
         62 Units        33,520 Per Room           75%            Apr-98           77,010              750             747
         83 Units        24,554 Per Unit           100%           Dec-98           132,504             265             250
         92 Units        22,111 Per Room           72%            Apr-98           29,331              641             575
         52 Units        38,203 Per Unit           98%            Nov-98           19,459              311             311
    103,800 sq. ft.          19 PSF                100%           Dec-98           44,646             0.24             0.24
     55,821 sq. ft.          34 PSF                98%            Nov-98           149,818            0.27             0.27
         53 Units        35,604 Per Unit           100%           Dec-98           27,882              297             297
         60 Units        31,126 Per Room           59%            Dec-98           19,665              445             585
     53,776 sq. ft.          35 PSF                100%           Mar-99           39,565             0.24             0.24
     21,993 sq. ft.          82 PSF                99%            May-98             992              0.20             0.20

         24 Units        12,669 Per Unit           79%            Feb-99                               393             0.00
         24 Units        16,417 Per Unit           88%            Feb-99                               401             0.00
         24 Units         7,414 Per Unit           83%            Feb-99                               384             0.00
         44 Units        20,643 Per Unit           98%            Feb-99                               482             0.00
---------------------------------------------------------------------------------------------------------------------------------
        116 Units        15,382 Per Unit           89%            Feb-99           24,473              426             250

         91 Units        19,477 Per Unit           73%            Oct-98           41,516              478             469
         68 Units        25,746 Per Room           59%            Feb-98           18,989              436             294
        150 Units        11,500 Per Unit           89%            Mar-99           103,742             285             285
         15 Units       112,489 Per Unit           100%           May-98           27,350              269             493
         20 Units        84,265 Per Room           74%            Dec-98           46,494             3,000           2,817
      4,863 sq. ft.         343 PSF                100%           Mar-98           27,830             0.48             0.48
        194 Units         8,280 Per Unit           100%           Dec-98            2,202              50               30
         52 Units        30,447 Per Room           74%            Jun-98           21,818              657             647
     53,120 sq. ft.          30 PSF                100%           Oct-98           97,398             0.30             0.30
        108 Units        14,413 Per Unit           76%            Dec-98           114,360             378             347
     36,684 sq. ft.          42 PSF                88%            Mar-99           155,567            0.41             0.41
         80 Units        19,375 Per Unit           100%           Dec-98           32,665              268             282
         59 Units        26,050 Per Room           69%            Dec-98           29,666              675             585

        105 Pads          9,715 Per Pad            72%            Sep-98
        180 Pads          2,813 Per Pad            83%            Sep-98
---------------------------------------------------------------------------------------------------------------------------------
        285 Pads          5,356 Per Pad                                            25,850              63               63

     78,005 sq. ft.          19 PSF                92%            Feb-99           22,668             0.27             0.30
         73 Units        20,604 Per Room           81%            Dec-97           14,028              578             561
     36,768 sq. ft.          41 PSF                100%           Nov-98           35,833             0.20             0.20
     15,952 sq. ft.          93 PSF                100%           Feb-99           49,506             0.15             0.15
         48 Units        30,952 Per Room           70%            Dec-97           42,081              604             479
         47 Units        31,506 Per Room           57%            Dec-98           12,066              394             471
     24,620 sq. ft.          59 PSF                100%           Dec-98           23,487             0.20             0.20
         50 Units        28,714 Per Unit           100%           Aug-98           25,037              250             250

      9,851 sq. ft.         105 PSF                100%           Jan-99                              0.27             0.00
         17 Units        23,225 Per Unit           100%           Jan-99                               411             0.00
---------------------------------------------------------------------------------------------------------------------------------
                                                   100%           Jan-99           20,579                             28,250

         91 Units        15,692 Per Unit           98%            Feb-99           37,634              270             none
         36 Units        38,649 Per Unit           92%            Feb-99           26,036              322             322
    130,728 sq. ft.          11 PSF                100%           Dec-98           798,358            0.20             0.20
     10,700 sq. ft.         129 PSF                100%           Sep-98             264              0.31             0.20
     54,125 sq. ft.          25 PSF                89%            Dec-98           13,710             0.15             0.15
     14,897 sq. ft.          90 PSF                100%           Nov-98           12,604             0.15             0.15
         46 Units        29,082 Per Unit           98%            Jan-99           59,246              272             300
     85,203 sq. ft.          16 PSF                87%            Dec-98           26,071             0.20             0.20
         54 Units        23,829 Per Room           80%            Dec-98           17,824              726             604
     62,010 sq. ft.          21 PSF                100%           Nov-98           37,314             0.15             0.15

         32 Units        25,660 Per Unit           94%            Nov-98                               289
         27 Units        16,834 Per Unit           93%            Nov-98                               439
---------------------------------------------------------------------------------------------------------------------------------
         59 Units        21,621 Per Unit           93%            Nov-98           44,962              358             358

         52 Units        24,281 Per Unit           90%            Nov-98           58,349              250             250
         43 Units        29,228 Per Room           54%            Dec-98           113,900             524             504
     51,900 sq. ft.          24 PSF                85%            Apr-98           12,022             0.15             0.15
      8,502 sq. ft.         144 PSF                100%           Jul-98           57,289             0.10             0.10
         74 Units        16,148 Per Unit           96%            Jul-98           76,242              275             264
         51 Units        23,406 Per Unit           90%            Nov-98           80,276              273             273
     11,900 sq. ft.         100 PSF                100%           Dec-98            7,955             0.24             0.20
      6,000 sq. ft.         199 PSF                100%           Sep-98           52,212             0.22             0.22
         64 Units        18,564 Per Room           64%            Dec-98            5,580              628             495
     39,034 sq. ft.          30 PSF                100%           Jan-99           22,776             0.18             0.18
     24,960 sq. ft.          47 PSF                100%           Dec-98           13,310             0.57             0.57
         71 Units        16,476 Per Unit           94%            Feb-99           22,793              279             none
     11,300 sq. ft.         100 PSF                100%           Aug-98           11,892             0.51             0.51
         17 Units        64,301 Per Unit           100%           Jun-98           54,574              300             300
         94 Pads         11,177 Per Pad            97%            Sep-98           22,004              50               50
      8,275 sq. ft.         126 PSF                100%           Jul-98            2,217             0.20             0.12
         68 Units        14,731 Per Room           52%            Dec-97           16,039              490             390
        147 Units         6,631 Per Unit           98%            Feb-99           55,401              294             none
         52 Units        18,069 Per Unit           94%            May-98           10,089              250             250
         29 Units        30,944 Per Unit           100%           Mar-99           195,151             250             250
     14,800 sq. ft.          58 PSF                100%           Nov-98           58,052             0.15             0.15
      7,000 sq. ft.         120 PSF                100%           Aug-98           15,148             0.15             0.15
      3,877 sq. ft.         204 PSF                100%           Dec-98            6,753             0.18             0.18
         21 Units        34,524 Per Unit           100%           Feb-99           17,790              283             283

                                                                       TWO LARGEST RETAIL TENANT
               -----------------------------------------------------------------------------------------
                                                                 AREA LEASED          LEASE
                              TENANT NAME (1)                     (SQ. FT.)         EXP DATE
--------------------------------------------------------------------------------------------------------
PSF            PDP Group, Inc.                                     82,716           11/30/00
PSF            Kaiser Permanente                                   28,888            2/28/00
Per Bed
Per Unit
Per Bed
PSF            Beckman Coulter, Inc.                               163,156           6/5/18
PSF            Staples                                             24,000            7/11/13
PSF            Medex Brooks                                        23,059            4/30/02
PSF            Kelsey Hayes                                        180,514           4/30/07
PSF            First Security Bank                                 17,947            4/30/00
PSF            Baby Superstore, Inc. (Babies R Us)                 42,296            7/31/11
Per Unit
Per Unit
Per Unit
Per Unit
Per Unit
PSF            Gart                                                52,870            1/31/09
PSF            Prev. Builders Square/Now Masso Expo                107,400           7/31/18
Per Unit
PSF            Delta Education                                     246,046          12/31/18
PSF            GSA                                                 47,397            4/23/18
Per Unit
PSF            Regal Cinemas, Inc.                                 49,700            6/30/23
Per Unit
PSF            Mikasa                                               8,000            6/30/03
Per Unit
Per Unit
Per Bed
PSF            K-Mart                                              86,479           10/30/16
PSF            Miles Discount, Inc.                                 6,210            1/31/11
Per Unit
Of Revenue     Harbor Bay Club, Inc.                               28,129         Single Tenant
Per Unit
Per Unit
Per Unit
Per Bed
Per Room
Per Unit
Per Unit
Per Unit
PSF            KnowMed Systems                                     10,570            9/30/01
PSF            Tech Medical                                        21,500            4/30/00
PSF            HADCO                                               60,000            5/31/05
Per Unit
PSF            The Wiz                                             27,246            8/31/10
PSF            Laidlaw Med. Trans.                                 29,362            5/31/13
Per Unit

Per Unit
Per Unit
--------------------------------------------------------------------------------------------------------
Per Unit

PSF            TSI Graphics                                        27,446           12/31/99
PSF            The Antigua Group                                    7,553            3/3/00
Per Room

PSF            Summit Bank                                          3,884            8/31/03
PSF            Summit Bank                                          1,728            8/31/03
PSF            Summit Bank                                          2,100            8/31/03
PSF            Summit Bank                                          5,984            8/31/03
PSF            Summit Bank                                          2,130            8/31/03
PSF            Summit Bank                                         14,569            8/31/03
--------------------------------------------------------------------------------------------------------
PSF            Summit Bank                                          3,884            8/31/03

Per Bed
Per Bed
--------------------------------------------------------------------------------------------------------
Per Bed

Per Room
PSF            Studio Instrumental Rental                          17,000           12/31/99
Per Room
PSF            Overseas Enterprises                                17,684            4/30/04
Per Unit
PSF            Robert Bosch Corporation                            15,640            11/1/02
Per Unit
Per Room
Of Revenue
PSF            Dekalb County Roads and Drainage                    11,683            8/31/02
Per Room
PSF            Cleveland Clinic of Florida                         35,385            6/30/02
Per Unit
PSF            "E" Street Alley                                    15,000            3/31/13
Per Room
Of Revenue
Per Unit
PSF            Colour By Carb                                       4,200            4/30/04
Per Room
Per Room
PSF            DRS Siudmax                                          3,000           12/31/00
PSF            Bobby Z's, Inc.                                      5,798           10/31/04
PSF            Kash-N-Karry                                        45,153           10/31/05
PSF            Eagle Food Center                                   28,646            8/31/03
Per Room
PSF            Premier Title                                        4,161            2/29/04
PSF            Mako Marine International, Inc.                     206,700           7/31/01
PSF            Prev. Computer City/Now CompUSA                     23,000           11/30/09
Per Room
Per Unit
Per Unit

Per Room
Per Room
--------------------------------------------------------------------------------------------------------
Per Room

PSF            Golden State Foods Corp.                            56,382            6/30/22
Per Unit
Per Unit
Per Room
Per Room
PSF            Chin-Chin                                            3,700            2/28/09
PSF            OPS                                                  9,858            7/31/00
Per Unit
Per Unit
PSF            C.W. Cook Co., Inc.                                 10,723            8/31/12
Per Room
PSF            Premier Pre-School                                   4,800           12/21/07
PSF            Hard Rock Cafe                                       8,850            2/28/13
PSF            Eckerd Corporation                                  10,908            6/1/17
Per Unit
PSF            Advanced Services                                   40,000            2/28/03
Per Room
PSF            Liebowitz                                            4,699            1/31/02
Per Room

Per Unit
Per Unit
Per Unit
--------------------------------------------------------------------------------------------------------
Per Unit

Per Unit
PSF            Cramer LaMaster Leasing                              3,500            5/31/01
Per Unit
Per Room
Per Unit
Per Room
Per Unit
PSF            Superpetz                                           26,500           11/30/04
PSF            Justin's                                            10,280            5/30/00
Per Unit
Per Room
PSF            Wearnes Hollingsworth Corporation                   53,776           10/31/03
PSF            Wheat First Union                                    3,960            8/31/06

Per Unit
Per Unit
Per Unit
Per Unit
--------------------------------------------------------------------------------------------------------
Per Unit

Per Unit
Per Room
Per Unit
Per Unit
Per Room
PSF            McDonald's                                           1,763           12/31/12
Per Unit
Per Room
PSF            Quaker State Corporation                            53,120            5/3/03
Per Unit
PSF            Floridian Mortgage Corp.                             3,125            8/31/00
Per Unit
Per Room



--------------------------------------------------------------------------------------------------------
Per Pad

PSF            Rivergage Christian                                  8,113           11/30/99
Per Room
PSF            Dynamic Controls, Inc.                              16,814            7/31/02
PSF            Blockbuster Video                                    6,500            9/1/08
Per Room
Per Room
PSF            Selective Site Consultants                           2,832           12/31/99
Per Unit

PSF            Cubellis Associates                                  5,855           12/31/08
Per Unit
--------------------------------------------------------------------------------------------------------
Per Unit

Per Unit
Per Unit
PSF            TDC Filter Manufacturing                            130,728           6/30/13
PSF            Burnet Realty, Inc.                                 10,700            5/31/08
PSF
PSF            Conoco/Bread Box                                     3,300           11/30/10
Per Unit
PSF            Majestic Love Centre Church                          6,078            3/31/01
Per Room
PSF            Greenbriar Discount Mall                            38,022           12/31/09

Per Unit
Per Unit
--------------------------------------------------------------------------------------------------------
Per Unit

Per Unit
Per Room
PSF
PSF            Burger Plus                                          1,500            5/31/06
Per Unit
Per Unit
PSF            Pinkstaff Daniels & Simpson                          5,950           11/21/05
PSF            Valentine Jewelery Mfg. Co.                          3,000            6/14/00
Per Room
PSF            Mason & Mason insurance                              4,635           10/31/07
PSF            O'Connors Pub - Suite 5-7                            3,000            8/1/99
Per Unit
PSF            Ethan Allen, Inc.                                   11,300           12/31/04
Per Unit
Per Pad
PSF            First Union                                          4,375            6/30/08
Per Room
Per Unit
Per Unit
Per Unit
PSF            Brown Campbell Steel                                 2,750            4/30/04
PSF            Hollywood Video                                      7,000           10/31/07
PSF            Store 24                                             1,969            9/30/02
Per Unit

                                                      AREA LEASED         LEASE            CONTROL
                 TENANT NAME (2)                       (SQ. FT.)        EXP DATE             NO.
-------------------------------------------------------------------------------------------------------
Blue Cross Blue Shield                                  37,032          11/30/01        PW - 4817
Essel Enterprises, Inc.                                 23,534           2/28/03        PW - 4818
                                                                                        ML-133
                                                                                        ML-129
                                                                                        ML-134
                                                                                        PW - 3825
Old Navy (Gap)                                          22,200           7/12/08        ML-100
Clifton, Gunderson LLC                                  20,179           1/31/01        PW - 4819
                                                                                        PW - 7371
Executive Suites                                        10,463           5/31/00        ML-144
Marmaxx Operating Corp. (T.J. Maxx)                     32,143          11/30/08        PW - 6093
                                                                                        ML-146
                                                                                        ML-127
                                                                                        ML-148
                                                                                        ML-113
                                                                                        ML-147
Michael's                                               35,045           2/28/06        PW - 7215
                                                                                        PW - 1696
                                                                                        ML-120
                                                                                        ML-121
GSA                                                     12,000           4/23/18        PW - 3346
                                                                                        ML-130
                                                                                        PW - 3879
                                                                                        PW - 7009
Bass Shoe                                                6,693           5/31/00        PW - 3000
                                                                                        PW - 6542
                                                                                        ML-141
                                                                                        ML-109
Sentry Foods                                            38,000          11/30/06        PW - 4035
Conway Store (Simpson Concourse Realty)                  3,072          12/31/12        PW - 2034
                                                                                        ML-139
                                                                                        ML-105
                                                                                        PW - 6543
                                                                                        ML-125
                                                                                        ML-124
                                                                                        ML-102
                                                                                        PW - 5651
                                                                                        ML-112
                                                                                        PW - 4747
                                                                                        ML-142
Erickson Outdoors                                        5,752           3/1/00         PW - 2365
Rockford Corporation                                    15,000          12/31/00        PW - 4139
HADCO-12A Manor Pkwy                                    30,000           5/31/08        PW - 4149
                                                                                        PW - 3766
Olive Garden                                            11,000          10/31/04        ML-131
                                                                                        PW - 2804
                                                                                        PW - 6545

                                                                                        PW - 4151A
                                                                                        PW - 4151B
-------------------------------------------------------------------------------------------------------
                                                                                        PW - 4151

Ackrad                                                  17,138          12/31/05        PW - 1890
Cal Camp                                                 6,975          10/31/99        PW - 2005
                                                                                        PW - 4370

                                                                                        PW - 2982A
                                                                                        PW - 2982B
                                                                                        PW - 2982C
                                                                                        PW - 2982D
                                                                                        PW - 2982E
                                                                                        PW - 2982F
-------------------------------------------------------------------------------------------------------
                                                                                        PW - 2982

                                                                                        ML-103a
                                                                                        ML-103b
-------------------------------------------------------------------------------------------------------
                                                                                        ML-103

                                                                                        PW - 4923
Archive                                                 17,100          10/31/01        PW - 3441
                                                                                        PW - 4975
United Drug Wholesale                                   10,416          10/30/99        PW - 6460
                                                                                        ML-140
EMC Corporation                                         12,396          10/31/02        PW - 3471
                                                                                        ML-111
                                                                                        PW - 2550
                                                                                        ML-110
State Pardons & Parole                                   7,300           6/30/99        PW - 3397
                                                                                        PW - 3086
                                                                                        PW - 6024
                                                                                        PW - 6544
The Lobster Co.                                          4,300          11/30/07        PW - 4047
                                                                                        PW - 2348
                                                                                        ML-106
                                                                                        PW - 3189
Serafina                                                 2,800          11/30/06        PW - 6023
                                                                                        PW - 4479
                                                                                        PW - 4319
Pembroke Pines Kids Zone                                 4,500           7/31/03        PW - 6025
Post Haste Pharmacy                                      4,036             MTM          PW - 2358
Walgreens                                               10,585           8/31/25        PW - 2064
Walgreen's                                              11,000           9/30/08        PW - 6329
                                                                                        PW - 4709
A Signature Mortgage                                     2,771           9/15/00        PW - 4625
                                                                                        PW - 3886
                                                                                        PW - 3268
                                                                                        PW - 4355
                                                                                        PW - 6265
                                                                                        ML-143

                                                                                        PW - 3265A
                                                                                        PW - 3265B
-------------------------------------------------------------------------------------------------------
                                                                                        PW - 3265

                                                                                        PW - 1481
                                                                                        PW - 4345
                                                                                        ML-122
                                                                                        PW - 3146
                                                                                        PW - 3821
Continental Chief Catering Co.                           3,000           2/28/08        PW - 3322
CTA                                                      3,598           6/30/99        PW - 4629
                                                                                        PW - 2969
                                                                                        PW - 3615
Clarity Station, Inc.                                    6,717           6/30/03        PW - 7098
                                                                                        PW - 4467
Farmers Insurance                                        2,200           9/30/07        PW - 2346
Bandar Restaurant                                        2,500           2/29/08        PW - 4048
                                                                                        PW - 3185
                                                                                        PW - 3736
                                                                                        PW - 2233
                                                                                        PW - 3714
Khovri                                                   2,575           5/31/01        PW - 5668
                                                                                        PW - 3035

                                                                                        PW - 5994A
                                                                                        PW - 5994B
                                                                                        PW - 5994C
-------------------------------------------------------------------------------------------------------
                                                                                        PW - 5994

                                                                                        PW - 1623
Castle Creek Tubs                                        1,000           3/31/03        PW - 3329
                                                                                        PW - 6314
                                                                                        PW - 4008
                                                                                        PW - 4112
                                                                                        PW - 4762
                                                                                        PW - 4674
McBiz Corp. (Chuck E Cheese)                            14,937          12/31/02        PW - 3463
Classic Billiards                                        9,638           4/14/00        PW - 6021
                                                                                        PW - 4896
                                                                                        PW - 3666
                                                                                        PW - 6022
Bergstrahi-Shaw-Newman                                   3,500           1/31/00        PW - 3901

                                                                                        PW - 3563A
                                                                                        PW - 3563B
                                                                                        PW - 3563C
                                                                                        PW - 3563D
-------------------------------------------------------------------------------------------------------
                                                                                        PW - 3563

                                                                                        PW - 3709
                                                                                        PW - 4553
                                                                                        PW - 7313
                                                                                        PW - 1586
                                                                                        PW - 3466
Tandy Corp                                               1,600          11/30/01        PW - 1596
                                                                                        PW - 4153
                                                                                        PW - 5025
                                                                                        PW - 3286
                                                                                        PW - 1777
Howard Baron                                             2,200           2/28/00        PW - 6112
                                                                                        PW - 6414
                                                                                        PW - 3686

                                                                                        ML-108a
                                                                                        ML-108b
-------------------------------------------------------------------------------------------------------
                                                                                        ML-108

Pacific Executives                                       3,740           9/30/01        PW - 2526
                                                                                        PW - 3076
PGS                                                      5,956           5/31/01        PW - 5083
Bert Bibbentuckers                                       5,006           3/31/08        PW - 4678
                                                                                        PW - 3426
                                                                                        PW - 3893
Voice-Tel Enterprises                                    2,832          12/31/99        PW - 2443
                                                                                        PW - 4991

David Zaharris (Boston Wraps & Pizza)                    2,040          12/31/02        PW - 3545A
                                                                                        PW - 3545B
-------------------------------------------------------------------------------------------------------
                                                                                        PW - 3545

                                                                                        PW - 3616
                                                                                        PW - 3968
                                                                                        PW - 2509
                                                                                        PW - 3807
                                                                                        PW - 6377
American General Life Insurance                          2,388           8/14/07        PW - 3970
                                                                                        PW - 3093
Sharing and Caring MH                                    5,065           5/31/01        PW - 3031
                                                                                        PW - 3687
Direct Furniture Imports                                12,188           9/30/02        PW - 2799

                                                                                        PW - 7134A
                                                                                        PW - 7134B
-------------------------------------------------------------------------------------------------------
                                                                                        PW - 7134

                                                                                        PW - 7133
                                                                                        PW - 3570
                                                                                        PW - 3176
El Mexicano Market                                       1,500           7/31/99        ML-123
                                                                                        PW - 4546
                                                                                        PW - 7021
Hilliard-Lyons                                           5,950           7/31/03        PW - 3214
Three Tier Corporation                                   1,500           1/31/07        PW - 4426
                                                                                        PW - 4897
FP Giglio Enterprises                                     750              MTM          PW - 2903
Carioca Company Suite 10                                 2,400           7/31/01        PW - 2495
                                                                                        PW - 3618
                                                                                        PW - 1445
                                                                                        PW - 4309
                                                                                        ML-145
North George Orthodontics                                2,100           5/31/08        PW - 4038
                                                                                        PW - 4614
                                                                                        PW - 3619
                                                                                        PW - 4371
                                                                                        PW - 5254
Dr. Wright                                               2,600           9/1/05         ML-114
                                                                                        PW - 3515
Dennehy Barnes Bentures dba C-21                         1,908           5/31/01        PW - 1663
                                                                                        PW - 5947

LOAN ID     PROPERTY NAME/LOCATION                          LESSEE                      GUARANTOR
  1696      Kmart - Ponce - Ponce, PR                       Builders Square             Kmart Corporation
  3268      Tandy - East Hanover - East Hanover, NJ         Tandy                       NAP
  3825      Beckman Coulter, Inc. - Chaska, MN              Beckman Coulter, Inc.       NAP
  2804      Laidlaw Transit, Inc. - Las Vegas, NV           Laidlaw Med. Trans.         Laidlaw Transit, Inc.
  3879      Regal Cinemas, Inc. - Fredericksburg, VA        Regal Cinemas, Inc.         NAP
  3185      Eckerd - Palm Beach - Palm Beach, FL            Eckerd Corp.                NAP
ML-121      Delta Education Torstar - Nashua, NH            Delta Education             Torstar Corporation




                                                           LEASE TYPE (BONDABLE,                                       LEASED
LESSEE/GUARANTOR RATINGS                                   CASUALTY/CONDEMNATION ONLY, NNN,                           APPRAISED
(S&P / MOODYS)                  PROPERTY-TYPE              NN)                                  CUT-OFF,BALANCE         VALUE

BB+/Ba1                         CTL - retail               NN                                   $ 8,664,604.07       $ 9,500,000
A-/Baa1                         CTL - retail               NN                                     2,769,932.10         4,700,000
BB+/Ba1                         CTL - mixed use            Bondable                              14,875,023.74        15,400,000
Shadow Rated *                  CTL - office               NN                                     4,742,905.11         5,210,000
BB-/Ba3 **                      CTL - retail               NN                                     7,911,958.72         8,200,000
NR/Baa2 (Sr. Subordinate)       CTL - retail               NN                                     2,259,986.77         2,640,000
Shadow Rated *                  CTL - industrial           NNN                                    8,426,129.20         9,200,000


                                                            *  Shadow ratings are not necessarily by S&P or Moodys
                                                            ** S&P's rating of Regal Cinemas is an issuer credit
                                                               rating. Moodys' rating of Regal Cinemas is a senior implied issuer rating






                                      A-2-1

LOAN           CURRENT         AS DARK          CURRENT         BALLOON           STATE          LEASE INITIAL
ID             LEASED         APPRAISED           DARK           AMOUNT          MATURITY       TERMINATION DATE
                 LTV            VALUE             LTV                              DATE
   1696        91.21%       $ 8,080,000         107.24%       $ 69,035           7/1/18              7/31/18
   3268        58.93%         3,900,000          71.02%         33,055          11/1/09             11/30/09
   3825        96.59%        12,000,000         123.96%      5,178,669           6/5/18               6/5/18
   2804        91.03%         4,960,000          95.62%      1,546,889           5/1/08              5/31/13
   3879        96.49%         6,200,000         127.61%      2,461,730           6/1/23              6/30/23
   3185        85.61%         1,785,000         126.61%        614,398           5/1/17               6/1/17
ML-121         91.59%         9,600,000          87.77%        577,964         12/31/18             12/31/18







                    CUT-OFF DATE       ANNUAL RENT       DSCR           FIRST STEP DATE OF DEBT
LOAN                ANNUAL DEBT          PAYMENT                                SERVICE
ID                    SERVICE
   1696                 $ 842,161.32         $939,841    1.06                                   NAP
   3268                   355,754.52         $386,170    1.07                               12/1/04
   3825                 1,320,000.00       $1,320,000    1.00                                   NAP
   2804                   523,739.40         $529,710    1.00                                6/1/00
   3879                   609,088.92         $623,606    1.02             See Supplemental Schedule
   3185                   200,950.68         $220,572    1.08                                6/1/02
ML-121                    652,788.00         $652,788    1.00                                2/1/99




                                      A-2-2

                                                                      FIRST STEP            FIRST STEP
                                                                      DATE ANNUAL           DATE ANNUAL         FIRST STEP
LOAN ID     PROPERTY NAME/LOCATION                                    DEBT SERVICE            NET RENT          DATE DSCR
   1696     Kmart - Ponce - Ponce, PR                                        NAP                   NAP              NAP
   3268     Tandy - East Hanover - East Hanover, NJ                     $398,960               12/1/04             1.07
   3825     Beckman Coulter, Inc. - Chaska, MN                               NAP                   NAP              NAP
   2804     Laidlaw Transit, Inc. - Las Vegas, NV                       $539,617                6/1/00             1.00
   3879     Regal Cinemas, Inc. - Fredericksburg, VA
   3185     Eckerd - Palm Beach - Palm Beach, FL                        $205,995                6/1/02             1.08
ML-121      Delta Education Torstar - Nashua, NH                        $652,788                2/1/99             1.00






                    SECOND STEP      SECOND STEP      SECOND STEP    SECOND STEP      THIRD STEP        THIRD STEP DATE
                   DATE OF DEBT      DATE ANNUAL      DATE ANNUAL     DATE DSCR      DATE OF DEBT     ANNUAL DEBT SERVICE
LOAN ID              SERVICE        DEBT SERVICE        NET RENT                        SERVICE
   1696                  NAP               NAP             NAP           NAP               NAP                 NAP
   3268                  NAP               NAP             NAP           NAP               NAP                 NAP
   3825                  NAP               NAP             NAP           NAP               NAP                 NAP
   2804               6/1/01          $555,970          6/1/01          1.00            6/1/02            $572,814
   3879
   3185               6/1/07          $211,045          6/1/07          1.08            6/1/12            $216,095
ML-121                2/1/04          $741,900          2/1/04          1.00            2/1/09            $843,168



                                     A-2-3

LOAN ID     PROPERTY NAME/LOCATION                              THIRD STEP        THIRD STEP        FOURTH STEP
                                                               DATE ANNUAL        DATE DSCR        DATE OF DEBT
                                                                 NET RENT                            SERVICE
   1696     Kmart - Ponce - Ponce, PR                                 NAP              NAP                 NAP
   3268     Tandy - East Hanover - East Hanover, NJ                   NAP              NAP                 NAP
   3825     Beckman Coulter, Inc. - Chaska, MN                        NAP              NAP                 NAP
   2804     Laidlaw Transit, Inc. - Las Vegas, NV                  6/1/02             1.00              6/1/03
   3879     Regal Cinemas, Inc. - Fredericksburg, VA
   3185     Eckerd - Palm Beach - Palm Beach, FL                   6/1/12             1.08                 NAP
ML-121      Delta Education Torstar - Nashua, NH                   2/1/09             1.00              2/1/14





          FOURTH STEP      FOURTH STEP     FOURTH STEP     FIFTH STEP        FIFTH STEP      FIFTH STEP     FIFTH STEP
          DATE ANNUAL      DATE ANNUAL      DATE DSCR      DATE OF DEBT      DATE ANNUAL    DATE ANNUAL      DATE DSCR
LOAN ID   DEBT SERVICE       NET RENT                        SERVICE        DEBT SERVICE      NET RENT
   1696          NAP             NAP           NAP               NAP               NAP            NAP           NAP
   3268          NAP             NAP           NAP               NAP               NAP            NAP           NAP
   3825          NAP             NAP           NAP               NAP               NAP            NAP           NAP
   2804     $590,164          6/1/03          1.00            6/1/04          $608,034         6/1/04          1.00
   3879
   3185          NAP             NAP           NAP               NAP               NAP            NAP           NAP
ML-121      $958,260          2/1/14          1.00               NAP               NAP            NAP           NAP

                                     A-2-4

LOAN ID     PROPERTY NAME/LOCATION                              SIXTH STEP          SIXTH STEP          SIXTH STEP
                                                               DATE OF DEBT         DATE ANNUAL        DATE ANNUAL
                                                                  SERVICE          DEBT SERVICE          NET RENT
   1696    Kmart - Ponce - Ponce, PR                               NAP                 NAP                NAP
   3268    Tandy - East Hanover - East Hanover, NJ                 NAP                 NAP                NAP
   3825    Beckman Coulter, Inc. - Chaska, MN                      NAP                 NAP                NAP
   2804    Laidlaw Transit, Inc. - Las Vegas, NV                6/1/05            $626,440             6/1/05
   3879    Regal Cinemas, Inc. - Fredericksburg, VA
   3185    Eckerd - Palm Beach - Palm Beach, FL                    NAP                 NAP                NAP
ML-121     Delta Education Torstar - Nashua, NH                    NAP                 NAP                NAP




LOAN ID   SIXTH STEP     SEVENTH STEP      SEVENTH STEP       SEVENTH STEP     SEVENTH STEP       EIGHTH STEP
           DATE DSCR        DATE OF         DATE ANNUAL       DATE ANNUAL       DATE DSCR           DATE OF
                         DEBT SERVICE      DEBT SERVICE         NET RENT                         DEBT SERVICE
  1696        NAP               NAP               NAP                  NAP           NAP                NAP
  3268        NAP               NAP               NAP                  NAP           NAP                NAP
  3825        NAP               NAP               NAP                  NAP           NAP                NAP
  2804       1.00            6/1/06          $645,398               6/1/06          1.00             6/1/07
  3879
  3185        NAP               NAP               NAP                  NAP           NAP                NAP
ML-121        NAP               NAP               NAP                  NAP           NAP                NAP


                                     A-2-5

LOAN ID     PROPERTY NAME/LOCATION                              EIGHTH STEP        EIGHTH STEP       EIGHTH STEP
                                                                DATE ANNUAL        DATE ANNUAL        DATE DSCR
                                                               DEBT SERVICE          NET RENT
   1696     Kmart - Ponce - Ponce, PR                               NAP                NAP              NAP
   3268     Tandy - East Hanover - East Hanover, NJ                 NAP                NAP              NAP
   3825     Beckman Coulter, Inc. - Chaska, MN                      NAP                NAP              NAP
   2804     Laidlaw Transit, Inc. - Las Vegas, NV              $664,925             6/1/07             1.00
   3879     Regal Cinemas, Inc. - Fredericksburg, VA
   3185     Eckerd - Palm Beach - Palm Beach, FL                    NAP                NAP              NAP
ML-121      Delta Education Torstar - Nashua, NH                    NAP                NAP              NAP



                                     A-2-6

Annex A-2 Continued: Schedule for Loan 3879

                                RENT        PARKING CAM     INSURANCE    DEBT SERVICE         DEBT         INTEREST @
    DATE         PERIOD       PAYMENT       TAX RESERVES     RESERVES       RESERVE         SERVICE          7.450%
   6/1/99            0
   7/1/99            1     $50,560.49         $ 724.79     $ 344.00       $2,385.71      $ 49,120.08      $49,120.08
   8/1/99            2      50,560.49           724.79       344.00        4,023.04        50,757.41       50,757.41
   9/1/99            3      50,560.49           724.79       344.00        4,023.04        50,757.41       50,757.41
  10/1/99            4      50,560.49           724.79       344.00        2,385.71        49,120.08       49,120.08
  11/1/99            5      50,560.49           724.79       344.00        4,023.04        50,757.41       50,757.41
  12/1/99            6      50,560.49           724.79       344.00        2,385.71        49,120.08       49,120.08
   1/1/00            7      50,560.49           724.79       344.00        4,023.04        50,757.41       50,757.41
   2/1/00            8      50,560.49           724.79       344.00        4,023.04        50,757.41       50,757.41
   3/1/00            9      50,560.49           724.79       344.00          748.37        47,482.74       47,482.74
   4/1/00           10      50,560.49           724.79       344.00        4,023.04        50,757.41       50,757.41
   5/1/00           11      50,560.49           724.79       344.00        2,385.71        49,120.08       49,120.08
   6/1/00           12      50,560.49           724.79       344.00        4,023.04        50,757.41       50,757.41
   7/1/00           13      53,893.82           724.79       344.00               -        49,881.99       49,120.08
   8/1/00           14      53,893.82           724.79       344.00          870.53        50,752.53       50,752.53
   9/1/00           15      53,893.82           724.79       344.00          870.53        50,752.53       50,752.53
  10/1/00           16      53,893.82           724.79       344.00               -        49,881.99       49,115.35
  11/1/00           17      53,893.82           724.79       344.00          865.61        50,747.61       50,747.61
  12/1/00           18      53,893.82           724.79       344.00               -        49,881.99       49,110.59
   1/1/01           19      53,893.82           724.79       344.00          860.67        50,742.66       50,742.66
   2/1/01           20      53,893.82           724.79       344.00          860.67        50,742.66       50,742.66
   3/1/01           21      53,893.82           724.79       344.00               -        49,881.99       45,832.08
   4/1/01           22      53,893.82           724.79       344.00          834.68        50,716.68       50,716.68
   5/1/01           23      53,893.82           724.79       344.00               -        49,881.99       49,080.65
   6/1/01           24      53,893.82           724.79       344.00          829.54        50,711.54       50,711.54
   7/1/01           25      53,893.82           724.79       344.00               -        49,881.99       49,075.68
   8/1/01           26      53,893.82           724.79       344.00          824.37        50,706.36       50,706.36
   9/1/01           27      53,893.82           724.79       344.00          824.37        50,706.36       50,706.36
  10/1/01           28      53,893.82           724.79       344.00               -        49,881.99       49,070.67
  11/1/01           29      53,893.82           724.79       344.00          819.17        50,701.16       50,701.16
  12/1/01           30      53,893.82           724.79       344.00               -        49,881.99       49,065.64
   1/1/02           31      53,893.82           724.79       344.00          813.93        50,695.92       50,695.92
   2/1/02           32      53,893.82           724.79       344.00          813.93        50,695.92       50,695.92
   3/1/02           33      53,893.82           724.79       344.00               -        49,881.99       45,789.86
   4/1/02           34      53,893.82           724.79       344.00          787.68        50,669.67       50,669.67
   5/1/02           35      53,893.82           724.79       344.00               -        49,881.99       49,035.16
   6/1/02           36      53,893.82           724.79       344.00          782.24        50,664.24       50,664.24
   7/1/02           37      56,001.08           724.79       344.00               -        51,871.85       49,029.91
   8/1/02           38      56,001.08           724.79       344.00               -        51,871.85       50,646.00
   9/1/02           39      56,001.08           724.79       344.00               -        51,871.85       50,638.14
  10/1/02           40      56,001.08           724.79       344.00               -        51,871.85       48,996.99
  11/1/02           41      56,001.08           724.79       344.00               -        51,871.85       50,611.78
  12/1/02           42      56,001.08           724.79       344.00               -        51,871.85       48,971.32
   1/1/03           43      56,001.08           724.79       344.00               -        51,871.85       50,585.09
   2/1/03           44      56,001.08           724.79       344.00               -        51,871.85       50,576.84
   3/1/03           45      56,001.08           724.79       344.00               -        51,871.85       45,674.80
   4/1/03           46      56,001.08           724.79       344.00               -        51,871.85       50,528.77
   5/1/03           47      56,001.08           724.79       344.00               -        51,871.85       48,890.47
   6/1/03           48      56,001.08           724.79       344.00               -        51,871.85       50,501.03
   7/1/03           49      56,001.08           724.79       344.00               -        51,871.85       48,863.45
   8/1/03           50      56,001.08           724.79       344.00               -        51,871.85       50,472.94
   9/1/03           51      56,001.08           724.79       344.00               -        51,871.85       50,463.96
  10/1/03           52      56,001.08           724.79       344.00               -        51,871.85       48,827.35
  11/1/03           53      56,001.08           724.79       344.00               -        51,871.85       50,435.40
  12/1/03           54      56,001.08           724.79       344.00               -        51,871.85       48,799.53
   1/1/04           55      56,001.08           724.79       344.00               -        51,871.85       50,406.47
   2/1/04           56      56,001.08           724.79       344.00               -        51,871.85       50,397.07
   3/1/04           57      56,001.08           724.79       344.00               -        51,871.85       47,136.80
   4/1/04           58      56,001.08           724.79       344.00               -        51,871.85       50,357.24
   5/1/04           59      56,001.08           724.79       344.00               -        51,871.85       48,723.40
   6/1/04           60      56,001.08           724.79       344.00               -        51,871.85       50,327.32
   7/1/04           61      56,001.08           724.79       344.00               -        51,871.85       48,694.27
   8/1/04           62      56,001.08           724.79       344.00               -        51,871.85       50,297.03
   9/1/04           63      56,001.08           724.79       344.00               -        51,871.85       50,286.92
  10/1/04           64      56,001.08           724.79       344.00               -        51,871.85       48,654.93
  11/1/04           65      56,001.08           724.79       344.00               -        51,871.85       50,256.12
  12/1/04           66      56,001.08           724.79       344.00               -        51,871.85       48,624.92
   1/1/05           67      56,001.08           724.79       344.00               -        51,871.85       50,224.92
   2/1/05           68      56,001.08           724.79       344.00               -        51,871.85       50,214.36
   3/1/05           69      56,001.08           724.79       344.00               -        51,871.85       45,345.30
   4/1/05           70      56,001.08           724.79       344.00               -        51,871.85       50,161.85
   5/1/05           71      56,001.08           724.79       344.00               -        51,871.85       48,533.11
   6/1/05           72      56,001.08           724.79       344.00               -        51,871.85       50,129.47
   7/1/05           73      56,001.08           724.79       344.00               -        51,871.85       48,501.57
   8/1/05           74      56,001.08           724.79       344.00               -        51,871.85       50,096.67
   9/1/05           75      56,001.08           724.79       344.00               -        51,871.85       50,085.28
  10/1/05           76      56,001.08           724.79       344.00               -        51,871.85       48,458.53
  11/1/05           77      56,001.08           724.79       344.00               -        51,871.85       50,051.92
  12/1/05           78      56,001.08           724.79       344.00               -        51,871.85       48,426.04
   1/1/06           79      56,001.08           724.79       344.00               -        51,871.85       50,018.14
   2/1/06           80      56,001.08           724.79       344.00               -        51,871.85       50,006.25
   3/1/06           81      56,001.08           724.79       344.00               -        51,871.85       45,156.12
   4/1/06           82      56,001.08           724.79       344.00               -        51,871.85       49,951.19
   5/1/06           83      56,001.08           724.79       344.00               -        51,871.85       48,327.94
   6/1/06           84      56,001.08           724.79       344.00               -        51,871.85       49,916.14
   7/1/06           85      56,001.08           724.79       344.00               -        51,871.85       48,293.80
   8/1/06           86      56,001.08           724.79       344.00               -        51,871.85       49,880.64
   9/1/06           87      56,001.08           724.79       344.00               -        51,871.85       49,867.86
  10/1/06           88      56,001.08           724.79       344.00               -        51,871.85       48,246.78
  11/1/06           89      56,001.08           724.79       344.00               -        51,871.85       49,831.75
  12/1/06           90      56,001.08           724.79       344.00               -        51,871.85       48,211.61
   1/1/07           91      56,001.08           724.79       344.00               -        51,871.85       49,795.18
   2/1/07           92      56,001.08           724.79       344.00               -        51,871.85       49,781.86
   3/1/07           93      56,001.08           724.79       344.00               -        51,871.85       44,952.15
   4/1/07           94      56,001.08           724.79       344.00               -        51,871.85       49,724.06
   5/1/07           95      56,001.08           724.79       344.00               -        51,871.85       48,106.72
   6/1/07           96      56,001.08           724.79       344.00               -        51,871.85       49,686.13
   7/1/07           97      61,694.54           724.79       344.00               -        57,248.11       48,069.78
   8/1/07           98      61,694.54           724.79       344.00               -        57,248.11       49,613.22
   9/1/07           99      61,694.54           724.79       344.00               -        57,248.11       49,564.24
  10/1/07          100      61,694.54           724.79       344.00               -        57,248.11       47,917.69
  11/1/07          101      61,694.54           724.79       344.00               -        57,248.11       49,455.09
  12/1/07          102      61,694.54           724.79       344.00               -        57,248.11       47,811.38
   1/1/08          103      61,694.54           724.79       344.00               -        57,248.11       49,344.56
   2/1/08          104      61,694.54           724.79       344.00               -        57,248.11       49,293.85
   3/1/08          105      61,694.54           724.79       344.00               -        57,248.11       46,065.87
   4/1/08          106      61,694.54           724.79       344.00               -        57,248.11       49,171.09
   5/1/08          107      61,694.54           724.79       344.00               -        57,248.11       47,534.78
   6/1/08          108      61,694.54           724.79       344.00               -        57,248.11       49,056.96
   7/1/08          109      61,694.54           724.79       344.00               -        57,248.11       47,423.62
   8/1/08          110      61,694.54           724.79       344.00               -        57,248.11       48,941.38
   9/1/08          111      61,694.54           724.79       344.00               -        57,248.11       48,888.09
  10/1/08          112      61,694.54           724.79       344.00               -        57,248.11       47,259.16
  11/1/08          113      61,694.54           724.79       344.00               -        57,248.11       48,770.38
  12/1/08          114      61,694.54           724.79       344.00               -        57,248.11       47,144.51
   1/1/09          115      61,694.54           724.79       344.00               -        57,248.11       48,651.18
   2/1/09          116      61,694.54           724.79       344.00               -        57,248.11       48,596.02
   3/1/09          117      61,694.54           724.79       344.00               -        57,248.11       43,843.05
   4/1/09          118      61,694.54           724.79       344.00               -        57,248.11       48,454.52
   5/1/09          119      61,694.54           724.79       344.00               -        57,248.11       46,836.88
   6/1/09          120      61,694.54           724.79       344.00               -        57,248.11       48,331.32
   7/1/09          121      63,694.54           724.79       344.00               -        59,136.69       46,716.88
   8/1/09          122      63,694.54           724.79       344.00               -        59,136.69       48,194.44
   9/1/09          123      63,694.54           724.79       344.00               -        59,136.69       48,124.24
  10/1/09          124      63,694.54           724.79       344.00               -        59,136.69       46,503.47
  11/1/09          125      63,694.54           724.79       344.00               -        59,136.69       47,972.55
  12/1/09          126      63,694.54           724.79       344.00               -        59,136.69       46,355.73
   1/1/10          127      63,694.54           724.79       344.00               -        59,136.69       47,818.93
   2/1/10          128      63,694.54           724.79       344.00               -        59,136.69       47,746.32
   3/1/10          129      63,694.54           724.79       344.00               -        59,136.69       43,059.71
   4/1/10          130      63,694.54           724.79       344.00               -        59,136.69       47,570.11
   5/1/10          131      63,694.54           724.79       344.00               -        59,136.69       45,963.78
   6/1/10          132      63,694.54           724.79       344.00               -        59,136.69       47,411.40
   7/1/10          133      63,694.54           724.79       344.00               -        59,136.69       45,809.21
   8/1/10          134      63,694.54           724.79       344.00               -        59,136.69       47,250.68
   9/1/10          135      63,694.54           724.79       344.00               -        59,136.69       47,174.43
  10/1/10          136      63,694.54           724.79       344.00               -        59,136.69       45,578.41
  11/1/10          137      63,694.54           724.79       344.00               -        59,136.69       47,010.71
  12/1/10          138      63,694.54           724.79       344.00               -        59,136.69       45,418.95
   1/1/11          139      63,694.54           724.79       344.00               -        59,136.69       46,844.91
   2/1/11          140      63,694.54           724.79       344.00               -        59,136.69       46,766.06
   3/1/11          141      63,694.54           724.79       344.00               -        59,136.69       42,168.63
   4/1/11          142      63,694.54           724.79       344.00               -        59,136.69       46,577.84
   5/1/11          143      63,694.54           724.79       344.00               -        59,136.69       44,997.36
   6/1/11          144      63,694.54           724.79       344.00               -        59,136.69       46,406.57
   7/1/11          145      63,694.54           724.79       344.00               -        59,136.69       44,830.55
   8/1/11          146      63,694.54           724.79       344.00               -        59,136.69       46,233.12
   9/1/11          147      63,694.54           724.79       344.00               -        59,136.69       46,150.34
  10/1/11          148      63,694.54           724.79       344.00               -        59,136.69       44,581.00
  11/1/11          149      63,694.54           724.79       344.00               -        59,136.69       45,973.65
  12/1/11          150      63,694.54           724.79       344.00               -        59,136.69       44,408.91
   1/1/12          151      63,694.54           724.79       344.00               -        59,136.69       45,794.73
   2/1/12          152      63,694.54           724.79       344.00               -        59,136.69       45,709.13
   3/1/12          153      63,694.54           724.79       344.00               -        59,136.69       42,679.57
   4/1/12          154      63,694.54           724.79       344.00               -        59,136.69       45,517.41
   5/1/12          155      63,694.54           724.79       344.00               -        59,136.69       43,964.56
   6/1/12          156      63,694.54           724.79       344.00               -        59,136.69       45,332.71
   7/1/12          157      66,337.89           724.79       344.00               -        61,632.77       43,784.66
   8/1/12          158      66,337.89           724.79       344.00               -        61,632.77       45,129.65
   9/1/12          159      66,337.89           724.79       344.00               -        61,632.77       45,023.78
  10/1/12          160      66,337.89           724.79       344.00               -        61,632.77       43,468.29
  11/1/12          161      66,337.89           724.79       344.00               -        61,632.77       44,800.70
  12/1/12          162      66,337.89           724.79       344.00               -        61,632.77       43,251.02
   1/1/13          163      66,337.89           724.79       344.00               -        61,632.77       44,574.79
   2/1/13          164      66,337.89           724.79       344.00               -        61,632.77       44,465.36
   3/1/13          165      66,337.89           724.79       344.00               -        61,632.77       40,062.79
   4/1/13          166      66,337.89           724.79       344.00               -        61,632.77       44,216.85
   5/1/13          167      66,337.89           724.79       344.00               -        61,632.77       42,682.38
   6/1/13          168      66,337.89           724.79       344.00               -        61,632.77       43,983.55
   7/1/13          169      66,337.89           724.79       344.00               -        61,632.77       42,455.15
   8/1/13          170      66,337.89           724.79       344.00               -        61,632.77       43,747.30
   9/1/13          171      66,337.89           724.79       344.00               -        61,632.77       43,632.56
  10/1/13          172      66,337.89           724.79       344.00               -        61,632.77       42,113.30
  11/1/13          173      66,337.89           724.79       344.00               -        61,632.77       43,391.86
  12/1/13          174      66,337.89           724.79       344.00               -        61,632.77       41,878.87
   1/1/14          175      66,337.89           724.79       344.00               -        61,632.77       43,148.11
   2/1/14          176      66,337.89           724.79       344.00               -        61,632.77       43,029.53
   3/1/14          177      66,337.89           724.79       344.00               -        61,632.77       38,757.58
   4/1/14          178      66,337.89           724.79       344.00               -        61,632.77       42,763.43
   5/1/14          179      66,337.89           724.79       344.00               -        61,632.77       41,266.82
   6/1/14          180      66,337.89           724.79       344.00               -        61,632.77       42,511.72
   7/1/14          181      66,337.89           724.79       344.00               -        61,632.77       41,021.67
   8/1/14          182      66,337.89           724.79       344.00               -        61,632.77       42,256.83
   9/1/14          183      66,337.89           724.79       344.00               -        61,632.77       42,132.53
  10/1/14          184      66,337.89           724.79       344.00               -        61,632.77       40,652.35
  11/1/14          185      66,337.89           724.79       344.00               -        61,632.77       41,872.83
  12/1/14          186      66,337.89           724.79       344.00               -        61,632.77       40,399.42
   1/1/15          187      66,337.89           724.79       344.00               -        61,632.77       41,609.85
   2/1/15          188      66,337.89           724.79       344.00               -        61,632.77       41,481.40
   3/1/15          189      66,337.89           724.79       344.00               -        61,632.77       37,350.30
   4/1/15          190      66,337.89           724.79       344.00               -        61,632.77       41,196.34
   5/1/15          191      66,337.89           724.79       344.00               -        61,632.77       39,740.55
   6/1/15          192      66,337.89           724.79       344.00               -        61,632.77       40,924.79
   7/1/15          193      71,337.89           724.79       344.00               -        66,354.20       39,476.08
   8/1/15          194      71,337.89           724.79       344.00               -        66,354.20       40,619.52
   9/1/15          195      71,337.89           724.79       344.00               -        66,354.20       40,454.42
  10/1/15          196      71,337.89           724.79       344.00               -        66,354.20       38,988.64
  11/1/15          197      71,337.89           724.79       344.00               -        66,354.20       40,112.71
  12/1/15          198      71,337.89           724.79       344.00               -        66,354.20       38,655.83
   1/1/16          199      71,337.89           724.79       344.00               -        66,354.20       39,766.67
   2/1/16          200      71,337.89           724.79       344.00               -        66,354.20       39,596.10
   3/1/16          201      71,337.89           724.79       344.00               -        66,354.20       36,880.93
   4/1/16          202      71,337.89           724.79       344.00               -        66,354.20       39,235.36
   5/1/16          203      71,337.89           724.79       344.00               -        66,354.20       37,801.34
   6/1/16          204      71,337.89           724.79       344.00               -        66,354.20       38,878.21
   7/1/16          205      71,337.89           724.79       344.00               -        66,354.20       37,453.50
   8/1/16          206      71,337.89           724.79       344.00               -        66,354.20       38,516.54
   9/1/16          207      71,337.89           724.79       344.00               -        66,354.20       38,337.96
  10/1/16          208      71,337.89           724.79       344.00               -        66,354.20       36,927.31
  11/1/16          209      71,337.89           724.79       344.00               -        66,354.20       37,969.44
  12/1/16          210      71,337.89           724.79       344.00               -        66,354.20       36,568.40
   1/1/17          211      71,337.89           724.79       344.00               -        66,354.20       37,596.26
   2/1/17          212      71,337.89           724.79       344.00               -        66,354.20       37,411.77
   3/1/17          213      71,337.89           724.79       344.00               -        66,354.20       33,623.57
   4/1/17          214      71,337.89           724.79       344.00               -        66,354.20       37,016.12
   5/1/17          215      71,337.89           724.79       344.00               -        66,354.20       35,639.91
   6/1/17          216      71,337.89           724.79       344.00               -        66,354.20       36,630.87
   7/1/17          217      74,298.44           724.79       344.00               -        69,149.81       35,264.70
   8/1/17          218      74,298.44           724.79       344.00               -        69,149.81       36,222.80
   9/1/17          219      74,298.44           724.79       344.00               -        69,149.81       36,011.57
  10/1/17          220      74,298.44           724.79       344.00               -        69,149.81       34,644.17
  11/1/17          221      74,298.44           724.79       344.00               -        69,149.81       35,577.61
  12/1/17          222      74,298.44           724.79       344.00               -        69,149.81       34,221.52
   1/1/18          223      74,298.44           724.79       344.00               -        69,149.81       35,138.16
   2/1/18          224      74,298.44           724.79       344.00               -        69,149.81       34,919.97
   3/1/18          225      74,298.44           724.79       344.00               -        69,149.81       31,342.27
   4/1/18          226      74,298.44           724.79       344.00               -        69,149.81       34,457.83
   5/1/18          227      74,298.44           724.79       344.00               -        69,149.81       33,130.91
   6/1/18          228      74,298.44           724.79       344.00               -        69,149.81       34,004.20
   7/1/18          229      74,298.44           724.79       344.00               -        69,149.81       32,689.09
   8/1/18          230      74,298.44           724.79       344.00               -        69,149.81       33,544.82
   9/1/18          231      74,298.44           724.79       344.00               -        69,149.81       33,316.41
  10/1/18          232      74,298.44           724.79       344.00               -        69,149.81       32,019.22
  11/1/18          233      74,298.44           724.79       344.00               -        69,149.81       32,848.32
  12/1/18          234      74,298.44           724.79       344.00               -        69,149.81       31,563.33
   1/1/19          235      74,298.44           724.79       344.00               -        69,149.81       32,374.31
   2/1/19          236      74,298.44           724.79       344.00               -        69,149.81       32,138.39
   3/1/19          237      74,298.44           724.79       344.00               -        69,149.81       28,813.76
   4/1/19          238      74,298.44           724.79       344.00               -        69,149.81       31,642.18
   5/1/19          239      74,298.44           724.79       344.00               -        69,149.81       30,388.61
   6/1/19          240      74,298.44           724.79       344.00               -        69,149.81       31,152.90
   7/1/19          241      74,298.44           724.79       344.00               -        69,149.81       29,912.07
   8/1/19          242      74,298.44           724.79       344.00               -        69,149.81       30,657.41
   9/1/19          243      74,298.44           724.79       344.00               -        69,149.81       30,410.47
  10/1/19          244      74,298.44           724.79       344.00               -        69,149.81       29,188.99
  11/1/19          245      74,298.44           724.79       344.00               -        69,149.81       29,905.59
  12/1/19          246      74,298.44           724.79       344.00               -        69,149.81       28,697.25
   1/1/20          247      74,298.44           724.79       344.00               -        69,149.81       29,394.31
   2/1/20          248      74,298.44           724.79       344.00               -        69,149.81       29,139.27
   3/1/20          249      74,298.44           724.79       344.00               -        69,149.81       27,019.20
   4/1/20          250      74,298.44           724.79       344.00               -        69,149.81       28,612.31
   5/1/20          251      74,298.44           724.79       344.00               -        69,149.81       27,437.67
   6/1/20          252      74,298.44           724.79       344.00               -        69,149.81       28,084.66
   7/1/20          253      79,898.44           724.79       344.00               -        74,437.82       26,923.76
   8/1/20          254      79,898.44           724.79       344.00               -        74,437.82       27,516.40
   9/1/20          255      79,898.44           724.79       344.00               -        74,437.82       27,215.39
  10/1/20          256      79,898.44           724.79       344.00               -        74,437.82       26,044.30
  11/1/20          257      79,898.44           724.79       344.00               -        74,437.82       26,601.98
  12/1/20          258      79,898.44           724.79       344.00               -        74,437.82       25,446.87
   1/1/21          259      79,898.44           724.79       344.00               -        74,437.82       25,980.81
   2/1/21          260      79,898.44           724.79       344.00               -        74,437.82       25,669.95
   3/1/21          261      79,898.44           724.79       344.00               -        74,437.82       22,903.18
   4/1/21          262      79,898.44           724.79       344.00               -        74,437.82       25,026.48
   5/1/21          263      79,898.44           724.79       344.00               -        74,437.82       23,912.41
   6/1/21          264      79,898.44           724.79       344.00               -        74,437.82       24,385.36
   7/1/21          265      79,898.44           724.79       344.00               -        74,437.82       23,287.99
   8/1/21          266      79,898.44           724.79       344.00               -        74,437.82       23,736.12
   9/1/21          267      79,898.44           724.79       344.00               -        74,437.82       23,410.85
  10/1/21          268      79,898.44           724.79       344.00               -        74,437.82       22,338.87
  11/1/21          269      79,898.44           724.79       344.00               -        74,437.82       22,749.27
  12/1/21          270      79,898.44           724.79       344.00               -        74,437.82       21,694.52
   1/1/22          271      79,898.44           724.79       344.00               -        74,437.82       22,079.31
   2/1/22          272      79,898.44           724.79       344.00               -        74,437.82       21,743.41
   3/1/22          273      79,898.44           724.79       344.00               -        74,437.82       19,333.88
   4/1/22          274      79,898.44           724.79       344.00               -        74,437.82       21,051.86
   5/1/22          275      79,898.44           724.79       344.00               -        74,437.82       20,041.33
   6/1/22          276      79,898.44           724.79       344.00               -        74,437.82       20,360.40
   7/1/22          277      83,214.25           724.79       344.00               -        77,568.90       19,367.89
   8/1/22          278      83,214.25           724.79       344.00               -        77,568.90       19,640.11
   9/1/22          279      83,214.25           724.79       344.00               -        77,568.90       19,268.48
  10/1/22          280      83,214.25           724.79       344.00               -        77,568.90       18,284.97
  11/1/22          281      83,214.25           724.79       344.00               -        77,568.90       18,514.14
  12/1/22          282      83,214.25           724.79       344.00               -        77,568.90       17,550.28
   1/1/23          283      83,214.25           724.79       344.00               -        77,568.90       17,750.25
   2/1/23          284      83,214.25           724.79       344.00               -        77,568.90       17,366.50
   3/1/23          285      83,214.25           724.79       344.00               -        77,568.90       15,337.03
   4/1/23          286      83,214.25           724.79       344.00               -        77,568.90       16,581.05
   5/1/23          287      83,214.25           724.79       344.00               -        77,568.90       15,667.54
   6/1/23          288      83,214.25           724.79       344.00               -     2,477,522.56       15,792.68

  Principal           Balance
           -      $7,911,958.72
           -       7,911,958.72
           -       7,911,958.72
           -       7,911,958.72
           -       7,911,958.72
           -       7,911,958.72
           -       7,911,958.72
           -       7,911,958.72
           -       7,911,958.72
           -       7,911,958.72
           -       7,911,958.72
           -       7,911,958.72
           -       7,911,958.72
      761.92       7,911,196.80
           -       7,911,196.80
           -       7,911,196.80
      766.65       7,910,430.16
           -       7,910,430.16
      771.41       7,909,658.75
           -       7,909,658.75
           -       7,909,658.75
    4,049.91       7,905,608.84
           -       7,905,608.84
      801.34       7,904,807.50
           -       7,904,807.50
      806.31       7,904,001.19
           -       7,904,001.19
           -       7,904,001.19
      811.32       7,903,189.87
           -       7,903,189.87
      816.36       7,902,373.52
           -       7,902,373.52
           -       7,902,373.52
    4,092.13       7,898,281.39
           -       7,898,281.39
      846.83       7,897,434.56
           -       7,897,434.56
    2,841.94       7,894,592.61
    1,225.85       7,893,366.77
    1,233.71       7,892,133.06
    2,874.86       7,889,258.20
    1,260.07       7,887,998.13
    2,900.53       7,885,097.60
    1,286.76       7,883,810.84
    1,295.01       7,882,515.83
    6,197.05       7,876,318.78
    1,343.08       7,874,975.70
    2,981.38       7,871,994.32
    1,370.82       7,870,623.50
    3,008.40       7,867,615.11
    1,398.91       7,866,216.19
    1,407.89       7,864,808.30
    3,044.50       7,861,763.80
    1,436.45       7,860,327.35
    3,072.32       7,857,255.03
    1,465.38       7,855,789.66
    1,474.78       7,854,314.88
    4,735.05       7,849,579.83
    1,514.62       7,848,065.21
    3,148.45       7,844,916.76
    1,544.53       7,843,372.23
    3,177.58       7,840,194.65
    1,574.82       7,838,619.83
    1,584.93       7,837,034.90
    3,216.93       7,833,817.97
    1,615.73       7,832,202.24
    3,246.93       7,828,955.31
    1,646.93       7,827,308.39
    1,657.49       7,825,650.89
    6,526.55       7,819,124.34
    1,710.00       7,817,414.34
    3,338.74       7,814,075.61
    1,742.39       7,812,333.22
    3,370.28       7,808,962.94
    1,775.18       7,807,187.76
    1,786.57       7,805,401.18
    3,413.32       7,801,987.86
    1,819.93       7,800,167.93
    3,445.81       7,796,722.13
    1,853.71       7,794,868.41
    1,865.60       7,793,002.81
    6,715.73       7,786,287.08
    1,920.66       7,784,366.42
    3,543.91       7,780,822.51
    1,955.71       7,778,866.80
    3,578.05       7,775,288.75
    1,991.21       7,773,297.53
    2,003.99       7,771,293.55
    3,625.07       7,767,668.48
    2,040.10       7,765,628.38
    3,660.24       7,761,968.13
    2,076.67       7,759,891.47
    2,089.99       7,757,801.47
    6,919.70       7,750,881.77
    2,147.79       7,748,733.98
    3,765.13       7,744,968.85
    2,185.72       7,742,783.13
    9,178.33       7,733,604.80
    7,634.89       7,725,969.91
    7,683.87       7,718,286.04
    9,330.42       7,708,955.62
    7,793.02       7,701,162.60
    9,436.73       7,691,725.87
    7,903.55       7,683,822.32
    7,954.26       7,675,868.06
   11,182.24       7,664,685.82
    8,077.02       7,656,608.80
    9,713.33       7,646,895.47
    8,191.15       7,638,704.32
    9,824.49       7,628,879.83
    8,306.73       7,620,573.10
    8,360.02       7,612,213.08
    9,988.96       7,602,224.12
    8,477.73       7,593,746.39
   10,103.60       7,583,642.79
    8,596.94       7,575,045.85
    8,652.09       7,566,393.77
   13,405.06       7,552,988.70
    8,793.59       7,544,195.11
   10,411.23       7,533,783.88
    8,916.80       7,524,867.08
   12,419.80       7,512,447.28
   10,942.25       7,501,505.03
   11,012.45       7,490,492.58
   12,633.21       7,477,859.37
   11,164.14       7,466,695.23
   12,780.95       7,453,914.28
   11,317.75       7,442,596.53
   11,390.36       7,431,206.16
   16,076.97       7,415,129.19
   11,566.57       7,403,562.62
   13,172.90       7,390,389.72
   11,725.28       7,378,664.43
   13,327.48       7,365,336.96
   11,886.00       7,353,450.95
   11,962.26       7,341,488.70
   13,558.28       7,327,930.42
   12,125.98       7,315,804.45
   13,717.73       7,302,086.71
   12,291.77       7,289,794.94
   12,370.63       7,277,424.32
   16,968.05       7,260,456.26
   12,558.84       7,247,897.42
   14,139.32       7,233,758.10
   12,730.12       7,221,027.98
   14,306.14       7,206,721.84
   12,903.56       7,193,818.28
   12,986.34       7,180,831.94
   14,555.69       7,166,276.25
   13,163.03       7,153,113.22
   14,727.77       7,138,385.44
   13,341.96       7,125,043.48
   13,427.55       7,111,615.93
   16,457.11       7,095,158.82
   13,619.27       7,081,539.55
   15,172.13       7,066,367.42
   13,803.98       7,052,563.44
   17,848.10       7,034,715.34
   16,503.11       7,018,212.23
   16,608.99       7,001,603.24
   18,164.48       6,983,438.76
   16,832.07       6,966,606.69
   18,381.75       6,948,224.94
   17,057.97       6,931,166.97
   17,167.41       6,913,999.56
   21,569.98       6,892,429.58
   17,415.92       6,875,013.67
   18,950.39       6,856,063.28
   17,649.22       6,838,414.06
   19,177.61       6,819,236.45
   17,885.47       6,801,350.98
   18,000.21       6,783,350.77
   19,519.46       6,763,831.30
   18,240.91       6,745,590.39
   19,753.89       6,725,836.50
   18,484.66       6,707,351.84
   18,603.24       6,688,748.60
   22,875.18       6,665,873.42
   18,869.34       6,647,004.08
   20,365.95       6,626,638.13
   19,121.04       6,607,517.09
   20,611.10       6,586,905.99
   19,375.94       6,567,530.05
   19,500.24       6,548,029.82
   20,980.41       6,527,049.40
   19,759.93       6,507,289.47
   21,233.34       6,486,056.12
   20,022.92       6,466,033.21
   20,151.37       6,445,881.84
   24,282.46       6,421,599.38
   20,436.42       6,401,162.96
   21,892.21       6,379,270.74
   20,707.97       6,358,562.77
   26,878.12       6,331,684.64
   25,734.69       6,305,949.96
   25,899.78       6,280,050.18
   27,365.56       6,252,684.62
   26,241.49       6,226,443.13
   27,698.37       6,198,744.76
   26,587.53       6,172,157.23
   26,758.10       6,145,399.13
   29,473.27       6,115,925.86
   27,118.84       6,088,807.02
   28,552.86       6,060,254.16
   27,475.99       6,032,778.17
   28,900.70       6,003,877.47
   27,837.66       5,976,039.81
   28,016.25       5,948,023.56
   29,426.89       5,918,596.67
   28,384.76       5,890,211.91
   29,785.80       5,860,426.11
   28,757.94       5,831,668.17
   28,942.43       5,802,725.73
   32,730.63       5,769,995.10
   29,338.08       5,740,657.02
   30,714.29       5,709,942.73
   29,723.33       5,680,219.40
   33,885.12       5,646,334.28
   32,927.01       5,613,407.28
   33,138.24       5,580,269.03
   34,505.64       5,545,763.39
   33,572.20       5,512,191.19
   34,928.29       5,477,262.90
   34,011.65       5,443,251.25
   34,229.84       5,409,021.41
   37,807.54       5,371,213.87
   34,691.98       5,336,521.89
   36,018.90       5,300,502.99
   35,145.61       5,265,357.38
   36,460.72       5,228,896.66
   35,604.99       5,193,291.67
   35,833.40       5,157,458.27
   37,130.59       5,120,327.68
   36,301.49       5,084,026.19
   37,586.48       5,046,439.71
   36,775.50       5,009,664.21
   37,011.42       4,972,652.79
   40,336.05       4,932,316.74
   37,507.63       4,894,809.11
   38,761.20       4,856,047.90
   37,996.91       4,818,050.99
   39,237.74       4,778,813.24
   38,492.40       4,740,320.85
   38,739.34       4,701,581.51
   39,960.83       4,661,620.68
   39,244.22       4,622,376.46
   40,452.56       4,581,923.91
   39,755.50       4,542,168.41
   40,010.54       4,502,157.87
   42,130.61       4,460,027.26
   40,537.50       4,419,489.76
   41,712.15       4,377,777.62
   41,065.15       4,336,712.47
   47,514.06       4,289,198.40
   46,921.42       4,242,276.98
   47,222.43       4,195,054.55
   48,393.52       4,146,661.03
   47,835.84       4,098,825.19
   48,990.95       4,049,834.25
   48,457.01       4,001,377.24
   48,767.87       3,952,609.37
   51,534.64       3,901,074.72
   49,411.34       3,851,663.38
   50,525.41       3,801,137.98
   50,052.46       3,751,085.51
   51,149.83       3,699,935.68
   50,701.70       3,649,233.98
   51,026.97       3,598,207.01
   52,098.95       3,546,108.06
   51,688.55       3,494,419.51
   52,743.30       3,441,676.21
   52,358.51       3,389,317.70
   52,694.40       3,336,623.30
   55,103.94       3,281,519.36
   53,385.96       3,228,133.40
   54,396.49       3,173,736.91
   54,077.41       3,119,659.49
   58,201.01       3,061,458.48
   57,928.79       3,003,529.69
   58,300.42       2,945,229.28
   59,283.93       2,885,945.35
   59,054.75       2,826,890.59
   60,018.62       2,766,871.98
   59,818.64       2,707,053.33
   60,202.40       2,646,850.94
   62,231.86       2,584,619.07
   60,987.85       2,523,631.23
   61,901.35       2,461,729.88
2,461,729.87               0.00

                        CSSA PERIODIC DATA RECORD LAYOUT
--------------------------------------------------------------------------------
FIELD NAME                                 FIELD      TYPE        FORMAT
                                           NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Transaction Id (pool ID)                      1         AN         XXX97001
--------------------------------------------------------------------------------
Group Id (subgroup within a pool)             2         AN         XXX9701A
--------------------------------------------------------------------------------
Loan Id (loan number)                         3         AN     00000000012345
--------------------------------------------------------------------------------
Prospectus Id                                 4         AN            123
--------------------------------------------------------------------------------
Distribution Date                             5         AN         YYYYMMDD
--------------------------------------------------------------------------------
Current Beginning Scheduled  Balance          6      Numeric       100000.00
--------------------------------------------------------------------------------
Current Ending Scheduled  Balance             7      Numeric       100000.00
--------------------------------------------------------------------------------
Paid To Date                                  8         AN         YYYYMMDD
--------------------------------------------------------------------------------
Current Index Rate                            9      Numeric         0.09
--------------------------------------------------------------------------------
Current Note Rate                             10     Numeric         0.09
--------------------------------------------------------------------------------
Maturity Date                                 11        AN         YYYYMMDD
--------------------------------------------------------------------------------
Servicer and Trustee Fee Rate                 12     Numeric        0.00025
--------------------------------------------------------------------------------
Fee Rate/Strip Rate 1                         13     Numeric        0.00001
--------------------------------------------------------------------------------
Fee Rate/Strip Rate 2                         14     Numeric        0.00001
--------------------------------------------------------------------------------
Fee Rate/Strip Rate 3                         15     Numeric        0.00001
--------------------------------------------------------------------------------
Fee Rate/Strip Rate 4                         16     Numeric        0.00001
--------------------------------------------------------------------------------
Fee Rate/Strip Rate 5                         17     Numeric        0.00001
--------------------------------------------------------------------------------
Net Pass-Through Rate                         18     Numeric        #VALUE!
--------------------------------------------------------------------------------
Next Index Rate                               19     Numeric         0.09
--------------------------------------------------------------------------------
Next Note Rate                                20     Numeric         0.09
--------------------------------------------------------------------------------
Next Rate Adjustment Date                     21        AN         YYYYMMDD
--------------------------------------------------------------------------------
Next Payment Adjustment Date                  22        AN         YYYYMMDD
--------------------------------------------------------------------------------
Scheduled Interest Amount                     23     Numeric        1000.00
--------------------------------------------------------------------------------
Scheduled Principal Amount                    24     Numeric        1000.00
--------------------------------------------------------------------------------
Total Scheduled P&I Due                       25     Numeric        1000.00
--------------------------------------------------------------------------------
Neg am/Deferred Interest Amount               26     Numeric        1000.00
--------------------------------------------------------------------------------
Unscheduled Principal Collections             27     Numeric        1000.00
--------------------------------------------------------------------------------
Other Principal Adjustments                   28     Numeric        1000.00
--------------------------------------------------------------------------------
Liquidation/Prepayment Date                   29        AN         YYYYMMDD
--------------------------------------------------------------------------------
Prepayment Penalty/Yield Maint Received       30     Numeric        1000.00
--------------------------------------------------------------------------------
Prepayment Interest Excess (Shortfall)        31     Numeric        1000.00
--------------------------------------------------------------------------------
Liquidation/Prepayment Code                   32     Numeric           1
--------------------------------------------------------------------------------
Most Recent ASER $                            33     Numeric        1000.00
--------------------------------------------------------------------------------
Most Recent ASER Date                         34        AN         YYYYMMDD
--------------------------------------------------------------------------------
Cumulative ASER $                             35     Numeric        1000.00
--------------------------------------------------------------------------------
Actual Balance                                36     Numeric       100000.00
--------------------------------------------------------------------------------
Total P&I Advance Outstanding                 37     Numeric        1000.00
--------------------------------------------------------------------------------
Total T&I Advance Outstanding                 38     Numeric        1000.00
--------------------------------------------------------------------------------
Other Expense Advance Outstanding             39     Numeric        1000.00
--------------------------------------------------------------------------------
Status of Loan                                40        AN             1
--------------------------------------------------------------------------------
In Bankruptcy                                 41        AN             Y
--------------------------------------------------------------------------------
Foreclosure Date                              42        AN         YYYYMMDD
--------------------------------------------------------------------------------
REO Date                                      43        AN         YYYYMMDD
--------------------------------------------------------------------------------
Bankruptcy Date                               44        AN         YYYYMMDD
--------------------------------------------------------------------------------
Net Proceeds Received on Liquidation          45     Numeric       100000.00
--------------------------------------------------------------------------------
Liquidation Expense                           46     Numeric       100000.00
--------------------------------------------------------------------------------
Realized Loss to Trust                        47     Numeric       10000.00
--------------------------------------------------------------------------------
Date of Last Modification                     48        AN         YYYYMMDD
--------------------------------------------------------------------------------
Modification Code                             49     Numeric           1
--------------------------------------------------------------------------------
Modified Note Rate                            50     Numeric         0.09
--------------------------------------------------------------------------------
Modified Payment Rate                         51     Numeric         0.09
--------------------------------------------------------------------------------
Preceding Fiscal Year Revenue                 52     Numeric        1000.00
--------------------------------------------------------------------------------
Preceding Fiscal Year Expenses                53     Numeric        1000.00
--------------------------------------------------------------------------------
Preceding Fiscal Year NOI                     54     Numeric        1000.00
--------------------------------------------------------------------------------
Preceding Fiscal Year Debt Service Amt.       55     Numeric        1000.00
--------------------------------------------------------------------------------
Preceding Fiscal Year DSCR                    56     Numeric         2.55
--------------------------------------------------------------------------------
Preceding Fiscal Year Physical Occupancy      57     Numeric         0.85
--------------------------------------------------------------------------------
Preceding FY Financial As of Date             58        AN         YYYYMMDD
--------------------------------------------------------------------------------
Second Preceding FY Revenue                   59     Numeric        1000.00
--------------------------------------------------------------------------------
Second Preceding FY Expenses                  60     Numeric        1000.00
--------------------------------------------------------------------------------
Second Preceding FY NOI                       61     Numeric        1000.00
--------------------------------------------------------------------------------
Second Preceding FY Debt Service              62     Numeric        1000.00
--------------------------------------------------------------------------------
Second Preceding FY DSCR                      63     Numeric         2.55
--------------------------------------------------------------------------------
Sec Preceding FY Physical Occupancy           64     Numeric         0.85
--------------------------------------------------------------------------------
Sec Preceding FY Financial As of Date         65        AN         YYYYMMDD
--------------------------------------------------------------------------------
Most Recent Fiscal YTD Revenue                66     Numeric        1000.00
--------------------------------------------------------------------------------
Most Recent Fiscal YTD Expenses               67     Numeric        1000.00
--------------------------------------------------------------------------------
Most Recent Fiscal YTD NOI                    68     Numeric        1000.00
--------------------------------------------------------------------------------
Most Recent Fiscal YTD Debt Service           69     Numeric        1000.00
--------------------------------------------------------------------------------
Most Recent Fiscal YTD DSCR                   70     Numeric         2.55
--------------------------------------------------------------------------------
Most Recent Fiscal YTD Phys. Occ.             71     Numeric         0.85
--------------------------------------------------------------------------------
Most Recent Fiscal YTD Start Date             72        AN         YYYYMMDD
--------------------------------------------------------------------------------
Most Recent Fiscal YTD End Date               73        AN         YYYYMMDD
--------------------------------------------------------------------------------
Most Recent Appraisal Date                    74        AN         YYYYMMDD
--------------------------------------------------------------------------------
Most Recent Appraisal Value                   75     Numeric       100000.00
--------------------------------------------------------------------------------
Workout Strategy Code                         76     Numeric           1
--------------------------------------------------------------------------------
Most Recent Spec Service Transfer Date        77        AN         YYYYMMDD
--------------------------------------------------------------------------------
Most Recent Master Service Return Date        78        AN         YYYYMMDD
--------------------------------------------------------------------------------
Date Asset is Expected to Be Resolved         79        AN         YYYYMMDD
--------------------------------------------------------------------------------
Year Last Renovated                           80        AN           1997
--------------------------------------------------------------------------------





                            CSSA PROPERTY DATA FILE
-------------------------------------------------------------------------------------------------------
DESCRIPTION
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
 Unique Issue Identification Mnemonic
-------------------------------------------------------------------------------------------------------
 Unique Identification Number Assigned To Each Loan Group Within An Issue
-------------------------------------------------------------------------------------------------------
 Unique Identification Number Assigned To Each Collateral Item In A Pool
-------------------------------------------------------------------------------------------------------
 Unique Identification Number Assigned To Each Collateral Item In The Prospectus
-------------------------------------------------------------------------------------------------------
 Date Payments  Made To Certificateholders
-------------------------------------------------------------------------------------------------------
 Outstanding Scheduled Principal Balance At The Beginning Of The Current Period
-------------------------------------------------------------------------------------------------------
 Outstanding Scheduled Principal Balance At The End Of The Current Period
-------------------------------------------------------------------------------------------------------
 Due Date Of The Last Interest Payment Received
-------------------------------------------------------------------------------------------------------
 Index Rate Used In The Determination Of The Current Period Gross Interest Rate
-------------------------------------------------------------------------------------------------------
 Annualized Gross Rate Applicable To The Calculation Of The Current Period Scheduled Interest
-------------------------------------------------------------------------------------------------------
 Date Collateral Is Scheduled To Make Its Final Payment
-------------------------------------------------------------------------------------------------------
 Annualized Fee Paid To The Servicer And Trustee
-------------------------------------------------------------------------------------------------------
 Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net Pass-Through Rate
-------------------------------------------------------------------------------------------------------
 Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net Pass-Through Rate
-------------------------------------------------------------------------------------------------------
 Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net Pass-Through Rate
-------------------------------------------------------------------------------------------------------
 Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net Pass-Through Rate
-------------------------------------------------------------------------------------------------------
 Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net Pass-Through Rate
-------------------------------------------------------------------------------------------------------
 Annualized Interest Rate Applicable To The Calculation Of The Current Period Remittance Interest
-------------------------------------------------------------------------------------------------------
 Index Rate Used In The Determination Of The Next Period Gross Interest Rate
-------------------------------------------------------------------------------------------------------
 Annualized Gross Interest Rate Applicable To The Calculation Of The Next Period Scheduled Interest
-------------------------------------------------------------------------------------------------------
 Date Note Rate Is Next Scheduled To Change
-------------------------------------------------------------------------------------------------------
 Date Scheduled P&I Amount Is Next Scheduled To Change
-------------------------------------------------------------------------------------------------------
 Scheduled Gross Interest Payment Due For The Current Period
-------------------------------------------------------------------------------------------------------
 Scheduled Principal Payment Due For The Current Period
-------------------------------------------------------------------------------------------------------
 Scheduled Principal And Interest Payment Due For The Current Period
-------------------------------------------------------------------------------------------------------
 Negative Amortization/Deferred Interest Amount Due For The Current Period
-------------------------------------------------------------------------------------------------------
 Unscheduled Payments Of Principal Received During The Related Collection Period
-------------------------------------------------------------------------------------------------------
 Unscheduled Principal Adjustments For The Related Collection Period
-------------------------------------------------------------------------------------------------------
 Date Unscheduled Payment Of Principal Received
-------------------------------------------------------------------------------------------------------
 Additional Payment Required From Borrower Due To Prepayment Of Loan Prior To Maturity
-------------------------------------------------------------------------------------------------------
 Scheduled Gross Interest Applicable To The Prepayment Amount
-------------------------------------------------------------------------------------------------------
 See Liquidation/Prepayment Codes Legend
-------------------------------------------------------------------------------------------------------
 Excess Of The Principal Balance Over The Defined Appraisal Percentage
-------------------------------------------------------------------------------------------------------
 Date ASER  Amount Applied To Loan
-------------------------------------------------------------------------------------------------------
 Cumulative ASER Amount
-------------------------------------------------------------------------------------------------------
 Outstanding Actual Principal Balance At the End of The Current Period
-------------------------------------------------------------------------------------------------------
 Outstanding P&I Advances At The End Of The Current Period
-------------------------------------------------------------------------------------------------------
 Outstanding Taxes & Insurance Advances At The End Of The Current Period
-------------------------------------------------------------------------------------------------------
 Other Outstanding Advances At The End Of The Current Period
-------------------------------------------------------------------------------------------------------
 See Status Of Loan Legend
-------------------------------------------------------------------------------------------------------
 Bankruptcy Status Of Loan (If In Bankruptcy "Y", Else "N")
-------------------------------------------------------------------------------------------------------
 Date Of Foreclosure
-------------------------------------------------------------------------------------------------------
 Date Of REO
-------------------------------------------------------------------------------------------------------
 Date of Bankruptcy
-------------------------------------------------------------------------------------------------------
 Net Proceeds Received On Liquidation To Be Remitted To The Trust Per The Trust Documentation
-------------------------------------------------------------------------------------------------------
 Expenses Associated With The Liquidation To Be Netted From The Trust Per The Trust Documentation
-------------------------------------------------------------------------------------------------------
 Liquidation Balance Less Net Liquidation Proceeds Received
-------------------------------------------------------------------------------------------------------
 Date Loan Was Modified
-------------------------------------------------------------------------------------------------------
 See Modification Codes Legend
-------------------------------------------------------------------------------------------------------
 Note Rate Loan Modified To
-------------------------------------------------------------------------------------------------------
 Payment Rate Loan Modified To
-------------------------------------------------------------------------------------------------------
 Preceding Fiscal Year Revenue
-------------------------------------------------------------------------------------------------------
 Preceding Fiscal Year Expenses
-------------------------------------------------------------------------------------------------------
 Preceding Fiscal Year Net Operating Income
-------------------------------------------------------------------------------------------------------
 Preceding Fiscal Year Debt Service Amount
-------------------------------------------------------------------------------------------------------
 Preceding Fiscal Year Debt Service Coverage Ratio
-------------------------------------------------------------------------------------------------------
 Preceding Fiscal Year Physical Occupancy
-------------------------------------------------------------------------------------------------------
 Preceding Fiscal Year Financial As Of Date
-------------------------------------------------------------------------------------------------------
 Second Preceding Fiscal Year Revenue
-------------------------------------------------------------------------------------------------------
 Second Preceding Fiscal Year Expenses
-------------------------------------------------------------------------------------------------------
 Second Preceding Fiscal Year Net Operating Income
-------------------------------------------------------------------------------------------------------
 Second Preceding Fiscal Year Debt Service
-------------------------------------------------------------------------------------------------------
 Second Preceding Fiscal Year Debt Service Coverage Ratio
-------------------------------------------------------------------------------------------------------
 Second Preceding Fiscal Year Physical Occupancy
-------------------------------------------------------------------------------------------------------
 Second Preceding Fiscal Year Financial As Of Date
-------------------------------------------------------------------------------------------------------
 Most Recent Fiscal Year To Date Revenue
-------------------------------------------------------------------------------------------------------
 Most Recent Fiscal Year To Date Expenses
-------------------------------------------------------------------------------------------------------
 Most Recent Fiscal Year To Date Net Operating Income
-------------------------------------------------------------------------------------------------------
 Most Recent Fiscal Year To Date Debt Service
-------------------------------------------------------------------------------------------------------
 Most Recent Fiscal Year To Date Debt Service Coverage Ratio
-------------------------------------------------------------------------------------------------------
 Most Recent Fiscal Year To Date Physical Occupancy
-------------------------------------------------------------------------------------------------------
 Most Recent Fiscal Year To Date Start Date
-------------------------------------------------------------------------------------------------------
 Most Recent Fiscal Year To Date End Date
-------------------------------------------------------------------------------------------------------
 The Date Of The Latest  Available Appraisal For The Property
-------------------------------------------------------------------------------------------------------
 The Latest  Available Appraisal Value For The Property
-------------------------------------------------------------------------------------------------------
 See Workout Strategy Codes Legend
-------------------------------------------------------------------------------------------------------
 Date Transferred To The Special Servicer
-------------------------------------------------------------------------------------------------------
 Date Returned To The Master Servicer
-------------------------------------------------------------------------------------------------------
 Date Asset Is Expected To Be Resolved
-------------------------------------------------------------------------------------------------------
 Year Property Last Renovated
-------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                             Field
Field Name                                   Number    Type     Format
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Transaction Id                                   1        AN         XXX97001
------------------------------------------------------------------------------------
Loan Id                                          2        AN      00000000012345
------------------------------------------------------------------------------------
Prospectus Loan ID                               3        AN            123
------------------------------------------------------------------------------------
Property ID                                      4        AN         1001-001
------------------------------------------------------------------------------------
Distribution Date                                5        AN         YYYYMMDD
------------------------------------------------------------------------------------
Cross-Collateralized Loan Grouping               6     Numeric         9(3)
------------------------------------------------------------------------------------
Property Name                                    7        AN           Text
------------------------------------------------------------------------------------
Property Address                                 8        AN           Text
------------------------------------------------------------------------------------
Property City                                    9        AN           Text
------------------------------------------------------------------------------------
Property State                                  10        AN           Text
------------------------------------------------------------------------------------
Property Zip Code                               11        AN           30303
------------------------------------------------------------------------------------
Property County                                 12        AN           Text
------------------------------------------------------------------------------------
Property Type Code                              13        AN            MF
------------------------------------------------------------------------------------
Year Built                                      14        AN           YYYY
------------------------------------------------------------------------------------
Year Last Renovated                             15        AN           YYYY
------------------------------------------------------------------------------------
Net Square Feet At Securitization               16     Numeric         25000
------------------------------------------------------------------------------------
# Of Units/Beds/Rooms At Securitization         17     Numeric          75
------------------------------------------------------------------------------------
Property Status                                 18        AN             1
------------------------------------------------------------------------------------
Allocated Percentage of Loan at Securitization  19     Numeric         0.75
------------------------------------------------------------------------------------
Current Allocated Percentage                    20     Numeric         0.75
------------------------------------------------------------------------------------
Current Allocated Loan Amount                   21     Numeric        5900900
------------------------------------------------------------------------------------
Ground Lease (Y/N)                              22        AN             N
------------------------------------------------------------------------------------
Other Escrow / Reserve Balances                 23     Numeric         25000
------------------------------------------------------------------------------------
Most Recent Appraisal Date                      24        AN         YYYYMMDD
------------------------------------------------------------------------------------
Most Recent Appraised Value                     25     Numeric       10000000
------------------------------------------------------------------------------------
Date Asset is Expected to Be Resolved           26        AN         YYYYMMDD
------------------------------------------------------------------------------------
Foreclosure Date                                27        AN         YYYYMMDD
------------------------------------------------------------------------------------
REO Date                                        28        AN         YYYYMMDD
------------------------------------------------------------------------------------
Occupancy %                                     29     Numeric         0.75
------------------------------------------------------------------------------------
Occupancy Date                                  30     Numeric       YYYYMMDD
------------------------------------------------------------------------------------
Date Lease Rollover Review                      31        AN         YYYYMMDD
------------------------------------------------------------------------------------
% Sq. Feet expiring 1-12 months                 32     Numeric         0.20
------------------------------------------------------------------------------------
% Sq. Feet expiring 13-24 months                33     Numeric         0.20
------------------------------------------------------------------------------------
% Sq. Feet expiring 25-36 months                34     Numeric         0.20
------------------------------------------------------------------------------------
% Sq. Feet expiring 37-48 months                35     Numeric         0.20
------------------------------------------------------------------------------------
% Sq. Feet expiring 49-60 months                36     Numeric         0.20
------------------------------------------------------------------------------------
Largest Tenant (Tenant Name)                    37        AN           Text
------------------------------------------------------------------------------------
Square Feet of Largest Tenant                   38     Numeric         15000
------------------------------------------------------------------------------------
2nd Largest Tenant (Tenant Name)                39        AN           Text
------------------------------------------------------------------------------------
Square Feet of 2nd Largest Tenant               40     Numeric       15000.000
------------------------------------------------------------------------------------
3rd Largest Tenant (Tenant Name)                41        AN           Text
------------------------------------------------------------------------------------
Square Feet of 3rd Largest Tenant               42     Numeric         15000
------------------------------------------------------------------------------------
Fiscal Year End Month                           43     Numeric          12
------------------------------------------------------------------------------------
Securitization Financials As Of Date            44        AN         YYYYMMDD
------------------------------------------------------------------------------------
Revenue At Securitization                       45     Numeric      1000000.00
------------------------------------------------------------------------------------
Operating Expenses At Securitization            46     Numeric      1000000.00
------------------------------------------------------------------------------------
NOI At Securitization                           47     Numeric      1000000.00
------------------------------------------------------------------------------------
DSCR At Securitization                          48     Numeric          1.5
------------------------------------------------------------------------------------
Appraisal Value At Securitization               49     Numeric      1000000.00
------------------------------------------------------------------------------------
Appraisal Date At Securitization                50        AN         YYYYMMDD
------------------------------------------------------------------------------------
Physical Occupancy At Securitization            51     Numeric
------------------------------------------------------------------------------------
Date of Last Inspection                         52        AN         YYYYMMDD
------------------------------------------------------------------------------------
Preceding FY Financial As of Date               53        AN         YYYYMMDD
------------------------------------------------------------------------------------
Preceding Fiscal Year Revenue                   54     Numeric      1000000.00
------------------------------------------------------------------------------------
Preceding Fiscal Year Expenses                  55     Numeric      1000000.00
------------------------------------------------------------------------------------
Preceding Fiscal Year NOI                       56     Numeric      1000000.00
------------------------------------------------------------------------------------
Preceding Fiscal Year Debt Service Amt          57     Numeric      1000000.00
------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR                      58     Numeric          1.3
------------------------------------------------------------------------------------
Preceding Fiscal Year Physical Occupancy        59     Numeric          0.9
------------------------------------------------------------------------------------
Sec Preceding FY Financial As of Date           60        AN         YYYYMMDD
------------------------------------------------------------------------------------
Second Preceding FY Revenue                     61     Numeric      1000000.00
------------------------------------------------------------------------------------
Second Preceding FY Expenses                    62     Numeric      1000000.00
------------------------------------------------------------------------------------
Second Preceding FY NOI                         63     Numeric      1000000.00
------------------------------------------------------------------------------------
Second Preceding FY Debt Service                64     Numeric      1000000.00
------------------------------------------------------------------------------------
Second Preceding FY DSCR                        65     Numeric          1.3
------------------------------------------------------------------------------------
Second Preceding FY Physical Occupancy          66     Numeric         0.90
------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

Description
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
Unique Issue Identification Mnemonic
-------------------------------------------------------------------------------------------
Unique Indentification Number Assigned To Each Collateral Item In A Pool
-------------------------------------------------------------------------------------------
Unique Indentification Number Assigned To Each Collateral Item In The Prospectus
-------------------------------------------------------------------------------------------
Should contain Prospectus ID and property identifier, e.g., 1001-001, 1000-002
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
All Loans With The Same Numeric Value Are Crossed
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
RT, IN, WH, OF, MU, SS, OT - SF
-------------------------------------------------------------------------------------------
MF, MHP, LO, HC - Units
-------------------------------------------------------------------------------------------
1=FCL, 2-REO, 3=Defeased, 4=partial Releases, 5=Released, 6=Same as at Securitization
-------------------------------------------------------------------------------------------
Issuer to allocate loan % attributable to property for multi-property loans
-------------------------------------------------------------------------------------------
Calculation based on Current Allocated Loan Amount and Current SPB for associated loan
-------------------------------------------------------------------------------------------
Maintained by servicer
-------------------------------------------------------------------------------------------
Either Y=Yes, S=Subordinate, N=No ground lease
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Could be different dates for different properties if foreclosing
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Map to Most Recent Fiscal YTD Physical Occupancy in CSSA, multiply times Current Allocated %
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Roll over review to be completed every 12 months
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
For Office, WH, Retail, Industrial, *Only if disclosed in the offering document
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
For Office, WH, Retail, Industrial, *Only if disclosed in the offering document
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Needed to indicate month ending for borrower's Fiscal Year
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Multiply times the Allocated % at Securitization
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Multiply times the Allocated % at Securitization
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Multiply times the Allocated % at Securitization
-------------------------------------------------------------------------------------------
Multiply times the Allocated % at Securitization
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

AS OF MM/DD/YY                               OPERATING STATEMENT ANALYSIS REPORT


PROPERTY OVERVIEW:
                                   ---------------
  Prospectus Number
                                   ----------------------------
  Sched Balance/Paid to Date
                                   ----------------------------
  Property Name
                                   ---------------
  Property Type
                                   ---------------
  Property Address
                                   ----------------------------
  City, State
                                   ----------------------------
  Net Rentable Square Feet
                                   ----------------------------
  Year Built/Renovated
                                   ---------------------------------------------------------------------
                                                                                               199X
  Year of Operations                  UNDERWRITING       199X       199X       199X        YTD/TRAILING*
                                   ---------------------------------------------------------------------
  Occupancy Rate
                                   ---------------------------------------------------------------------
  Average Rental Rate
                                   ---------------------------------------------------------------------

                                                                 **Servicer will not be expected to "Normalize" these YTD numbers

INCOME:
                                                                                          ---------------
  No. of Months                                                                             # OF MONTHS
                                   ------------------------------------------------------------------------------------------------
  Period Ended                                                                                  199X
                                      UNDERWRITING       199X        199X       199X        YTD/TRAILING    199X-BASE   199X-199X
  Statement Classification                BASIS       NORMALIZED  NORMALIZED  NORMALIZED  ----------------   VARIANCE    VARIANCE
                                   ------------------------------------------------------------------------------------------------
  Rental Income - Category 1
                                   ------------------------------------------------------------------------------------------------
  Rental Income - Category 2
                                   ------------------------------------------------------------------------------------------------
  Rental Income - Category 3
                                   ------------------------------------------------------------------------------------------------
  Pass Through/Escalations
                                   ------------------------------------------------------------------------------------------------
  Other Income
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
  EFFECTIVE GROSS INCOME
                                   ------------------------------------------------------------------------------------------------

OPERATING EXPENSES:
                                   ------------------------------------------------------------------------------------------------
  Real Estate Taxes
                                   ------------------------------------------------------------------------------------------------
  Property insurance
                                   ------------------------------------------------------------------------------------------------
  Utilities
                                   ------------------------------------------------------------------------------------------------
  General and Administration
                                   ------------------------------------------------------------------------------------------------
  Repairs and Maintenance
                                   ------------------------------------------------------------------------------------------------
  Management Fees
                                   ------------------------------------------------------------------------------------------------
  Payroll and Benefits
                                   ------------------------------------------------------------------------------------------------
  Advertising and Marketing
                                   ------------------------------------------------------------------------------------------------
  Professional Fees
                                   ------------------------------------------------------------------------------------------------
  Other Expenses
                                   ------------------------------------------------------------------------------------------------
  Ground Rent
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
NET OPERATING INCOME
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
  Leasing Commissions
                                   ------------------------------------------------------------------------------------------------
  Tenant Improvements
                                   ------------------------------------------------------------------------------------------------
  Replacement Reserves
                                   ------------------------------------------------------------------------------------------------
Total Capital Items
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
NOI AFTER CAPITAL ITEMS
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
Debt Service (per servicer)
                                   ------------------------------------------------------------------------------------------------
Cash Flow after Debt Service
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
DSCR (NOI/Debt Service)
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
DSCR (after reserves\cap exp)
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
Source of Financial Data:
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
Income Comments:
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
Expense Comments:
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
Capital Items Comments:
                                   ------------------------------------------------------------------------------------------------

AS OF MM/DD/YY                                                     NOI ADJUSTMENT WORKSHEET


PROPERTY OVERVIEW:
                                   ---------------
  Prospectus Number
                                   ----------------------------
  Sched Balance/Paid to Date
                                   ----------------------------
  Property Name
                                   ---------------
  Property Type
                                   ---------------
  Property Address
                                   ----------------------------
  City, State
                                   ----------------------------
  Net Rentable Square Feet
                                   ----------------------------
  Year Built/Renovated
                                   ------------------------------------------------------------------------------------------------
  Year of Operations                  BORROWER                      ADJUSTMENT                          NORMALIZED
                                   ------------------------------------------------------------------------------------------------
  Occupancy Rate
                                   ------------------------------------------------------------------------------------------------
  Average Rental Rate
                                   ------------------------------------------------------------------------------------------------


INCOME:
                                                                                                      ---------------
  No. of Months Annualized                                                                              # OF MONTHS
                                   ------------------------------------------------------------------------------------------------
  Period Ended                        BORROWER                      ADJUSTMENT                          NORMALIZED

  Statement Classification
                                   ------------------------------------------------------------------------------------------------
  Rental Income - Category 1
                                   ------------------------------------------------------------------------------------------------
  Rental Income - Category 2
                                   ------------------------------------------------------------------------------------------------
  Rental Income - Category 3
                                   ------------------------------------------------------------------------------------------------
  Pass Through/Escalations
                                   ------------------------------------------------------------------------------------------------
  Other Income
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
  EFFECTIVE GROSS INCOME
                                   ------------------------------------------------------------------------------------------------

OPERATING EXPENSES:
                                   ------------------------------------------------------------------------------------------------
  Real Estate Taxes
                                   ------------------------------------------------------------------------------------------------
  Property insurance
                                   ------------------------------------------------------------------------------------------------
  Utilities
                                   ------------------------------------------------------------------------------------------------
  General and Administration
                                   ------------------------------------------------------------------------------------------------
  Repairs and Maintenance
                                   ------------------------------------------------------------------------------------------------
  Management Fees
                                   ------------------------------------------------------------------------------------------------
  Payroll and Benefits
                                   ------------------------------------------------------------------------------------------------
  Advertising and Marketing
                                   ------------------------------------------------------------------------------------------------
  Professional Fees
                                   ------------------------------------------------------------------------------------------------
  Other Expenses
                                   ------------------------------------------------------------------------------------------------
  Ground Rent
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
NET OPERATING INCOME
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
  Leasing Commissions
                                   ------------------------------------------------------------------------------------------------
  Tenant Improvements
                                   ------------------------------------------------------------------------------------------------
  Replacement Reserves
                                   ------------------------------------------------------------------------------------------------
Total Capital Items
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
NOI AFTER CAPITAL ITEMS
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
Debt Service (per servicer)
                                   ------------------------------------------------------------------------------------------------
Cash Flow after Debt Service
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
DSCR (NOI/Debt Service)
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
DSCR (after reserves\cap exp)
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
Source of Financial Data:
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
Income Comments:
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
Expense Comments:
                                   ------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------------------------------
Capital Items Comments:
                                   ------------------------------------------------------------------------------------------------

                                    ANNEX C


                       SCHEDULE OF INTEREST RESERVE LOANS




                                                       GROSS      INTEREST
            LOAN                    CUT-OFF DATE     MORTGAGE     ACCRUAL     SERVICING
 COUNT     NUMBER     LOAN NAME        BALANCE         RATE        METHOD     FEE RATE
-------   --------   -----------   --------------   ----------   ---------   ----------

PROSPECTUS

                      MORTGAGE PASS-THROUGH CERTIFICATES

                             (ISSUABLE IN SERIES)


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION V

                                   DEPOSITOR


     The mortgage pass-through certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."


     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of each series may be divided into one or more classes (each, a "Class"), each of which will evidence beneficial ownership of a specified percentage or portion of future interest payments, a specified percentage or portion of future principal payments on the assets in the related Trust Fund or both as described herein and in the related Prospectus Supplement. In addition, the rights of holders of certain Classes of Certificates to receive distributions of principal and interest may be subordinated to those of other Classes to the extent described in the related Prospectus Supplement. Each Trust Fund shall consist primarily of a segregated pool of multifamily or commercial mortgage loans or participation interests therein, together with installment sales contracts (collectively the "Mortgage Loans") and/or agency or non-agency mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (the "MBS Securities") that evidence interests in, or that are secured by pledges of, one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (or shares allocable to a number of such units and proprietary leases appurtenant thereto) ("Multifamily Properties") and (ii) commercial properties consisting of (a) office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, nursing homes, hospitals or other health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas, mobile home parks and restaurants (or cooperatively owned units therein), (b) mixed use properties (that is, any combination of the foregoing) and (c) unimproved land ("Commercial Properties"). Multifamily properties consisting of multiple rental or cooperatively owned dwellings, office, hotel, and industrial properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS Securities included in a particular Trust
Fund) constituting the Trust Fund for any Series, based on principal balance at the time such Series is issued.


     The Certificates will not represent an obligation of or an interest in the Depositor, any Master Servicer or Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement.


     As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates, will consist of one or more classes of Certificates that may (i) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; and/or
(v) provide for payments of principal sequentially, based on specified payment schedules or other methodologies, to the extent of available funds. See "Description of the Certificates."


     If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support described in this Prospectus, or any combination thereof (with respect to any series, collectively, "Credit Support"), and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements described in this Prospectus, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support."


     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 OF THIS PROSPECTUS HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATES.


     If so provided in the related Prospectus Supplement, an election may be made to treat the related Trust Fund or one or more designated portions thereof as one or more "real estate mortgage investment conduits" or "financial asset securitization investment trusts" for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Depositor does not intend to list any of the Offered Certificates on any securities exchange and has not made any other arrangement for secondary trading of the Certificates. Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if such a market does develop, that it will continue.


     It will be a condition to the issuance of the Certificates of each series that the Offered Certificates of such series be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations.

--------------------------------------------------------------------------------
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.


                 THE DATE OF THIS PROSPECTUS IS         ,

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the Class or Classes of Offered Certificates, the payment provisions with respect to each such Class and the rate at which interest accrues on such Certificates (the "Pass-Through Rate") or the method of determining the Pass-Through Rate with respect to each such Class and whether interest with respect to each such Class will accrue from time to time on its aggregate principal amount or on a specified notional amount, if at all; (ii) the aggregate principal amount or notional amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each Class;
(iii) information as to the assets comprising the Trust Fund for such series, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Offered Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Offered Certificates; (vi) whether one or more REMIC or FASIT elections will be made and the designation of the regular interests and residual interests in each REMIC or FASIT to be created; provided, however, that the assets to be added to a FASIT following issuance of Offered Certificates of any series will consist exclusively of mortgage loans that were under contract or otherwise committed to be funded at the time of issuance of the Offered Certificates of such series but that were funded subsequent to the date of such issuance and, if required by applicable regulation or interpretation, subject to underwriting standards substantially similar in all material respects to those used with respect to the mortgage loans originally sold by the Mortgage Loan Seller to the Depositor; provided, further, that prior to the addition of such additional mortgage loans any unused proceeds of issuance will be invested in eligible investments under the related pooling and servicing agreement; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each Class of Certificates; (viii) information as to any Master Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any Class of Certificates that is subordinate in right of payment to any other Class; and
(x) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a World Wide Web site, which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, at the address "http://www.sec.gov."

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.


     A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a Class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements-- Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 1285 Avenue of the Americas, New York, New York 10019, Attention: Secretary, or by telephone at (212) 713-2900. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS




                                                                                PAGE
                                                                               -----
PROSPECTUS SUPPLEMENT ......................................................     2
AVAILABLE INFORMATION ......................................................     2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ..........................     3
SUMMARY OF PROSPECTUS ......................................................     7
RISK FACTORS ...............................................................    14
   Limited Liquidity .......................................................    14
   Limited Assets ..........................................................    14
   Yield Considerations ....................................................    14
   Risks Associated with Certain Mortgage Loans and Mortgaged Properties ...    15
   Risks Particular to Multifamily Rental Properties .......................    16
   Risks Particular to Cooperatively-Owned Apartment Buildings .............    16
   Risks Particular to Office Properties ...................................    16
   Risks Particular to Retail Properties ...................................    17
   Risks Particular to Hotel and Motel Properties ..........................    17
   Risks Particular to Industrial Properties ...............................    18
   Risks Particular to Health Care-Related Properties ......................    18
   Adjustable Rate Mortgages ...............................................    19
   Balloon Payments ........................................................    19
   Credit Support Limitations ..............................................    19
   Enforceability ..........................................................    20
   Environmental Risks .....................................................    20
   Control .................................................................    20
DESCRIPTION OF THE TRUST FUNDS .............................................    21
   Mortgage Assets .........................................................    21
   Certificate Accounts ....................................................    29
   Credit Support ..........................................................    30
   Cash Flow Agreements ....................................................    30
   Book-Entry Registration .................................................    30
   Delinquent Mortgage Loans ...............................................    30
USE OF PROCEEDS ............................................................    31
YIELD CONSIDERATIONS .......................................................    32
   General .................................................................    32
   Pass-Through Rate .......................................................    32
   Timing of Payment of Interest and Principal .............................    32
   Principal Prepayments ...................................................    32
   Prepayments--Maturity and Weighted Average Life .........................    33
   Other Factors Affecting Weighted Average Life ...........................    34
THE DEPOSITOR ..............................................................    36
DESCRIPTION OF THE CERTIFICATES ............................................    36
   General .................................................................    36
   Distributions ...........................................................    36
   Available Distribution Amount ...........................................    37
   Distributions of Interest on the Certificates ...........................    37
   Distributions of Principal of the Certificates ..........................    38

                                                                                          PAGE
                                                                                         -----
   Distributions on the Certificates of Prepayment Premium or in Respect of Equity
    Participations ...................................................................   39
   Allocation of Losses and Shortfalls ...............................................   39
   Advances in Respect of Delinquencies ..............................................   39
   Reports to Certificateholders .....................................................   40
   Termination .......................................................................   42
   Book-Entry Registration and Definitive Certificates ...............................   42
DESCRIPTION OF THE AGREEMENTS ........................................................   44
   Assignment of Mortgage Assets; Repurchases ........................................   44
   Representations and Warranties; Repurchases .......................................   45
   Certificate Account ...............................................................   46
   Collection and Other Servicing Procedures; Modifications ..........................   49
   Sub-Servicers .....................................................................   50
   Special Servicers .................................................................   50
   Realization upon Defaulted Whole Loans ............................................   50
   Hazard Insurance Policies .........................................................   52
   Due-on-Sale and Due-on-Encumbrance Provisions .....................................   54
   Retained Interest; Servicing Compensation and Payment of Expenses .................   54
   Evidence as to Compliance .........................................................   54
   Certain Matters Regarding a Master Servicer and the Depositor .....................   55
   Events of Default .................................................................   56
   Rights upon Event of Default ......................................................   56
   Amendment .........................................................................   57
   List of Certificateholders ........................................................   57
   The Trustee .......................................................................   58
   Duties of the Trustee .............................................................   58
   Certain Matters Regarding the Trustee .............................................   58
   Resignation and Removal of the Trustee ............................................   58
DESCRIPTION OF CREDIT SUPPORT ........................................................   59
   General ...........................................................................   59
   Subordinate Certificates ..........................................................   59
   Cross-Support Provisions ..........................................................   59
   Insurance or Guarantees with Respect to the Whole Loans ...........................   60
   Letter of Credit ..................................................................   60
   Insurance Policies and Surety Bonds ...............................................   60
   Reserve Funds .....................................................................   60
   Credit Support with respect to MBS ................................................   61
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ..............................................   62
   General ...........................................................................   62
   Types of Mortgage Instruments .....................................................   62
   Leases and Rents ..................................................................   62
   Personalty ........................................................................   63
   Foreclosure .......................................................................   63
   Leasehold Risks ...................................................................   66
   Cooperative Shares ................................................................   66
   Bankruptcy Laws ...................................................................   67
   Environmental Legislation .........................................................   70
   Due-on-Sale and Due-on-Encumbrance Provisions .....................................   71
   Subordinate Financing .............................................................   71

                                                                                     PAGE
                                                                                    -----
   Default Interest and Limitations on Prepayments ..............................     72
   Adjustable Rate Loans ........................................................     72
   Applicability of Usury Laws ..................................................     72
   Soldiers' and Sailors' Civil Relief Act of 1940 ..............................     72
   Type of Mortgaged Property ...................................................     73
   Americans with Disabilities Act ..............................................     73
   Forfeitures in Drug and RICO Proceedings .....................................     73
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .........................................     75
   Federal Income Tax Consequences for REMIC Certificates .......................     75
   Taxation of Regular Certificates .............................................     78
   Taxation of Residual Certificates ............................................     85
   Taxes That May Be Imposed on the REMIC Pool ..................................     91
   Liquidation of the REMIC Pool ................................................     92
   Administrative Matters .......................................................     92
   Limitations on Deduction of Certain Expenses .................................     92
   Taxation of Certain Foreign Investors ........................................     93
   Backup Withholding ...........................................................     94
   Reporting Requirements .......................................................     94
   Federal Income Tax Consequences For Certificates as to Which No REMIC Election
    Is Made .....................................................................     95
   Federal Income Tax Consequences for FASIT Certificates .......................    100
   Reporting Requirements and Backup Withholding ................................    101
   Taxation of Certain Foreign Investors ........................................    101
STATE AND OTHER TAX CONSIDERATIONS ..............................................    101
ERISA CONSIDERATIONS ............................................................    102
   General ......................................................................    102
   Plan Asset Regulations .......................................................    102
   Administrative Exemptions ....................................................    103
   Unrelated Business Taxable Income; Residual Certificates .....................    103
LEGAL INVESTMENT ................................................................    104
METHOD OF DISTRIBUTION ..........................................................    106
LEGAL MATTERS ...................................................................    107
FINANCIAL INFORMATION ...........................................................    107
RATING ..........................................................................    107

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information contained in the Prospectus Supplement to be prepared and delivered in connection with each series of Certificates. An Index of Principal Definitions is included at the end of this Prospectus.


TITLE OF CERTIFICATES.......   Mortgage Pass-Through Certificates, issuable in
                               series (the "Certificates").


DEPOSITOR...................   PaineWebber Mortgage Acceptance Corporation V,
                               (the "Depositor"), a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The
                               Depositor maintains its principal office at 1285
                               Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2900. See "The
                               Depositor."


MASTER SERVICER.............   The master servicer (the "Master Servicer"), if
                               any, for each series of Certificates will be named in the related Prospectus Supplement. See
                               "Description of the Agreements--Collection and
                               Other Servicing Procedures".


SPECIAL SERVICER............   The special servicer (the "Special Servicer"),
                               if any, for each series of Certificates will be named, or the circumstances in which a Special
                               Servicer may be appointed will be described, in the related Prospectus Supplement. See
                               "Description of the Agreements--Special
                               Servicers".


TRUSTEE.....................   The trustee (the "Trustee") for each series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "Description of the
                               Agreements--The Trustee".


TRUST FUND..................   Each series of Certificates will represent in
                               the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:


 A. MORTGAGE ASSETS.........   The Mortgage Assets with respect to each series
                               of Certificates will consist of multifamily and/or commercial mortgage loans, or participation interests therein, together with installment sales contracts (the "Mortgage
                               Loans"), agency or non-agency mortgage
                               pass-through certificates or other
                               mortgage-backed securities evidencing interests in or secured by Mortgage Loans (the "MBS
                               Securities") or a combination of Mortgage Loans or MBS Securities.

                               The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or any other person.

                               To the extent described in the applicable
                               Prospectus Supplement, the Mortgage Loans will be secured by first, second or more junior liens on properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (or shares allocable to a number of such units and proprietary leases appurtenant thereto) ("Multifamily Properties") and (ii) commercial properties consisting of (a) office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, nursing homes, hospitals or other health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas, mobile home parks and restaurants (or cooperatively owned units therein) and (b) mixed use properties (that is, any combination of the foregoing) and unimproved land.

                               Unless otherwise specified in the applicable
                               Prospectus Supplement, the Mortgaged Properties will be located in one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico.

                               Unless otherwise specified in the related
                               Prospectus Supplement, the Mortgage Loans will not have been originated by the Depositor or any affiliate thereof, and will have been purchased, either directly or indirectly, by the Depositor on or before the date of the initial issuance of the related series of Certificates.

                               Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had a principal balance at origination of not less than $25,000 and an original term to maturity of not more than 40 years. See "Description of the Trust Funds--Mortgage Assets".


 B. CERTIFICATE ACCOUNT.....   Each Trust Fund will include one or more
                               accounts (collectively, the "Certificate
                               Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus
                               Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate
                               Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Certificate Account".


 C. CREDIT SUPPORT..........   If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Mortgage
                               Assets in the related Trust Fund may be provided to one or more Classes of Certificates of the related series in the form of subordination of one or more other Classes of Certificates of such series, which other Classes may include one or more Classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS Securities will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS Securities.
                               See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".


 D. CASH FLOW AGREEMENTS....   If so provided in the related Prospectus
                               Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on one or more Classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement
                               (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The
                               Prospectus Supplement for any series of
                               Certificates videncing an interest in a Trust
                               Fund that includes MBS Securities will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS Securities.
                               See "Description of the Trust Funds--Cash Flow
                               Agreements".


DESCRIPTION OF
 CERTIFICATES................  Each series of Certificates will be issued pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement"). Each series of Certificates will consist of one or more Classes of Certificates, and the Certificates of each series, including any Class or Classes of Certificates not offered hereby,will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                               Unless otherwise provided in the related
                               Prospectus Supplement, each Class of Offered
                               Certificates (other than certain Stripped
                               Interest Certificates, as defined below) will be assigned a stated principal balance (a "Certificate Principal Balance") and (other than certain Stripped Principal Certificates) will accrue interest thereon at a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Principal Balance (or notional amount in the case of certain Stripped Interest Certificates) and the Pass-Through Rate for each Class of Offered Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                               In addition, one or more Classes of Certificates of a series may be entitled to receive additional distributions of prepayment premiums or yield maintenance payments received on the Mortgage Assets, in such amounts and allocated among the Classes of such series as is described in the related Prospectus Supplement.

                               Each series of Certificates will consist of one or more Classes of Certificates that may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                               Certificates") to one or more other Classes of Certificates in respect of certain distributions on the Certificates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal
                               Certificates"); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest
                               Certificates"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such series (collectively, "Accrual Certificates"); and/or (v) provide for payments of principal sequentially, based on specified payment schedules or other methodologies, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such Classes may include Classes of Offered Certificates.

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates".

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES...........   Unless otherwise provided in the related
                               Prospectus Supplements interest on each Class of Offered Certificates (other than certain Classes of Stripped Interest Certificates Stripped
                               Principal Certificates and Residual Certificates) of each series will accrue at the applicable
                               Pass-Through Rate on the outstanding Certificate
                               Principal Balance thereof and will be distributed to Certificateholders as provided in the related
                               Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related
                               Prospectus Supplement. If specified in the related Prospectus Supplement, interest may accrue on one or more Classes of Certificates of a series but will not be distributable until the occurrence of specified events. Prior to such time, the amount of accrued interest will, unless otherwise provided in the related Prospectus
                               Supplement, be added to the Certificate Principal
                               Balance of the Certificates of such Classes.
                               Distributions of interest with respect to one or more Classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk
                               Factors--Limited Assets--Yield Considerations",
                               "Yield Considerations", and "Description of the Certificates--Distributions of Interest on the
                               Certificates".


DISTRIBUTIONS OF PRINCIPAL
 OF CERTIFICATES............   Unless otherwise provided in the related
                               Prospectus Supplements the Certificates of each series (other than certain Classes of Stripped
                               Interest Certificates and certain Classes of Residual Certificates) will have an initial aggregate Certificate Principal Balance no greater than the outstanding principal balance of the Mortgage Assets as of the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The
                               Certificate Principal Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related
                               Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the Class or Classes of Certificates entitled thereto until the Certificate Principal Balances of such Certificates have been reduced to zero.
                               Unless otherwise provided in the related
                               Prospectus Supplement distributions of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificates of such Class.

                               Stripped Interest Certificates with no
                               Certificate Principal Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates".

ADVANCES....................   Unless otherwise provided in the Prospectus
                               Supplement for any series, the Master Servicer for such series will be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Mortgage Loans in the related
                               Trust Fund. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund.
                               See "Description of the Certificates--Advances in Respect of Delinquencies".


TERMINATION.................   If so specified in the related Prospectus
                               Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related
                               Trust Fund under the circumstances and in the manner set forth in such Prospectus Supplement.
                               See "Description of the Certificates--
                               Termination".


REGISTRATION OF
 CERTIFICATES................  If so provided in the related Prospectus
                               Supplement, one or more Classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Description of the Certificates--Book Entry Registration and Definitive Certificates".


CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES...............   The federal income tax treatment of the
                               Certificates of any series will depend on whether an election is made to treat the Trust Fund or any segregated pool of assets within the Trust
                               Fund as a REMIC or a FASIT. The Prospectus
                               Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Certain Federal Income Tax
                               Consequences."


ERISA CONSIDERATIONS........   Fiduciaries of employee benefit plans and
                               certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of
                               1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase and holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either ERISA or
                               Section 4975 of the Code. See "ERISA
                               Considerations" herein and in the related
                               Prospectus Supplement. See "ERISA
                               Considerations."

LEGAL INVESTMENT............   Unless otherwise specified in the Prospectus
                               Supplement, the Offered Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of
                               1984 ("SMMEA"). Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment."


RATING OF CERTIFICATES......   At the date of issuance, as to each series,
                               each Class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each, a "Rating Agency"). See "Rating" herein.

                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus
Supplement:


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".


LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


YIELD CONSIDERATIONS

     The yield to maturity on the Offered Certificates of any series will depend upon the price paid by the Certificateholder, the related Pass-Through Rate and the rate and timing of distributions in reduction of the Certificate Principal Balances of the Certificates (and, in the case of certain Stripped Interest Certificates, the rate and timing of reductions of the Notional Amount of such Certificates). The rate and timing of distributions in reduction of Certificate Principal Balance of the Certificates of any series will be affected by the rate and timing of principal payments on the Mortgage Assets in the related Trust Fund, including scheduled payments of principal (such as monthly principal payments or balloon payments at the stated maturity of such Mortgage Assets) and unscheduled payments of principal (such as voluntary principal prepayments or the receipt of Liquidation Proceeds allocable to principal of such Mortgage Assets after default). In addition, such distributions could result from purchases of the Mortgage Assets as described under "Description of the Agreements--Assignment of Mortgage Assets; Repurchases".

     Prepayments on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each Class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

     In general, if mortgage interest rates fall significantly below the interest rates on the Mortgage Loans or such mortgage loans, the rate of prepayment is likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums. If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated.


     Conversely, defaults and delinquencies on the Mortgage Loans underlying or comprising the Mortgage Assets, such as defaulted balloon payments, may result in a slower than expected rate of principal payments on the Mortgage Assets. If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which default is reasonably foreseeable. As a result, the actual maturity of any Class of Certificates could occur significantly later than expected.


RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES


     Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. See "Description of the Trust Funds--Mortgage Assets". The ability of a Mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the Mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a Mortgagor to repay a single-family loan typically is dependent primarily upon the Mortgagor's household income rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the Mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a Mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.


     The performance of a mortgage loan secured by an income-producing property leased by the Mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the credit worthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.


     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of Mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.


     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of a single Mortgage Loan.


     If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of Mortgage Loans" herein.

RISKS PARTICULAR TO MULTIFAMILY RENTAL PROPERTIES.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

     Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.


RISKS PARTICULAR TO COOPERATIVELY-OWNED APARTMENT BUILDINGS.

     Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing such tenant-shareholder's pro rata share of the corporation's payments in respect of the Mortgage Loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively-owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.


RISKS PARTICULAR TO OFFICE PROPERTIES.

     In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population and employment growth (which generally creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.


RISKS PARTICULAR TO RETAIL PROPERTIES.

     In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping malls and shopping centers, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at such locations (which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property.


RISKS PARTICULAR TO HOTEL AND MOTEL PROPERTIES.

     Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things, a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hotels and motels, increases in operating costs (which increases may not necessarily in the future be offset by increased room rates), dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. These factors could adversely affect the related borrower's ability to make payments on the related Mortgage Loans. Since limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that: (i) hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchiser, the manager or the operator; (ii) the transferability of any operating, liquor and other licenses to the entity acquiring such hotel or motel (either through purchase or foreclosure) is subject to local law requirements; (iii) it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of such property; and (iv) future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchiser periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchiser could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate such hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchiser.


RISKS PARTICULAR TO INDUSTRIAL PROPERTIES.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's business.


RISKS PARTICULAR TO HEALTH CARE-RELATED PROPERTIES.

     Certain types of health care-related facilities (including nursing homes) typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and various proposals for national health care relief could, if enacted, further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, the setting of rates and charges, governmental reimbursement policies and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation and limit growth. In extreme cases, violations of applicable laws can result in suspension or cessation of operations.

     Under federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a Mortgaged Property that is operated as a health care-related facility, neither the Trustee nor a subsequent lessee or operator of the Mortgaged Property would generally be entitled to obtain any outstanding reimbursement payments relating to services furnished prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals, that a new license could be obtained or that a new approval would be granted. In addition, Health Care-Related Properties are generally "special purpose" properties that are not readily converted to general residential, retail or office use, and transfers of Health Care-Related Properties are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial operations and other types of real estate. Any of the foregoing circumstances may adversely affect the liquidation value.

ADJUSTABLE RATE MORTGAGES

     Certain of the Mortgage Loans may accrue interest at a rate that varies over time in conjunction with a stated index. Where an increase in that interest-rate index leads to an increase in the related Mortgage Rate, such Mortgage Loan's debt service payments may increase. Such Mortgage Loans may be more likely to default following such an increase than Mortgage Loans bearing a fixed interest rate because the related Mortgaged Properties may be unable to generate sufficient income to meet the increased debt service payments.


BALLOON PAYMENTS

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real Properties generally.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of Credit Support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks: for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority Classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the may be more likely to default following such an increase than Mortgage Loans bearing a fixed interest rate because the related Mortgaged Payments may be unable to generate sufficient income to meet the increased debt service payments. Mortgage Assets may fall primarily upon those Classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more Classes of Offered Certificates, including the subordination of one or more Classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings" "Description of the Certificates" and "Description of Credit Support".

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the Mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgage. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigating, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation".


CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default", "--Rights Upon Event of Default", "--Amendment" and "--List of Certificateholders".

                        DESCRIPTION OF THE TRUST FUNDS


MORTGAGE ASSETS

     The primary assets of each Trust Fund will include (i) multifamily and/or commercial mortgage loans or participation interests therein, together with installment sales contracts (the "Mortgage Loans"), (ii) agency or non-agency mortgage, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans ("MBS Securities") or
(iii) a combination of Mortgage Loans and MBS Securities (collectively, "Mortgage Assets"). As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS Securities. Mortgage Loans that secure, or interests in which are evidenced by, MBS Securities are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as Whole Loans. The Mortgage Assets will not be guaranteed or insured by PaineWebber Mortgage Acceptance Corporation V (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person.


 Mortgage Loans

     The Mortgage Loans will be secured by first, second or more junior liens on, or security interests in, Mortgaged Properties consisting of: (i) residential or mixed commercial/residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings (or shares allocable to a number of such units and proprietary leases appurtenant thereto) ("Multifamily Properties" and the related loans, "Multifamily Loans") and (ii) office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, nursing homes, hospitals or other health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas, mobile home parks and restaurants (or cooperatively owned units therein), mixed use properties (that is, any combination of the foregoing) and unimproved land ("Commercial Properties"). ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states or the District of Columbia. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Notes") secured by mortgages, deeds of trust or similar instruments (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.


     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as all other operating expenses of such property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the Depositor nor any other person will have any obligation to provide refinancing for any of the Mortgage Loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting ), tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features). Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life matters, such as schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming bankrupt or insolvent, as well as fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause such tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike certain other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the retail properties.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchiser, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel or motel property, the consent of the franchiser for the continued use the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchiser that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of such hotel or motel property would be entitled to the rights under any associated liquor license, and such purchaser would be required to apply in its own right for such license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Health Care-Related Properties. The Mortgaged Properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Properties"). "Senior Housing" generally consists of apartment-style facilities, the residents of which are ambulatory and handle their own affairs. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require sub-acute medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

     Certain types of Health Care-Related Properties, particularly Acute Care Facilities and Skilled Nursing Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare reimbursements are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those Health Care-Related Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

     Moreover, Health Care-Related Properties that provide medical care are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rates and charges, equipment, personnel, operating policies and additions to facilities and services. In addition, those facilities are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Property or, if applicable, prohibit it from participating in government reimbursement programs. Furthermore, under applicable federal and state laws, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, neither the Trustee nor a subsequent lessee or operator of any Health Care-Related Property securing a defaulted Mortgage Loan would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished prior to such foreclosure. Any of the aforementioned circumstances may adversely affect the ability of the related borrowers to meet their Mortgage Loan obligations.

     Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency.

     Accordingly, if a Mortgage Loan secured by a lien on such a Health Care-Related Property were foreclosed upon, the purchaser at foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

     Further government regulation applicable to Health Care-Related Properties exists in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Properties that are subject to such laws.

     The operators of Health Care-Related Properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Health Care-Related Property will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care.


 Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the Mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (and maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, shopping centers, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the Mortgagor, is responsible for payment of certain of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the loan-to-value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the Mortgagor. The "loan-to-value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the value of the related Mortgaged Property at such time. The value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high loan-to-value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.


     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Balloon Payments".


 Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the remaining terms to maturity of the Mortgage Loans, and/or the earliest and latest maturity date and weighted average remaining term to maturity of the Mortgage Loans, (iv) the loan-to-value ratios of the Mortgage Loans, and/or the lowest and highest loan-to-value ratio and weighted average loan-to-value ratio of the Mortgage Loans, in each case determined in the manner and as of a date specified in the related Prospectus Supplement, (v) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vi) the geographical distribution of the Mortgaged Properties on a state-by-state basis, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan, (viii) the Debt Service Coverage Ratio and/or the range of Debt Service Coverage Ratio and the weighted average Debt Service Coverage Ratio of the Mortgage Loans, in each case determined in the manner and as of a date specified in the related Prospectus Supplement and (ix) information regarding the payment characteristics of the Mortgage Loans, including without limitation prepayment provisions, balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "Description of the Trust Funds--Mortgage Assets--Default and Loss Considerations with Respect to the Mortgage Loans" above. In certain instances specific information respecting the Mortgage Loans may not be known by the Depositor at the time Offered Certificates of a series are initially offered. In such case, more general information of the nature described above will be provided in the Prospectus Supplement, and more specific information may be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.


 Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance charge (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any Class or Classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the Mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any Class or Classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.


 MBS Securities

     Any MBS Securities will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by the MBS Securities.

     Distributions of principal and interest will be made on MBS Securities on the dates specified in the related Prospectus Supplement. The MBS Securities may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. principal and interest distributions will be made on the MBS Securities by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination of other credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans evidenced by or securing such MBS Securities and other factors and generally will have been established for the MBS Securities on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS Securities.

     The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS Securities, if applicable,
(iii) the pass-through or bond rate of the MBS Securities or formula for determining such rates, (iv) the applicable payment provisions for the MBS Securities, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS Securities, (vii) the terms on which the related Underlying Mortgage Loans for such MBS Securities or the MBS Securities may, or are required to, be purchased prior to their maturity, (viii) the terms on which Mortgage Loans may be substituted for those originally underlying the MBS Securities, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "Description of the Trust Funds--Mortgage Assets--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS.


CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.


CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more Classes of Certificates in the related series in the form of subordination of one or more other Classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".


CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on one or more Classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.


BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more Classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each Class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any Class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past-due (i.e. beyond any applicable grace period); provided, however, that such delinquent Mortgage Loans may only constitute up to, but not including, 20% (by principal balance) of the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans may be performed by a Special Servicer. When a Mortgage Loan has a loan-to-value ratio of 100% or more, the related mortgagor will have no equity in the related Mortgaged

Property. In such cases, the related mortgagor may not have an incentive to continue to perform under the subject Mortgage Loan. In addition, when the debt service coverage ratio of a Mortgage Loan is below 1.0x, the revenue derived from the use and operation of the related Mortgaged Property is insufficient to cover the operating expenses of such Mortgaged Property and to pay debt service on such Mortgage Loan and all mortgage loans senior thereto. In such cases, the related mortgagor will be required to pay a portion of such items from sources other than cash flow from the related Mortgaged Property. If the related mortgagor ceases to use such alternative cash sources at a time when operating revenue from the related Mortgaged Property is still insufficient to cover such items, deferred maintenance at the related Mortgaged Property and/or a default under the subject Mortgage Loan may occur. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General."


                                USE OF PROCEEDS


     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets, to repay short-term loans incurred to finance the purchase of Trust Assets until the sale of the Certificates or for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate. See "Risk
Factors--Limited Assets--Yield Considerations".


PASS-THROUGH RATE

     Certificates of any Class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each Class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more Classes of Certificates; and whether the distributions of interest on the Certificates of any Class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a Class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any Class of Offered Certificates will be described in the related Prospectus Supplement.


PRINCIPAL PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the Mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS Securities may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the Classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.


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

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on the yield of one or more Classes of the Certificates of such series of prepayments of the Mortgage Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.


PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each Class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the Classes of the Certificates of the related series.

     If so provided in the Prospectus Supplement for a series of Certificates, one or more Classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Principal Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a Class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such Class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant annualized prepayment rate of 6% each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such Class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE


 Type of Mortgage Loan

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.


 Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.


 Due-on-Sale and Due-on-Encumbrance Clauses

     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the servicing standard specified in the related Prospectus Supplement or, if no such standard is specified, consistent with the Master Servicer's normal servicing practices. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions".

                                 THE DEPOSITOR

     PaineWebber Mortgage Acceptance Corporation V, the Depositor, is a Delaware corporation organized on April 23, 1987, as a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The Depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

     The Depositor does not have, nor is it expected in the future to have, any significant assets. It is not expected that the Depositor will have any business operations other than acquiring and pooling mortgage loans or interests therein and MBS Securities, offering Certificates of the type described herein or other mortgage-related securities, and related activities.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates of each series (including any Class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more Classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other Classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such series (collectively, "Accrual Certificates"); and/or (vi) provide for payments of principal sequentially, or based on specified payment schedules or other methodologies, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such Classes may include Classes of Offered Certificates.

     Each Class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Principal Balances or, in case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Definitive Certificates will be exchangeable for other Certificates of the same Class and series of a like aggregate Certificate Principal Balance or notional amount but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets".


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). Unless otherwise specified in the related Prospectus Supplement, all distributions with respect to each Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such Class. Payments will be made either by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, if so provided in the related Prospectus Supplement and if a Certificateholder holds Certificates in the requisite amount specified therein by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.


AVAILABLE DISTRIBUTION AMOUNT

     Distributions on the Certificates of each series on each Distribution Date will be made from the "Available Distribution Amount" for such Distribution Date, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

         (a) all scheduled payments of principal and interest already collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
       Date),

         (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related Prospectus Supplement, and

         (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, the Master Servicer, the Special Servicer or any other person described in the related Prospectus Supplement, or that are payable in respect of certain expenses of the related Trust Fund;

       (ii) all advances made by a Master Servicer with respect to such Distribution Date;

     (iii) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     (iv) to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.


     In addition, interest on investment income on deposit in the Certificate Account, including any net payments paid under any Cash Flow Agreement, may be included in the Available Distribution Amount, or may be allocated solely to one or more Classes of Certificates of the related series on such Distribution Date (in addition to the portion of the Available Distribution Amount allocable to such Class or Classes).

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each Class of Certificates (other than Classes Residual Certificates and Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each Class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any Class will be made on each Distribution Date (other than any Class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any Class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such Class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each Class of Certificates and each Distribution Date (other than certain Classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any Class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the Classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a Class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a Class of Certificates by reason of the allocation to such Class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such Class. See "Risk Factors--Limited Assets--Yield Considerations" and "Yield Considerations".


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than certain Classes of Stripped Interest Certificates, will have a "Certificate Principal Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow. on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each Class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the Class or Classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Principal Balance of such Class has been reduced to zero. Stripped Interest Certificates with no Certificate Principal Balance are not entitled to any distributions of principal.


DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUM OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the Class or Classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a Class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS Securities, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more Classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more Classes of Senior Certificates and/or may be subject to the Master Servicer's good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Mortgage Assets otherwise distributable on one or more Classes of such Subordinate Certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more Classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Mortgage Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS Securities will describe any corresponding advancing obligation of any person in connection with such MBS Securities.


REPORTS TO CERTIFICATEHOLDERS

     With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Principal Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (vi) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vii) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

     (viii) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (4) foreclosure proceedings have been commenced;

     (ix) with respect to each Mortgage Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (x) with respect to any Whole Loan liquidated during the related Due Period or Prepayment Period, as applicable (other than by payment in full),
   (a) the loan number thereof, (b) the manner in which it was liquidated, (c) the aggregate amount of liquidation proceeds received, (d) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan and (e) the amount of any loss to Certificateholders;

     (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the date of acquisition, (c) the book value, (d) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (e) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (f) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xii) with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xiii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a Class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiv) the aggregate amount of principal prepayments made during the related Prepayment Period;

       (xv) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xvi) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xvii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xviii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xx) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xxi) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period or Prepayment Period, as applicable.

     In the case of information furnished pursuant to subclauses (i)-(v) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(v) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".


TERMINATION

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified Class or Classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such Class or Classes under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more Classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such Class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include PaineWebber Incorporated, other securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all Offered Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Offered Certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book- entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a Class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling and Servicing Agreement.


                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS Securities will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to PaineWebber Mortgage Acceptance Corporation V, 1285 Avenue of the Americas, New York, New York 10019, Attention: Secretary.


ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the Trustee for such series the Mortgage Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information
(i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the remaining term to maturity, the outstanding principal balance and balloon payment, if any, and
(ii) in respect of each MBS Security included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original or outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, or any prior holder of the Whole Loan.

     The Trustee (or the custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor. If the omission or defect is not cured within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Depositor or another person specified in the related Prospectus Supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     With respect to each MBS Security, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of the MBS Security, together with bond power or other instruments, certifications or documents required to transfer fully the MBS Security to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause the MBS to be re-registered, with the applicable persons, in the name of the Trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property;
(v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party other than the Depositor will be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Prepayment Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     With respect to a Trust Fund that includes MBS Securities, the related Prospectus Supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS Securities, the person making them and the remedies for breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or such other percentage of Voting Rights as is specified in the related Prospectus Supplement will constitute an Event of Default. See "--Events of Default" and "--Rights Upon Event of Default".


CERTIFICATE ACCOUNT


 General

     The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any Class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.


 Deposits

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

     (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of any Mortgage Loan or property acquired in respect thereof purchased by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "Representations and Warranties; Repurchases", all proceeds of any defaulted Mortgage Loan purchased as described under "--Realization Upon Defaulted Whole Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");

     (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

 Withdrawals

     A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

       (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

     (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

     (iv) to reimburse a Master Servicer for any advances described in clause
   (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Mortgage Assets that is otherwise distributable on one or more Classes of Subordinate Certificates of the related series;

     (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials on, Mortgaged Properties securing defaulted Mortgage Loans in the Trust Fund as described under "Realization Upon Defaulted Whole Loans";

     (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding a Master Servicer and the Depositor";

     (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

     (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     (x) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

     (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

     (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

     (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

     (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan in the Trust Fund or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

     (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders;

     (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Mortgage Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Mortgage Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

     (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

       (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.


COLLECTION AND OTHER SERVICING PROCEDURES; MODIFICATIONS

     The Master Servicer is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support", (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure


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

delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and
(ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.


SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "--Retained Interest, Servicing Compensation and Payment of Expenses".


SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. A Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent as set forth in the Prospectus Supplement.


REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceed-ings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans".

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain Classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases".

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which one or more REMIC or FASIT elections have been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or designated portion thereof) to fail to qualify as one or more REMICs or FASITs under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC or FASIT provisions of the Code (if one or more REMIC or FASIT elections have been made with respect to the related Trust Fund (or designated portion thereof) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support".

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), hurricanes, tornadoes, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area) and business interruption or loss of rents insurance.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Whole Loan. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Loans underlying or comprising such Mortgage Asset. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub- Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period or Prepayment Period, as applicable, to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Mortgage Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related

Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of the annual accountants' statement and the statement of officers of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.


CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer, if any, under each Agreement will be named in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of, the applicable series notice of such occurrence, unless such default shall have been cured or waived.


RIGHTS UPON EVENT OF DEFAULT

     Unless otherwise provided in the related Prospectus Supplement for a Trust Fund, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the ,Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 662/3% of the Voting Rights allocated to the respective Classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default described in clause (i) under "--Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates evidencing not less than 51% of the Voting Rights (or such other percentage of Voting Rights that is specified in the related Prospectus Supplement for a Trust Fund), for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than as described in
(i), without the consent of the holders of all Certificates of such Class or
(iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which one or more REMIC or FASIT elections are to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as one or more REMICs or FASITs at any time that the related Certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record of a series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such series, the Trustee will afford such Certificateholder access during business hours to the most recent list of Certificateholders of that series held by the Trustee.

THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Unless otherwise provided in the related Prospectus Supplement for a Trust Fund, Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more Classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust ,receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more Classes of Certificates of a series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business and (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business. See "Risk Factors--Credit Support Limitations".


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected. If one or more Classes of Subordinate Certificates of a series are Offered Certificates, the related Prospectus Supplement will provide information as to the sensitivity of distributions on such Certificates based on certain default assumptions.


CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a series are divided into separate groups, each supporting a separate Class or Classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans constituting Mortgage Assets in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.


LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Principal Balance of one or more Classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.


INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will ,be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.


CREDIT SUPPORT WITH RESPECT TO MBS


     If so provided in the Prospectus Supplement for a series of Certificates, the MBS constituting Mortgage Assets in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of re-cordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


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     In most states, hotel and motel room revenues are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default. See "--Bankruptcy Laws".


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast


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payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.


     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a Mortgaged Property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or


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nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a portion thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.


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     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be
nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.


LEASEHOLD RISKS

     Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. The ground leases that secure the Mortgage Loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgagee may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, although the enforceability of such a provision has not been established. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.


COOPERATIVE SHARES

     Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant


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or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency. See "--Anti-Deficiency Legislation".


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the lender's lien may be transferred to other collateral and/or the outstanding amount of the secured loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.


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     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the borrowers' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of such remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

     Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides "adequate assurance of future performance" by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.


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     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.


     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the related Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a "fraudulent conveyance", regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year (or within any longer state statutes of limitations periods if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of the bankruptcy.


     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.


     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a Mortgage Loan is originated or transferred to the related Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.


     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.


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ENVIRONMENTAL LEGISLATION

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the Mortgage Loans. Such environmental risks may give rise to (i) a diminution in value of property securing a Mortgage Loan or the inability to foreclose against such property or
(ii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien"), including those of existing mortgages; in these states, the lien of the mortgage for any Mortgage Loan may lose its priority to such a superlien.

     Under the federal Comprehensive Response Compensation and Liability Act ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several Classes of potentially responsible parties ("PRPs"), including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. A 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. In response to the Fleet Factors case, the Environmental Protection Agency ("EPA") promulgated a rule in 1992 intended to reduce interpretive uncertainties that surrounded the scope of the secured lender exemption to liability under CERCLA. The rule, which the EPA stated would be entitled to deference in CERCLA cost recovery actions brought against lenders by private parties, clarified the scope of the secured creditor exemption and identified specific types of actions that, if taken by a lender, would preclude application of the exemption. In the decision of Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), the Court of Appeals for the District of Columbia vacated the EPA's lender liability rule. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996" (the "Asset Conservation Act"), which substantially protects lenders and fiduciaries from liability for the environmental obligations of borrowers and beneficiaries. The Asset Conservation Act includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Environment clean-up costs may be substantial. It is possible that such costs could become a liability of the related Trust Fund and occasion a loss to Certificateholders if such remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a Mortgage Loan could be subject to such transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.


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     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the related Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans". There can be no assurance that any environmental site assessment obtained by the Master Servicer will detect all possible environmental contamination or conditions or that the other requirements of the related Pooling and Servicing Agreement, even if fully observed by the Master Servicer, will in fact insulate the related Trust Fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations, as set forth in the Garn Act and the regulations promulgated thereunder), the Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice


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the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


ADJUSTABLE RATE LOANS

     The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the related Trust Fund will not be deemed to be a "holder in due course" within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on the ability to foreclose and to certain contractual defenses available to a mortgagor.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted under the laws of such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who


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

are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any instrument of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter. Thus, in the event such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.


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     A lender may avoid forfeiture of its interest in the property if it established that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


     In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.


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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, O'Melveny & Myers LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections will be made with respect to the related Trust Fund, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust (a "FASIT") or a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

     Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing


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

respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any series meeting this requirement, and no representation is made in this regard.

     Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement for each series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".


     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property securing the mortgage (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination of the relevant loan or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in clause (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would


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

have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, sold or exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates, or purchased by the REMIC Pool within three months after the Startup Day pursuant to a fixed price contract in effect on the Startup Day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to, or purchased by, a REMIC as provided in this sentence.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held beyond the close of the third calendar year following the acquisition of the property by REMIC Pool for not more than two years, with possible extensions granted by the Internal Revenue Service (the "Service") of up to an additional four years.


     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more Classes of regular interests or (ii) a single Class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more Classes of regular interests, and the Residual Certificates with respect to that series will constitute a single Class of residual interests on which distributions are made pro rata.


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

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple Classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES


 General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.


 Original Issue Discount

     Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is


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

retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" Class, or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions", as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and
(b) the distributions


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

made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.


 Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".


 Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original


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

principal balance by more than a specified de minimis amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all such qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all such qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC Regulations, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.


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

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.


 Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.


 Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.


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

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


 Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


 Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%), for property held for more than 12 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


 Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular Class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any Class or subClass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any Class or subClass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such Class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


 Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new


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prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a Class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.


TAXATION OF RESIDUAL CERTIFICATES


 Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any Class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of


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principal are made on the lower yielding Classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income


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

and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.


 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus


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

the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.


 Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below) other than in connection with the formation of a REMIC Pool, if the Disqualified organization is required, pursuant to a binding contract, to sell such Residual Certificate, which sale occurs within seven days after the Startup Days, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.


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

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling and Servicing Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an


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amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust.


 Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.


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     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


 Mark to Market Regulations

     The Service has issued regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL


 Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than pursuant to a (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.


 Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to


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the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.


 Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions of up to an additional four years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years) or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under



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Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS


 Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.


 Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).


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

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".


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

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
   IS MADE


STANDARD CERTIFICATES


 General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC or FASIT (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be Classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.


 Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
   Section 856(c)(4)(A) to the extent that the assets of


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

   the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
   Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).


 Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium".


     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by--


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

loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second Class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple Classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple Classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES


 General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest


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payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more Classes or subClasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class (or subClass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations", the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling and Servicing Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 assume that a Stripped Certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further pursuant to these final regulations the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount unless either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule of Code
Section 1273(a)(3), or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.


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

 Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.


 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Sale or

Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the Prospectus Supplement relating to a particular series of Certificates, an election may be made to treat the related Trust Fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts ("FASITs") within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will advise the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the Regular Certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificate will be considered the "ownership interest" in the FASIT Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more FASIT elections will be made with respect to the related Trust Fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury Regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any Trust Fund or as to any segregated pool of assets therein, the related Prospectus Supplement will describe the Federal income tax consequences of such election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING


     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".


TAXATION OF CERTAIN FOREIGN INVESTORS


     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.



     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".


                      STATE AND OTHER TAX CONSIDERATIONS


     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company and separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans in connection with the investment of Plan assets.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, a Special Servicer or any Sub-Servicer or the Trustee or an affiliate thereof, either:
(a) has discretionary authority or control with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction Class exemption or any individual prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such series of Certificates.

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such governmental and church plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.


PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations ("Plan Asset Regulations") of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans, certain employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets) is not "significant". For this purpose, the Plan Asset Regulations provide, in general, that participation in an entity, such as a Trust Fund, is "significant" if, immediately after the most recent acquisition of any equity interest, 25% or more of any Class of equity interests, such as Certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to Plans apply with respect to a series of Certificates, there can be no assurance that benefit plan investors will not own at least 25% of a Class of Certificates.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve one or more prohibited transactions under ERISA and the Code.


ADMINISTRATIVE EXEMPTIONS


     Several underwriters of mortgage-backed securities have applied for and obtained from DOL individual administrative ERISA prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the exemption's applicability.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES


     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization", which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."


     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.


     The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restriction, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only Classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies, (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA and (iii) are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on (a) a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or (b) one or more parcels of real estate upon which are located one or more commercial structures will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities", such Classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for such enactments limiting to various extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities", secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities", but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors", no representation is made as to whether any Class of Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Class of the Offered Certificates, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", and, with regard to any Class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Classes of Offered Certificates as "mortgage related securities", no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any Class of Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other restrictions.

                            METHOD OF DISTRIBUTION


     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by PaineWebber Incorporated ("PaineWebber") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.


     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by PaineWebber acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If PaineWebber acts as agent in the sale of Offered Certificates, PaineWebber will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that PaineWebber elects to purchase Offered Certificates as principal, PaineWebber may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.


     The Depositor will indemnify PaineWebber and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments PaineWebber and any underwriters may be required to make in respect thereof.


     In the ordinary course of business, PaineWebber and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.


     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.


     As to each series of Certificates, only those Classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.


     If and to the extent required by applicable law or regulation, this Prospectus will be used by PaineWebber in connection with offers and sales related to market-making transactions in Certificates previously offered hereunder in transactions in which PaineWebber acts as principal. PaineWebber may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS


     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor and PaineWebber Incorporated by O'Melveny & Myers LLP.


                             FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING


     It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders, might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS




1986 Act ...............................   78
1997 Statement .........................   105
Accrual Certificates ...................   10, 36
ADA ....................................   73
ARM Loans ..............................   28
Asset Conservation Act .................   70
Section 42 Properties ..................   16
Book-Entry Certificates ................   36
Cash Flow Agreement ....................   9, 30
Cash Flow Agreements ...................   1
Cede ...................................   3
CERCLA .................................   20, 70
Certificate Account ....................   29, 46
Certificate Owner ......................   43
Certificate Owners .....................   43
Certificate Principal Balance ..........   10
Certificateholders .....................   3
Class ..................................   1
Code ...................................   75
Commercial Loans .......................   21
Commercial Properties ..................   1, 21
Commission .............................   2
CON ....................................   25
Cooperatives ...........................   21
Covered Trust ..........................   19, 59
CPR ....................................   33
Credit Support .........................   1, 9, 30
Crime Control Act ......................   73
Cut-off Date ...........................   11
Definitive Certificates ................   36
Depositor ..............................   21
Determination Date .....................   36
Distribution Date ......................   11
DOL ....................................   102
DTC ....................................   3, 42
Due Period .............................   37
due-on-sale ............................   71
EPA ....................................   70
Equity Participations ..................   29



ERISA ..................................   12, 102
excess servicing .......................   97
Exchange Act ...........................   3
FASIT ..................................   75
FASITs .................................   100
FDIC ...................................   46
FFIEC ..................................   105
Foreign Investors ......................   89
Garn Act ...............................   71
Health Care-Related Properties .........   25
Indirect Participants ..................   42
Insurance Proceeds .....................   47
L/C Bank ...............................   60
Liquidation Proceeds ...................   47
Lock-out Date ..........................   28
Lock-out Period ........................   28
Mark to Market Regulations .............   91
Master Servicer ........................   7
MBS Agreement ..........................   29
MBS Issuer .............................   29
MBS Securities .........................   1, 7, 21
MBS Servicer ...........................   29
MBS Trustee ............................   29
Mortgage Assets ........................   21
Mortgage Loans .........................   1, 21
Mortgage Notes .........................   21
Mortgage Rate ..........................   8, 28
Mortgaged Property .....................   1
Mortgages ..............................   21
Multifamily Loans ......................   21
Multifamily Properties .................   1, 7, 21
Net Leases .............................   27
Nonrecoverable Advance .................   39
Non-SMMEA Certificates .................   104
OCC ....................................   104
Offered Certificates ...................   1
OID Regulations ........................   78
Original Issue Discount ................   83

PaineWebber .............................   106
Participants ............................   30, 42
Parties in Interest .....................   102
Pass-Through Rate .......................   2
Permitted Investments ...................   47
Plan Asset Regulations ..................   102
Plans ...................................   102
Policy Statement ........................   105
Pooling and Servicing Agreement .........   10
prepayment ..............................   33
Prepayment Assumption ...................   79
Prepayment Premium ......................   28
PRPs ....................................   70
Random Lot Certificates .................   78
Rating Agency ...........................   13
reasonably equivalent value .............   64
Record Date .............................   36
Regular Certificateholder ...............   78
Related Proceeds ........................   39
Relief Act ..............................   72
REMIC Regulations .......................   75
Residual Certificateholders .............   85
RICO ....................................   73
safety and soundness ....................   104
SBJPA of 1996 ...........................   76
Section 42 Properties ...................   16



Senior Certificates .....................   10, 36
Service .................................   77
Servicing Standard ......................   49
SMMEA ...................................   13, 104
SPA .....................................   33
Special Servicer ........................   7, 50
Standard Certificateholder ..............   95
Standard Certificates ...................   95
Stripped Certificateholder ..............   99
Stripped Interest Certificates ..........   10, 36
Stripped Principal Certificates .........   36
Subordinate Certificates ................   36
Sub-Servicer ............................   50
Sub-Servicing Agreement .................   50
superlien ...............................   70
super-premium ...........................   79
thrift institutions .....................   88
Title V .................................   72
Treasury ................................   75
Trust Assets ............................   2
Trust Fund ..............................   1
Trustee .................................   7
UCC .....................................   63
Voting Rights ...........................   20
Warranting Party ........................   45

      This diskette contains one spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File PMAC99C1.XLS is a Microsoft Excel (1), Version 5.0 spreadsheet. The Spreadsheet File provides, in electronic format, all of the information shown in Annex A-1 & Annex A-2 of the Prospectus Supplement dated May , 1999 (the "Prospectus Supplement"). The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact PaineWebber Incorporated or
(212) 713-7900 to receive an original copy of the diskette. As a precautionary measure, scan this diskette for computer viruses before opening. Upon opening the Microsoft Excel file contained on this diskette, a legend will be displayed, which should be read carefully.

     Open the file as you would normally open any Spreadsheet File in Microsoft Excel. After the Spreadsheet File is opened, a legend will be displayed. READ THE LEGEND CAREFULLY. The data in the Spreadsheet File that corresponds to the information shown in Annex A-1 is in the worksheet labeled "ANNEX A-1;" the data in the spreadsheet file that corresponds to the information shown in Annex A-2 is in the worksheet labelled "Annex A-2."


------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                               TABLE OF CONTENTS




                                                               PAGE
                                                              ------
                              PROSPECTUS SUPPLEMENT
Important Notice about the Information Presented in
  this Prospectus Supplement and the Accompanying
  Prospectus ..............................................     S-2
Summary of Structure ......................................     S-4
Summary of Terms ..........................................     S-6
Risk Factors ..............................................    S-22
Description of the Mortgage Pool ..........................    S-41
Description of the Certificates ...........................    S-77
Yield and Maturity Considerations .........................    S-99
Servicing of the Mortgage Loans ...........................    S-105
Certain Federal Income Tax Consequences ...................    S-118
Method of Distribution ....................................    S-120
Legal Matters .............................................    S-121
Ratings ...................................................    S-121
Legal Investment Considerations ...........................    S-122
ERISA Considerations ......................................    S-122
Index of Principal Definitions ............................    S-125
ANNEX A-1 -- Certain Characteristics of the
  Mortgage Loans ..........................................     A-1
ANNEX A-2 -- Credit Tenant Loans ..........................     A-2
ANNEX B -- Servicer Reports ...............................      B
ANNEX C -- Interest Reserve Loans .........................      C
                                    PROSPECTUS
Prospectus Supplement .....................................     2
Available Information .....................................     2
Incorporation of Certain Information by Reference .........     3
Summary of Prospectus .....................................     7
Risk Factors ..............................................    14
Description of the Trust Funds ............................    21
Use of Proceeds ...........................................    31
Yield Considerations ......................................    32
The Depositor .............................................    36
Description of the Certificates ...........................    36
Description of the Agreements .............................    44
Description of Credit Support .............................    59
Certain Legal Aspects of Mortgage Loans ...................    62
Certain Federal Income Tax Consequences ...................    75
State and Other Tax Consequences ..........................   101
ERISA Considerations ......................................   102
Legal Investment ..........................................   104
Method of Distribution ....................................   106
Legal Matters .............................................   107
Financial Information .....................................   107
Rating ....................................................   107
Index of Principal Definitions ............................   108

UNTIL SEPTEMBER   , 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $616,668,000
                                 (APPROXIMATE)





                              PAINEWEBBER MORTGAGE
                            ACCEPTANCE CORPORATION V
                                  (DEPOSITOR)





                    PAINE WEBBER REAL ESTATE SECURITIES INC.
                                      AND
                      MERRILL LYNCH MORTGAGE CAPITAL INC.
                            (MORTGAGE LOAN SELLERS)







                         CLASS A-1, CLASS A-2, CLASS X,
                          CLASS B, CLASS C AND CLASS D
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1





        --------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT

                                  MAY   , 1999
        --------------------------------------------------------------


                            PAINEWEBBER INCORPORATED
                              MERRILL LYNCH & CO.

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